UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement.

☐	Confidential, for use of the Commission Only (as Permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☐	Soliciting Material Pursuant to § 240.14a-12.

NOBEL LEARNING COMMUNITIES, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: Common Stock, par value $0.001 per share, of Nobel Learning Communities, Inc. (the “Common Stock”).

(2)

Aggregate number of securities to which transaction applies:

As of June 15, 2011, 10,614,585 shares of Common Stock outstanding, 1,156,749 shares of Common Stock subject to options and 1,063,830 shares of Series D convertible preferred stock, par value $0.001 per share, of Nobel Learning Communities, Inc. (the “Series D convertible preferred stock”) outstanding.

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Solely for the purpose of calculating the registration fee, the underlying value of the transaction was calculated based upon the sum of (A) 10,614,585 shares of Common Stock outstanding, multiplied by $11.75 per share; (B) 1,103,749 shares of Common Stock subject to options with exercise prices less than or equal to $11.75 per share multiplied by $3.91 per share (which is the difference between $11.75 per share and the weighted average exercise price per share of such options); (C) 53,000 shares of Common Stock subject to options with exercise prices greater than $11.75 per share multiplied by $0.10 per share

(which is the amount that will be offered to holders of such options to terminate such options); and (D) 1,063,830 shares of Series D convertible preferred stock outstanding, multiplied by $1.88 per share. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.00011610 by the sum described in the preceding sentence.

	(4)	Proposed maximum aggregate value of transaction: $131,042,333.

	(5)	Total fee paid:

$15,215, determined based upon multiplying 0.00011610 by the proposed maximum aggregate value of the transaction of $131,042,333.

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

1615 West Chester Pike, Suite 200

West Chester, PA 19382

[                    ], 2011

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders of Nobel Learning Communities, Inc. (the “Company”) to be held on [    ], at [    ] a.m., local time, at [            ].

At the meeting, you will be asked to:

•

consider and vote on a proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 17, 2011, by and among the Company, Academic Acquisition Corp. (“Parent”) and Academic Merger Sub, Inc., a wholly-owned subsidiary of Parent (“Merger Sub” which, along with Parent, is an affiliate of Leeds Equity Partners V, L.P. (“Leeds”)), pursuant to which each share of the Company’s common stock and Series D convertible preferred stock outstanding at the effective time of the merger will be converted into the right to receive $11.75 and $1.88 in cash, respectively, and the Company will become a wholly-owned subsidiary of Parent;

•

consider and cast a nonbinding advisory vote on the “golden parachute” compensation that may be payable to the Company’s named executive officers in connection with the merger as reported on the Golden Parachute Compensation Table on page 58;

•

consider and vote upon a proposal to approve one or more adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the Merger Agreement; and

•

transact any other business that may properly come before the special meeting, or any adjournment or postponement of the special meeting, by or at the direction of our board of directors, including to consider any procedural matters incident to the conduct of the special meeting.

If our stockholders adopt the Merger Agreement and the merger is completed, you will be entitled to receive $11.75 and $1.88 in cash, respectively, for each share of our common stock or Series D convertible preferred stock that you own immediately prior to completion of the merger (unless you have properly exercised your appraisal rights with respect to such shares). Upon completion of the merger, the Company will become a wholly-owned subsidiary of Parent.

Our board of directors, acting upon the unanimous recommendation of the strategic affairs committee of the board of directors, which committee was formed to evaluate opportunities to generate stockholder value and assess the impact of the Company’s concentrated stock ownership in this regard, and to make recommendations to our board of directors regarding this evaluation and assessment, has unanimously approved the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement and has determined that the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement are advisable to, and in the best interests of, the Company and its stockholders.

Our board of directors unanimously recommends that you vote “FOR” the adoption of the Merger Agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation and “FOR” approval of the adjournment or postponement of the special meeting to solicit additional proxies to adopt the merger agreement.

Approval of the proposal to adopt the merger agreement requires the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote thereon.

Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the enclosed prepaid envelope, or submit your proxy through the Internet or by telephone by following the instructions described in the enclosed proxy statement. If you have Internet access, we encourage you to record your vote through the Internet. The failure to vote your shares of our common stock will have the same effect as a vote against the proposal to adopt the merger agreement.

The enclosed proxy statement provides you with information about the special meeting, the Merger Agreement, the merger and other related matters to be considered by the stockholders of the Company. A copy of the Merger Agreement is attached as Annex A to the proxy statement. We encourage you to read the proxy statement and the Merger Agreement carefully and in their entirety prior to voting your shares. You also may obtain additional information about the Company from documents we have filed with the Securities and Exchange Commission by following the instructions listed in the section of the accompanying proxy statement entitled “WHERE YOU CAN FIND MORE INFORMATION.”

On behalf of our board of directors, I thank you for your support and urge you to vote in favor of the adoption of the Merger Agreement.

Sincerely,

George Bernstein President and Chief Executive Officer

The accompanying proxy statement is dated [                    ], 2011, and is first being mailed, with the form of proxy, to our stockholders on or about [                    ], 2011.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE PROPOSED MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

YOUR VOTE IS IMPORTANT. PLEASE VOTE ELECTRONICALLY VIA THE INTERNET OR TELEPHONICALLY OR BY COMPLETING, SIGNING, DATING AND PROMPTLY RETURNING THE ENCLOSED PROXY CARD, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME. IF THE MERGER IS APPROVED, YOU WILL RECEIVE A LETTER OF TRANSMITTAL AND RELATED INSTRUCTIONS TO SURRENDER YOUR SHARE CERTIFICATES.

[LOGO]

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on [                    ], 2011

TO THE STOCKHOLDERS OF NOBEL LEARNING COMMUNITIES, INC.:

Notice is hereby given that a special meeting of the stockholders of Nobel Learning Communities, Inc., a Delaware corporation (the “Company”), will be held on [                    ], 2011, at [    ] a.m., local time, at [            ], for the following purposes:

1.	Merger Proposal. To consider and vote on a proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 17, 2011, by and among the Company, Academic Acquisition Corp. (“Parent”) and Academic Merger Sub, Inc., a wholly-owned subsidiary of Parent (“Merger Sub” which, along with Parent, is an affiliate of Leeds Equity Partners V, L.P. (“Leeds”)), pursuant to which each share of the Company’s common stock and Series D convertible preferred stock outstanding at the effective time of the merger will be converted into the right to receive $11.75 and $1.88 in cash, respectively, and the Company will become a wholly-owned subsidiary of Parent;

2.	Advisory Vote on Golden Parachute Compensation. To consider and cast a nonbinding advisory vote on the “golden parachute” compensation that may be payable to the Company’s named executive officers in connection with the merger as reported on the Golden Parachute Compensation Table on page 58 of the accompanying proxy statement;

3.	Adjournment Proposal. To consider and vote upon a proposal to approve one or more adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies to adopt the Merger Agreement; and

4.	Other Business. To transact any other business that may properly come before the special meeting, or any adjournment or postponement of the special meeting, by or at the direction of our board of directors, including to consider any procedural matter incident to the conduct of the Special Meeting.

The Merger Agreement, the merger and the “golden parachute” compensation arrangements are more fully described in the accompanying Proxy Statement, which you should read carefully in its entirety before voting.

Our board of directors has fixed the close of business on [                    ], 2011 as the record date for the determination of stockholders entitled to notice of, and to vote at, this special meeting and any adjournment thereof. Only holders of the Company’s common stock at the close of business on the record date are entitled to vote at the special meeting.

Our board of directors, acting upon the unanimous recommendation of the strategic affairs committee of the board of directors, which committee was formed to evaluate opportunities to generate stockholder value and assess the impact of the Company’s concentrated stock ownership in this regard, and to make recommendations to our board of directors regarding this evaluation and assessment, has unanimously approved the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement and has determined that the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement are advisable to, and in the best interests of, the Company and its stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT, “FOR” APPROVAL OF THE “GOLDEN PARACHUTE” COMPENSATION AND “FOR” APPROVAL OF THE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE.

Your vote is very important, regardless of the number of shares you own. The approval of the adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock. If you abstain or do not vote on the adoption of the Merger Agreement, it will have the same effect as a vote by you against the adoption of the Merger Agreement. Approval of the nonbinding advisory proposal regarding “Golden Parachute” compensation, and the proposal to adjourn the special meeting to solicit additional proxies to adopt the Merger Agreement, require the approval of a majority of the votes represented by the shares of the Company’s common stock present and entitled to vote thereon. If you abstain or do not vote on these matters, it will have no effect on their approval.

Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the enclosed prepaid envelope, or submit your proxy through the Internet or by telephone. If you have Internet access, we encourage you to submit your proxy through the Internet. Properly executed proxy cards with no instructions indicated on the proxy card will be voted FOR the adoption of the Merger Agreement, FOR approval of the “golden parachute” compensation and FOR approval of the adjournment or postponement of the special meeting, if necessary or appropriate to solicit additional proxies to approve the Merger Agreement.

If your shares are held in “street name,” which means through a brokerage firm, bank or other nominee, you should instruct your broker, bank or other nominee how to vote your shares using the voting instruction form furnished by your broker, bank or other nominee. If you do not instruct your broker, bank or other nominee how to vote, your shares will not be voted on any proposal on which your broker, bank or other nominee does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker, bank or other nominee can register your shares as being present at the meeting for the purposes of determining the presence of a quorum but will not be able to vote on matters for which specific authorization is required. If you do not instruct your broker, bank or other nominee how to vote, it will have the same effect as a vote against the adoption of the Merger Agreement, but it will not have an effect on the nonbinding advisory proposal regarding “golden parachute” compensation or the proposal to adjourn the special meeting.

If you attend the special meeting, you may revoke your proxy and vote in person, even if you have previously returned your proxy card or submitted your proxy through the Internet or by telephone. Your attendance at the special meeting alone will not revoke your proxy.

If you hold your shares in “street name,” you must obtain a legal proxy from your broker, bank or other nominee in order to vote in person at the special meeting. Please contact your broker, bank or other nominee for instructions on how to obtain such a legal proxy. If your shares are held by a broker, bank or other nominee, and you plan to attend the special meeting, please also bring to the special meeting this legal proxy and your statement evidencing your beneficial ownership of our common stock. Please carefully review the instructions in the enclosed proxy statement and the enclosed proxy card or the information forwarded by your broker, bank or other nominee regarding each of these options.

Stockholders who do not vote in favor of the adoption of the Merger Agreement have the right to demand appraisal of the fair market value of their shares of our common stock, as determined by the Delaware Court of Chancery, if the merger is completed, but only if they perfect their appraisal rights and the other requirements of the Delaware General Corporation Law are satisfied. A copy of the Delaware statutory provisions relating to appraisal rights is attached as Annex C to the enclosed proxy statement, and a summary of these provisions can be found under “Proposal No. 1 - The Merger—Appraisal Rights” on page 59 in the enclosed proxy statement.

The enclosed proxy statement provides you with information about the special meeting, the Merger Agreement, the merger and other related matters to be considered by the stockholders of the Company. A copy of the Merger Agreement is attached as Annex A to the proxy statement. We encourage you to read the proxy statement and the Merger Agreement carefully and in their entirety prior to voting your shares. You also may obtain additional information about the Company from documents we have filed with the Securities and Exchange Commission by following the instructions listed in the section of the accompanying proxy statement entitled “WHERE YOU CAN FIND MORE INFORMATION.”

You should not send any certificates representing shares of our common stock with your proxy card. Upon completion of the merger, we will send instructions to you regarding the procedure for exchanging your stock certificates for the cash merger consideration.

By order of the Board of Directors,

George Bernstein President and Chief Executive Officer

West Chester, Pennsylvania

[                    ], 2011

PROXY STATEMENT

You are receiving this proxy statement and proxy card or voting instruction form because you own shares of our common stock. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of common stock with respect to such matters. Our Series D convertible preferred stock has no voting rights with respect to the matters outlined in this proxy statement and expected to be addressed at the special meeting. However, each holder of our Series D convertible preferred stock will receive a copy of this proxy statement (without a proxy card), as it contains information which may be important to such holder of our Series D convertible preferred stock. We will bear the expenses of mailing the proxy statement to the holders of our Series D convertible preferred stock. The proxy statement is dated [                    ], 2011, and is first being mailed to stockholders of the Company on or about [                    ], 2011.

Throughout this proxy statement, all references to the “Company,” “Nobel Learning,” “we,” “us,” and “our” refer to Nobel Learning Communities, Inc., unless otherwise indicated or the context otherwise requires. You are being asked to consider and approve the adoption of the “Merger Agreement” which sets forth the terms pursuant to which the “merger” will be effectuated. In addition to the Company, Academic Acquisition Corp. and Academic Merger Sub, Inc., which we may refer to as “Parent” and “Merger Sub,” respectively, in this proxy statement, are parties to the Merger Agreement. Both Parent and Merger Sub are affiliated with Leeds Equity Partners V, L.P., which we may refer to as “Leeds” in this proxy statement. J.P. Morgan Securities, LLC, who served as financial advisor to our board of directors, may be referred to in this proxy statement as J.P. Morgan.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting To Be Held on [                    ], 2011:

the notice and proxy statement are available

at: [            ]

i

i

ii

SUMMARY TERM SHEET

This summary term sheet highlights selected information from this proxy statement and may not contain all of the information that is important to you. We encourage you to read carefully the remainder of this proxy statement, including the attached annexes and the other documents to which we have referred you, because this section does not provide all the information that might be important to you with respect to the merger and the other matters being considered at the special meeting of stockholders. See also “Where You Can Find More Information” on page 91 of this proxy statement. We have included references to other portions of this proxy statement to direct you to a more complete description of the topics presented in this summary.

Parties to the Merger (page 24)

Nobel Learning Communities, Inc.

Nobel Learning operates a national network of 188 nonsectarian private Pre-K and K+ schools and a global K-12 online distance learning community. All Nobel Learning schools are dedicated to providing a high-quality private education, through small class sizes, caring and skilled teachers, and attention to individual learning styles. Nobel Learning also offers an array of supplemental educational services, including before- and after-school programs, the Camp Zone® summer program, learning support programs, and specialty schools. For additional information, please visit www.NobelLearning.com. The Company’s principal executive offices are located at 1615 West Chester Pike, Suite 200, West Chester, PA 19382. The Company’s telephone number is (484) 948-2000.

Academic Acquisition Corp.

Academic Acquisition Corp., a Delaware corporation, was formed solely for the purpose of entering into the Merger Agreement and completing the transactions contemplated thereby. Parent has not conducted any unrelated activities since its organization. Parent’s principal executive offices are located at c/o Leeds Equity Partners, 350 Park Avenue, 23rd Floor, New York, NY 10022.

Academic Merger Sub, Inc.

Academic Merger Sub, Inc., a Delaware corporation, was formed solely for the purpose of entering into the Merger Agreement and completing the transactions contemplated thereby. Merger Sub has not conducted any unrelated activities since its organization. Upon completion of the merger, the separate corporate existence of Merger Sub will cease. Merger Sub’s principal executive offices are located at c/o Leeds Equity Partners, 350 Park Avenue, 23rd Floor, New York, NY 10022.

Parent and Merger Sub are direct and indirect wholly-owned subsidiaries of Leeds Equity Partners V, L.P., respectively. Leeds is a private equity firm focused exclusively on investing in the education, training and information services industries. The firm was founded by Jeffrey T. Leeds and Robert A. Bernstein in 1993 and has raised and managed over $1.1 billion of capital across five funds.

The Merger (page 68)

Nobel Learning and affiliates of Leeds Equity Partners V, L.P. have agreed to the merger under the terms of the Merger Agreement described in this proxy statement. We have attached the Merger Agreement as Annex A to this proxy statement. We encourage you to read the Merger Agreement carefully because it is the legal document that governs the merger and related matters.

Under the terms of the Merger Agreement, Academic Merger Sub, Inc., a wholly-owned subsidiary of Academic Acquisition Corp., will merge with and into Nobel Learning and the separate corporate existence of Merger Sub will cease and Nobel Learning will be the surviving corporation. Upon completion of the merger, Nobel Learning will be a wholly-owned subsidiary of Parent and an indirect wholly-owned subsidiary of Leeds.

The merger is subject to customary conditions to the completion of the merger, including adoption of the Merger Agreement by the holders of our common stock, the availability of at least $67,500,000 in debt financing to Parent, the receipt of necessary regulatory approvals, including educational approvals and the expiration or early termination of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the HSR Act, and third-party consents.

Treatment of Nobel Learning Capital Stock and Options (page 69)

Upon completion of the merger, the capital stock and other securities of Nobel Learning (except for shares owned by Parent, Merger Sub, the Company and shares owned by stockholders who have properly demanded appraisal rights) will be treated as follows:

•

Each share of Nobel Learning common stock outstanding immediately prior to the effective time of the merger will be cancelled and shall cease to exist, and shall automatically be converted into the right to receive $11.75 in cash, without interest, upon surrender of the certificate representing such share of Nobel Learning common stock in the manner provided in the Merger Agreement. This may be referred to in this proxy statement as the Common Merger Consideration.

•

Each share of Nobel Learning Series D convertible preferred stock outstanding immediately prior to the effective time of the merger will be cancelled and shall cease to exist, and shall automatically be converted into the right to receive $1.88 in cash, without interest, upon surrender of the certificate representing such share of Nobel Learning Series D convertible preferred stock in the manner provided in the Merger Agreement. This may be referred to in this proxy statement as the Series D Merger Consideration.

•

Each stock option that was issued under the terms of a stock plan of the Company other than the 2000 Stock Option Plan for Consultants, which we may refer to in this proxy statement as the 2000 Stock Option Plan, and the 2010 Omnibus Incentive Equity Compensation Plan, which we may refer to in this proxy statement as the 2010 Stock Option Plan, outstanding immediately prior to the completion of the merger, which we may refer to in this proxy statement as an Eligible Option, will be amended to provide that each holder will be entitled to receive, in consideration of the cancellation of all such Eligible Options held by such option holder, a cash payment per share equal to either (i) the excess, if any, of $11.75 over the per share exercise price of the applicable Eligible Option or (ii) $0.10 per Eligible Option for Eligible Options with an exercise price that is greater than $11.75. Collectively, (i) and (ii) in the preceding sentence may be referred to as the Eligible Option Consideration in this proxy statement. The amendment of the Eligible Options may also be referred to in this proxy statement as the Option Amendment.

•

Except for a stock option granted to one employee under the 2010 Stock Option Plan (which, under the terms of such employee’s stock option award agreement, will become exercisable with respect to one-third of the shares subject to such option upon completion of the merger), each stock option issued under the 2000 Stock Option Plan or the 2010 Stock Option Plan and outstanding immediately prior to the completion of the merger will (i) automatically become fully vested and exercisable, (ii) cease to be outstanding and be automatically cancelled and cease to exist and (iii) be automatically converted into the right to receive a cash payment per share equal to the excess, if any, of $11.75 over the per share exercise price of the applicable option.

•

Each outstanding share of restricted stock held by Nobel Learning employees and directors under any Company stock plan will vest in full immediately prior to the merger and be cancelled in exchange for the right to receive $11.75 in cash, without interest, less applicable withholding taxes, upon the consummation of the merger.

Our executive management team and members of our board of directors have executed option cancellation agreements with us pursuant to which they each have agreed to the cancellation of all options to purchase Nobel Learning securities held by them upon the completion of the merger in exchange for an amount equal to the excess, if any, of $11.75 over the per share exercise price of their options. In addition, they have waived any right to receive $0.10 for any Eligible Options held by them with an exercise price that is greater than $11.75.

The Option Amendment is anticipated to be accomplished through a tender offer by which the Company will purchase and cancel each Eligible Option in exchange for the applicable Eligible Option Consideration. The closing of the tender offer will coincide with, and be conditioned upon, the completion of the merger. This proxy statement is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the tender offer is commenced, the Company will file a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission, which we may refer to in this proxy statement as the SEC. The Tender Offer Statement (including an Offer to Amend, a related Letter of Transmittal and other tender offer documents) will contain important information that should be read carefully before any decision is made with respect to the tender offer. These documents (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s website at www.sec.gov.

The Special Meeting of Nobel Learning Stockholders (page 20)

The special meeting of the Nobel Learning stockholders will be held on [            ], at [            ]a.m., local time, at [            ]. At the Nobel Learning special meeting of stockholders, Nobel Learning stockholders will be asked to vote on a proposal to adopt the Merger Agreement, a nonbinding advisory proposal to approve the “golden parachute” compensation that may be payable to the Company’s named executive officers in connection with the merger and, if necessary or appropriate, to approve one or more adjournments or postponements of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes to approve the proposal to adopt the Merger Agreement.

Record Date; Stockholders Entitled to Vote (page 20)

Our board of directors has fixed the close of business on [                    ], 2011 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting and any adjournment thereof. Only holders of the Company’s common stock at the close of business on the record date are entitled to vote at the special meeting. Our Series D convertible preferred stock has no voting rights with respect to the matters discussed in this proxy statement and expected to be addressed at the special meeting.

Vote Required for Approval (page 21)

The approval of the adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock. If you abstain or do not vote on the adoption of the Merger Agreement, it will have the same effect as a vote by you against the adoption of the Merger Agreement. Approval of the nonbinding advisory proposal regarding “Golden Parachute” compensation and the proposal to adjourn the special meeting to solicit additional proxies to adopt the Merger Agreement, require the approval of a majority of the votes represented by the shares of the Company’s common stock present and entitled to vote thereon. If you abstain or do not vote on these matters, it will have no effect on their approval.

Recommendations of Nobel Learning’s Board of Directors to Stockholders (page 22)

After deliberation and consultation with its financial and legal advisors, as well as the strategic affairs committee of the board of directors, which was formed to evaluate opportunities to generate stockholder value and assess the impact of the Company’s concentrated stock ownership in this regard, and to make recommendations to our board of directors regarding this evaluation and assessment, our board of directors has determined that the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement are advisable, that it is in the best interests of Nobel Learning and its stockholders that Nobel Learning enter into the Merger Agreement and consummate the merger and the other transactions contemplated by the Merger Agreement. Our board of directors recommends that Nobel Learning stockholders vote FOR the proposal to adopt the Merger Agreement; FOR the nonbinding advisory proposal to approve the “golden parachute” compensation that may be received by the Company’s named executive officers in connection with the merger; and FOR the proposal to approve the adjournment or postponement of the special meeting to solicit additional proxies to adopt the Merger Agreement.

For the factors considered by Nobel Learning’s board of directors in reaching its decision to approve and adopt the Merger Agreement and the merger, see “Proposal No. 1-The Merger—Recommendations of Nobel Learning’s Board of Directors” beginning on page 40 of this proxy statement and “Proposal No. 1 - The Merger—Nobel Learning’s Reasons for the Merger” beginning on page 40 of this proxy statement.

Opinion of the Financial Advisor to the Company’s Board of Directors (page 45)

In connection with the evaluation of the proposed merger by Nobel Learning’s board of directors, the board’s financial advisor, J.P. Morgan Securities, LLC, rendered a written opinion to the board of directors, dated May 17, 2011, that, as of that date and subject to the assumptions, qualifications and limitations set forth in its opinion, the per share price of $11.75 in cash, without interest, per share of Nobel Learning’s common stock specified in the Merger Agreement was fair, from a financial point of view, to the holders of our common stock. The full text of J.P. Morgan’s written opinion, dated May 17, 2011, is attached to this proxy statement as Annex B. We urge you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken by J.P. Morgan. J.P. Morgan’s opinion was addressed to Nobel Learning’s board of directors and does not constitute a recommendation to Nobel Learning stockholders as to how you should vote with respect to the merger.

Conditions to Completion of the Merger (page 78)

Completion of the merger depends upon the satisfaction or waiver, where permitted by the Merger Agreement, of a number of conditions, including the following (some of which are conditions to the closing obligations of both parties, and others of which are conditions to the closing obligations of only one party):

•	adoption of the Merger Agreement by the holders of a majority of the outstanding shares of Nobel Learning common stock;

•	receipt of governmental and third party consents and authorizations, including educational approvals and antitrust approval;

•	absence of any law, regulation or court order prohibiting the merger;

•

other than certain representations and warranties that must be true and correct in all material respects as of the date of the completion of the merger (without regard to the terms “material,” “materially” or “material adverse effect”), the representations and warranties in the Merger Agreement made by Nobel Learning being true and correct (without regard to the terms “material,” “materially” or “material adverse effect”) as of the date of completion of the merger such that, individually or in the aggregate, the effect of any inaccuracies in such representations and warranties would not have a material adverse effect on Nobel Learning (except that any representations or warranties expressly made as of a specific date, would be measured as of such date);

•	each party having complied with all of its covenants and obligations under the Merger Agreement in all material respects;

•	Nobel Learning not having suffered any material adverse effect;

•	a minimum of $67,500,000 of debt financing being available to Parent; and

•	consent of all holders of Eligible Options to the Option Amendment.

For the definition of “material adverse effect,” see “The Merger Agreement—Representations and Warranties” on page 70 of this proxy statement.

Financing of the Merger (page 51)

The Merger Agreement contains a financing condition, which we may refer to in this proxy statement as the Financing Condition, which requires that the Parent have a minimum of $67,500,000 of debt financing available to it in order to close the merger.

The Parent has obtained equity and debt financing commitments for the transaction contemplated by the Merger Agreement, the proceeds of which will be used by Parent to pay the aggregate Common Merger Consideration and Series D Merger Consideration and all related fees and expenses of Parent and Merger Sub in connection with the merger. Pursuant to the equity commitment, Leeds has committed to capitalize Parent, at or prior to the completion of the merger, with an aggregate equity contribution in an amount up to $78,539,304 plus an amount equal to the fees and expenses of Parent and Merger Sub in connection with the merger, on the terms and subject to the conditions set forth in the equity commitment letter dated May 17, 2011, which may be referred to as the Equity Commitment Letter in this proxy statement. The Company is also a party to the Equity Commitment Letter. Leeds’ obligation to fund the equity financing contemplated by the equity financing commitment is generally subject to satisfaction or waiver of the conditions to consummation of the merger.

Pursuant to their debt commitments, Bank of Montreal and Citizens Bank of Pennsylvania, or the Lenders, have committed to provide a senior secured term loan facility of up to $71,000,000 and a $20,000,000 senior secured revolving credit facility, on the terms and subject to the conditions set forth in a debt commitment letter and term sheet dated May 17, 2011, which may be referred to as the Debt Commitment Letter in this proxy statement. Bank of Montreal will act as administrative agent and RBS Citizens, N.A. will act as syndication agent for the debt financing. The obligations of the Lenders to provide debt financing under the Debt Commitment Letter are subject to a number of conditions, including without limitation (i) a condition that, since May 17, 2011, there shall not have been any Material Adverse Change or Material Adverse Effect (each as defined in the Merger Agreement); (ii) negotiation, execution and delivery of definitive documentation with respect to the loans consistent with the Debt Commitment Letter and specified documentation standards; (iii) the accuracy of certain specified representations and warranties; (iv) receipt of equity financing consistent with the Equity Commitment Letter; (v) consummation of the merger in accordance with the Merger Agreement (without giving effect to any modifications, amendments or express waivers to the Merger Agreement that are adverse to the lenders under the debt financing) substantially concurrently with the initial funding of the debt facilities; (vi) delivery of certain customary closing documents (including, among others, a customary solvency certificate), specified items of collateral and certain Company financial statements; and (vii) payment of applicable costs, fees and expenses. The final termination date for the Debt Commitment Letter is November 17, 2011.

We believe the amounts committed under the equity and debt financing commitments will be sufficient to complete the transactions contemplated by the Merger Agreement, but we cannot be assured that the full amount of the financing will be available or that the committed financing will be sufficient to complete the transactions contemplated by the Merger Agreement. The amounts committed might be insufficient if, among other things, one or more of the parties to the financing letters fails to fund the committed amounts in breach of such financing letters or if the conditions to the commitments to fund the amounts set forth in such financing letters are not met. The failure of Parent and Merger Sub to obtain any portion of the committed financing (or any alternative financing) is likely to result in the failure of the merger to be consummated. In that case, Parent may be obligated to pay a termination fee to the Company, as described under “The Merger Agreement—Termination Fee; Expenses” beginning on page 81.

Limitation on Nobel Learning’s Ability to Consider Other Acquisition Proposals (page 75)

Under the terms of the Merger Agreement, Nobel Learning was required to immediately cease all discussions and negotiations with any persons that may have been ongoing with respect to a takeover proposal. Subject to certain exceptions described below, until the holders of our common stock adopt the Merger

Agreement or, if earlier, the termination of the Merger Agreement, we also agreed that we and our subsidiaries will not, nor will we authorize or permit any of our respective representatives to, directly or indirectly:

•	solicit, initiate, knowingly encourage or facilitate any inquiry, proposal or offer that constitutes, or may reasonably be expected to result in, any takeover proposal;

•

enter into or maintain or continue discussions or negotiate with, or provide any non-public information regarding, or afford access to the properties, books, records, or personnel of, Nobel Learning or any of its subsidiaries, to any person that Nobel Learning has reason to believe is considering making, or has made, any takeover proposal;

•	approve, endorse, recommend, execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to a takeover proposal; or

•	grant any waiver, amendment or release under any standstill agreement, any confidentiality agreement with a party having stated an interest in making a takeover proposal, or any takeover statutes.

Notwithstanding the prohibitions described above, if, prior to the adoption of the Merger Agreement by the holders of our common stock, Nobel Learning receives a bona fide unsolicited written takeover proposal, and (1) our board of directors determines in good faith (after consultation with its financial and legal advisors and after taking into consideration any revised offers or proposals submitted by Parent) that such takeover proposal is, or could reasonably be likely to lead to the delivery of, a “superior proposal” and (2) our board of directors determines in good faith (after consultation with its legal advisors) that failure to take any of the following actions would be inconsistent with the fiduciary duties of our board of directors, then we may:

•

pursuant to an executed confidentiality agreement on terms no less favorable to Nobel Learning than the provisions of the confidentiality agreement between Parent and Nobel Learning, furnish non-public information regarding us and our subsidiaries to the third party making such takeover proposal and its representatives, provided that such information either has been provided to Parent or is promptly (and in any event within 24 hours of furnishing such information) provided to Parent; and

•

afford access to the properties, books, records, and personnel of ours or any of our subsidiaries to, and enter into discussions or negotiations with, such third party and its representatives in connection with a takeover proposal.

Termination of the Merger Agreement (page 80)

The Merger Agreement may be terminated, and the merger abandoned, at any time prior to the consummation of the merger, whether before or after the adoption of the Merger Agreement by Nobel Learning’s stockholders:

•	by mutual written consent of Parent and Nobel Learning (in the case of Nobel Learning, following approval by its board of directors);

•	by either Parent or Nobel Learning if:

o	the merger is not consummated on or before November 17, 2011, except that this termination right is not available to any party whose willful and material breach of a representation, warranty or covenant in the Merger Agreement has been a principal cause of or resulted in the failure of the merger to be consummated on or before November 17, 2011;

o	there is any law or any order, injunction, judgment, decree or ruling enacted, promulgated, issued, entered, amended or enforced by any governmental authority in effect enjoining, restraining, preventing or prohibiting consummation of the merger or making the consummation of the merger illegal and the same has become final and nonappealable; or

o	the proposal to adopt the Merger Agreement and approve the merger fails to receive the requisite affirmative vote by Nobel Learning’s stockholders at Nobel Learning’s special meeting of stockholders duly convened therefor;

•

by Parent upon a material breach of any representation or warranty or failure to perform any covenant or agreement in the Merger Agreement on the part of Nobel Learning, which breach or failure to perform would give rise to a condition precedent to the merger to not be met and such breach is incapable of being cured, or is not cured, by Nobel Learning within thirty (30) calendar days after receipt of written notice of such breach or failure to perform from Parent; provided, that Parent may not exercise this termination right if Parent or Merger Sub is then in breach of any representation, warranty, covenant or agreement hereunder that would result in a condition precedent to the merger to not be met;

•	by Parent if:

o	the Company’s board of directors shall have failed to include a recommendation in favor of the merger to the stockholders of the Company in this proxy statement or shall have effected a company adverse recommendation change;

o	the Company’s board of directors shall have failed to publicly reaffirm its recommendation in favor of the merger in the absence of a publicly announced takeover proposal within five (5) business days after Parent so requests in writing;

o	the Company shall have entered into, or publicly announced its intention to enter into, an acquisition agreement in respect of a takeover proposal;

o	the Company shall have breached in any material respect its obligations described under “The Merger Agreement—Limitation on Nobel Learning’s Ability to Consider Other Acquisition Proposals,” and such violation or breach results in the receipt by the Company of a takeover proposal; or

o	the Company’s board of directors shall have resolved to do any of the foregoing;

•

by Nobel Learning upon a material breach of any representation or warranty or failure to perform any covenant or agreement in the Merger Agreement on the part of Parent or Merger Sub, which breach or failure to perform would give rise to a condition precedent to the merger to not be met and such breach is incapable of being cured, or is not cured, by Parent or Merger Sub within thirty (30) calendar days after receipt of written notice of such breach or failure to perform from Nobel Learning; provided, that Nobel Learning may not exercise this termination right if it is then in breach of any representation, warranty, covenant or agreement hereunder that would result in a condition precedent to the merger to not be met;

•

by Nobel Learning, if it is not in breach of its obligations described under “The Merger Agreement—Limitation on Nobel Learning’s Ability to Consider Other Acquisition Proposals”, and Nobel Learning’s board of directors has authorized Nobel Learning to enter into a binding definitive agreement in respect of a superior proposal; provided that (i) Nobel Learning pays to Parent the termination fee described under “The Merger Agreement—Termination Fee; Expenses” and (ii) Nobel Learning concurrently with such termination enters into such binding definitive agreement; and

•

by Nobel Learning if (i) all conditions precedent to the merger have been satisfied and remain satisfied (other than the Financing Condition); (ii) the Company irrevocably confirms in writing to Parent that it stands, and will stand, ready, willing and able to consummate the merger; (iii) Parent and Merger Sub fail to consummate the merger within three (3) business days after delivery of such notice due to the failure of all, or any portion of, the debt financing to be funded for any reason and the Company stands ready, willing and able to consummate the transaction contemplated by the Merger Agreement through the end of such three (3) business day period; and (iv) the Company is not then in breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement that would result in the Financing Condition to not be satisfied.

Termination Fee and Expenses (page 81)

The Merger Agreement contains certain termination rights for Nobel Learning and Parent as described under “The Merger Agreement—Termination of the Merger Agreement” beginning on page 80. Under specified circumstances, if the Merger Agreement is terminated Nobel Learning will be required to pay Parent a termination fee equal to $5.0 million. In addition, if the Merger Agreement is terminated due to a failure to satisfy the Financing Condition together with the occurrence of certain other specified circumstances, Parent will be required to pay Nobel Learning a termination fee equal to $5.0 million.

Remedies (page 82)

Subject to our right to specific performance (described below) and our right to seek monetary damages for certain breaches of the Merger Agreement, our right to terminate the Merger Agreement and receive a fee of $5.0 million from Parent is our sole and exclusive remedy under the Merger Agreement and with respect to the transactions contemplated by the Merger Agreement for any loss we suffer, including as a result of the failure of the merger to be consummated because the Financing Condition was not satisfied. Upon payment of such amount, none of Parent, Merger Sub or Leeds will have any further liability or obligation relating to the Merger Agreement or the transactions contemplated thereby, the Equity Commitment Letter, the Debt Commitment Letter or any other document or theory of law or equity.

If we terminate the Merger Agreement as a result of a material breach by Parent or Merger Sub of their representations, warranties or covenants contained in the Merger Agreement that remains uncured and that would give rise to the failure of the parties’ mutual conditions to closing or our conditions to closing (but not under any circumstances where we are entitled to terminate and receive the Parent termination fee), then, subject to certain limitations, we have the right to seek monetary damages for a willful and material breach by Parent or Merger Sub, provided that the maximum aggregate liability of Parent and Merger Sub for such damages or otherwise in connection with the Merger Agreement, the Equity Commitment Letter and the transactions contemplated thereby is limited to $78,539,304.

Subject to certain limitations, prior to termination of the Merger Agreement, the parties are entitled to specific performance to prevent breaches of the Merger Agreement and to enforce specifically the terms of the Merger Agreement.

The Voting Agreements (page 84)

In order to induce Parent and Merger Sub to enter into the Merger Agreement, Blesbok, LLC, Camden Partners Strategic Fund II-A, L.P. and Camden Partners Strategic Fund II-B, L.P., each a holder of a significant amount of our common stock and referred to as Significant Stockholders throughout this proxy statement, as well as the members of our executive management team and board of directors (which together own approximately 55% of our common stock outstanding), have executed and delivered voting agreements pursuant to which, among other things, each Significant Stockholder and member of our executive management team and board of directors agreed to (i) vote its, his or her shares in favor of the proposal to adopt the Merger Agreement, (ii) grant Parent an irrevocable proxy in respect thereof and (iii) waive any appraisal rights in connection with the merger it, he or she may have with respect to their shares.

Regulatory Matters (page 65)

Under the terms of the Merger Agreement, the merger cannot be completed until the waiting period applicable to the consummation of the merger under the HSR Act has expired or been terminated. Under the HSR Act and the rules promulgated thereunder by the Federal Trade Commission, or the FTC, the merger cannot be completed until each of the Company and Parent files a notification and report form with the FTC and the Antitrust Division of the Department of Justice, or the DOJ, under the HSR Act and the applicable waiting period has expired or been terminated. Each of the Company and Parent filed such a notification and report form on May 25, 2011 and requested early termination of the waiting period. The request for early termination of the waiting period was granted on and became effective June 7, 2011.

In addition, we and Parent have committed to use reasonable best efforts to cooperate with each other to obtain all necessary consents, licenses, permits, waivers, approvals, authorizations and orders from educational and child care authorities in the states in which we operate for, and as a condition to, the completion of the merger. The consents, licenses, permits, waivers, approvals, authorizations and orders from educational and child care authorities in some cases involve notifying the appropriate authority of the pending merger, while in other cases our facilities may be required to obtain from the appropriate authorities a new license to operate under the name of the Parent or under our name, but with the Parent as our new controlling stockholder. There can be no assurance that we will obtain all necessary consents, licenses, permits, waivers, approvals, authorizations and orders from educational and child care authorities.

There can be no assurance that the regulatory approvals described above will be obtained and, if obtained, there can be no assurance as to the timing of any approvals, the ability of Parent or the Company to obtain the approvals on satisfactory terms or the absence of any litigation challenging such approvals. There can also be no assurance that any governmental entity or any private party will not attempt to challenge the merger on antitrust grounds and, if such a challenge is made, there can be no assurance as to its result.

Litigation Related to the Merger (page 66)

On May 27, 2011, a class action complaint was filed in the Court of Common Pleas of Philadelphia in the First Judicial District of the Commonwealth of Pennsylvania on behalf of the public stockholders of Nobel Learning, naming Nobel Learning, Leeds, Parent, Merger Sub and the members of our board of directors as defendants. The complaint generally alleges that, in connection with approving the merger, our directors breached their fiduciary duties owed to our stockholders, and that Nobel Learning, Leeds, Parent and Merger Sub knowingly aided and abetted our directors’ breach of their fiduciary duties. The complaint seeks, among other things, certification of the case as a class action, a declaration that our directors have breached their fiduciary duties, an injunction precluding consummation of the merger, a direction to our directors to exercise their fiduciary duties to obtain a transaction that is in the best interests of the plaintiffs and the class, and an award of fees, expenses and costs to plaintiffs and their attorneys.

We believe this lawsuit is without merit and intend to defend against it vigorously.

Appraisal Rights (page 59)

Stockholders are entitled to appraisal rights under the General Corporation Law of the State of Delaware, which we may refer to in this proxy statement as the DGCL, in connection with the merger, provided that stockholders meet all of the conditions set forth in Section 262 of the DGCL. This means that you are entitled to have the fair value of your shares of Company common stock determined by the Delaware Court of Chancery and to receive payment based on that valuation. The ultimate amount you receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the Merger Agreement.

To exercise your appraisal rights, you must submit a written demand for appraisal to the Company before the vote is taken on the adoption of the Merger Agreement, you must not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement and you must continue to hold the shares of the Company’s common stock of record through the effective time of the merger. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. See “Proposal No. 1 - The Merger—Appraisal Rights” beginning on page 59 and the text of the Delaware appraisal rights statute reproduced in its entirety as Annex C to this proxy statement. If you hold your shares of the Company’s common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such bank, brokerage firm or nominee. In view of the complexity of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors promptly.

Material U.S. Federal Income Tax Consequences (page 62)

Generally, the receipt of cash in exchange for our common stock or Series D convertible preferred stock pursuant to the merger will be a taxable transaction to holders of our common stock or Series D convertible preferred stock for U.S. federal income tax purposes. A U.S. holder of our common stock or Series D convertible preferred stock receiving cash in the merger generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash received (before reduction for any applicable withholding taxes) and the holder’s adjusted tax basis in our stock surrendered. A non-U.S. holder of our common stock or Series D convertible preferred stock generally will not be subject to U.S. federal income tax unless the gain on the exchange is effectively connected with the conduct of a trade or business in the United States or the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met.

The tax consequences to you may vary depending on your particular circumstances. Due to the individual nature of tax consequences, you are urged to consult your own tax advisor as to the specific tax consequences to you of the merger, including the effects of any applicable state, local, foreign or other tax laws.

Interests of Nobel Learning Directors and Executive Officers in the Merger (page 54)

In considering the recommendation of our board of directors with respect to the Merger Agreement, holders of shares of our common stock should be aware that our executive officers and the members of our board of directors have certain interests in the merger that are different from, or in addition to, the interests of stockholders generally. These interests may create potential conflicts of interest.

Each of our named executive officers has a Severance Agreement with us that will entitle each such officer to receive cash payments and other benefits if he or she experiences a qualifying termination, including in connection with a merger of the Company. Pursuant to the Merger Agreement, Parent has committed to honor employment, severance and certain other arrangements between us and our officers, directors and employees, in each case, to the extent legally binding on us and outstanding as of the occurrence of the merger.

In addition, certain of our executive officers and directors hold Nobel Learning stock options and restricted stock awards that, as a result of the merger, will vest immediately prior to the completion of the merger.

Under the Merger Agreement, Nobel Learning, as the surviving corporation in the merger, has agreed to indemnify the directors and officers of Nobel Learning to the full extent permitted by law following the merger. Nobel Learning has also agreed to honor Nobel Learning’s obligations under any indemnification agreements between Nobel Learning and its officers and directors in effect before the merger and any indemnification provisions of Nobel Learning’s certificate of incorporation and bylaws.

Under the Merger Agreement, Nobel Learning, as the surviving corporation in the merger, will maintain for a period of six years an insurance policy covering persons who were directors or officers of Nobel Learning prior to the merger for the actions taken by such directors and officers in their capacities as directors and officers of Nobel Learning prior to the merger on terms with respect to coverage and amount no less favorable than those of such policy currently in effect, provided, however, that Nobel Learning will not be required to expend in excess of 200% of the current annual premium paid by Nobel Learning for such policies currently maintained by Nobel Learning. Nobel Learning has the option of purchasing a one-time, fully paid-up six year “tail” insurance policy in order to fulfill the foregoing insurance obligations.

In addition to the fees and other consideration received for being a member of our board of directors, non-employee directors who are members of the Strategic Affairs Committee of our board of directors, which we may refer to in this proxy statement as the SAC, also receive certain fees for their service on such committee. The SAC was formed by our board of directors to evaluate opportunities to generate stockholder value and assess the impact of the Company’s concentrated stock ownership in this regard, and to make recommendations to our board of directors regarding this evaluation and assessment. Each member of the SAC receives a fee of $2,500 per quarter that such director is a member of the SAC. The chairperson of the SAC receives a fee of $3,125 per quarter. In addition, pursuant to our policy for all non-employee directors, non-employee director members of the SAC are reimbursed for expenses incurred for attending meetings.

The Nobel Learning board of directors was aware of and discussed and considered these interests when it approved the merger. These interests may create potential conflicts of interest.

Common Stock Ownership of Our Directors and Executive Officers (page 86)

As of [                    ], 2011, our directors and executive officers beneficially owned in the aggregate [            ] shares of Nobel Learning common stock or approximately [            ]% of our total outstanding shares. The share ownership of our directors and executive officers is further described under “Security Ownership Of Certain Beneficial Owners and Management.”

Delisting and Deregistration of Nobel Learning Common Stock (page 67)

If the merger is completed, Nobel Learning’s common stock will be delisted from The NASDAQ Global Market and deregistered under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Thereafter, the provisions of the Exchange Act will no longer apply to us, including the requirements to file periodic reports with the SEC and to furnish a proxy or information statement to our stockholders in connection with meetings of our stockholders.

Approval of “Golden Parachute” Executive Compensation (page 89)

In accordance with Section 14A of the Exchange Act, Nobel Learning is providing common stockholders with the opportunity to cast a nonbinding advisory vote on the compensation that may be payable to the Company’s named executive officers in connection with the merger, as reported on the Golden Parachute Compensation table on page 58 of this Proxy Statement. The Nobel Learning board of directors unanimously recommends that you vote FOR the proposal to approve on an advisory basis the “golden parachute” compensation payable in connection with the merger.

Adoption on an advisory basis of the “golden parachute” compensation to be paid or payable in connection with the merger requires the approval of a majority of the votes represented by the shares of the Company’s common stock present and entitled to vote thereon. Approval of the “golden parachute” compensation is not a condition to completion of the merger, and the vote related thereto is advisory only and will not be binding on us. Therefore, regardless of whether stockholders vote to approve the “golden parachute” compensation, if the merger is approved by the holders of our common stock and completed, the “golden parachute” compensation will still be paid to our named executive officers to the extent payable in accordance with the terms of such compensation.

QUESTIONS & ANSWERS ABOUT THE MERGER AND RELATED MATTERS

The following questions and answers are intended to address briefly some commonly asked questions about the merger, the Merger Agreement and the special meeting. These questions and answers may not address all questions that are important to you as a stockholder of Nobel Learning Communities, Inc. Please refer to the “Summary Term Sheet” and the more detailed information contained elsewhere in this proxy statement, including in its annexes, all of which you should read carefully. See also “Where You Can Find More Information” beginning on page 91.

Q:	Why am I receiving this proxy statement?

A:	Nobel Learning has agreed to merge under the terms of a Merger Agreement that is described in this proxy statement. A copy of the Merger Agreement is attached to this proxy statement as Annex A. You should carefully read this proxy statement in its entirety.

In order for the merger to be completed, Nobel Learning stockholders holding a majority of the outstanding shares of our common stock must vote to adopt the Merger Agreement. You are receiving this proxy statement and proxy card or voting instruction form because you own shares of our common stock. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of common stock with respect to such matters.

We will hold a special meeting of stockholders in order to seek approval of the proposal to adopt the Merger Agreement and other related matters on which we urge you to vote. This proxy statement contains important information about these matters as well as the special meeting of stockholders. The enclosed voting materials allow you to vote your shares of our common stock without attending the special meeting of stockholders.

Your vote is important. We encourage you to vote your shares of common stock as soon as possible.

Our Series D convertible preferred stock has no voting rights with respect to the matters outlined in this proxy statement and expected to be addressed at the special meeting. However, each holder of our Series D convertible preferred stock will receive a copy of this proxy statement (without a proxy card) as it contains information which may be important to such holder of our Series D convertible preferred stock. We will bear the expenses of mailing the proxy statement to the holders of our Series D convertible preferred stock.

Q:	What is the purpose of the special meeting?

A:	At the special meeting, the holders of our common stock will act upon the matters outlined in this proxy statement, including a proposal to adopt the Merger Agreement, a nonbinding advisory vote to approve “golden parachute” compensation payable under existing agreements that our named executive officers may receive in connection with the merger, and a proposal to approve one or more adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the Merger Agreement, and in the discretion of the proxy holders on any other proposals to be voted on at the special meeting.

For specific information regarding the Merger Agreement, “golden parachute compensation” and adjournment, see “Proposal No. 1 - The Merger” beginning on page 24, “Proposal No. 2 – Advisory Vote on “Golden Parachute” Compensation” on page 89 and “Proposal No. 3 – Adjournment or Postponement of the Special Meeting” on page 90, respectively.

Q:	Where and when is the special meeting?

A:	The special meeting of our stockholders will be held on [ ], at [ ] a.m., local time, at [ ].

Q:	Why is Nobel Learning merging?

A:	After deliberation and consultation with its financial and legal advisors as well as the strategic affairs committee of the board of directors, which committee was formed to evaluate opportunities to generate stockholder value and assess the impact of the Company’s concentrated stock ownership in this regard, and to make recommendations to our board of directors regarding this evaluation and assessment, our board of directors has determined that the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement are advisable and that it is in the best interests of Nobel Learning and its stockholders that Nobel Learning enter into the Merger Agreement and consummate the merger and the other transactions contemplated by the Merger Agreement.

Q:	How does the board of directors recommend that I vote?

A:	Our board of directors unanimously recommends that Nobel Learning stockholders vote FOR the proposal to adopt the Merger Agreement. See “Proposal No. 1 - The Merger—Recommendations of Nobel Learning’s Board of Directors” beginning on page 40 of this proxy statement for a more detailed discussion of the recommendation of Nobel Learning’s board of directors; FOR the proposal to approve, on a nonbinding advisory basis, the “golden parachute” compensation received by the Company’s named executive officers in connection with the merger; and FOR the proposal to approve one or more adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies to adopt the Merger Agreement.

If the Merger Agreement is not adopted by our stockholders or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares of Nobel Learning common stock or Series D convertible preferred stock in connection with the merger. Instead, we will remain an independent public company, Nobel Learning common stock will continue to be listed and traded on The NASDAQ Global Market and registered under the Exchange Act and we will continue to file periodic reports with the SEC on account of Nobel Learning common stock. Under specified circumstances, we may be required to pay to Parent, or may be entitled to receive from Parent, a fee with respect to the termination of the Merger Agreement, as described under “The Merger Agreement—Termination Fee; Expenses” beginning on page 81.

Q:	What will happen in the merger?

A:	The businesses of Nobel Learning will be acquired by Parent in a cash merger transaction. At the completion of the merger, Nobel Learning will become a wholly-owned subsidiary of Parent, an affiliate of Leeds. As a result, shares of common stock of Nobel Learning will no longer be listed on any stock exchange, including The NASDAQ Global Market, or quotation system, and will be deregistered under the Exchange Act.

Q:	What will a Nobel Learning stockholder receive if the merger is completed?

A:	In exchange for each share of our common stock and Series D convertible preferred stock owned and outstanding at the effective time of the merger, each Nobel Learning stockholder will receive a cash payment per share of $11.75 and $1.88, respectively, unless such stockholder properly exercises and does not withdraw its appraisal rights under the DGCL with respect to such shares (as described below). For example, if a stockholder owns 100 shares of common stock, such stockholder will receive $1,175.00 in cash in exchange for the shares of common stock. If a stockholder owns 100 shares of Series D convertible preferred stock, such stockholder will receive $188.00 in cash in exchange for the shares of Series D convertible preferred stock. You will not own any shares of the capital stock in Nobel Learning following completion of the merger.

Q:	What will a holder of Nobel Learning stock options receive if the merger is completed?

A:

We have agreed to offer to amend each stock option outstanding immediately prior to the completion of the merger that was issued under the terms of a stock plan of the Company other than the 2000 Stock Option

Plan and the 2010 Stock Option Plan. This amendment will provide that each holder of Eligible Options will be entitled to receive, in consideration of the cancellation of all such Eligible Options held by such option holder, a cash payment per share equal to either (i) the excess, if any, of $11.75 over the per share exercise price of the applicable Eligible Option or (ii) $0.10 per Eligible Option for Eligible Options with an exercise price that is equal to or greater than $11.75.

The Option Amendment is anticipated to be accomplished through a tender offer by which the Company will purchase and cancel each Eligible Option in exchange for the applicable Eligible Option Consideration. The closing of the tender offer will coincide with, and be conditioned upon, the completion of the merger. This proxy statement is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the tender offer is commenced, we will file a Tender Offer Statement on Schedule TO with the SEC. The Tender Offer Statement (including an Offer to Amend, a related Letter of Transmittal and other tender offer documents) will contain important information that should be read carefully before any decision is made with respect to the tender offer. These documents (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s website at www.sec.gov.

Nobel Learning has also agreed to take all actions to provide that each stock option issued under the 2000 Stock Option Plan or the 2010 Stock Option Plan (except for a stock option granted to one employee under the 2010 Stock Option Plan, which, under the terms of such employee’s stock option award agreement, will become exercisable with respect to one-third of the shares subject to such option upon completion of the merger) that is outstanding immediately prior to the completion of the merger will (i) automatically become fully vested and exercisable, (ii) cease to be outstanding and be automatically canceled and cease to exist and (iii) be automatically converted into the right to receive a cash payment per share equal to the excess, if any, of $11.75 over the per share exercise price.

Our executive management team and members of our board of directors have executed option cancellation agreements with us by which each of them has agreed to the cancellation of all options to purchase Nobel Learning securities held by them upon the completion of the merger in exchange for an amount equal to the excess, if any, of $11.75 over the per share exercise price of their respective options. In addition, they have waived any right to receive $0.10 for any Eligible Options held by them with an exercise price that is equal or greater than $11.75.

Q:	What will a holder of Nobel Learning restricted stock awards receive if the merger is completed?

A:	Nobel Learning will take all actions to provide that each restricted share of the Company will (i) immediately vest in full and become free of all restrictions immediately prior to the Effective Time, (ii) cease to be outstanding and be automatically cancelled and retired and cease to exist and (iii) become automatically converted into the right to receive a cash payment of $11.75.

Q:	How does the per share merger consideration for common stock compare to the market price of the common stock prior to announcement of the merger?

A:	The $11.75 that will be paid to holders of our common stock in exchange for each share of our common stock they hold represents a premium of approximately 36% over the Company’s closing price on May 17, 2011 and a premium of approximately 22% over the Company’s average closing price during the 90 days ending on May 17, 2011.

Q:	Will I have appraisal rights if I dissent from the merger?

A:

Yes. Under the DGCL, you have the right to seek appraisal of the fair market value of your shares of our common stock, as determined by the Delaware Court of Chancery, if the merger is completed, but only if (a) you do not vote in favor of adoption of the Merger Agreement, (b) you deliver a written demand before the vote (as described elsewhere in this proxy statement), (c) you continuously hold through the effective time of the merger the shares for which you demand appraisal and (d) meet the other requirements of the DGCL. See “Proposal No. 1 - The Merger—Appraisal Rights” beginning on page 59 of this proxy statement for a more detailed discussion of appraisal rights and the text of DGCL Section 262 attached as Annex C to this proxy statement. Failure to follow the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights.

Q:	Do any of Nobel Learning’s directors or officers have interests in the merger that may differ from those of Nobel Learning stockholders?

A:	Yes. In considering the recommendation of the board of directors of the Company with respect to the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. Our board of directors was aware of and considered these differing interests, to the extent such interests existed at the time, among other matters, in evaluating and negotiating the Merger Agreement and the merger, and in unanimously recommending that the Merger Agreement be adopted by the stockholders of the Company. See “Proposal No. 1 - The Merger—Interests of Nobel Learning’s Directors and Executive Officers in the Merger” beginning on page 54 of this proxy statement for a more detailed discussion of these interests.

Q:	Should I send in my stock certificates now?

A:	No. After the merger is completed you will receive written instructions from the exchange agent on how to exchange your stock certificates for the cash merger consideration. Please do not send in your stock certificates with your proxy.

Q:	When do you expect the merger to be completed?

A:	We are working toward completing the merger as quickly as practicable after the special meeting of stockholders and currently expect to complete the merger in the third calendar quarter of 2011. However, we cannot predict the exact timing of the completion of the merger.

Q:	What are the material U.S. federal income tax consequences of the merger?

A:	If you are a U.S. holder, the receipt of cash by you in exchange for your shares of Nobel Learning common stock or Series D convertible preferred stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. If you are a non-U.S. holder, the receipt of cash by you in exchange for your shares of Nobel Learning common stock or Series D convertible preferred stock pursuant to the merger generally will not be a taxable transaction for U.S. federal income tax purposes unless you have certain connections with the United States, but may be a taxable transaction to you under applicable foreign tax laws. See “Proposal No. 1 - The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 62 of this proxy statement for a more detailed discussion of the U.S. federal income tax consequences of the merger to holders of Nobel Learning common stock and Series D convertible preferred stock. The tax consequences of the merger may vary depending upon the particular circumstances of each stockholder. You should consult your own tax advisor as to the tax consequences to you of the merger, including the consequences under any applicable, state, local, foreign or other tax laws.

Q:	Who is entitled to vote at the special meeting?

A:	Our board of directors has fixed the close of business on [ ], 2011 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting and any adjournment thereof. Only holders of our common stock at the close of business on the record date are entitled to vote at the special meeting. Our Class D convertible preferred stock has no voting rights with respect to the matters discussed in this proxy statement and expected to be addressed at the special meeting.

Q:	What is a quorum for the special meeting?

A:

There must be a quorum for the special meeting of stockholders to be held. The holders of a majority of the issued and outstanding Nobel Learning common stock entitled to vote, present in person or represented by a properly executed and delivered proxy, will constitute a quorum for the purpose of transacting business at the special meeting of stockholders. Only holders of record of Nobel Learning common stock on the record date will be entitled to vote at the special meeting of stockholders. All shares of Nobel Learning common stock represented at the special meeting of stockholders, but not voting, including broker non-votes and abstentions, will be counted as present for determining the presence or absence of a quorum but will not be counted as having been voted on any proposal. On the record date, there were [            ] shares of common stock outstanding and entitled to vote. Thus, [            ] shares of common stock must be represented by proxy or by stockholders present and entitled to vote at the special meeting to have a quorum.

Q:	What vote of Nobel Learning stockholders is required to adopt the Merger Agreement?

A:	Approval of the proposal to adopt the Merger Agreement requires the presence, in person or by proxy, of the holders of a majority of the shares of Nobel Learning common stock outstanding as of the record date for the special meeting, and the affirmative vote of the holders of a majority of the shares of Nobel Learning common stock outstanding as of the record date.

Our Class D convertible preferred stock has no voting rights with respect to the matters discussed in this proxy statement and expected to be addressed at the special meeting.

In order to induce Parent and Merger Sub to enter into the Merger Agreement, our Significant Stockholders, as well as the members of our executive management team and board of directors (which collectively own approximately 55% of our common stock outstanding), have executed and delivered voting agreements pursuant to which, among other things, each Significant Stockholder and member of our executive management team and board of directors agreed to (i) vote its, his or her shares in favor of the proposal to adopt the Merger Agreement, (ii) grant Parent an irrevocable proxy in respect thereof and (iii) waive any appraisal rights in connection with the merger it, he or she may have with respect to their shares. See “Voting Agreements” beginning on page 84 of this proxy statement for a more detailed discussion of the voting agreements.

Q:	Why am I being asked to cast a nonbinding advisory vote to approve “golden parachute” compensation that the Company’s named executive officers will receive in connection with the merger?

A:	The Securities and Exchange Commission’s recently adopted new rules that require us to seek a nonbinding advisory vote with respect to certain payments that will be made to the Company’s named executive officers in connection with the merger, or “golden parachute” compensation.

Q:	What will happen if stockholders do not approve the “golden parachute” compensation at the special meeting?

A:	Approval of “golden parachute” compensation payable under existing agreements that the Company’s named executive officers may receive in connection with the merger is not a condition to completion of the merger. The vote with respect to “golden parachute” compensation is an advisory vote and will not be binding on Nobel Learning. Therefore, regardless of whether stockholders approve the “golden parachute” compensation, if the merger is approved by the stockholders and completed, the “golden parachute” compensation will still be paid to the Company’s named executive officers to the extent payable in accordance with the terms of such compensation.

Q:	What vote of Nobel Learning stockholders is required to adopt the proposal regarding “golden parachute” compensation and the proposal to adjourn the special meeting, if necessary or appropriate?

A:

Approval of the proposals regarding “golden parachute” compensation and adjournment of the special meeting, if necessary or appropriate, require the presence, in person or by proxy, of the holders of a majority of the shares of Nobel Learning common stock outstanding as of the record date for the special meeting, and the approval of a majority of the votes represented by the shares of our common stock present and entitled to vote thereon.

Q:	What do I need to do now?

A:	We urge you to read this proxy statement carefully, including its annexes, and consider how the merger will affect you. If you are a stockholder of record, you can ensure your shares are voted at the special meeting by completing, dating, signing and returning the enclosed proxy card in the enclosed prepaid envelope or by voting through the Internet or by telephone. If you hold your shares in “street name,” you can ensure that your shares are voted at the special meeting by instructing your broker, bank or other nominee how to vote, as discussed below. DO NOT return your stock certificate(s) with your proxy card.

Q:	How do I cast my vote?

A:	If you are the record owner of your shares, you may vote by:

•	Internet using the Internet voting instructions printed on your proxy card;

•	telephone using the telephone number printed on your proxy card;

•	signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope; or

•	attending the special meeting and voting in person, as more fully described below.

If you hold your shares in “street name,” you should follow the procedures provided by your broker, bank or other nominee.

If you return your signed proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the adoption of the Merger Agreement, FOR the proposal to approve, on a nonbinding advisory basis, the “golden parachute” payments to be paid in connection with the merger and FOR the proposal to approve the adjournment or postponement of the special meeting to solicit additional proxies to adopt the Merger Agreement.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares?

A:	Yes, but only if you instruct your broker, bank or other nominee how to vote your shares. You should follow the procedures provided by your broker, bank or other nominee regarding the voting of your shares. If you do not provide instruction on how to vote your shares, your shares will not be voted and the effect will be the same as a vote by you against the adoption of the Merger Agreement, but will not have an effect on the proposal regarding “golden parachute” compensation payable to the Company’s named executive officers or the proposal to adjourn the special meeting, if necessary or appropriate. We urge you to contact your broker, bank or other nominee promptly to ensure that your vote is counted.

Q:	May I attend the special meeting and vote in person?

A:	Yes. All stockholders as of the record date may attend the special meeting and holders of our common stock may vote in person. If your shares of our common stock are held in “street name,” you must obtain a legal proxy from your broker, bank or other nominee and bring your statement evidencing your beneficial ownership of our common stock in order to attend the special meeting and vote in person.

Whether or not you plan to attend the special meeting, and unless you hold your shares in “street name,” please submit your proxy through the Internet or by telephone or complete, date, sign and return, as promptly as possible, the enclosed proxy card in the enclosed prepaid envelope.

Q:	Can I change my vote after I have delivered my proxy?

A:	If you submit your proxy through the Internet or by telephone or mail, you may revoke your proxy at any time before the vote is taken at the special meeting in any of the following ways:

•	granting a proxy through the Internet or by telephone after the date of your original proxy and before the deadlines for voting included on your proxy card;

•

submitting a later-dated proxy by mail to our Corporate Secretary at 1615 West Chester Pike, Suite 200, West Chester, PA 19382, that is actually received before your earlier-dated proxy is voted at the special meeting;

•

giving written notice of the revocation of your proxy to our Corporate Secretary at 1615 West Chester Pike, Suite 200, West Chester, PA 19382, that is actually received by our Corporate Secretary prior to the special meeting; or

•	voting in person at the special meeting.

Your attendance at the special meeting alone does not automatically revoke your proxy. If you have instructed your broker, bank or other nominee to vote your shares, the above-described options for revoking your proxy do not apply. Instead, you must follow the directions provided by your broker, bank or other nominee to change your vote.

Q:	What do I do if I receive more than one proxy or set of voting instructions?

A:	If you hold shares of our common stock in “street name” and also directly as a record holder or otherwise, you may receive more than one proxy and/or set of voting instructions relating to the special meeting. Each of these should be voted and returned separately in accordance with the instructions provided in this proxy statement in order to ensure that all of your shares of the Company’s common stock are voted.

Q:	What happens if I sell my shares of the Company’s common stock before the special meeting?

A:	The record date for stockholders entitled to vote at the special meeting is earlier than both the date of the special meeting and the consummation of the proposed merger. If you transfer your shares of Company common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares and each of you notifies the Company in writing of such special arrangements, you will retain your right to vote such shares at the special meeting but will transfer the right to receive the per share merger consideration to the person to whom you transfer your shares.

Q:	Who can help answer my questions?

A:	If you have additional questions about the matters described in this proxy statement or how to submit your proxy, or if you need additional copies of this proxy statement, you should contact:

Nobel Learning Communities

1615 West Chester Pike, Suite 200, West Chester, PA 19382

Attention: G. Lee Bohs, Secretary

Telephone: (484) 947-2000

You may also obtain additional information about Nobel Learning from documents filed with the Securities and Exchange Commission by following the instructions in the section entitled “Where You Can Find More Information” on page 91 of this proxy statement.

Neither the Securities and Exchange Commission nor any state securities regulatory commission has approved or disapproved of the merger, passed upon the merits or fairness of the Merger Agreement or the transactions contemplated thereby, including the proposed merger, or passed upon the adequacy or accuracy of the information contained in this proxy statement. Any representation to the contrary is a criminal offense.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents to which we refer you in this proxy statement, contain “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, that reflect our current views as to future events and financial performance with respect to our operations, the expected completion and timing of the merger and other information relating to the merger. These statements can be identified by the fact that they do not relate strictly to historical or current facts. There are forward-looking statements throughout this proxy statement, including, among others, under the headings “Summary Term Sheet,” “Questions & Answers About the Merger and Related Matters,” “Proposal No. 1 - The Merger,” “Proposal No. 1 - The Merger—Opinion of the Financial Advisor to Nobel Learning’s Board of Directors” and in statements containing words such as “anticipate,” “estimate,” “expect,” “will be,” “will continue,” “likely to become,” “intend,” “plan,” “believe” and other similar expressions. You should be aware that forward-looking statements involve known and unknown risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on our business or operations or on the merger and related transactions. These forward-looking statements speak only as of the date on which the statements were made and we undertake no obligation to update or revise any forward-looking statements made in this proxy statement or elsewhere as a result of new information, future events or otherwise, except as required by law. In addition to other factors and matters contained in or incorporated by reference in this proxy statement, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement;

•

Parent’s failure to obtain the necessary equity and debt financing set forth in the commitment letters received in connection with the merger, or alternative financing, or the failure of any such financing to be sufficient to complete the merger and the transactions contemplated thereby;

•	the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to consummation of the merger;

•	the failure of the merger to close for any other reason;

•	the effect of the announcement of the merger on our client and customer relationships, operating results and business generally;

•	the risk that the proposed merger disrupts current plans and operations and our inability to respond effectively to competitive pressures, industry developments and future opportunities;

•	diversion of management’s attention from ongoing business concerns;

•	the outcome of any legal proceedings, regulatory proceedings or enforcement actions that have been or may be instituted against us and others relating to the merger;

•	the amount of the costs, fees, expenses and charges related to the merger; and

•

other risks detailed in our filings with the SEC, including our most recent filings on Forms 10-K, 10-Q and 8-K. You can obtain copies of our Forms 10-K, 10-Q and 8-K and other filings for free at the SEC website at www.sec.gov or from commercial document retrieval services. See “Where You Can Find More Information” on page 91 of this proxy statement.

SPECIAL MEETING OF STOCKHOLDERS OF NOBEL LEARNING COMMUNITIES, INC.

Date, Time and Place of Meeting

The accompanying proxy is solicited by our board of directors for use at the special meeting of stockholders to be held on [            ], at [    ] a.m., local time, at [            ].

These proxy solicitation materials were mailed on or about [                    ], 2011 to all stockholders entitled to vote at the meeting.

Record Date; Shares Entitled to Vote; Outstanding Shares

Our board of directors has fixed the close of business on [                    ], 2011 as the record date for determining the holders of our common stock entitled to notice of, and to vote at, the special meeting of stockholders or any adjournment thereof. Only holders of record of our common stock at the close of business on the record date will be entitled to notice of, and to vote at, the special meeting of stockholders or any adjournments thereof. Nobel Learning common stockholders will have one vote for each share of Nobel Learning common stock that they owned on the record date.

At the close of business on the record date, there were [            ] shares of Nobel Learning common stock issued and outstanding and entitled to vote at the special meeting of our stockholders.

Our Class D convertible preferred stock has no voting rights with respect to the matters discussed in this proxy statement and expected to be addressed at the special meeting.

Purpose of the Special Meeting of Stockholders

At the special meeting of stockholders, holders of our common stock will be asked to:

1.	Merger Proposal. Consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of May 17, 2011, by and among Nobel Learning Communities, Inc., Academic Acquisition Corp. and Academic Merger Sub, Inc., a wholly-owned subsidiary of Parent, pursuant to which each share of the Company’s common stock and Series D convertible preferred stock outstanding at the effective time of the merger will be converted into the right to receive $11.75 and $1.88 in cash, respectively, and the Company will become a wholly-owned subsidiary of Parent.

2.	Advisory Vote on Golden Parachute Compensation. Consider and cast a nonbinding advisory vote on the “golden parachute” compensation that may be payable to the Company’s named executive officers in connection with the merger as reported on the Golden Parachute Compensation table on page 58.

3.	Adjournment Proposal. Consider and vote upon a proposal to approve one or more adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies to adopt the Merger Agreement.

4.	Other Business. To transact any other business that may properly come before the special meeting, or any adjournment or postponement of the special meeting, by or at the direction of our board of directors, including to consider any procedural matter incident to the conduct of the special meeting.

Quorum; Abstentions; Broker Non-Votes

There must be a quorum for the special meeting of stockholders to be held. The holders of a majority of our issued and outstanding common stock entitled to vote, present in person or represented by a properly executed and delivered proxy, will constitute a quorum for the purpose of transacting business at the special meeting of stockholders. Only holders of record of our common stock on the record date will be entitled to vote at the special meeting of stockholders. All shares of our common stock represented at the special meeting of stockholders, but not voting, including broker non-votes and abstentions, will be counted as present for determining the presence or absence of a quorum but will not be counted as having been voted on any proposal. Broker non-votes result from shares held of record by brokers, banks or nominees which are not voted due to the failure of the beneficial owners of those shares to provide voting instructions as to certain non-routine matters, such as a merger proposal, as to which such brokers, banks or nominees may not vote on a discretionary basis. Consequently, an abstention from voting or a broker non-vote on a proposal will have the effect of a vote against the merger proposal but will not have any effect on the proposal regarding “golden parachute” compensation payable to the Company’s named executive officers or the proposal to adjourn the special meeting.

Votes Required

Approval of the proposal for adoption of the Merger Agreement requires the affirmative vote of a majority of the outstanding shares of our common stock. The merger will not be completed unless holders of a majority of the outstanding shares of our common stock approve the proposal to adopt the Merger Agreement.

Our board of directors has unanimously adopted and approved the Merger Agreement and unanimously recommends that holders of our common stock vote FOR the adoption of the Merger Agreement.

Approval of the nonbinding proposal regarding “golden parachute” compensation that may be payable to our named executive officers in connection with the merger requires the approval of a majority of the votes represented by the shares of our common stock present and entitled to vote thereon.

Our board of directors unanimously recommends that Nobel Learning stockholders vote FOR the approval of the “golden parachute” compensation payable to our named executive officers in connection with the merger.

The approval of the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies to adopt the Merger Agreement, requires the approval of a majority of the votes represented by the shares of our common stock present and entitled to vote thereon.

Our board of directors unanimously recommends that stockholders vote FOR this proposal.

Voting Agreements

In order to induce Parent and Merger Sub to enter into the Merger Agreement, the Significant Stockholders, as well as the members of our executive management team and board of directors, have executed and delivered voting agreements pursuant to which, among other things, each Significant Stockholder and member of our executive management team and board of directors (which collectively own approximately 55% of our common stock outstanding) agreed to (i) vote its, his or her shares in favor of the proposal to adopt the Merger Agreement, (ii) grant Parent an irrevocable proxy in respect thereof and (iii) waive any appraisal rights in connection with the merger it, he or she may have with respect to their shares. See “Voting Agreements” beginning on page 84 of this proxy statement for a more detailed discussion of the voting agreements.

Solicitation of Proxies

This solicitation is made on behalf of our board of directors, and Nobel Learning will pay the costs of soliciting and obtaining the proxies, including the cost of reimbursing banks, brokers and other custodians, nominees and fiduciaries, for forwarding proxy materials to their principals. Nobel Learning stockholders may be solicited, without extra compensation, by our officers, directors and employees by mail, telephone, fax, personal interviews or other methods of communication.

Voting; Proxies and Revocation

You may vote in person or by proxy at the special meeting. If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that, if your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, and you wish to vote in person at the special meeting, you must bring to the special meeting (a) a legal proxy from the record holder of the shares (your broker, bank or nominee) authorizing you to vote at the special meeting and (b) your statement evidencing your beneficial ownership of our common stock. Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the enclosed prepaid envelope, or submit your proxy through the Internet or by telephone, or return the enclosed voting instruction form, if applicable, in accordance with the instructions contained thereon.

If you do not wish to attend the special meeting and you are a record holder, you may submit your proxy by completing, dating, signing and returning the enclosed proxy card in the enclosed postage-paid envelope or otherwise mail it to Nobel Learning. In addition, you may submit your proxy by telephone by calling [            ] or through the Internet at [            ]. You must have the enclosed proxy card available, and follow the instructions on the proxy card in order to submit a proxy by the Internet or telephone. If you submit a proxy through the Internet, by telephone or by returning a signed proxy card by mail, your shares will be voted at the special meeting as you indicate on your proxy card or by such other method. If you sign your proxy card without indicating your vote, your shares will be voted FOR the adoption of the Merger Agreement, FOR the “golden parachute” compensation to be paid or payable upon the consummation of the merger and FOR the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies to adopt the Merger Agreement.

If you do not wish to attend the special meeting and your shares are held in “street name,” you should instruct your broker, bank or other nominee how to vote your shares using the voting instruction form furnished by your broker, bank or other nominee. The proposals to be presented at the special meeting are considered non-routine matters. Therefore, if your shares are held in street name by a broker, your broker cannot vote your shares unless it receives specific voting instructions from you.

Proxies received at any time before the special meeting and not revoked or superseded before being voted will be voted at the special meeting. If you submit your proxy through the Internet, by telephone or by mail, you may revoke your proxy at any time before the vote is taken at the special meeting in any of the following ways:

•	granting a proxy through the Internet or by telephone after the date of your original proxy and before the deadlines for voting included on your proxy card;

•

submitting a later-dated proxy by mail to our Corporate Secretary at 1616 West Chester Pike, Suite 200, West Chester, PA 19382, that is actually received before your earlier-dated proxy is voted at the special meeting;

•

giving written notice of the revocation of your proxy to our Corporate Secretary at 1615 West Chester Pike, Suite 200, West Chester, PA 19382, that is actually received by our Corporate Secretary prior to the special meeting; or

•	voting in person at the special meeting.

Your attendance at the special meeting does not alone automatically revoke your proxy. If you have instructed your broker, bank or other nominee how to vote your shares, the above-described options for revoking your proxy do not apply. Instead, you must follow the directions provided by your broker, bank or other nominee to change your vote.

Recommendations of our Board of Directors

After deliberation and consultation with its financial and legal advisors as well as the strategic affairs committee of the board of directors, which committee was formed to evaluate opportunities to generate stockholder value and assess the impact of the Company’s concentrated stock ownership in this regard, and to make recommendations to our board of directors regarding this evaluation and assessment, our board of directors has determined that the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement are advisable and that it is in the best interests of the Company and our stockholders that we enter into the Merger Agreement and consummate the merger and the other transactions contemplated by the Merger Agreement. Our board of directors recommends that holders of our common stock vote FOR the proposal to adopt the Merger Agreement, FOR the “golden parachute” payments to be paid or payable upon the consummation of the merger and FOR the adjournment proposal. See “Proposal No. 1 - The Merger—Recommendations of Nobel Learning’s Board of Directors” beginning on page 40 of this proxy statement for a more detailed discussion of the recommendation of Nobel Learning’s board of directors.

YOUR VOTE IS IMPORTANT. PLEASE VOTE ELECTRONICALLY VIA THE INTERNET OR TELEPHONICALLY OR BY COMPLETING, SIGNING, DATING AND PROMPTLY RETURNING THE ENCLOSED PROXY CARD, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME. IF THE MERGER IS APPROVED, YOU WILL RECEIVE A LETTER OF TRANSMITTAL AND RELATED INSTRUCTIONS TO SURRENDER YOUR SHARE CERTIFICATES.

PROPOSAL NO. 1—THE MERGER

Background of the Merger

Since 2008, three stockholders have owned, directly or indirectly, approximately 63% of the Company’s outstanding shares of common stock. The shares held by Blesbok LLC, which we refer to in this proxy statement as Blesbok, were originally acquired by affiliates of Blesbok in open market transactions in 1997 and 1998 together with additional purchases over time, including the purchase of approximately 10% of the outstanding shares of the Company’s common stock from a third party in July 2008. Blesbok currently owns, directly or indirectly, approximately 36% of the outstanding shares of the Company’s common stock. Camden Partners Strategic II, LLC and its affiliates, which we collectively refer to in this proxy statement as Camden Partners, purchased its ownership interest from the Company in 2002, and currently owns, directly or indirectly, approximately 17% of the outstanding shares of the Company’s common stock. Wynnefield Partners Small Cap Value, L.P. and its affiliates, currently own, directly or indirectly, approximately 10% of the outstanding shares of the Company’s common stock. On July 20, 2008, our board of directors adopted a stockholders rights plan, which we refer to in this proxy statement as the rights plan, that it believed represented a sound and reasonable means of safeguarding the long-term interests of stockholders, while allowing the Company to execute on its growth strategy. In August 2008, our board of directors established the Strategic Affairs Committee of the board of directors, which we refer to in this proxy statement as the SAC, to make evaluate opportunities to generate stockholder value and assess the impact of the Company’s concentrated stock ownership in this regard, and to make recommendations to our board of directors regarding this evaluation and assessment. The SAC, consisting of three independent members of our board of directors, Richard Pinola (Chairman), David Beale and Michael Rosenthal, engaged the law firm of Pepper Hamilton LLP to serve as the SAC’s counsel in August 2008.

On September 22, 2008, the Company received an unsolicited non-binding proposal from Knowledge Learning Corporation, an indirect wholly-owned subsidiary of Knowledge Universe Education, L.P., which we refer to in this document as KU, to acquire all of the outstanding common stock of the Company for cash in the amount of $17.00 per share. Affiliates of KU control Blesbok.

In October 2008, the Company engaged the investment banking firm of J.P. Morgan Securities LLC, which we refer to in this proxy statement as J.P. Morgan, to serve as financial advisor to our board of directors in connection with possible strategic transactions with third parties. Discussions between J.P. Morgan, on behalf of the Company, and KU, subsequent to the unsolicited proposal were based only on publicly available information about the Company, because KU declined to enter into a non-disclosure agreement with the Company, which the SAC and our board of directors deemed necessary to protect the Company’s non-public business information. The SAC had discussions with J.P. Morgan regarding, among other things, economic trends within the education industry generally, J.P. Morgan’s preliminary financial analysis of the Company and the possible alternatives available to the Company to enhance stockholder value, including a potential sale of the Company.

On November 6, 2008, in response to the unsolicited non-binding proposal from KU, our board of directors, acting on the recommendation of the SAC, authorized the Company to pursue a confidential auction process to determine whether a sale transaction would be in the best interest of the Company’s stockholders at that time, and, if so, whether there might be other interested buyers at a similar or higher valuation.

From November 2008 through March 2009, J.P. Morgan contacted 15 potential strategic parties and eight private equity firms (not including KU or Camden Partners) that the SAC, with the assistance of J.P. Morgan, determined were most appropriate because they were either competitors of the Company or private equity firms with a stated interest in the education industry. Of those parties contacted, the Company entered into non-disclosure agreements with 15 parties, which included Leeds, with which the Company entered into a non-disclosure agreement on December 8, 2008. During this time period, the Company had discussions with three strategic parties, consisting of KU and two other strategic parties indentified in the auction process, and one financial party interested in considering a possible acquisition of the Company (but not Leeds). The strategic parties with whom the Company had in depth discussions included three of the four largest competitors of the

Company in the preschool and K-12 education industry, including KU. During this period of time, the Company and its representatives also had several conversations with KU concerning its proposal, and on January 22, 2009, representatives of the Company’s management and representatives of KU met to discuss the Company’s operations, but our board of directors never formally accepted or rejected KU’s proposal. Only publicly available information about the Company was discussed at this meeting. During this period of time, Mr. Warnock, an affiliate of Camden Partners and a member of our board of directors, recused himself from one meeting of our board of directors because he did not want his participation as a director to impede the ability of Camden Partners to participate in a strategic transaction involving the Company.

Beginning in the latter part of 2008, the U.S. economy was negatively impacted by the financial crisis and the U.S. stock markets declined dramatically. By February 2009, the Company’s stock price similarly declined to approximately $12.00 per share from approximately $15.95 per share at the beginning of September 2008. As a result of the financial crisis, lending institutions significantly restricted their lending to private equity firms and other buyers in connection with leveraged acquisitions. By early March 2009, none of the parties that had indicated an interest in considering a possible acquisition of the Company had provided the Company with a definitive offer.

On March 10, 2009, KU submitted a revised, unsolicited non-binding proposal to purchase all of the outstanding common stock of the Company for cash in the amount of $13.50 per share. At the request of the SAC and our board of directors, J.P. Morgan provided our board of directors with an overview of the offer, including the state of the preschool and K-12 education industry, the factors impacting the Company’s historical stock price, and a financial analysis of the Company. After consideration of the information presented by J.P. Morgan, the offer price as compared to the historical stock price, our board of directors’ belief of the Company’s value, our board of directors’ confidence in our ability to create greater stockholder value as an independent company, and the Company’s small debt burden, robust EBITDA margin growth over the prior twelve months and continued above-average financial performance compared to its peers, the SAC unanimously determined that the $13.50 per share proposal by KU was inadequate and unanimously recommended that our board of directors reject the KU proposal as not being in the best interest of the Company and its stockholders. Based on the recommendation of the SAC and the same material facts considered by the SAC, our board of directors unanimously voted to reject the KU proposal.

In April 2009, Pepper Hamilton LLP was engaged to represent the Company, in addition to serving as counsel to the SAC.

In the fiscal quarter ended March 20, 2009, the Company’s operations began to be negatively impacted by the recession and the financial crisis. Due to the rapid increase in unemployment, the Company’s enrollments dropped substantially during the second half of fiscal 2009, compared to the same period in the prior fiscal year. This directly impacted the Company’s operating results, reducing fiscal year 2009 earnings per share by approximately 40% from the prior fiscal year. Through October 30, 2009, the Company’s stock price declined further, reaching its then five-year low of $8.32 per share on October 29, 2009. In October 2009, George Bernstein, the Company’s Chief Executive Officer, received several inquiries from potential private equity purchasers as to whether the Company was willing to consider a possible acquisition of the Company. On October 30, 2009, the SAC met to discuss the current state of the market and the recent inquiries. Present at the meeting were representatives of Pepper Hamilton. After discussion, the SAC concluded that the Company should not currently seek a change of control transaction at that time principally due to its belief that the underperformance of the Company’s operations and stock price were not reflective of the Company’s future prospects and the inherent value of its common stock.

In January 2010, Mr. Bernstein met with Mr. Warnock and discussed Mr. Warnock’s concern as a director that the Company could be vulnerable to an opportunistic acquisition proposal from a third party given its historically low stock price and that the board of directors should consider alternatives that could increase stockholder value. Mr. Warnock also cited the negative outlook for U.S. job growth and the apparent improvement in financing availability in the capital markets as reasons why it might be an appropriate time for the Company to restart its analysis of various strategic alternatives. Mr. Warnock also expressed his desire to join the SAC to provide his perspectives as an experienced private equity investor in the education industry in connection with the SAC’s review of possible alternatives to create stockholder value. At its February 2, 2010 meeting, in light of reasons originally expressed by Mr. Warnock and Mr. Warnock’s then current view that Camden Partners was not interested in pursuing a transaction involving the Company, our board of directors appointed him to become the fourth member of the SAC. On that same date, Richard Pinola, the Chairman of the SAC, confirmed to Mr. Bernstein that the Company’s management was authorized to renew discussions with certain third parties that expressed an interest in a potential acquisition of the Company, through inquiries to J.P. Morgan or directly to the Company. These included three potential strategic purchasers, one of which was KU and the other two which we refer to in this proxy statement as Strategic Firm A and Strategic Firm B, and three private equity firms, one of which was Leeds and the other two which we refer to in this proxy statement as PE Firm A and PE Firm B.

By mid-fiscal 2010, due to the continuing weak economy and high unemployment, and the resulting impact on enrollments, the Company’s comparable school enrollment had fallen by approximately 11% over the prior two years and had reached enrollment levels at which the Company had previously been unprofitable. The Company’s profitability and cash flow through fiscal 2010 continued to drop as compared to fiscal 2009. The Company maintained its small profitability by significantly reducing expenses, including implementing its second year of wage freezes for all employees.

Several times during February 2010, the Company’s management had discussions with Strategic Firm A, Strategic Firm B, PE Firm A, PE Firm B and Leeds. As part of the SAC process, Mr. Warnock requested that the SAC invite representatives of Signal Hill Capital Group LLC, an investment bank with expertise in the education industry and that had done work with Camden Partners in the past, which we refer to in this proxy statement as Signal Hill, to review financial information about the Company and provide their thoughts on potential strategic alternatives for the Company. The SAC agreed to this request and the Company provided Signal Hill with financial information, although the SAC did not engage Signal Hill.

On March 3, 2010, the SAC met at the offices of Pepper Hamilton with representatives of the Company’s management, Pepper Hamilton and Signal Hill. Representatives of Signal Hill provided a summary of the current status of the economy, the equity markets and the Company’s industry in general, and provided its perspective concerning possible strategic alternatives available to the Company and whether the status quo, a sale transaction or a possible spin-off of part of the business were compelling options.

On March 26, 2010, Mr. Warnock and a representative of Hogan Lovells US LLP, which we refer to in this proxy statement as Hogan Lovells, Camden Partners’ legal counsel, contacted Mr. Pinola and representatives of Pepper Hamilton to inform them that Camden Partners might have an interest in considering a strategic transaction involving the Company, including a strategic transaction in which other strategic or financial investors would participate, and was interested in engaging in due diligence. Camden Partners requested the Company’s consent to engage, as its financial advisor, Signal Hill, which had previously made a general economic presentation and offered thoughts on possible strategic alternatives to the SAC. Mr. Warnock, who participated in only one meeting of the SAC since becoming a member of that committee, also resigned from the SAC and agreed to recuse himself from future deliberations of our board of directors concerning potential strategic transactions.

On March 26, 2010, the SAC held a meeting by telephone at which representatives of the Company’s management and Pepper Hamilton were present. At the meeting, the SAC authorized the Company to provide due diligence access to Camden Partners on a non-exclusive basis, pursuant to a non-disclosure agreement. Mr. Bernstein also reported that interest in a potential acquisition had been received from Strategic Firm A, Strategic Firm B, PE Firm A, PE Firm B and Leeds. The SAC authorized the Company to re-engage J.P. Morgan to assist the Company with a confidential auction process to determine whether there was an interest from potential parties in an acquisition of the Company and to determine the valuation that would likely be achieved in such a transaction. With input from the SAC and the Company as to potential competitors and private equity firms with a stated interest in the Company’s industry, J.P. Morgan identified the three strategic parties mentioned above (including KU) and four private equity firms mentioned above (including Camden Partners) to invite to participate in the process and to whom the Company would provide due diligence, subject to appropriate non-disclosure agreements.

On April 5, 2010, the SAC held a meeting by telephone at which representatives of the Company’s management, Pepper Hamilton and J.P. Morgan were present. The SAC discussed and approved a non-disclosure agreement to be entered into with Camden Partners. The non-disclosure agreement included a provision that allowed Camden Partners to discuss a possible transaction with equity and debt financing sources identified by Camden Partners provided that such other parties were also subject to a non-disclosure agreement. Under the non-disclosure agreement, Camden Partners could engage in discussions with KU regarding a potential transaction involving the Company, provided that KU also executed a nondisclosure agreement. The SAC believed that permitting Camden Partners to explore with third parties a potential transaction with the Company under the terms of the non-disclosure agreement would be helpful to the SAC in determining whether the SAC should recommend a strategic transaction to our board of directors.

On April 23, 2010, KU entered into a limited non-disclosure agreement with the Company pursuant to which the Company could share with KU on a confidential basis only certain historical confidential information. The limitation as to historical confidential information was at the request of KU, which indicated that it was not yet prepared to receive certain forward-looking material non-public information concerning the Company.

During the remainder of April 2010, the Company’s management, assisted by representatives of J.P. Morgan, engaged in discussions with PE Firm A, PE Firm B, Leeds, Camden Partners, Strategic Firm A and KU. KU and Strategic Firm A were two of the three largest competitors in the industry. The Company provided due diligence information to these parties and provided limited school tours to representatives of some of these parties.

On April 27, 2010, the SAC held a meeting by telephone at which the Company’s management and representatives of Pepper Hamilton and J.P. Morgan were present. Mr. Bernstein reported that six parties, including two potential strategic purchasers—KU and Strategic Firm A—and four private equity firms—PE Firm A, PE Firm B, Camden Partners and Leeds—had signed non-disclosure agreements with the Company and were reviewing due diligence materials, and that four of the parties had participated in limited school tours. During the meeting by telephone, representatives of J.P. Morgan reviewed with the SAC, among other things, general economic trends, the Company’s historical and projected performance as compared to certain other companies in the Company’s industry and the overall market, as well as other financial analyses. Representatives of J.P. Morgan also presented an indicative hypothetical analysis to the SAC of the financial impact to the Company, if it were to undertake a medium to large acquisition of another company in the education industry. Based on this analysis and the other matters discussed by J.P. Morgan, the SAC determined, at such time, that the acquisition alternative was not desirable principally due to the lack of desirable acquisition candidates, the lack of financing at attractive rates and the dilutive impact of such an acquisition on earnings and stockholder equity. The SAC directed that the Company’s management provide current non-public financial information concerning the Company to those parties, other than KU, that had signed a non-disclosure agreement.

On May 5, 2010, our board of directors held a regularly scheduled meeting at the Company’s principal executive offices at which the Company’s management and representatives of Pepper Hamilton and J.P. Morgan were present. Mr. Warnock did not participate in the meeting because of the interest of Camden Partners in pursuing a possible transaction. At this meeting, members of management reviewed with our board of directors the then current business trends and the Company’s outlook. Representatives of J.P. Morgan reviewed the status of discussions with parties which had signed non-disclosure agreements with the Company, its financial analysis of the Company based, in part, on the Company’s financial position and growth prospects at such time, and its views on alternative strategic transactions that could create stockholder value, including the same analysis provided to the SAC of a potential medium to large acquisition of another company in the education industry. Members of our board of directors reviewed and discussed with J.P. Morgan the presentation materials, including the assumptions reflected thereon. Representatives of Pepper Hamilton updated our board of directors on the non-disclosure agreement reached with KU.

Throughout May 2010, the Company’s management had multiple meetings and telephonic conversations with representatives of the parties that had signed non-disclosure agreements concerning due diligence related to the Company and the terms of a potential acquisition of the Company.

Between May 20, 2010 and May 30, 2010, the Company received written indications of interest concerning a potential acquisition of the Company from Strategic Firm A, PE Firm A, PE Firm B and Leeds. Strategic Firm A proposed an acquisition of the Company’s outstanding common stock for $10.00 per share. PE Firm A proposed an acquisition of the Company’s outstanding common stock for $12.00 to $12.50 per share. PE Firm B proposed an acquisition of the Company’s outstanding common stock for $12.00 per share. Leeds proposed an acquisition of the Company’s outstanding common stock for $10.50 per share. Neither KU nor Camden Partners submitted a written indication of interest.

On May 30, 2010, the SAC held a telephonic meeting at which the Company’s management and representatives from Pepper Hamilton and J.P. Morgan were present. The SAC discussed the specifics of each of the written indications of interest. After discussion, the SAC authorized the Company’s management and Pepper Hamilton to engage with PE Firm A in further discussions concerning the terms of its proposal to purchase the Company’s outstanding common stock for $12.00 to $12.50 per share and the outstanding Series D convertible preferred stock for $1.88 per share, based on the fact that the proposal had the highest indicative price and, in the SAC’s view, that is was likely that PE Firm A would obtain the financing required to fund the purchase price based on a review of the preliminary letters of indication from financing sources likely to be utilized by PE Firm A.

Between May 30, 2010 and June 4, 2010, representatives of the Company and Pepper Hamilton had several conversations with PE Firm A and its counsel concerning its written indication of interest and a proposed non-binding letter of intent. The SAC held telephonic meetings on June 2, 2010 and June 3, 2010 to review with the Company’s management and representatives of Pepper Hamilton and J.P. Morgan the status of discussions with PE Firm A. On June 3, 2010, the SAC determined to recommend that our board of directors approve entering into a non-binding letter of intent with PE Firm A that provided for a cash price for the common stock between $12.00 and $12.50 per share, a cash price of $1.88 per share for the Series D convertible stock and a 45-day exclusivity period, required by PE Firm A, during which the Company and PE Firm A would attempt to reach agreement on definitive terms regarding the acquisition of the Company. At the telephonic meeting of our board of directors on June 4, 2010, representatives of J.P. Morgan reviewed the four written indications of interest received by the Company and a representative of Pepper Hamilton provided a detailed review of the non-binding letter of intent proposed by PE Firm A. After discussion, including discussion in executive session without the Company’s management or J.P. Morgan present, and based on the recommendation of the SAC and similar factors reviewed by the SAC at its May 30, 2010 meeting, our board of directors approved entering into the non-binding letter of intent with PE Firm A. On June 4, 2010, subsequent to the meeting of our board of directors, the Company and PE Firm A entered into the non-binding letter of intent and Mr. Bernstein contacted the other three interested parties and advised them that the Company had entered into exclusive discussions with PE Firm A.

From June 4, 2010 until June 23, 2010, the Company met with representatives of PE Firm A to discuss due diligence concerning the Company. During this same period, Pepper Hamilton and counsel to PE Firm A negotiated the terms of a definitive agreement providing for the acquisition of the Company.

On June 24, 2010, a representative of PE Firm A contacted Mr. Bernstein to inform him that based on its due diligence review of the Company, and in particular a negative industry report commissioned by PE Firm A that indicated that the pre-school and K-12 private school industries would experience flat to negative compound annual growth rates in enrollments over the next five years, PE Firm A was not in a position to continue to pursue the acquisition of the Company on the financial terms outlined in its non-binding letter of intent, but that it would be interested in considering a transaction at a common stock purchase price of approximately $10.00 per share. After further discussions, the Company and PE Firm A mutually ended their exclusivity arrangement on June 28, 2010.

Between June 25, 2010 and June 29, 2010, Mr. Bernstein communicated with each of the members of the SAC and our board of directors concerning the termination of the exclusivity arrangement with PE Firm A. He indicated that Company management was prepared, following authorization by the SAC, to contact PE Firm B, which had submitted an indication of interest to purchase the common stock at a price of $12.00 per share, to determine whether PE Firm B might still be interested in an acquisition of the Company at a purchase price of $12.00 per share or more. Members of the SAC and the Company’s board of directors advised Mr. Bernstein that management should seek to re-establish contact with PE Firm B.

On June 30, 2010, Carter Harned, a representative of Leeds, telephoned Mr. Bernstein to discuss the status of the potential transaction with PE Firm A. Mr. Bernstein informed Mr. Harned that the exclusivity period with PE Firm A had terminated and that the Company would be interested in discussing an acquisition of the Company for a per share purchase price at or above $12.00 per share. After discussions with J.P. Morgan and the SAC regarding each of the other parties that had submitted proposals to the Company, Mr. Bernstein contacted PE Firm B, Leeds, Camden Partners and Strategic Firm A to ascertain any continuing interest. PE Firm B, Leeds and Camden Partners agreed to have further discussions with the Company.

On July 7, 2010, the Company and Leeds extended the terms of the non-disclosure agreement originally entered into in December 2008 and subsequently amended in March 2010. In addition, on April 20, 2010, the Company and PE Firm B extended the terms of their non-disclosure agreement.

On July 8, 2010, our board of directors held a telephonic meeting at which the Company’s management and representatives from Pepper Hamilton were present. Mr. Bernstein provided an update on the Company’s financial performance, including a preliminary report on its “back to school” enrollment. Mr. Pinola, as the Chairman of the SAC, summarized the SAC’s recent activities, including the termination of exclusivity with PE Firm A and re-engagement with the other parties that had signed non-disclosure agreements with the Company concerning a potential acquisition of the Company.

Throughout July 2010, representatives of the Company, with the assistance of J.P. Morgan, continued to have discussions with PE Firm B, Leeds and Camden Partners to determine whether any of them would be interested in an acquisition of the Company at a purchase price of $12.00 per share or more. On July 2, 2010, July 6, 2010 and July 15, 2010, representatives of the Company discussed with representatives of Leeds due diligence relating to the Company, including updates on the Company’s recent performance. On July 9, 2010, Mr. Bernstein and Thomas Frank, the Company’s Chief Financial Officer, met with representatives of Leeds in its New York office to discuss due diligence concerning the Company.

In July 2010, the Company was contacted by, and re-engaged, Strategic Firm B to determine whether it would be interested in purchasing the Company. Mr. Bernstein had several conversations with Strategic Firm B in July and early August 2010 concerning a possible acquisition or other strategic transaction. The two companies shared financial and operational information. Ultimately, Strategic Firm B indicated to the Company that it was not in a position to pursue an acquisition of, or other strategic transaction with, the Company at that time because it could not financially support a transaction on its own given its financial performance.

At the beginning of August 2010, Mr. Bernstein had telephone conversations with representatives of PE Firm B, which indicated it would not be able to propose a purchase price at or above $12.00 per share and that a proposal would contain a financing contingency; representatives of Leeds, which expressed their continued interest in pursuing a transaction with the Company, but at a purchase price that would not be at or above $12.00 per share and with a proposal that would contain a financing contingency; and representatives of Strategic Firm A, which indicated that it would not increase the purchase price of $10.00 per share in its original proposal.

On August 5, 2010, our board of directors held a telephonic meeting at which the Company’s management and representatives from Pepper Hamilton and J.P. Morgan were present. Mr. Pinola provided an update on the status of discussions with the parties that had entered into non-disclosure agreements with the Company, including the oral indications of two parties and the financing conditions that each indicated would continue to be included in their respective proposals. A representative of J.P. Morgan stated that each of these parties had indicated that it could not offer a purchase price at or above $12.00 per share. After considering the Company’s financial condition, the potential of the Company’s Laurel Springs business and the Company’s anticipated “back to school” enrollments, the SAC recommended that our board of directors not pursue the current indications of interest. Based on a review of similar considerations, our board of directors accepted and approved the SAC’s recommendation.

On August 6, 2010, Mr. Harned contacted Mr. Bernstein and indicated that, despite our board of directors’ determination not to pursue its indication of interest, Leeds was still interested in evaluating whether a transaction could be completed at a purchase price that would be acceptable to our board of directors and that contained limited risk that financing would be unavailable. Mr. Harned requested that Mr. Bernstein and Mr. Frank meet with Leeds’ potential debt financing sources to provide financial and other information about the Company requested by such sources. With SAC approval, Mr. Bernstein agreed that he and Mr. Frank would meet with Leeds’ potential debt financing sources in New York as requested.

On August 16, 2010, Mr. Bernstein and Mr. Frank provided a management presentation concerning the Company to Leeds’ potential debt financing sources in a meeting held in New York.

Throughout the remainder of August, September and October of 2010, Mr. Bernstein and Mr. Harned spoke by telephone several times to discuss the Company’s business and its operating results and the Company provided Leeds with additional due diligence information requested by Leeds’ potential debt financing sources.

On October 5, 2010, Mr. Bernstein and Mr. Pinola met with Mr. Warnock at the offices of Pepper Hamilton in Philadelphia. Representatives of Pepper Hamilton and of Hogan Lovells were present at the meeting. Mr. Warnock indicated that while Camden Partners was potentially interested in leading a sale transaction if it could identify third party equity and debt financing, it might also consider continuing its ownership interest in the Company in order to facilitate a transaction initiated by a third party. In this regard, Mr. Warnock requested confirmation from the Company that Camden Partners could engage in conversations with other parties regarding a potential acquisition of the Company. At its meeting on October 28, 2010, discussed in more detail below, the SAC confirmed that the terms of Camden Partners’ non-disclosure agreement with the Company would continue to permit Camden Partners to engage in discussions with other sources of debt and equity financing and other potential purchasers, including Leeds. The SAC believed that permitting Camden Partners to explore a potential transaction that included third party financing would increase the chances that a compelling offer to acquire the Company would be received.

On October 13, 2010, Adam Cohn, a representative of KU and Blesbok, telephoned Mr. Bernstein. Mr. Cohn indicated that Blesbok was supportive of the Company’s continued exploration of strategic alternatives to maximize shareholder value and that it would likely give serious consideration to a transaction if it were at a common stock purchase price of approximately $11.00 per share or higher.

On October 28, 2010, the SAC held a meeting by telephone at which representatives of the Company’s management, Pepper Hamilton and J.P. Morgan were present. Mr. Bernstein updated the SAC on the recent financial performance of the Company. By this time, the Company had completed its back to school enrollment season, with comparable school enrollment results that were 3.4% lower than anticipated and 2.8% lower than for the same period in the prior fiscal year. Mr. Bernstein noted to the SAC that the Company’s performance continued to deteriorate primarily as a result of the continued high unemployment rates and the corresponding impact on private school enrollments and the reduced demand for child care services. Mr. Bernstein and the representatives of Pepper Hamilton and J.P. Morgan updated the SAC on the recent conversations with Camden Partners, KU and Leeds, and Mr. Warnock’s request that Camden Partners and Leeds be permitted to speak regarding a sale transaction. A representative of J.P. Morgan provided the SAC with a market update and an updated financial analysis of the Company based on the Company’s financial performance through the end of the first quarter of fiscal year 2011 and management’s forecasts. Members of the SAC reviewed and discussed with J.P. Morgan its presentation materials, noting that the results of the Company’s first quarter of fiscal year 2011 were significantly below expected levels and the same period in the prior fiscal year. The SAC also noted that Blesbok and Camden Partners, each a significant stockholder of the Company, had been supportive of the Company’s consideration of a sale or other strategic transaction.

On November 2, 2010, representatives of the Company’s management held a meeting by telephone with representatives of Leeds to discuss financial due diligence. J.P. Morgan was present at this meeting.

On November 8, 2010, the SAC granted Leeds permission to discuss with Blesbok Leeds’ proposal relating to the Company.

On November 10, 2010, our board of directors held a regularly scheduled meeting immediately following the Company’s annual stockholders meeting. After Mr. Warnock recused himself from the meeting, Mr. Pinola, Mr. Bernstein and a representative from Pepper Hamilton provided our board of directors with an update on the conversations with Camden Partners, Blesbok and Leeds.

On November 12, 2010, the Company released operating results for the first quarter of fiscal year 2011. The Company’s loss increased by approximately 64%, the worst first fiscal quarter results in the prior 7 years.

On November 22, 2010, representatives of the Company’s management had a meeting by telephone with representatives of Leeds to answer follow-up questions concerning the Company’s financial position and growth prospects. After this call, Mr. Harned called Mr. Bernstein to discuss the status of Leeds’ perspectives in general and to inform Mr. Bernstein that Leeds would be discussing with Camden Partners the possibility of its participating in a potential acquisition of the Company and would be discussing with Blesbok the possibility of its providing a portion of the required financing for a potential acquisition of the Company.

On November 30, 2010, representatives of the Company’s management held a meeting by telephone with representatives of Signal Hill, the investment banking firm engaged by Camden Partners to assist with Camden Partners’ review of a potential acquisition of the Company, to discuss the Company’s financial position and growth prospects at such time. J.P. Morgan was present at this meeting.

On December 7, 2010, Mr. Harned called Mr. Bernstein to update him on the status of Leeds’ discussions with Camden Partners. Mr. Harned indicated that he was advised by Camden Partners that Camden Partners was no longer interested in considering whether to participate with Leeds in a potential acquisition of the Company and that Camden Partners would instead be working to structure a transaction that Camden Partners itself would lead. Mr. Harned indicated that Leeds was therefore developing an offer to purchase the Company that was not based on Camden Partners’ participation.

On December 7, 2010, a representative of Signal Hill called Mr. Bernstein to inform him that Camden Partners had asked Signal Hill to identify financing sources in connection with Camden Partners’ consideration of a possible acquisition of the Company. Camden Partners later requested that the Company’s management make a presentation about the Company to Camden Partners’ potential financing sources and enable such financing sources to conduct due diligence, including reviewing non-public information after executing a joinder to the Camden Partners non-disclosure agreement. On December 15, 2010, Mr. Bernstein, Mr. Frank, representatives of Signal Hill and Mr. Warnock met with representatives of a potential financing source for Camden Partners’ potential acquisition of the Company and provided a presentation on the Company business.

On December 17, 2010, the Company received a non-binding written proposal from Leeds to acquire the Company for a purchase price of $10.25 in cash per share of common stock. The proposal contained debt commitment letters from its senior lenders and requested that the Company grant Leeds a 30 day period of exclusivity in order to permit the completion of due diligence and to negotiate a merger agreement. The proposal also indicated that receipt of voting agreements from Camden Partners and Blesbok was desirable. Although Leeds agreed to remove its general financing contingency, its proposal contemplated the Company having to meet a specified financial leverage condition at closing, as well as a solvency condition.

On December 20, 2010, the SAC held a meeting by telephone at which representatives of the Company’s management, Pepper Hamilton and J.P. Morgan were present. Prior to this meeting, the Company distributed to the members of the SAC a summary of the Company’s fiscal year results of operations to date, the Company’s projected results through the end of the current fiscal quarter and management’s forecast of operating results through the end of the fiscal year. The SAC discussed the terms of the Leeds proposal, including the request for exclusivity, the discussions with Leeds to date and whether or not to make a recommendation to our board of directors. After further discussion, the SAC determined that it would defer a recommendation and requested that Mr. Bernstein and representatives of J.P. Morgan provide information relating to current financial performance, as presented to J.P. Morgan by the Company’s management, to Leeds and seek a higher proposed price from Leeds before it would determine whether to enter into exclusivity with Leeds.

From December 20 to December 22, 2010, Mr. Bernstein, with the assistance of J.P. Morgan, had several telephone conversations with Mr. Harned concerning the indicated purchase price in the Leeds proposal. In the course of these conversations, Mr. Harned indicated that Leeds was willing to increase its proposed purchase price to $10.40 per share.

On December 22, 2010, the SAC held a meeting by telephone. Mr. Bernstein summarized the conversations with Leeds. After discussion, the SAC determined to recommend that our board of directors authorize the SAC to grant exclusivity on terms and conditions determined by the SAC. Later that day, our board of directors held a meeting by telephone at which representatives of the Company’s management, Pepper Hamilton and J.P. Morgan were present. Mr. Pinola summarized the proposal that had been received from Leeds. The SAC and our board of directors considered the extensive discussions with various interested parties throughout 2010, the current parties, including Camden Partners, that had expressed an interest in a potential acquisition of the Company and the status of their efforts to make a proposal and indentify financing, the purchase price and the other material terms, including those related to financing and stockholder support, in the Leeds proposal, and the financial analysis previously provided by J.P. Morgan. The SAC also considered that agreeing to the exclusivity required by Leeds to continue its due diligence would provide Leeds an opportunity to further analyze whether an increase in the proposed purchase price could be achieved. After discussion, our board of directors authorized the SAC to grant exclusivity to Leeds until January 31, 2011.

On December 23, 2010, the SAC held a meeting by telephone at which representatives of the Company’s management, Pepper Hamilton and J.P. Morgan were present. Mr. Bernstein provided the SAC with a summary of the discussions with Leeds. At the meeting the SAC authorized the grant of negotiating exclusivity to Leeds until January 31, 2011, with an indication to Leeds that the terms in its proposal, including price, had not been accepted by the SAC or our board of directors. Mr. Bernstein communicated this to Mr. Harned and provided him with a draft exclusivity agreement.

Between December 24, 2010 and December 28, 2010, representatives of Pepper Hamilton and Goodwin Procter LLP, counsel to Leeds and to which we refer in this proxy statement as Goodwin Procter, negotiated the terms of the exclusivity agreement. The exclusivity agreement was executed on December 28, 2010 and provided for an exclusive negotiation period through January 31, 2011.

From December 28, 2010 through February 8, 2011, representatives from Leeds conducted further due diligence investigations of the Company and held various meetings with the Company’s management. During that time, certain members of the Company’s management met with members of Leeds to discuss the operations of the Company and its financial condition. Also, during this time, representatives of Leeds and Goodwin Procter performed legal due diligence with representatives of the Company and Pepper Hamilton, and as part of those diligence investigations reviewed legal, financial and operations data relating to the Company. In addition, during this period, representatives of the Company’s management made presentations to Leeds’ potential financing sources concerning the Company’s business and its financial results.

On January 5, 2011, Pepper Hamilton provided a draft of the proposed merger agreement to Goodwin Procter.

On January 7, 2011, a representative of Latham & Watkins LLP, which we may refer to in this proxy statement as Latham, counsel to Blesbok and KU, contacted a representative of Pepper Hamilton to discuss the status of the potential transaction with Leeds. During this conversation, the representative of Latham indicated that Blesbok had not yet determined whether to support the potential sale of the Company at the purchase price which Leeds had indicated to KU was in its proposal.

On January 28, 2011, the SAC held a meeting by telephone at which representatives of the Company’s management, Pepper Hamilton and J.P. Morgan were present. Mr. Bernstein provided the SAC with an update on the Company’s results of operations for the quarter ended December 31, 2010. Mr. Bernstein and a representative of Pepper Hamilton summarized for the SAC the conversations with Leeds and Leeds’ indication that it was working with its senior debt financing sources to complete due diligence and remove conditionality from the debt commitment letters as well as discussing with Blesbok terms for a mezzanine financing. The representative of Pepper Hamilton summarized for the SAC his discussions with counsel for Blesbok and KU. The SAC directed representatives of J.P. Morgan to contact Leeds to seek to increase the purchase price. At the meeting, the SAC discussed the request by Leeds, made on January 21, 2011, to extend the exclusivity period. In view of progress being made in the negotiations, the SAC believed that it was in the best interest of the stockholders to continue discussions with Leeds, and, accordingly, the SAC authorized the Company to grant an extension of the exclusivity period until February 9, 2011, if so requested by Leeds. Following the meeting, a representative from J.P. Morgan contacted Leeds and attempted to negotiate a higher price; however, Leeds responded that it was not prepared to increase the price in its proposal.

On January 31, 2011, representatives from the Company, Leeds, Pepper Hamilton and Goodwin Procter met by telephone to discuss the status and timing of the potential transaction. Representatives of Leeds indicated that based on discussions with Blesbok and assuming Leeds utilized mezzanine financing from Blesbok (discussions regarding which were continuing), they expected Blesbok would sign a voting agreement supporting the transaction. They also indicated that they had not had conversations with Camden Partners since December 2010 when Camden Partners advised Leeds that it did not want to participate in a transaction led by Leeds.

On February 1, 2011, the SAC held a meeting by telephone at which representatives of the Company’s management, Pepper Hamilton and J.P. Morgan were present. Mr. Bernstein provided the SAC with an update on the Company’s results of operations. Mr. Bernstein also summarized the information provided by Leeds concerning its discussions with potential sources of debt financing, including Blesbok. After discussion, the SAC directed management and its advisors to continue to negotiate the definitive merger agreement subject to SAC and board of director approval of any transaction.

From February 1, 2011 through February 15, 2011, representatives of Pepper Hamilton and Goodwin Procter negotiated the terms of the merger agreement.

On February 2, 2011, Leeds requested that the Company extend the exclusivity period. In view of progress being made in the negotiations, the Company, acting upon the authority granted thereto by the SAC on January 28, 2011, granted an extension of the exclusivity period to February 9, 2011.

On February 3, 2011, Mr. Warnock contacted Mr. Pinola and expressed his view that our board of directors, including Mr. Warnock, should evaluate an alternative to the Leeds proposal whereby the Company would make a self-tender offer for a portion of its common stock with the goal of allowing stockholders to either continue to maintain their entire investment in the Company or achieve liquidity for a portion of their shares. Mr. Warnock suggested that a potential recapitalization could be considered for a portion of the Company’s outstanding common stock at a price higher than the then current Leeds offer price of $10.40 per share. We may refer to this potential transaction in this proxy statement as the potential recapitalization. Mr. Warnock indicated that if the potential recapitalization were proposed by our board of directors, Camden Partners would likely continue to maintain its entire investment in the Company.

On February 8, 2011, the SAC held a meeting by telephone at which representatives of the Company’s management, Pepper Hamilton and J.P. Morgan were present. Representatives of J.P. Morgan presented an overview of a potential recapitalization, including the need for financing for such a transaction. The SAC requested that J.P. Morgan undertake additional analysis of the potential recapitalization to explore whether it would provide greater value to stockholders than a potential transaction with Leeds. The SAC also concluded that it was not appropriate to extend exclusivity with Leeds given the absence of either updated commitment letters from its debt financing sources or an increase in purchase price.

On February 9, 2011, our board of directors met at its regularly scheduled meeting at which representatives of the Company’s management, Pepper Hamilton and J.P. Morgan were present. Mr. Warnock confirmed to our board of directors that neither Camden Partners nor any of its affiliates had a current intent to pursue an acquisition of the Company or participate, as an owner, lender or sponsor, in any potential acquisition of the Company by a third party. Mr. Pinola summarized for our board of directors the status of the discussions with Leeds and the SAC’s consideration of the potential recapitalization. Representatives of J.P. Morgan reviewed with our board of directors their preliminary analysis of the proposed Leeds transaction and a potential recapitalization transaction. Our board of directors discussed each alternative. The issues concerning the Leeds proposal included the lack of clarity of committed debt financing and the uncertainty as to whether Blesbok and Camden Partners ultimately would support the transaction with voting agreements. Among the issues discussed by our board of directors relating to a potential recapitalization transaction were the amount of indebtedness that the Company would be required to incur, the reduced liquidity of the common stock and the potential resulting stock price for the remaining outstanding shares, including the uncertainty associated with the market value of the Company’s common stock after the potential recapitalization. Our board of directors also considered the prospects for the Company if it did not pursue a current transaction and, in such consideration, reviewed with management the Company’s then current outlook. Our board of directors also noted the difficulties associated with the Company’s concentrated share ownership and illiquid public trading market, which would be exacerbated in a recapitalization transaction. After further discussion, our board of directors confirmed the SAC’s request that J.P. Morgan undertake additional analysis of the potential recapitalization. Our board of directors also adopted the decision of the SAC not to extend the Leeds exclusivity for the same reasons considered by the SAC.

Throughout the remainder of February 2011 and March 2011, the Company’s management, with the assistance of J.P. Morgan, continued to review the potential recapitalization at various prices and leverage levels, including meeting with potential debt financing sources, analyzing the risks and uncertainties of successfully completing such a transaction, including analyzing the likely market value and trading multiples of the Company’s common stock after the potential recapitalization, and considering the benefit of such a transaction to the Company’s stockholders. During this time period, representatives of the Company informed representatives of Leeds that it was considering the potential recapitalization at a price above the purchase price in the Leeds proposal.

On March 2, 2011, Mr. Harned telephoned Mr. Bernstein to inform him that Leeds was willing to increase the purchase price in its proposal to $11.25 per share for the outstanding common stock of the Company. Mr. Bernstein then telephoned Mr. Pinola and a representative of Pepper Hamilton to inform them of Leeds’ increase in the proposed purchase price.

On March 11, 2011, the SAC held a meeting by telephone at which representatives of the Company’s management, Pepper Hamilton and J.P. Morgan were present. Mr. Bernstein informed the SAC that Leeds had increased its purchase price to $11.25, subject to the previous conditions with respect to senior debt financing, but that it had removed the need for mezzanine financing from its proposal and indicated it would not use mezzanine financing from Blesbok. The SAC discussed the modified terms of the Leeds proposal and reviewed additional analyses of the potential recapitalization at $11.25 per share for approximately 30% of the outstanding common stock of the Company prepared by J.P. Morgan. Given the uncertainty regarding whether Blesbok would support a transaction with Leeds at the increased offer price, and Mr. Warnock’s continuing interest in exploring a potential recapitalization, Mr. Bernstein informed the SAC that he and a representative of Pepper Hamilton had arranged to meet at the end of March with Mr. Cohn and a representative of Latham, Blesbok’s counsel, at Blesbok’s offices in Santa Monica, California to review with them the potential transaction alternatives.

On March 23, 2011, Mr. Bernstein and a representative of Pepper Hamilton met with Mr. Cohn and a representative of Latham at Blesbok’s offices to review with them the potential strategic alternatives being considered by the Company. At the meeting, the parties discussed the potential recapitalization and the potential sale to Leeds, including whether or not Blesbok would support a transaction involving Leeds and enter into a voting agreement. Mr. Cohn requested additional due diligence information from the Company.

On March 30, 2011, Mr. Warnock telephoned Mr. Bernstein to discuss the potential recapitalization and the sale of the Company that the Company was considering. During this conversation, Mr. Warnock indicated that Camden Partners continued to prefer a potential recapitalization transaction at $11.25 per share to a sale of the Company to Leeds.

On April 5, 2011, Mr. Bernstein met with Jeffrey Leeds, Robert Bernstein (having no relation to George Bernstein) and Carter Harned, each principals of Leeds, at a dinner meeting in New York. At the meeting, the Leeds principals reiterated the strong interest of Leeds in acquiring the Company at a purchase price of $11.25 per share.

On April 7, 2011, the SAC held a meeting by telephone at which representatives of the Company’s management, Pepper Hamilton and J.P. Morgan were present. Mr. Bernstein summarized for the SAC his discussion with Mr. Warnock concerning Camden Partners’ preference for a potential recapitalization of the Company. Mr. Bernstein and a representative of Pepper Hamilton summarized for the SAC their meeting and subsequent conversations with Mr. Cohn and Blesbok’s counsel, in which Mr. Cohn indicated that Blesbok was not likely to support the potential recapitalization transaction on the terms proposed by the Company and that, accordingly, it was more likely to support a sale of the Company. Mr. Bernstein updated the SAC on the Company’s operating performance, including the outlook for the fiscal quarter and the current and next fiscal year. The SAC discussed the assumptions contained in management’s presentation, as well as the risks and opportunities associated with executing the Company’s business plan. The SAC also discussed the risks and opportunities presented by the potential recapitalization and the proposed sale of the Company to Leeds. The consensus of the SAC was that the potential recapitalization was likely not viable without the support of Blesbok. While no recommendation was reached, the SAC determined that it was appropriate to convene a full board of directors meeting to discuss the alternatives.

On April 13, 2011, the SAC held a meeting by telephone at which representatives of the Company’s management, Pepper Hamilton and J.P. Morgan were present. In preparation for the meeting of our board of directors to be convened on April 15, 2011, Mr. Bernstein updated the SAC on the communications with representatives of Leeds since the last SAC meeting. Representatives of J.P. Morgan reviewed with the SAC their financial analysis of the proposed Leeds transaction. Management also made a presentation to our board of directors regarding the potential recapitalization. Following the presentation, Mr. Bernstein articulated management’s view that the potential recapitalization was not a viable alternative without the support of Blesbok. Management also articulated its concerns over the risks associated with a leveraged recapitalization transaction, including the potential challenges of operating a highly leveraged public company going forward and the uncertain effect on the liquidity of the common stock. Mr. Bernstein also shared with the SAC management’s view that given the Company’s financial performance, the state of the economy, including continued high unemployment and low job creation, the outlook for the preschool and K-12 education industry and the Company’s stock price and liquidity challenges, a sale of the Company on terms satisfactory to the SAC and board of directors, and that was supported by Blesbok and Camden Partners, given their aggregate ownership of greater than 50% of the outstanding common stock of the Company, would be in the best interest of the Company and its stockholders. After considering these views, the SAC resolved to recommend to our board of directors that it not consider the potential recapitalization further and that the SAC and our board of directors should pursue the possible sale of the Company to Leeds, to determine if such a transaction would be in the best interest of the Company and its stockholders, subject to a final recommendation of the SAC and final approval by our board of directors.

On April 14, 2011, Mr. Cohn telephoned Mr. Bernstein to discuss the sale transaction alternative. In that conversation, Mr. Cohn indicated that Blesbok would not be interested in selling its common stock in the Company for less than $11.75 per share. Later the same day, Mr. Bernstein was contacted by Mr. Harned, who indicated that he had been informed that Blesbok would not consider supporting the sale of the Company at a common stock price less than $11.75 per share and, despite this fact, Leeds’ proposal to purchase the Company remained at $11.25 per share.

On April 15, 2011, our board of directors met by telephone for its regularly scheduled meeting with representatives of the Company’s management, Pepper Hamilton and J.P. Morgan in attendance. Mr. Bernstein updated our board of directors on discussions with Leeds, Blesbok and Camden Partners. He summarized the events of the past month, including the fact that Blesbok did not support the potential recapitalization as proposed by the Company and would not support a sale of the Company at a common stock purchase price of less than $11.75 per share. Mr. Pinola informed our board of directors that the SAC recommended to our board of directors that the potential recapitalization would not be in the best interest of the Company and stockholders. Mr. Pinola also informed our board of directors that, given its original understanding that Blesbok would support a potential sale of the Company at a purchase price of $11.25, the SAC had recommended that the Company should pursue the possible sale to determine if it would be in the best interest of the Company and its stockholders at such time. However, given Blesbok’s recent indication that it would not support a sale to Leeds at a common stock purchase price of less than $11.75 per share, Leeds’ unwillingness to increase its price over $11.25 per share and the difficulty of obtaining the required stockholder approval when a stockholder owning approximately 36% of the outstanding common stock does not support the transaction, the SAC recommended that the potential sale transaction at $11.25 per share not be pursued at such time. After discussion, our board of directors adopted the SAC’s recommendations. Shortly thereafter, J.P. Morgan communicated to Leeds that our board of directors did not support the proposed transaction at a purchase price of $11.25 per share.

On April 20, 2011, Mr. Harned telephoned Mr. Bernstein to indicate that Leeds was willing to increase the purchase price in its proposal to $11.75 per share and that Leeds continued to desire that Blesbok and Camden Partners agree to sign voting agreements. Mr. Harned informed Mr. Bernstein that he had communicated Leeds’ increased proposal price to Mr. Cohn at Blesbok. Mr. Bernstein then communicated this information to Mr. Pinola.

On April 21, 2011, a representative of Latham telephoned a representative of Pepper Hamilton to inform the Company that Blesbok was willing to support the Leeds proposal at a purchase of $11.75 per share and enter into a voting agreement related to such a transaction under certain circumstances, the material conditions of which included Leeds purchasing the outstanding Series D convertible preferred stock owned by Blesbok for $1.88 per share and the Company terminating the rights plan, each at the signing of the definitive merger agreement with Leeds.

On April 25, 2011, Mr. Bernstein telephoned Mr. Warnock, in Mr. Warnock’s capacity as a director of the Company, to ask him whether he was in favor of a transaction with Leeds at a purchase price of $11.75 per share. Mr. Warnock indicated to Mr. Bernstein in that conversation that he was in favor of the Leeds proposal at that price and that Camden Partners would enter into a voting agreement in support of the Leeds proposal, subject to final negotiation thereof and reviewing the merger agreement.

From April 25, 2011 through April 29, 2011, representatives of the Company and Leeds had several discussions concerning the Leeds proposal, including discussions concerning Leeds’ desire to speak with additional stockholders that owned greater than 5% of the outstanding common stock in order to seek a voting agreements from such stockholder and discussions concerning additional due diligence from the Company. During such time, representatives of the Company and Leeds had several discussions with representatives of Blesbok concerning their conditions to support the Leeds proposal, including communicating that the material conditions of Blesbok concerning timing of the purchase of the Series D convertible preferred stock and termination of the rights plan were not acceptable to Leeds and the Company, respectively.

On April 29, 2011, the SAC held a meeting by telephone at which representatives of the Company’s management, Pepper Hamilton and J.P. Morgan were present. Representatives of the Company’s management provided the SAC with an update on the Company’s financial results and the Company’s financial projections at such time. Mr. Bernstein informed the SAC that subsequent to the April 15, 2011 meeting of our board of directors, Leeds had increased the proposed common stock purchase price in its offer to $11.75 per share and that Leeds continued to desire Camden Partners and Blesbok to enter into voting agreements. Mr. Bernstein also informed the SAC of Leeds’ request to speak with additional stockholders that owned greater than 5% of the outstanding common stock of the Company to request voting agreements.

After discussion, the SAC authorized Leeds to speak with additional 5% stockholders and determined that our board of directors and the SAC should pursue the potential sale of the Company to Leeds to determine if it would be in the best interest of the Company and its stockholders at such time and, accordingly, continued discussions with Leeds given their proposal now met the threshold at which Blesbok had indicated it would be willing to sell its shares and sign a voting agreement. The SAC also authorized Leeds to submit its revised proposal in writing to the Company.

On April 29, 2011, the Company received a written proposal from Leeds to acquire all of the Company’s outstanding common stock for $11.75 per share. The proposal, which was not conditioned on any stockholder voting agreement with Blesbok, did not provide for any consideration to be paid on account of the Company’s Series D convertible preferred stock, all of which is owned by Blesbok, in the proposed merger and instead, the Series D convertible preferred stock would remain outstanding in accordance with its terms. The proposal indicated that Leeds’ execution of a merger agreement would be conditioned upon entering into a voting agreement with Camden Partners and the Company’s agreement to pay Leeds a termination fee if the transaction did not close because the requisite stockholder vote was not obtained or if greater than a threshold amount of stockholders exercised dissenters rights. In addition, the proposal indicated that Leeds expected to deliver binding debt commitment letters in connection with the execution of the merger agreement.

From April 29, 2011 until May 17, 2011, representatives of Pepper Hamilton and Goodwin Procter engaged in extensive negotiations of the terms and conditions of the merger agreement. In addition, representatives of Pepper Hamilton, Goodwin Procter, the Company and Leeds had several conversations to discuss due diligence related to the Company. In the course of these conversations, the representatives of Pepper Hamilton and the Company informed Leeds that the SAC had concluded that it would not be appropriate for no consideration to be paid to the holder of the Company’s Series D convertible preferred stock, all of which is owned by Blesbok, and that the termination, termination fee and expense reimbursement provisions sought by Leeds in its most recent proposal were not acceptable. The SAC believed that Blesbok would not support the transaction on such terms and was concerned that obtaining the requisite stockholder approval would be difficult without such support.

On May 5, 2011, the SAC held a meeting by telephone at which representatives of the Company’s management, Pepper Hamilton and J.P. Morgan were present. The SAC reviewed the chronology of events since its last meeting and Mr. Bernstein updated the SAC on the status of the discussions with Leeds. J.P. Morgan reviewed with the SAC its financial analysis of the Leeds proposal. After discussion, the SAC directed management to continue to negotiate the proposed transaction with Leeds.

On May 5, 2011, representatives of Leeds informed the Company that Leeds would agree that the Series D convertible preferred stock would receive the equivalent of its liquidation preference, or $2 million, as part of the merger, payable at the closing of the merger and that Leeds would agree to a termination fee of $5 million. Mr. Bernstein then communicated this development to Mr. Cohn in a telephone conversation on that same day.

On May 10, 2011, the SAC held a meeting by telephone at which representatives of the Company’s management, Pepper Hamilton and J.P. Morgan were present. The SAC reviewed the chronology of events since its last meeting, including the key points that remained open in the merger agreement negotiations, including whether Leeds would have a termination right with a termination fee or expense reimbursement if stockholder approval was not obtained or if greater than a threshold amount of stockholders exercised dissenters rights, and Leeds’ agreement that the Series D convertible preferred stock would receive the equivalent of its liquidation preference at the completion of the acquisition. J.P. Morgan reviewed with the SAC its financial analysis of the Leeds proposal. The SAC then unanimously determined that the proposed sale transaction with Leeds would be in the best interest of the Company and its stockholders and that it would recommend to our board of directors that our board of directors approve the transaction with Leeds if the following conditions were met, (i) the unresolved terms of the merger agreement were resolved in a manner acceptable to the SAC, (ii) the Leeds debt financing commitments were determined to be acceptable to the SAC, (iii) J.P. Morgan rendered a fairness opinion to our board of directors regarding the consideration to be received by the holders of our common stock in connection with the proposed transaction.

On May 12, 2011, our board of directors held a regularly scheduled meeting in person at the Company’s principal executive offices at which representatives of the Company’s management, Pepper Hamilton and J.P. Morgan were present. Prior to the meeting, the merger agreement, a summary of the merger agreement and materials summarizing J.P. Morgan’s analyses were provided to the members of our board of directors. At the meeting, our board of directors considered the terms and conditions of the proposed transaction with Leeds. Mr. Pinola, Mr. Bernstein and a representative of Pepper Hamilton reviewed with our board of directors a chronology of the events since our board of directors’ last meeting, including that both Camden Partners and Blesbok had indicated that they were prepared to sign voting agreements in support of the transaction as requested by Leeds, subject to final negotiation of the terms thereof and their review of the final merger agreement and financing commitments. Representatives of J.P. Morgan then reviewed with our board of directors its analysis of the Company, which reflected the current common stock purchase price of $11.75 in the Leeds proposal. A representative of Pepper Hamilton reviewed the terms of the proposed merger and the voting agreements with our board of directors, and again reviewed with our board of directors its duties under Delaware law. In his review, he noted that the merger agreement and voting agreements were still being negotiated. Mr. Pinola informed our board of directors that the SAC had unanimously determined that the proposed sale transaction with Leeds was in the best interest of the Company and its stockholders and that it would recommend to our board of directors that our board of directors approve the transaction with Leeds if: (i) the unresolved terms of the merger agreement were resolved in a manner acceptable to the SAC, (ii) the Leeds debt financing commitments were determined to be acceptable to the SAC, (iii) J.P. Morgan rendered a fairness opinion to our board of directors regarding the consideration to be received by the holders of our common stock in connection with the proposed transaction. After discussion, the unanimous consensus of our board of directors was that, if the assumptions underlying the SAC’s recommendations were confirmed, the transaction was in the best interest of the Company and its stockholders. Our board of directors directed management to continue to negotiate the merger agreement and finalize the other transaction issues.

On May 12, 2011, the Company announced its third quarter operating results. During the investor conference call, the Company announced that, consistent with the slight increase in unemployment over the quarter and the increase in first time applications for unemployment benefits and the weak outlook for job growth, the Company was experiencing a further slow-down in enrollment momentum. The Company suggested that, despite the fact the Company had achieved an enrollment increase between 1% and 2% for the fiscal year to date (but still almost 10% behind its 2008 comparable school enrollments), that it may not be able to sustain that improvement. In addition, the Company announced that it would be ending its wage freeze for teachers and other employees in January 2012, therefore, increasing its cost structure. Subsequent to the earnings call, volume in the Company’s stock increased and the price of Company’s common stock fell from $10.12 to $8.64 until such time as the transaction with Leeds was announced on May 18, 2011.

From May 12, 2011 through May 17, 2011, representatives of Pepper Hamilton and Goodwin Procter engaged in continued negotiations of the terms and conditions of the merger agreement.

On May 17, 2011, our board of directors held a meeting by telephone at which representatives of the Company’s management, Pepper Hamilton and J.P. Morgan were present. Prior to the meeting, the members of our board of directors received the merger agreement, the voting agreements, and copies of the Leeds debt and equity commitment letters. At the meeting, our board of directors considered the terms and conditions of the proposed transaction with Leeds. A representative of Pepper Hamilton reviewed with our board of directors a chronology of the events since our board of directors’ last meeting and the changes in the transaction documents since the last meeting. He indicated that Blesbok and Camden Partners were expected to enter into the voting agreements. Our board of directors was also informed that Blesbok had requested that the Company agree that (i) it would not amend the merger agreement to alter the treatment of the Series D convertible preferred stock without its consent, (ii) Blesbok would have certain rights to review and comment on the Company’s proxy statement for the meeting of stockholders related to the Leeds transaction and (iii) the Company would waive an indemnity bond related to a lost stock certificate reflecting certain shares owned by Blesbok. Our board of directors reviewed the debt and equity commitments provided by Leeds and found them to be satisfactory. A representative of J.P. Morgan presented its financial analysis of the proposed transaction with Leeds to our board of directors. After completion of the presentation, J.P. Morgan delivered its oral opinion, which was subsequently confirmed in writing, that as of May 17, 2011, and based on and subject to the various factors, assumptions, matters, procedures, limitations and qualifications set forth in such written opinion, the merger consideration to be paid to holders of our common stock in the Leeds transaction was fair, from a financial point of view, to such holders. See “The Merger—Opinion of Financial Advisor to Nobel Learning’s board of directors” beginning on page      of this proxy statement and a copy of the opinion attached as Annex B to this proxy statement.

Following the presentations and after further discussions and deliberations among our board of directors, management and financial and legal advisors, our board of directors unanimously determined that the merger agreement, the transactions contemplated by the merger agreement, including the merger, was in the best interest of the stockholders, unanimously adopted and approved the merger agreement and the other transactions contemplated by the merger agreement, including the merger, and unanimously recommended that the Company’s stockholders approve and adopt the merger agreement.

On May 17, 2011, the Company and affiliates of Leeds executed the Merger Agreement. Simultaneous with such execution, Blesbok, Camden Partners, the members of our board of directors and the Company’s executive management executed voting agreements. In addition, the members of our board of directors and the Company’s executive management entered into option amendment agreements pursuant to which they agreed to terminate for no payment options with an exercise price that exceeds the per share merger consideration. In addition, immediately prior to the execution of the Merger Agreement, the Company and Broadridge Corporate Issuer Solutions, Inc. (f/k/a/ StockTrans, Inc.) entered into an amendment to the Rights Agreement, dated July 20, 2008, by and between the Company and the Rights Agent, to permit the Merger Agreement and the voting agreements to be executed without triggering a distribution or any event under the Rights Agreement.

On May 18, 2011, the Company publicly announced the transaction through the issuance of a press release.

Recommendations of Nobel Learning’s Board of Directors

After deliberation and consultation with its financial and legal advisors as well as the strategic affairs committee of the board of directors, which committee was formed to evaluate opportunities to generate stockholder value and assess the impact of the Company’s concentrated stock ownership in this regard, and to make recommendations to our board of directors regarding this evaluation and assessment, our board of directors has determined that the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement are advisable to, and in the best interests of, the Company and its stockholders. Our board of directors recommends that Nobel Learning stockholders vote FOR the proposal to adopt the Merger Agreement, FOR the nonbinding proposal regarding “golden parachute” payments to be paid or payable upon the consummation of the merger and FOR the adjournment proposal. See “Proposal No. 1 - The Merger—Nobel Learning’s Reasons for the Merger” beginning on page 40 of this proxy statement for a more detailed discussion of the recommendation of Nobel Learning’s board of directors.

In considering the recommendation of Nobel Learning’s board of directors with respect to the Merger Agreement, you should be aware that certain directors and executive officers of Nobel Learning have interests in the merger that are different from, or are in addition to, the interests of Nobel Learning stockholders. Please see the section entitled “Proposal No. 1 - The Merger—Interests of Nobel Learning Directors and Executive Officers in the Merger” beginning on page 54 of this proxy statement.

Nobel Learning’s Reasons for the Merger; Recommendation of the Strategic Affairs Committee and our Board of Directors

At a meeting held on May 17, 2011, our board of directors, acting upon the unanimous recommendation of the SAC, unanimously approved the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement, which we may refer to in this proxy statement as merger transactions, determined that the Merger Agreement and the merger transactions are advisable to, and in the best interests of, the Company and its stockholders, approved the execution and delivery by the Company of the Merger Agreement and the consummation of the merger transactions, resolved that the Merger Agreement be submitted for consideration by the stockholders at the special meeting and recommended that our stockholders vote FOR adopting the Merger Agreement.

In making its recommendation, our board of directors considered the recommendation of the SAC. In addition, our board of directors and the SAC consulted with our outside legal and financial advisors and our senior management team at various times, and considered a number of factors, including the following principal factors:

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the directors’ knowledge of the Company’s business, financial condition, and results of operations, on both a historical and a prospective basis, including the directors’ views and opinions on the current state of the education industry;

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the fact that the Company’s school enrollments are strongly related to employment and the U.S. economy; that during the recession, the Company lost significant levels of enrollment, leading to a significant reduction in earnings; and, given the uncertainty of the timing and strength of the economic recovery and its impact on unemployment rates, that there is significant uncertainty regarding the Company’s ability to continue to recover its lost enrollments and improve its performance, leading to uncertainty with respect to when our business results will warrant a stock price equal to or greater than the transaction price;

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the results of the SAC’s and our board of director’s review of possible alternatives to a sale to Parent, including a sale to another purchaser, the recapitalization and continuing the status quo as a public company without any current transaction;

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the fact that the all-cash per share merger consideration will provide our stockholders with immediate and certain fair value, in cash, for their shares of Company common stock, while avoiding long-term business risk;

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the fact that the per share merger consideration represents a premium of approximately 22% to the average closing share price of Company common stock for the 90 days ended on May 17, 2011, the last trading day prior to the public announcement of the Merger Agreement, and a premium of approximately 36% to the closing share price of Company common stock on May 17, 2011;

•	the fact that the merger consideration finally agreed to was the result of multiple negotiated increases in the price per share of Company common stock;

•	that historically the common stock of the Company traded with low volume, making the stock relatively illiquid and often difficult to sell without negatively impacting the per share price;

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the probability that it could take a considerable period of time, if ever, before the trading price of the Company common stock would reach and sustain the per share merger consideration value of $11.75, as adjusted for present value; in connection with this factor, our board of directors and J.P. Morgan discussed the lower historical valuation multiples of the Company common stock relative to the common stock of the Company’s peers in the public equity markets, the reasons for such lower historical valuation multiples, primarily the Company’s concentrated stock ownership and its relatively illiquid trading market, and the Company’s intrinsic valuation on a discounted cash flow basis, and discussed whether the reasons for such lower historical valuation multiples were likely to be persistent;

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the financial analyses and oral opinion, subsequently confirmed in writing, of J.P. Morgan to our board of directors as to the fairness from a financial point of view, as of May 17, 2011, of the $11.75 per share merger consideration to be paid in cash to the holders of shares of Company common stock (other than Parent, Merger Sub and their respective affiliates and any holder of shares of Company common stock who is entitled to demand and properly demands appraisal of such shares) pursuant to the Merger Agreement, as more fully described below in “Proposal No. 1 - The Merger—Opinion of the Financial Advisor to Nobel Learning’s Board of Directors” beginning on page 45 of this proxy statement;

•	the various financial analyses presented to the SAC and our board of directors by J.P. Morgan;

•	the likelihood that the merger would be completed, based on, among other things:

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the fact that Parent and Merger Sub had obtained committed debt and equity financing for the transaction, the limited number and nature of the conditions to the debt and equity financing, the reputation of the financing sources and the obligation of Parent to use its reasonable best efforts to obtain the debt financing;

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the likelihood and anticipated timing of completing the proposed merger in light of the scope of the conditions to completion, including the fact that there were no anticipated substantive issues in connection with HSR clearance;

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the fact that the Merger Agreement provides that, in the event of a failure of the merger to be consummated as a result of the Financing Condition, Parent will pay the Company a $5 million termination fee, as described under “The Merger Agreement—Termination Fee; Expenses” beginning on page 81 of this proxy statement, without the Company having to establish any damages;

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the Company’s ability, under certain circumstances pursuant to the Merger Agreement, to seek specific performance to prevent breaches of the Merger Agreement, as described under “The Merger Agreement—Remedies” beginning on page 82 of this proxy statement and to enforce specifically the terms of the Merger Agreement; and

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the Company’s ability, under certain circumstances pursuant to the Merger Agreement and the equity commitment letter, to seek specific performance of Parent’s obligation to cause Leeds to make or secure equity contributions to Parent pursuant to the equity commitment letter;

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the Company’s ability, under certain circumstances, prior to the time the Company stockholders adopt the Merger Agreement, to (i) provide non-public information in response to a written acquisition proposal and (ii) participate in discussions or negotiations with the person making such a proposal, if, in each case, the acquisition proposal was not the result of a violation of the provisions of the Merger Agreement relating to the solicitation of acquisition proposals, and if our board of directors, prior to taking any such actions, determines in good faith, after consultation with its outside legal counsel, the failure to take such actions would be inconsistent with our board of directors’ fiduciary duties under applicable law and, after consultation with its financial advisor and outside counsel, that such acquisition proposal either constitutes a superior proposal or could reasonably likely to lead to a superior proposal;

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our board of directors’ ability, under certain circumstances, to (i) withhold, withdraw, qualify or modify the Company recommendation or (ii) cause the Company to terminate the Merger Agreement in order to enter into an agreement providing for a superior proposal, subject in each case to the payment by the Company of a termination fee of $5.0 million to Parent, which fee was negotiated and which our board of directors concluded was reasonable in the context of the transactions contemplated by the Merger Agreement as well as in the context of termination fees in comparable transactions and in light of the overall terms of the Merger Agreement, including the per share merger consideration;

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the availability of appraisal rights under the DGCL to holders of Company common stock who comply with all of the required procedures under the DGCL, which allows such holders to seek appraisal of the fair value of their shares of Company common stock as determined by the Delaware Court of Chancery;

•	our board of directors’ and the SAC’s belief that the outside date under the Merger Agreement allows for sufficient time to complete the merger;

•

our board of directors’ and the SAC’s belief that in light of the consideration of strategic alternatives undertaken by the SAC and our board of directors and our board of directors’ knowledge of other participants in the education industry, another party would be unlikely to propose an alternative transaction that would be more favorable to the Company and our stockholders than the merger, and the fact that if such alternative transaction were proposed it could be pursued, subject to the terms of the Merger Agreement as described above; and

•

the covenants of Parent with respect to the maintenance of certain levels of compensation and benefits for certain employees of the Company and its subsidiaries following the effective time as described under “The Merger Agreement—Employee Benefits for Nobel Learning Employees” beginning on page 77 of this proxy statement.

The SAC and our board of directors also weighed the factors described above against the following factors and risks that generally weighed against entering into the Merger Agreement:

•

the risk that the proposed merger might not be completed in a timely manner or at all, including the risk that the proposed merger will not occur if the financing contemplated by the acquisition financing commitments, described under “Proposal No. 1 - The Merger—Financing of the Merger” beginning on page 51 of this proxy statement, is not obtained, as Parent does not, on its own, possess sufficient funds to complete the transaction;

•

the restrictions on the conduct of the Company’s business prior to the completion of the proposed merger, which may delay or prevent the Company from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of the Company pending completion of the proposed merger;

•

the potential negative effect of the pendency of the merger, or a failure to complete the merger, on the Company’s business and relationships with its employees, customers, regulators and the communities in which it operates;

•

the risks and costs to the Company if the proposed merger does not close, including the diversion of management and employee attention, potential employee attrition and the potential disruptive effect on business and customer relationships;

•

the fact that Parent and Merger Sub are newly formed corporations with essentially no assets other than the equity commitments of Leeds and that the Company’s remedy in the event of breach of the Merger Agreement by Parent or Merger Sub may, in certain circumstances, be limited to approximately $78 million and that under certain circumstances the Company may not be entitled to damages;

•	the fact that the Company would be prohibited from affirmatively soliciting acquisition proposals after execution of the Merger Agreement;

•

the fact that, while the Company expects that the merger will be consummated, there can be no assurance that all conditions to the parties’ obligations to complete the Merger Agreement will be satisfied, and, as a result, the merger may not be consummated;

•	the risk that certain regulatory approvals, the receipt of which are conditions to the consummation of the merger, might not be obtained;

•

the merger would preclude our stockholders from having the opportunity to participate in the future performance of the Company’s business, including possible future earnings growth and future appreciation of the value of its common stock that could result if the Company were able to carry out its business plan successfully;

•

the requirement that we pay Parent a termination fee of $5.0 million, depending on the timing and circumstances surrounding our termination of the Merger Agreement and the possibility that such termination fee could discourage other potential acquirers from making a competing bid to acquire the Company, although neither the SAC nor our board of directors believe that this fee would materially discourage possible competing offers for the Company;

•	the fact that the merger will be taxable to many of the Company’s shareholders that are U.S. holders for U.S. federal income tax purposes; and

•	the risks of the type and nature described under “Caution Regarding Forward-Looking Statements” beginning on page 19 of this proxy statement.

In the course of reaching the determinations and decisions, and making the recommendations, described above, our board of directors and SAC also considered the following factors relating to the procedural safeguards that our board of directors and the SAC implemented to permit the SAC to effectively represent the interests of the Company’s stockholders:

•

the fact that the SAC, which consisted of three independent directors who are not affiliated with Leeds or any entity controlled by Leeds, met, along with the Company’s financial and legal advisors, over 50 times between July 9, 2008, the date the SAC was formed, and May 17, 2011, the date the Merger Agreement was signed (excluding joint meetings with our board of directors), and that members of the SAC actively set strategy for and oversaw the negotiation of pricing and other terms with Leeds and ultimately recommended unanimously to our board of directors that our board of directors determine that the merger is in the best interests of the Company and the stockholders, approve the Merger Agreement and the merger, recommend that the stockholders vote their shares of Company common stock in favor of adoption of the Merger Agreement and direct that the Merger Agreement be submitted to the stockholders for their adoption at a stockholders’ meeting in accordance with applicable law or regulation;

•

the fact that, other than their receipt of board of directors’ fees and the interests described under “Proposal No. 1 - The Merger—Interests of Nobel Learning Directors and Executive Officers in the Merger” beginning on page 54 of this proxy statement, members of the SAC do not have interests in the merger different from, or in addition to, those of the Company’s stockholders generally;

•

the fact that the SAC was involved in extensive deliberations over many months regarding the proposed acquisition of the Company, and was provided broad authority and sufficient resources, including access to the Company’s management and the Company’s counsel and advisors;

•

the Company’s extensive negotiations with Leeds, which, among other things, resulted in an increase in the offer price from $10.25 per share of Company common stock to $11.75 per share of Company common stock and resulted in significantly more favorable contractual terms than those initially proposed by Leeds;

•

the fact that, as of the execution of the Merger Agreement, members of senior management were not party to any binding agreements with Parent regarding their post-closing employment with or equity participation in the surviving corporation, including with respect to any equity roll-over;

•

the requirement that the Merger Agreement be approved by the affirmative vote of holders of a majority of the outstanding shares of the Company’s common stock entitled to vote at the special meeting of stockholders and the fact that stockholders of the Company owning over 55% of the issued and outstanding shares of the Company’s common stock have entered into the voting agreements to vote their respective shares of the Company’s common stock owned by such stockholders for the adoption and approval of the Merger Agreement and the merger;

•

subject to our board of directors’ approval, the SAC had authority to negotiate the terms of the Merger Agreement and to decide whether to recommend the Merger Agreement and the merger or any alternative thereto;

•	that the SAC was aware that it had no obligation to recommend any transaction, including the proposal put forth by Leeds; and

•

that the SAC made its evaluation of the Merger Agreement and the merger based upon the factors discussed in this proxy statement, and independent of Mr. Warnock, a member of our board of directors who is an affiliate of Camden Partners, one of the parties that at certain times in the process leading to the execution of the Merger Agreement had expressed an interest in acquiring the shares of common stock not owned by Camden Partners.

In considering the recommendation of our board of directors with respect to the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, yours. The SAC and our board of directors were aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the merger, and in recommending that the Merger Agreement be adopted by the stockholders of the Company. See the section entitled “Proposal No. 1 - The Merger—Interests of Nobel Learning Directors and Executive Officers in the Merger” beginning on page 54 of this proxy statement.

The foregoing discussion of the information and factors considered by the SAC and our board of directors in reaching their conclusions and recommendations is not intended to be exhaustive, but includes the material factors considered by the directors. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, our board of directors did not find it practicable to, and did not attempt, to quantify, rank or assign any relative or specific weights to the various factors considered in reaching its determination and making its recommendation. In addition, individual directors may have given different weights to different factors. Our board of directors considered all of the foregoing factors as a whole and based its recommendation on the totality of the information presented.

Our board of directors unanimously recommends that you vote FOR the adoption of the Merger Agreement, FOR approval of the nonbinding advisory proposal regarding “golden parachute” compensation and FOR approval of the adjournment or postponement of the special meeting to solicit additional proxies to adopt the Merger Agreement.

Opinion of the Financial Advisor to Nobel Learning’s Board of Directors

Pursuant to an engagement letter dated October 1, 2008, as amended, J.P. Morgan was engaged to act as financial advisor to our board of directors in connection with a possible change of control transaction or acquisition of a majority of the Company’s business.

At the meeting of our board of directors on May 17, 2011, held to evaluate the merger, J.P. Morgan rendered its oral opinion, subsequently confirmed in writing, to our board of directors that, as of such date and based upon and subject to the factors, assumptions, qualifications and limitations, set forth in its opinion, the consideration to be paid to the holders of our common stock in the proposed merger was fair, from a financial point of view, to such holders.

The full text of the written opinion of J.P. Morgan to our board of directors, dated May 17, 2011, which sets forth, among other things, the assumptions made, procedures followed, matters considered and any limitations on the scope of review undertaken by J.P. Morgan, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of J.P. Morgan’s opinion below is qualified in its entirety by reference to the full text of the opinion. Our stockholders are urged to, and should read J.P. Morgan’s opinion carefully and in its entirety.

J.P. Morgan’s opinion is addressed to our board of directors (in its capacity as such), addresses only the fairness, from a financial point of view, of the consideration to be paid to the holders of our common stock in the merger, and does not address any other aspect of the merger. The issuance of J.P. Morgan’s opinion was approved by a J.P. Morgan fairness opinion committee. J.P. Morgan provided its advisory services and opinion for the information and assistance of our board of directors in connection with its consideration of the merger. The opinion of J.P. Morgan does not constitute a recommendation as to how any stockholder should vote with respect to the merger or any other matter.

In connection with preparing its opinion, J.P. Morgan, among other things:

•	reviewed the Merger Agreement;

•	reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates;

•

compared the proposed financial terms of the merger with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration received for such companies;

•

compared the financial and operating performance of the Company with publicly available information concerning certain other companies J.P. Morgan deemed relevant, and reviewed the current and historical market prices of the Company’s common stock and certain publicly traded securities of such other companies;

•

reviewed certain internal financial analyses and forecasts prepared by or at the direction of the Company’s management and the Company’s strategic affairs committee relating to the Company’s business; and

•	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

J.P. Morgan also held discussions with certain members of our management with respect to certain aspects of the merger, and our past and current business operations, our financial condition and future prospects and operations, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or furnished to or discussed with J.P. Morgan by us or otherwise reviewed for or by J.P. Morgan, and J.P. Morgan did not independently verify (nor did it assume responsibility or liability for independently verifying) any such information or its accuracy or completeness. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of the Company, Parent or Merger Sub under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently-available estimates and judgments made by our management as to our expected future results of operations and financial condition to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan also assumed that the merger and other transactions contemplated by the Merger Agreement would be consummated as described in the Merger Agreement. J.P. Morgan further assumed that the representations and warranties of the Company, Parent and Merger Sub in the Merger Agreement and any related agreements were and will be true and correct in all respects material to J.P. Morgan’s analysis. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by our advisors with respect to such issues. J.P. Morgan assumed that all material governmental, regulatory and other consents, authorizations and approvals necessary for the consummation of the merger will be obtained without any adverse effect on us or on the contemplated benefits of the merger.

J.P. Morgan’s opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of its opinion. It should be understood that subsequent developments may affect J.P. Morgan’s opinion, and J.P. Morgan does not have any obligation to update, revise or reaffirm its opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, of the consideration to be paid in connection therewith to the holders of the Company’s common stock in the merger, and J.P. Morgan expresses no opinion as to the fairness of the merger to, or as to the fairness of any consideration to be paid to, the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the merger. Furthermore, J.P. Morgan expresses no opinion with respect to the amount or nature of any compensation to any officers, directors or employees of any party to the merger, or any class of such persons relative to the consideration to be paid to the holders of the Company’s common stock in the merger or with respect to the fairness of any such compensation. J.P. Morgan expresses no opinion as to the price at which shares of the Company’s common stock will trade at any future time.

The terms of the Merger Agreement, including the consideration to be paid to the Company in the merger were determined through negotiations between the Company and Parent, and the decision to enter into the Merger Agreement was solely that of the Company’s board of directors. J.P. Morgan’s opinion and financial analyses were only one of the many factors considered by the Company’s board of directors in its evaluation of the merger and should not be viewed as determinative of the views of the Company’s board of directors or management with respect to the merger or the merger consideration, the value of the Company or whether the Company’s board of directors would have been willing to agree to different or other forms of consideration.

Estimates

In performing its analysis of the Company, J.P. Morgan relied upon (i) estimates provided by the Company’s management for the last three months of the Company’s 2011 fiscal year and for fiscal years 2012 through 2015, which we may refer to in this proxy statement as the Management Estimates, and (ii) estimates for fiscal years 2016 through 2020, which were extrapolated from the Management Estimates for fiscal 2012 through fiscal 2015.

The Management Estimates furnished to J.P. Morgan were prepared by our management and were reviewed by the SAC. The Management Estimates for fiscal years 2016 through 2020 were reviewed and approved by our management and reviewed by the SAC. We do not publicly disclose internal management forecasts of the type provided to J.P. Morgan in connection with J.P. Morgan’s analysis of the merger, and such forecasts were not prepared with a view toward public disclosure. These forecasts were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such forecasts.

Financial Analyses

In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with providing its opinion. The financial analyses summarized below include information presented in a tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s financial analyses. For purposes of the financial analyses summarized below, the “per share merger consideration” refers to the $11.75 implied per share value in cash, without interest.

Discounted Cash Flow Analysis

J.P. Morgan conducted a discounted cash flow analysis of the Company for the purpose of determining an implied fully diluted equity value per share for the Company’s common stock. J.P. Morgan calculated the value of stand alone, unlevered free cash flows that the Company is expected to generate from the last three months of fiscal year 2011 and for the fiscal years 2012 through 2015 based on the Management Estimates and the value of unlevered free cash flows that the Company is expected to generate for the fiscal years 2016 through 2020, which were extrapolated from the Management Estimates and were reviewed and approved by the Company’s management and reviewed by the SAC. The value of the stand alone, unlevered free cash flows was calculated assuming that the projected free cash flows occur at the middle of each annual period, and then discounting such cash flows to present value as of April 3, 2011 using a range of discount rates from 11.0% to 13.0%. J.P. Morgan also calculated a range of terminal values for the Company as of fiscal year 2020, by applying a perpetual revenue growth rate ranging from 2.0% to 3.0%. These terminal values were discounted to present value as of April 3, 2011 using a range of discount rates from 11.0% to 13.0%.

To calculate an illustrative range of present values of the Company’s common stock per share, J.P. Morgan subtracted net debt for the Company as of April 3, 2011, as reflected in the Company’s most recent filings with the SEC, from the respective values of the stand alone, unlevered free cash flows calculated as described above, and divided the range of results by the Company’s number of fully-diluted shares outstanding, based on the treasury stock method as provided by the Company’s management and reflected in the Merger Agreement. Based on this calculation, the implied per share equity range of the Company’s common stock, as compared to the implied price per share in the merger was as set forth below (rounded to the nearest $0.05):

Implied Per Share Equity Value Range	Per Share Merger Consideration
$9.65 to $12.70	$11.75

Public Trading Multiples

Using publicly available information, J.P. Morgan compared the Company’s selected financial performance data with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan deemed sufficiently relevant to the Company’s business. The companies selected by J.P. Morgan were:

•	Scholastic Corporation;

•	School Specialty, Inc.;

•	LeapFrog Enterprises, Inc.;

•	Promethean World plc; and

•	Scientific Learning Corporation.

These companies were selected from a relatively small group of publicly traded companies and because, among other reasons, they share similar business characteristics to the Company based on operational and financial metrics as well as business sector participation. However, none of the companies selected is identical or directly comparable to the Company. Accordingly, J.P. Morgan made judgments and assumptions concerning the differences in financial and operating characteristics of the selected companies and other factors that could affect their public trading value.

In all instances, the multiples for the Company and each of the selected companies were based on closing stock prices on May 16, 2011. Financial data for the selected companies was based on the selected companies’ filings with the SEC and publicly available Wall Street research analysts’ estimates.

To the extent determinable based on publicly available information for the selected companies, J.P. Morgan calculated the company’s firm value, which we refer to in this proxy statement as Firm Value, divided by its estimated earnings before interest, taxes, depreciation and amortization, which we refer to in this proxy statement as EBITDA, for the twelve months ending June 30, 2012, which is referred to as the Firm Value/2012E EBITDA multiple. For this analysis, “Firm Value” of a particular company was calculated as market value of that company’s common stock (as of May 16, 2011) plus the value of that company’s indebtedness, minority interest and preferred stock, minus that company’s cash, cash equivalents and marketable securities. Company Firm Value/2012E EBITDA was viewed by J.P. Morgan to be the most appropriate public trading metric in light of the relatively small number of companies considered to be sufficiently relevant to the Company’s business, the impact that different capital structures may have on valuation and J.P. Morgan’s belief that it represents one of the most commonly used metrics for companies in the Company’s business sector.

The analysis indicated the following Firm Value multiples for each of the selected companies (to the extent determinable) as well as the low, high, median and mean for the selected companies as a group:

Firm Value/ 2012E EBITDA

Selected Companies:
Scholastic Corporation	5.5x
School Specialty, Inc.	Not determinable
LeapFrog Enterprises, Inc.	5.8x
Promethean World plc	4.6x
Scientific Learning Corporation	Not determinable

Summary Data:
Low	4.6x
High	5.8x
Median	5.5x
Mean	5.3x

Based on the results of this analysis and on other factors J.P. Morgan applied a Firm Value/2012E EBITDA ratio range of 5.0x to 6.0x to the Management Estimates for the Company’s 2012 EBITDA and derived the following implied per share equity value ranges for the Company’s common stock, as compared to the value of the per share merger consideration:

Implied Per Share Equity Value Range	Per Share Merger Consideration
$8.30 to $10.20	$11.75

Selected Transaction Analysis

Based on publicly available information, J.P. Morgan examined selected transactions from between 2003 and 2010 that involved companies in or selling to the K-12 education industry, but concluded that use of this metric would not be meaningful in light of the small number of transactions during this time as well as a lack of relatively recent transactions occurring in the post-financial crisis period.

Miscellaneous

The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold. None of the selected companies reviewed as described in the above summary is identical to the Company. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of the Company. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to the Company.

As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. J.P. Morgan was selected to advise the Company with respect to the merger on the basis of such experience and its familiarity with the Company.

For services rendered in connection with the merger, the Company has agreed to pay J.P. Morgan a fee estimated to be approximately $2 million, all of which will become payable only if the merger is consummated. In addition, the Company has agreed to reimburse J.P. Morgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities, including liabilities arising under the federal securities laws.

During the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with the Company and with certain portfolio companies of Leeds Equity Partners, LLC, the private equity group that controls Leeds and Parent, which we refer to in this proxy statement as Leeds Equity, for which J.P. Morgan and its affiliates have received customary compensation. Such services provided during the two-year period have included acting as joint bookrunner of the initial public offering of common stock of Education Management Corporation (a portfolio company of Leeds Equity, which we refer to in this proxy statement as Education Management) in October 2009 and providing treasury and securities services to the Company and portfolio companies of Leeds Equity, including Education Management. In addition, J.P. Morgan’s commercial banking affiliate is a lender under outstanding credit facilities of the Company and Education Management, for which it receives customary compensation or other financial benefits. In the ordinary course of J.P. Morgan’s businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities of the Company or Leeds Equity and its portfolio companies for its own account or for the accounts of customers and, accordingly, J.P. Morgan may at any time hold long or short positions in such securities.

Other Matters

As disclosed in the Registration Statement on Form S-1/A filed by Education Management on October 1, 2009, which we refer to in this proxy statement as the Registration Statement, a fund affiliated with Leeds beneficially owned 8.3% of the outstanding shares of common stock of Education Management as of immediately prior to the closing of its initial public offering. In addition, according to the Registration Statement, as of immediately prior to the closing of the initial public offering, a representative of the Leeds affiliated fund served as one of seven directors on the board of directors of Education Management. As disclosed in a Schedule 13G/A dated February 14, 2011, the Leeds affiliated fund beneficially owned 7.3% of the outstanding shares of common stock of Education Management as of December 31, 2010. According to Education Management’s proxy statement relating to its 2010 annual meeting of stockholders filed on October 6, 2010 and a Form 8-K filed with the SEC on November 10, 2010, a representative of the Leeds affiliated fund is one of ten directors serving on the board of directors of Education Management.

Management Estimates

We do not, as a matter of course, publicly disclose financial forecasts as to future financial performance, earnings or other results (other than guidance regarding net sales, EPS and cash flow for current fiscal years and certain long term guidance) and are especially cautious of making financial forecasts because of unpredictability of the underlying assumptions and estimates. However, in connection with the evaluation of a possible transaction, we provided our board of directors, the SAC and J.P. Morgan with the Management Estimates, which contained certain non-public financial forecasts that were prepared by our management.

A summary of the financial forecasts included in the Management Estimates has been included below. This summary is not being included in this document to influence your decision whether to vote for or against the proposal to adopt the Merger Agreement, but is being included because these Management Estimates were made available to our board of directors, the SAC and J.P. Morgan. The inclusion of this information should not be regarded as an indication that our board of directors or its advisors or any other person considered, or now considers, such Management Estimates to be material or to be necessarily predictive of actual future results, and this information should not be relied upon as such. Our management’s internal financial forecasts, upon which the Management Estimates were based, are subjective in many respects. There can be no assurance that these financial forecasts will be realized or that actual results will not be significantly higher or lower than forecasted.

In addition, the Management Estimates were not prepared with a view toward public disclosure or toward complying with generally accepted accounting principles, which we may refer to in this proxy statement as GAAP, the published guidelines of the SEC regarding projections and the use of non-GAAP financial measures or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither our independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the Management Estimates, nor have they expressed any opinion or any other form of assurance on such information or its achievability.

The Management Estimates were based on a number of variables and assumptions that are inherently uncertain and may be beyond our control. We believe the assumptions that our management used as a basis for this projected financial information were reasonable at the time our management prepared the Management Estimates, given the information our management had at the time. Important factors that may affect actual results and cause these Management Estimates not to be achieved include, but are not limited to, risks and uncertainties relating to our business (including its ability to achieve strategic goals, objectives and targets over the applicable periods), industry performance, the regulatory environment, general business and economic conditions and other factors described or referenced under “Caution Regarding Forward-Looking Information” beginning on page 19 of this proxy statement. In addition, the Management Estimates reflect assumptions that are subject to change and do not reflect revised prospects for our business, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the financial forecasts were prepared. Accordingly, there can be no assurance that the Management Estimates will be realized or that our future financial results will not materially vary from the Management Estimates.

Management Estimates

($ in million, except for EPS)

	2011	2012	2013	2014	2015
Net Revenue	$239.2	$253.4	$268.1	$283.2	$298.9
Adjusted EBITDA (1)	$18.1	$21.3	$25.9	$30.9	$36.0
Net Income	$3.4	$6.6	$10.1	$13.1	$16.1
EPS (2)	$0.32	$0.62	$0.94	$1.23	$1.51

(1)	Adjusted EBITDA consists of EBITDA calculated in accordance with GAAP adjusted for costs associated with the Department of Justice litigation, acquisition-related costs, severance costs, and costs incurred by or in connection with the SAC.
(2)	Based on approximately 10,700,000 shares of common stock and common stock equivalents outstanding as of the date of this proxy statement.

Financing of the Merger

Leeds anticipates that the total funds needed to complete the merger, including the funds needed to:

•

pay our shareholders (and holders of our other equity-based interests) the amounts due to them under the Merger Agreement, which, based upon the shares (and our other equity-based interests) outstanding as of the record date, would be approximately $149 million in the aggregate; and

•	pay all fees and expenses related to the merger and the financing of the merger,

will be funded through a combination of:

•	equity financing to be provided by Leeds pursuant to the Equity Commitment Letter described below;

•	a $71 million senior secured term loan facility and a $20 million senior secured revolving loan facility with the Lenders;

•	the issuance of $15 million in principal amount of the mezzanine loans to Parent and Merger Sub; and

•	cash on hand of Nobel Learning.

Parent has obtained the Equity Commitment Letter and the Debt Commitment Letter described below. The funding under those commitment letters is subject to certain conditions, including conditions that do not relate directly to the Merger Agreement. We believe the amounts committed under the financing letters will be sufficient to complete the transaction, but we cannot assure you of that. Those amounts might be insufficient if, among other things, one or more of the parties to the financing letters fails to fund the committed amounts in breach of such financing letters or if the conditions to the commitments to fund the amounts set forth in such financing letters are not met. The Merger Agreement contains a financing condition that requires that the Parent have a minimum of $67,500,00 of debt financing available to it in order to close the merger. The failure of Parent and Merger Sub to obtain any portion of the committed financing (or alternative financing) is likely to result in the failure of the merger to be consummated. In that case, Parent may be obligated to pay a termination fee to Nobel Learning, as described under “The Merger Agreement—Termination Fee; Expenses” beginning on page 81. Nobel Learning is a party to the Equity Commitment Letter and as such may enforce the Equity Commitment Letter against Leeds to the extent provided therein.

Equity Financing

Parent has entered into the Equity Commitment Letter with Leeds, dated May 17, 2011, pursuant to which Leeds has committed to purchase or cause the purchase of, equity and/or debt securities of Parent, at or prior to the closing of the merger, for up to an amount equal to $78,539,304 plus all related fees and expenses required to be paid by Parent, Merger Sub and the surviving corporation pursuant to the Merger Agreement and the financing letters.

Leeds’ obligations to fund the equity financing contemplated by the equity commitments are generally subject to (a) the mutual conditions to the obligation of Nobel Learning, Parent and Merger Sub under the Merger Agreement to effect the closing of the merger, and the conditions to the obligation of Parent and Merger Sub under the Merger Agreement to effect the closing of the merger having been satisfied or waived in accordance with the terms and conditions thereof, (b) a final court order awarding specific performance to Nobel Learning compelling Parent to consummate the closing in accordance with the terms set forth in the Merger Agreement, (c) a final court order awarding payment of the Parent termination fee to the Nobel Learning or any damages to Nobel Learning as a result of any willful and material breach by Parent or Merger Sub of their respective obligations under the Merger Agreement or any willful and material breach by Leeds of its obligations under the Equity Commitment Letter or (d) the termination of the Merger Agreement pursuant to the Merger Agreement upon which the Parent termination fee becomes payable to Nobel Learning.

The obligation of Leeds to fund the equity financing commitment generally will terminate upon the earlier to occur of (i) the closing of the merger, (ii) the termination of the Merger Agreement pursuant to its terms, and (iii) the funding of the equity financing commitment and the payment thereof in accordance with the terms of the Merger Agreement. However, the equity financing commitment will remain in full force and effect and will be enforceable by each of Parent and Nobel Learning, and during the time (even after the termination of the Merger Agreement) from the commencement of a court proceeding with respect to the Merger Agreement or the Equity Commitment Letter until a final court order is issued, in each case, to the extent necessary to require Leeds to provide funds to Parent to comply with the obligations of Leeds under clauses (b), (c) or (d) of the preceding paragraph.

Debt Financing

In connection with the entry into the Merger Agreement, Parent received the Debt Commitment Letter, dated as of May 17, 2011, from Bank of Montreal, RBS Citizens, N.A. and Citizens Bank of Pennsylvania, which we may refer to in this proxy statement collectively as the Lenders. Pursuant to the Debt Commitment Letter, the Lenders have committed to provide an aggregate of $91,000,000 in debt financing to Parent and Merger Sub, consisting of (i) a senior secured term loan facility in an aggregate principal amount of $71,000,000 and (ii) a senior secured revolving loan facility in an aggregate principal amount of $20,000,000 (provided that only a specified amount of the revolving loan facility may be drawn at the closing of the merger) on the terms and subject to the conditions of the Debt Commitment Letter (including certain “market flex” provisions applicable to the senior debt financing). Unless otherwise agreed by the parties, the Debt Commitment Letter will terminate on November 17, 2011, unless terminated earlier by the Lenders or the arrangers on the grounds that (i) there has been a competing offering, placement or arrangement of any debt securities or loan financing by or on behalf of the Company, Merger Sub or any controlled affiliate thereof, (ii) the Merger Agreement has been validly terminated in accordance with its terms and has not been reinstated within five (5) business days of such termination or (iii) Parent has failed to perform its obligations thereunder on a timely basis after written notice of such failure from the arrangers and Lenders.

The debt facilities contemplated by the Debt Commitment Letter are subject to the following closing conditions:

(a)

the negotiation of credit and security documents substantially similar to the Company’s existing credit documents with Bank of Montreal as administrative agent, with updates in accordance with the terms set forth in the Debt Commitment Letter, and receipt of a solvency certificate and customary legal opinions, corporate authorizations, copies of governing documents and evidence of good standing with respect to the Company and its domestic subsidiaries;

(b)	if Parent elects to finance a portion of the merger consideration with mezzanine loan financing, receipt of executed copies of the documentation governing such mezzanine financing;

(c)	the taking of certain actions necessary to establish and perfect a security interest in certain items of collateral;

(d)	evidence of repayment and cancellation of the Company’s existing credit facilities;

(e)	the consummation of the merger in accordance with the Merger Agreement (without giving effect to any amendments to the Merger Agreement or any waivers thereunder that are materially adverse to the Lenders without the consent of the arrangers) prior to or concurrently with the initial funding of the senior debt facilities;

(f)	received sufficiently in advance of closing of all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;

(g)	no “Material Adverse Change” or “Material Adverse Effect” (in each case as defined in the Merger Agreement) shall have occurred since May 17, 2011;

(h)	there shall be minimum excess availability under the revolving facility of $16,500,000 at closing;

(i)	receipt of evidence that, for the most recently ended period of twelve months for which financial statements are available prior to closing (and giving effect to the incurrence of indebtedness and the repayment of existing indebtedness at closing), (i) the Company’s total leverage ratio is less than 3.80x and (ii) the Company’s senior leverage ratio is less than 3.10x;

(j)	evidence of receipt of cash preferred and/or common equity contributions of at least 45% of the total capitalization of the Company from Leeds and certain co-investors;

(k)	evidence of the Company’s receipt of proceeds of either (i) mezzanine financing, which shall be unsecured indebtedness of the Company, guaranteed by the guarantors of the credit facilities, shall have a maturity date no less than one-year after the credit facilities maturity date, shall provide for cash interest payable quarterly in arrears not exceeding 12% per annum (provided, that interest in excess of such percentage may be paid in kind), shall be due and payable in a single payment at maturity, shall not be repaid prior to the payment in full and termination of the credit facilities, shall be subordinated to the senior credit facilities pursuant to a subordination agreement and otherwise shall be on terms reasonably acceptable to the arrangers or (ii) preferred and/or common equity contributions from Leeds and certain co-investors in lieu of such mezzanine financing as a portion of the consideration to be paid in the merger;

(l)	receipt of consolidated financial statements of the Company and its subsidiaries for each fiscal quarter ending after December 31, 2010 and at least 45 days prior to the closing;

(m)	payment of applicable fees and expenses, as contemplated by the Debt Commitment Letter and fee arrangements; and

(n)	the accuracy of certain representations and warranties in the Merger Agreement and specified representations and warranties in the senior credit documents.

The Debt Commitment Letter is not subject to a due diligence or a “market out” condition, which would allow the Lenders not to fund their respective commitments if the financial markets are materially adversely affected. There is a risk that the conditions to the senior debt financing will not be satisfied and the senior debt financing may not be funded when required. As of the date of this proxy statement, no alternative financing arrangements or alternative financing plans have been made in the event the senior debt financing described in this proxy statement is not available as anticipated.

Subject to the terms and conditions of the Merger Agreement, Parent will use its reasonable best efforts to: (i) maintain in effect the Debt Commitment Letter and not to permit any amendment, modification or waiver to be made thereto if such amendment, modification or waiver (a) reduces the aggregate amount of the senior debt financing, (b) imposes additional conditions precedent to the initial availability of the senior debt financing or amends or modifies any of the existing conditions to the provision of the senior debt financing in a manner that would reasonably be expected to delay, prevent or render materially less likely to occur the senior debt financing, or any portion thereof, or (c) adversely impacts the ability of Parent, Merger Sub or the Company to enforce its rights against other parties to the senior credit documents; (ii) negotiate definitive agreements with respect to the senior debt financing on the terms and conditions contemplated by the Debt Commitment Letter; and (iii) satisfy all closing conditions set forth in such Debt Commitment Letter.

Interests of Nobel Learning Directors and Executive Officers in the Merger

Certain executive officers of Nobel Learning and members of Nobel Learning’s board of directors may be deemed to have interests in the merger that are different from or in addition to the interests of Nobel Learning stockholders generally. Nobel Learning’s board of directors was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the merger. Described below are the interests of the current executive officers of Nobel Learning’s management and members of Nobel Learning’s board of directors.

Accelerated Vesting of Equity Awards

Our executive management team and members of our board of directors hold stock options and restricted stock awarded under our equity incentive plans. As described above, in connection with the merger, the vesting of all outstanding stock options (except for a stock option granted to a particular member of management under the 2010 Stock Option Plan, which, under the terms of such employee’s stock option award agreement, will become exercisable with respect to one third of the shares subject to such option upon completion of the merger) and restricted stock awards will accelerate in full so that such stock options and awards will become fully vested immediately prior to the completion of the merger. Upon the completion of the merger, restricted stock awards will be cancelled in exchange for the right to receive $11.75 per share, and stock options will be cancelled in exchange for an amount equal to the excess, if any, of $11.75 over the per share exercise price of such options. Pursuant to option cancellation agreements entered into by each of them, our executive management team and members of our board of directors have waived any right to receive $0.10 for any Eligible Options held by them with an exercise price that is equal or greater than $11.75.

Severance and Change of Control Agreements with Named Executive Officers

Employment Agreement with George H. Bernstein

Effective May 17, 2010, the Company entered into a Third Amended and Restated Employment Agreement, which we may refer to in this proxy statement as the Employment Agreement, with George Bernstein, our Chief Executive Officer. The Employment Agreement was amended principally to grant Mr. Bernstein a retention bonus and clarify the vesting of his equity incentive awards and severance benefit rights. The Employment Agreement does not otherwise change the terms set forth in the prior employment and severance agreements.

Under the Employment Agreement, Mr. Bernstein receives $373,000 per year as base salary with the potential for annual adjustments. Mr. Bernstein is also entitled to participate in the annual incentive compensation plan with a target annual bonus of 100% of Mr. Bernstein’s base salary, with no maximum. Mr. Bernstein continues to be entitled to an annual car allowance, four weeks of vacation per year and other customary benefits. The Employment Agreement provides for an automatic renewal each fiscal year unless our board of directors acts to terminate such agreement.

Pursuant to the Employment Agreement, Mr. Bernstein will be eligible to earn a retention bonus, which we may refer to in this proxy statement as the Retention Award, equal to an aggregate amount of $750,000, contingent upon Mr. Bernstein remaining continuously employed by us. 25% of the Retention Award will become vested and payable on May 12, 2011, 35% of the Retention Award will become vested and payable on November 12, 2011 and the remaining 40% will become vested and payable on May 12, 2012, in each case, subject to Mr. Bernstein remaining continuously employed by us through such date. Any portion of the Retention Award that becomes vested and payable will be paid to Mr. Bernstein in a cash lump sum payment within 30 days of vesting. Vesting and payment of the Retention Award may be accelerated under certain circumstances.

In the event that the Employment Agreement is terminated by us during the employment period without cause (as defined in the Employment Agreement), the Employment Agreement is not renewed by us upon its expiration, or the Employment Agreement is terminated by Mr. Bernstein for good reason (as defined in the Employment Agreement), we will be obligated to pay or provide Mr. Bernstein (i) any bonus that had been earned but unpaid to the date of termination, (ii) his base salary and certain customary benefits for 12 months following the date of termination and (iii) senior executive outplacement services for the 12-month period following the date of termination.

If, within one year following a change in control of the Company (as defined in the Employment Agreement), we terminate Mr. Bernstein’s employment without cause or if Mr. Bernstein resigns for good reason, Mr. Bernstein will receive (i) a lump sum payment equal to 299% of his “base amount” (as defined in his Employment Agreement with reference to Section 280(G) of the Internal Revenue Code of 1986, as amended, or the Code), (ii) a pro rata portion of the annual bonus award, (iii) any unvested and unpaid portion of his Retention Award and (iv) senior executive outplacement services for the 12-month period following the date of termination. In addition, we will provide Mr. Bernstein certain customary benefits for 36 months following the date of termination, subject to applicable limitations of Section 409A of the Code.

In the event that the aggregate payments under the Employment Agreement or otherwise would exceed 299% of Mr. Bernstein’s “base amount” (as defined in Section 280G of the Code), the amount of such payments shall be reduced to the extent necessary so that the aggregate payment equals exactly 299% of Mr. Bernstein’s “base amount.”

In order for Mr. Bernstein to receive any of the payments described above, he must agree (i) to enter into a waiver and release with us and (ii) not to compete with us for two years following his termination.

Retention Bonuses

Effective on May 17, 2010, we entered into Retention Bonus Agreements, the bonuses provided thereunder we may refer to in this proxy statement as Retention Bonuses, with each of our named executive officers. Each Retention Bonus is contingent upon the executive remaining continuously employed by us. The Retention Bonus amounts for each named executive officer are as follows:

Executive	Total Cash Retention Award
George Bernstein (1)	$750,000
Thomas Frank	$258,000
Patricia B. Miller	$230,500
Jeanne Marie Welsko	$156,000
G. Lee Bohs	$245,000
Dr. Susan Race	$161,000

(1)	Mr. Bernstein’s Retention Bonus is governed pursuant the terms of his Employment Agreement, as discussed above.

The Retention Bonuses have vesting designed to promote retention of the services and skills of our named executive officers over a two year period. The awards will vest, provided the executive remains employed by us, as follows:

Vesting Date	% of Total Cash Retention Award to Vest
May 12, 2011	25%
November 12, 2011	35%
May 12, 2012	40%

The awards will be forfeited, to the extent not then vested, if the executive’s employment terminates for any reason other than a termination in connection with a change in control. The first portion of the cash retention bonuses vested on May 12, 2011.

In the event that any compensation provided pursuant to the Retention Bonus Agreements or otherwise (including, without limitation, pursuant to any Severance Agreement, as discussed in more detail below) is a “parachute payment” (within the meaning of Section 280G of the Code) and would exceed 299% of an executive’s “base amount” (as defined in Section 280G of the Code), the amount of such compensation shall be reduced to the extent necessary so that the aggregate present value of payments equals no more than 299% of such executive’s “base amount.”

Severance Agreements

We entered into severance agreements, which we may refer to in this proxy statement as the Severance Agreements, with Thomas Frank, Senior Vice President and Chief Financial Officer, Patricia B. Miller, Senior Vice President and Chief Operating Officer, Jeanne Marie Welsko, Senior Vice President—Human Resources, and G. Lee Bohs, Senior Vice President, Corporate Development and Secretary, effective April 6, 2007, and amended September 19, 2008, and with Dr. Susan W. Race, Senior Vice President and Chief Academic Officer, effective September 15, 2008, which we may collectively refer to in this proxy statement as the Executives.

The Severance Agreements provide that if the Executive is terminated by us without cause (as defined in the Severance Agreements), the Executive will be entitled to receive, in a lump sum payment, any accrued but unpaid vacation, a pro rata portion of the Executive’s annual bonus and a cash severance payment. Mr. Frank, Mr. Bohs and Ms. Miller are entitled to receive a cash severance payment equal to twelve months of his or her base salary and Ms. Welsko and Dr. Race are entitled to receive a cash severance payment equal to nine months of their base salary. In addition, we are obligated to continue to provide certain customary benefits to the Executives for 12 months in the case of Mr. Frank, Mr. Bohs and Ms. Miller and nine months in the case of Ms. Welsko and Dr. Race.

If the Executive is terminated by us without cause or if the Executive terminates his or her employment for good reason (as defined in the Severance Agreements) within 12 months following a change in control of the Company (as defined in the Severance Agreement), the Executive will be entitled to receive all of the benefits described above, except that the cash severance payment will be equal to 18 months of the Executive’s base salary.

In order for the Executives to receive any of the payments described above, the Executive must agree (i) to enter into a waiver and release with us, and (ii) not to compete with us for a period following the Executive’s termination of employment. If the applicable termination occurs in connection with a change in control of the Company, Mr. Frank, Ms. Miller and Mr. Bohs, Ms. Welsko and Dr. Race may not compete with the Company for 18 months following their termination. If the applicable termination is not in connection with a change in control of the Company, the Executives may not compete with us for 12 months, except Ms. Welsko and Dr. Race, who may not compete with us for nine months.

Golden Parachute Compensation

The compensation that our named executive officers may receive in connection with the merger, including accelerated vesting of restricted stock and stock options, is as set forth on the Golden Parachute Compensation table included below.

Strategic Affairs Committee Fees

Each member of the SAC, which was formed by our board of directors to evaluate opportunities to generate stockholder value and assess the impact of the Company’s concentrated stock ownership in this regard, and to make recommendations to our board of directors regarding this evaluation and assessment, receives a fee of $2,500 per quarter that such director is a member of the SAC. The chairperson of the SAC receives a fee of $3,125 per quarter. In addition, pursuant to our policy for all non-employee directors, non-employee director members of the SAC are reimbursed for expenses incurred for attending meetings.

Indemnification and Directors’ and Officers’ Liability Insurance

Under the Merger Agreement, Nobel Learning, as the surviving corporation in the merger, has agreed to indemnify the directors and officers of Nobel Learning to the full extent permitted by law following the merger. Nobel Learning has also agreed to honor Nobel Learning’s obligations under the indemnification agreements between Nobel Learning and its officers and directors in effect before the merger and any indemnification provisions of Nobel Learning’s certificate of incorporation and bylaws.

Under the Merger Agreement, Nobel Learning will maintain for a period of six years an insurance policy covering persons who were directors or officers of Nobel Learning prior to the merger for the actions taken by such directors and officers in their capacities as directors and officers of Nobel Learning prior to the merger on terms with respect to coverage and amount no less favorable than those of such policy currently in effect, provided, however, that Nobel Learning will not be required to expend in excess of 200% of the current annual premium paid by Nobel Learning for such policies currently maintained by the Company or Nobel Learning as of the date of the Merger Agreement. Alternatively, prior to effectiveness of the merger, the surviving corporation may obtain a six year prepaid “tail policy” on terms and conditions providing materially equivalent benefits as the current policies of directors’ and officers’ liability insurance currently maintained by Nobel Learning with respect to matters arising on or before the completion of the merger; provided that the cost of such tail policy shall not exceed 200% of the current annual premium paid by Nobel Learning as of to the date of the Merger Agreement in respect of the coverage required to be obtained.

Golden Parachute Compensation for Nobel Learning Named Executive Officers

The following table sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each of our named executive officers that is based on or otherwise relates to the merger, assuming the following:

•	the price per share of common stock and Series D convertible preferred stock of the Company is $11.75 and $1.88, respectively;

•	the merger closed on May 31, 2011, the last practicable date prior to the filing of this proxy statement;

•

the named executive officers of Nobel Learning were terminated without cause immediately following a change in control on May 31, 2011, which is the last practicable date prior to the filing of this proxy statement.

Golden Parachute Compensation Table

Named Executive Officer	Cash($)(1)		Equity($)(2)		Pension/ NQDC ($)(9)	Perquisites/ Benefits ($)(10)	Total ($)
George H. Bernstein President and CEO	$2,272,766	(3)	$310,204	(3)	$161,047	$84,489	$2,828,506
Thomas Frank Senior VP and CFO	$634,250	(4)	$195,110	(4)	$123,839	$52,637	$1,005,830
Patricia B. Miller Senior VP and COO	$565,792	(5)	$161,630	(5)	$90,167	$44,531	$862,120
G. Lee Bohs Senior VP, Corporate Development	$602,292	(6)	$161,630	(6)	$131,133	$53,218	$948,273
Jeanne Marie Welsko Senior VP, Human Resources	$383,500	(7)	$93,005	(7)	$77,716	$51,879	$606,100
Dr. Susan W. Race Senior VP, Chief Academic Officer	$445,333	(8)	$299,785	(8)	$48,763	$42,849	$836,730

(1)	Consists of cash severance, pro-rata bonus and payment of the remaining retention bonus, payable only if the named executive officer is terminated without cause or resigns for good reason within one year following the merger.
(2)	Consists of the aggregate value of the shares underlying restricted stock awards and in-the-money stock option awards (valued as the difference between $11.75 and the applicable exercise price) for which vesting is accelerated. Such vesting occurs regardless of whether or not the named executive officer’s employment is terminated.
(3)	The Cash column includes cash severance of $1,554,850, pro-rata bonus payment of $155,416 and payment of the remaining retention bonus totaling $562,500. The Equity column includes in-the-money accelerated stock option value totaling $269,079 and shares of restricted stock totaling $41,125.
(4)	The Cash column includes cash severance of $387,000, pro-rata bonus payment of $53,750 and payment of the remaining retention bonus totaling $193,500. The Equity column includes in-the-money accelerated stock option value totaling $169,260 and shares of restricted stock totaling $25,850.
(5)	The Cash column includes cash severance of $345,000, pro-rata bonus payment of $47,917 and payment of the remaining retention bonus totaling $172,875. The Equity column includes in-the-money accelerated stock option value totaling $135,780 and shares of restricted stock totaling $25,850.
(6)	The Cash column includes cash severance of $367,500, pro-rata bonus payment of $51,042 and payment of the remaining retention bonus totaling $183,750. The Equity column includes in-the-money accelerated stock option value totaling $135,780 and shares of restricted stock totaling $25,850.
(7)	The Cash column includes cash severance of $234,000, pro-rata bonus payment of $32,500 and payment of the remaining retention bonus totaling $117,000. The Equity column includes in-the-money accelerated stock option value totaling $70,680 and shares of restricted stock totaling $22,325.
(8)	The Cash column includes cash severance of $285,000, pro-rata bonus payment of $39,583 and payment of the remaining retention bonus totaling $120,750. The Equity column includes in-the-money accelerated stock option value totaling $159,960 and shares of restricted stock totaling $139,825.
(9)	This is the total value of our contribution to the named executive officer’s benefit under the Executive Non-Qualified Excess Plan that will become vested upon the merger.
(10)	For Mr. Bernstein, this represents the value of continued group health benefits ($56,969) and Company payment of term life insurance for 36 months ($2,520) (although subject to a shorter coverage period if coverage is provided by a subsequent employer), plus outplacement assistance for 12 months ($25,000), which would be payable following the executive’s termination without cause or resignation for good reason within one year following the merger. For the other named executive officers, this represents the value of continued group health benefits for 18 months (although subject to a shorter coverage period if coverage is provided by a subsequent employer) plus outplacement assistance for 12 months ($25,000 per individual), which would be payable following the executive’s termination without cause or resignation for good reason within one year following the merger.

In addition to the above assumptions, the costs of providing continued group health benefits is based on estimates. Any changes in these assumptions or estimates would affect the amounts shown in the table. In addition, a portion of the equity amounts shown in the Equity column are expected to become vested in the ordinary course prior to the actual date the merger is completed, and the pro rata target bonuses for 2011 included in the Cash column are expected to be higher based on the actual date that the merger is closed.

The payment of severance and retention bonuses, and the continuation of employee benefits, is made pursuant to the agreements discussed under the heading “Severance and Change of Control Agreements with Named Executive Officers.”

As described above, in connection with the merger, the vesting of all outstanding stock options and restricted stock awards will accelerate in full so that such stock options and awards will become fully vested immediately prior to the completion of the merger and will be cashed out in the merger.

Under our Executive Non-Qualified Excess Plan, Company contributions are subject to five year cliff vesting. Accelerated vesting occurs due to a change of control of the Company. Company contributions would otherwise vest on July 1, 2011, except for Dr. Race whose Company contributions would otherwise vest on September 15, 2013.

The advisory vote on the “golden parachute” compensation that may be received by our named executive officers in connection with the merger will be approved if it receives the approval of a majority of the votes represented by the shares of common stock present and entitled to vote thereon.

Appraisal Rights

Under the Delaware General Corporation Law, Nobel Learning stockholders have the right to demand appraisal of shares of common stock in connection with the merger and to receive, in lieu of the merger consideration, payment in cash for the fair value of your shares, together with a fair rate of interest, as determined by the Delaware Court of Chancery, or the Chancery Court. Stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 in order to perfect their rights. Nobel Learning will require strict compliance with the statutory procedures.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to demand and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262, the full text of which appears in Annex C to this proxy statement.

Section 262 requires that where a Merger Agreement is to be submitted for adoption at a meeting of stockholders, the stockholders be notified that appraisal rights will be available not less than 20 days before the meeting to vote on the merger. A copy of Section 262 must be included with such notice. This proxy statement constitutes our notice to stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262. Any stockholder wishing to consider exercising appraisal rights should carefully review the text of Section 262 contained in Annex C. Failure to comply timely and property with the requirements of Section 262 will result in the loss of appraisal rights under Section 262.

If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

•

You must deliver to the company a written demand for appraisal of your shares before the vote to adopt the Merger Agreement is taken at the special meeting. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the Merger Agreement. Voting against or failing to vote for the adoption of the Merger Agreement by itself does not constitute a demand for appraisal within the meaning of Section 262.

•

You must not vote in favor of the adoption of the Merger Agreement. A vote in favor of the adoption of the Merger Agreement, by proxy, over the Internet, by telephone or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal.

•	You must continuously hold your shares through the effective time.

If you fail to comply with any of these conditions and the merger is consummated, you will be entitled to receive the cash payment for your shares as provided for in the Merger Agreement if you are the holder of record at the effective time, but you will have no appraisal rights with respect to your shares of common stock. A proxy card which is signed and does not contain voting instructions will, unless revoked, be voted “FOR” the adoption of the Merger Agreement, will constitute a waiver of your right of appraisal and will nullify any previous written demand for appraisal.

All demands for appraisal should be addressed to the Company at 1615 West Chester Pike, Suite 200, West Chester, PA 19382, Attention: Corporate Secretary, and must be delivered before the vote to adopt the Merger Agreement is taken at the special meeting, and should be executed by, or on behalf of, the record holder of the shares in respect of which appraisal is being demanded. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

To be effective, a demand for appraisal must be made by, or on behalf of, such record stockholder. The demand should set forth, fully and correctly, the record identity. The demand must state that the stockholder intends thereby to demand appraisal of such holder’s shares in connection with the merger. Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to the company. The beneficial holder must, in such cases, have the record holder (often a broker, bank or other nominee) submit the required demand in respect of those shares.

If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise the right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

If you hold your shares of common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

Within 10 days after the effective time, the surviving corporation must give written notice that the merger has become effective to each stockholder who has properly submitted a written demand for appraisal and who did not vote in favor of the Merger Agreement. At any time within 60 days after the effective time, any stockholder who has not commenced an appraisal proceeding or joined such a proceeding as a named party has the right to withdraw the demand and to accept the cash payment specified by the Merger Agreement for such stockholder’s shares of common stock. Within 120 days after the effective time, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 may file a petition in the Chancery Court, with a copy served on the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The surviving corporation has no obligation and presently has no intention to file such a petition in the event there are stockholders who demand appraisal of their shares, and stockholders seeking to exercise appraisal rights should not assume that the surviving corporation will file such a petition or initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights within the time prescribed in Section 262. The failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previous written demand for appraisal.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. Within 120 days after the effective time, any stockholder who has complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares of common stock not voted in favor of adoption of the Merger Agreement and with respect to which demands for appraisal were received by the company and the number of holders of such shares. Such statement must be mailed to the stockholder within 10 days after the written request has been received by the surviving corporation or within 10 days after expiration of the period for delivery of appraisal demands, whichever is later. A person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file an appraisal petition or request from us the statement described in this paragraph.

After notice to the stockholders seeking appraisal rights as required by the Chancery Court, the Chancery Court is empowered to conduct a hearing upon the petition, and determine which stockholders have complied with Section 262 and have thereby become entitled to the appraisal rights. The Chancery Court may require the stockholders who hold stock represented by certificates and who have demanded appraisal for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Chancery Court may dismiss the proceedings as to that stockholder.

After determination of the stockholders entitled to appraisal of their shares of common stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest to be paid upon the amount determined to be the fair value. Unless the Chancery Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. When the value is determined, the Chancery Court will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Chancery Court so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing those shares.

In determining fair value and, if applicable, a fair rate of interest, the Chancery Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider “market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation.” Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” In determining fair value for appraisal purposes under Section 262, the Chancery Court might, or might not, employ some or all of the valuation analyses utilized by the company’s financial advisors as described in summary fashion under the headings “Proposal No. 1 - The Merger—Opinion of the Financial Advisor to Nobel Learning’s Board of Directors,” beginning on page 45. Although Nobel Learning believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Chancery Court, and you should be aware that the fair value of your shares as determined under Section 262 could be more, the same, or less than the value that you are entitled to receive under the terms of the Merger Agreement. Moreover, the surviving corporation does not currently anticipate offering more than the value that you are entitled to receive under the terms of the Merger Agreement to any stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of common stock is less than the merger consideration.

Costs of the appraisal proceeding may be imposed upon the surviving corporation and/or the stockholders participating in the appraisal proceeding by the Chancery Court as the Chancery Court deems equitable in the circumstances. Upon the application of a stockholder, the Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who has demanded appraisal rights will not, after the effective time, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payments becoming due prior to the effective time; however, if no petition for appraisal is filed within 120 days after the effective time, or if the stockholder delivers a written withdrawal of such stockholder’s demand for appraisal and an acceptance of the terms of the merger within 60 days after the effective time, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the cash payment for shares of his, her or its common stock pursuant to the Merger Agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective time may only be made with the written approval of the surviving corporation. Once a petition for appraisal has been filed, the appraisal proceeding may not be dismissed as to any stockholder without the approval of the Chancery Court.

Failure to comply with all of the procedures set forth in Section 262 will result in the loss of a stockholder’s statutory appraisal rights.

If you have any questions regarding your right to exercise appraisal rights, you are strongly encouraged to seek the advice of legal counsel.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion summarizes the material U.S. federal income tax consequences of the merger to holders of Nobel Learning common stock and Series D convertible preferred stock who exchange their shares for cash in the merger. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder, judicial pronouncements, and administrative rulings, all as currently in effect. All of these authorities are subject to change or varying interpretation, possibly with retroactive effect. Any such change could alter the accuracy of the statements and conclusions described below.

This discussion assumes that the holders of common stock and Series D convertible preferred stock hold their shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the U.S. federal income tax consequences that may be applicable to a particular holder of Nobel Learning stock in light of such holder’s particular circumstances. In addition, this discussion does not address the U.S. federal income tax consequences of the merger to holders of Nobel Learning common stock and Series D convertible preferred stock who are subject to special treatment under U.S. federal income tax law, including, for example, banks and other financial institutions, insurance companies, mutual funds, tax-exempt investors, S corporations, controlled foreign corporations, passive foreign investment companies, holders that are classified as “partnerships” for U.S. federal income tax purposes and their partners or members, U.S. expatriates, dealers in securities, traders in securities who have elected to be taxed in the same manner as dealers, holders who hold their stock as part of a hedge, straddle, conversion or other integrated transaction, holders whose functional currency is not the U.S. dollar, holders who acquired stock through the exercise of employee stock options or otherwise as compensation, holders whose shares of stock constitute qualified small business stock within the meaning of Section 1202 of the Code, holders who are subject to the alternative minimum tax provisions of the Code and holders who receive cash pursuant to the exercise of appraisal rights. Furthermore, this discussion does not address the tax consequences under any state, local , foreign or estate or gift tax laws.

Holders of Nobel Learning common stock and Series D convertible preferred stock should consult their independent tax advisors as to the particular tax consequences of the merger to them, including the application and effect of any state, local, foreign, estate or gift tax laws.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Nobel Learning common stock or Series D convertible preferred stock that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) organized or created in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust if (a) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) it has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

The term “non-U.S. holder” means a beneficial owner other than a partnership (or other entity taxed as a partnership for U.S. federal income tax purposes) of Nobel Learning common stock or Series D convertible preferred stock that is not a U.S. holder.

If a partnership (or other entity taxed as a partnership for U.S. federal income tax purposes) holds Nobel Learning common stock or Series D convertible preferred stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that holds shares of Nobel Learning stock you should consult your own tax advisor regarding the tax consequences to you of the merger.

U.S. Holders

Generally, the receipt of cash in exchange for Nobel Learning common stock or Series D convertible preferred stock pursuant to the merger will be a taxable transaction to U.S. holders of such Nobel Learning stock for U.S. federal income tax purposes. A U.S. holder of Nobel Learning common stock receiving cash in the merger generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash received (before reduction for any applicable withholding taxes) and the holder’s adjusted tax basis in the Nobel Learning stock surrendered. The gain or loss recognized generally will be capital gain or loss. Gain or loss will be determined separately for each block of common stock or Series D convertible preferred stock (i.e., stock acquired at the same cost in a single transaction) exchanged in the merger. Any capital gain or loss will be taxed as long-term capital gain or loss if the U.S. holder has held the Nobel Learning common stock or Series D convertible preferred stock for more than one year prior to the effective time of the Merger and will be short-term capital gain of the U.S. holder has held the stock for one year or less. Long-term capital gains for certain non-corporate U.S. holders, including individuals, are generally eligible for a reduced rate of federal income taxation. The deductibility of capital losses is subject to certain limitations.

Information returns will be filed with the Internal Revenue Service in connection with payments to a U.S. holder pursuant to the merger, unless the U.S. holder is an exempt recipient. A U.S. holder may be subject to backup withholding with respect to the payment of cash proceeds in exchange for such holder’s shares of Nobel Learning common stock pursuant to the merger. Backup withholding will generally not apply, however, to a U.S. holder who furnishes the paying representative with a correct taxpayer identification number on a properly completed IRS Form W-9 (and who does not subsequently become subject to backup withholding) or who otherwise establishes a basis for exemption from backup withholding (such as a corporation). Each U.S. holder should properly complete and sign an IRS Form W-9 in order to provide the information and certification necessary to avoid the imposition of backup withholding, unless an exemption otherwise applies and is established in a manner satisfactory to the paying representative. U.S. holders who fail to provide their correct taxpayer identification numbers and the appropriate certifications, or to establish an exemption as described above, will be subject to backup withholding on any payments they receive pursuant to the merger (currently at a rate of 28%). Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder’s U.S. federal income tax liability, if any, provided that required information is furnished to the Internal Revenue Service in a timely manner.

Non-U.S. Holders

Generally, any gain recognized upon the receipt of cash in exchange for Nobel Learning common stock pursuant to the merger by a non-U.S. holder will not be subject to U.S. federal income tax or withholding tax unless

•

the gain is effectively connected with the conduct by a non-U.S. holder of a trade or business in the United States (and, if required by an applicable income tax treaty, such gain is attributable to a permanent establishment, or in the case of an individual, a fixed base in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be subject to tax on such gain in the same manner as a U.S. holder and, if the non-U.S. holder is a foreign corporation, such corporation may also be subject to the branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable U.S. income tax treaty);

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the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the sale or exchange and certain other conditions are met, in which case the non-U.S. holder generally will be subject to a 30% tax on the non-U.S. holder’s net gain realized from the sale or exchange of Nobel Learning common stock or Series D convertible preferred stock, which may be offset by U.S. source capital losses of the non-U.S. holder, if any; or

•

we are or have been a “United States real property holding corporation” for United States federal income tax purposes at any time during the shorter of the five-year period ending on the date of the Merger or the period that the non-U.S. holder held the shares, and the non-U.S. holder owns, or is treated as owning, more than 5% of our shares, in which case the non-U.S. holder generally will be taxed on such holder’s net gain realized in the Merger at the graduated U.S. federal income tax rates applicable to United States persons (as defined under the Code).

In general, a non-U.S. holder will not be subject backup withholding with respect to the cash received by such holder pursuant to the merger if such non-U.S. holder provides the paying representative with a properly completed IRS Form W-8BEN (or, if applicable, another version of Form W-8). If a non-U.S. holder fails to provide the properly completed forms or fails to otherwise establish an exemption from backup withholding, such non-U.S. holder will be subject to backup withholding (currently at a rate of 28%) on the cash received pursuant to the merger. Each non-U.S. holder should properly complete and sign the applicable IRS Form W-8 in order to provide the information and certification necessary to avoid the imposition of backup withholding, unless an exemption otherwise applies and is established in a manner satisfactory to the paying representative. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that required information is furnished to the Internal Revenue Service in a timely manner.

The U.S. federal income tax discussion set forth above is included for general information only and is not a complete analysis or discussion of all potential tax consequences relevant to our stockholders. The tax consequences to you may vary depending on your particular circumstances. Due to the individual nature of tax consequences, you are urged to consult your own tax advisor as to the specific tax consequences to you of the merger, including the effects of any applicable state, local, foreign, estate or gift tax laws.

Regulatory Matters

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the HSR Act, and the rules that have been promulgated under the HSR Act, acquisitions of a sufficient size may not be completed unless notification and information has been furnished to the Antitrust Division of the U.S. Department of Justice, or the DOJ, and to the U.S. Federal Trade Commission, or the FTC, and applicable waiting period requirements have been satisfied or early termination of the waiting period has been granted. The merger between Nobel Learning and affiliates of Leeds is subject to the provisions of the HSR Act.

Parent and Nobel Learning made the required filings concerning the merger with the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission under the HSR Act on May 25, 2011 and requested early termination of the waiting period. The request for early termination of the waiting period was granted on and became effective June 7, 2011.

At any time before or after consummation of the merger, notwithstanding the termination of the waiting period under the HSR Act, the Antitrust Division of the DOJ or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger, or part of it, seeking divestiture of substantial assets of the Company or Parent, requiring the Company or Parent to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the merger, and notwithstanding the termination of the waiting period under the HSR Act, any state could take such action under state law or the antitrust laws of the United States as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of the Company or Parent. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

The obligation of Nobel Learning, Parent and Merger Sub to complete the merger is subject to the condition that no decree, order or injunction of a court of competent jurisdiction prohibits the completion of the merger and that the applicable waiting period (and any extensions thereof) under the HSR Act has expired or early termination has been granted. Under the Merger Agreement, in connection with the receipt of any necessary governmental approvals or clearances (including under any antitrust laws), Parent and Merger Sub are not obligated to, and the Company may not, without the prior written consent of Parent, agree or proffer to, divest, hold separate, or enter into any license or similar agreement with respect to, or agree to restrict the ownership or operation of, or agree to conduct or operate in a specified manner, any portion of the business or assets of Parent, any affiliate of Parent, the Company or any of their respective subsidiaries. In addition, in no event will Parent be obligated to litigate or participate in the litigation of any proceeding (as defined in the Merger Agreement), whether judicial or administrative, brought by any governmental entity or appeal any order issued, granted or entered by any governmental entity (i) challenging or seeking to make illegal, delay materially or otherwise directly or indirectly restrain or prohibit the consummation of the merger or the other transactions contemplated by the Merger Agreement or seeking to obtain from Parent any damages in connection therewith, or (ii) seeking to prohibit or limit in any respect, or place any conditions on, the ownership or operation by the Company, Parent or any of their respective affiliates of all or any portion of the business, assets or any product of the Company or any of its subsidiaries or Parent or their respective affiliates or to require any of them to dispose of, license or enter into a consent decree or hold separate all or any portion of the business, assets or any product of the Company or any of its subsidiaries or Parent or their respective affiliates, in each case as a result of or in connection with the merger or any of the other transactions contemplated by the Merger Agreement.

There can be no assurance that the regulatory approvals described above will be obtained and, if obtained, there can be no assurance as to the timing of any approvals, the ability of Parent or the Company to obtain the approvals on satisfactory terms or the absence of any litigation challenging such approvals. There can also be no assurance that any governmental entity or any private party will not attempt to challenge the merger on antitrust grounds and, if such a challenge is made, there can be no assurance as to its result.

In addition, Nobel Learning and Parent have committed to use such efforts to cooperate with each other to obtain all necessary consents, licenses, permits, waivers, approvals, authorizations and orders from educational and child care authorities for, and as a condition to, the completion of the merger. The consents, licenses, permits, waivers, approvals, authorizations and orders from educational and child care authorities in some cases involve notifying the appropriate authority of the pending merger, while in other cases our facilities may be required to obtain from the appropriate authorities a new license to operate under the name of the Parent or under our name, but with the Parent as our new controlling stockholder. There can be no assurance that we will obtain all necessary consents, licenses, permits, waivers, approvals, authorizations and orders from educational and child care authorities.

Shareholder Rights Plan Amendment

Immediately prior to executing the Merger Agreement, the Company and Broadridge Corporate Issuer Solutions, Inc., whom we refer to in this proxy statement as the rights agent, entered into an amendment to the shareholder rights plan, dated July 20, 2008, by and between the Company and the rights agent. Pursuant to this amendment, the rights plan has been amended to provide that neither execution of the Merger Agreement or the voting agreements, nor completion of the merger or any related transactions (including transactions provided for in the voting agreements) will be deemed to trigger conversion of the rights issued under the rights plan into capital stock of the Company.

Litigation Related to the Merger

On May 27, 2011, a class action complaint was filed in the Court of Common Pleas of Philadelphia in the First Judicial District of the Commonwealth of Pennsylvania, naming Nobel Learning, Leeds, Parent, Merger Sub and the members of our board of directors as defendants. The complaint generally alleges that, in connection with approving the merger, our directors breached their fiduciary duties owed to our stockholders, and that Nobel Learning, Leeds, Parent and Merger Sub knowingly aided and abetted our directors’ breach of their fiduciary duties. The complaint seeks, among other things, certification of the case as a class action, a declaration that our directors have breached their fiduciary duties, an injunction precluding consummation of the merger, a direction to our directors to exercise their fiduciary duties to obtain a transaction that is in the best interests of the plaintiffs and the class, and an award of fees, expenses and costs to plaintiffs and their attorneys.

We believe this lawsuit is without merit and intend to defend against it vigorously.

Delisting and De-registration of Nobel Learning Common Stock After the Merger

If the merger is completed, Nobel Learning’s common stock will be delisted from The NASDAQ Global Market and deregistered under the Exchange Act. Thereafter, the provisions of the Exchange Act will no longer apply to us, including the requirements to file periodic reports with the SEC and to furnish a proxy or information statement to our stockholders in connection with meetings of our stockholders.

THE MERGER AGREEMENT

The following summary describes the material provisions of the Merger Agreement. This summary may not contain all of the information about the Merger Agreement that is important to you. The Merger Agreement is attached to this proxy statement as Annex A and is incorporated by reference into this proxy statement, and we encourage you to read it carefully in its entirety for a more complete understanding of the Merger Agreement, because it is the legal document that governs the merger.

Explanatory Note Regarding the Merger Agreement

The Merger Agreement has been included to provide investors and our stockholders with information regarding its terms. It is not intended to provide to any person not a party thereto any other factual information about the Company. The Merger Agreement contains representations and warranties of the Company, Merger Sub and Parent, negotiated between the parties and made as of specific dates solely for purposes of the Merger Agreement, including setting forth the respective rights of the parties with respect to their obligations to complete the Merger. This description of the representations and warranties is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. As a result, no person should rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or Merger Sub or any of their respective subsidiaries or affiliates.

The Merger

Generally

The Merger Agreement provides that at the completion of the merger, Merger Sub, a wholly-owned subsidiary of Parent, will be merged with and into the Company. Upon completion of the merger, the Company will continue as the surviving corporation and will be a wholly-owned subsidiary of Parent.

Directors and Officers of the Surviving Corporation after the Merger

The directors of the surviving corporation will be the directors of Merger Sub immediately prior to the effective time of the merger. The officers of the surviving corporation will be those persons listed on Annex I of the Merger Agreement.

Manner and Basis of Converting Shares of Nobel Learning capital stock into the Merger Consideration

Under the terms of the Merger Agreement, upon completion of the merger, each share of Nobel Learning common stock will be converted into the right to receive $11.75 in cash, without interest, and each share of Nobel Learning Series D convertible preferred stock will be converted into the right to receive $1.88 in cash, without interest.

Completion and Effectiveness of the Merger

We intend to complete the merger no later than two (2) business days after all of the conditions to completion of the merger contained in the Merger Agreement described in the section entitled “The Merger Agreement—Conditions to Completion of the Merger” beginning on page 78 of this proxy statement are satisfied or waived, including adoption of the Merger Agreement by the stockholders of Nobel Learning. The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware, or such later time as Parent and Nobel Learning agree and set forth in the certificate of merger.

We are working to complete the merger as quickly as possible. We currently plan to complete the merger during the third quarter of calendar year 2011. However, we cannot predict the exact timing because completion of the merger is subject to governmental and regulatory approvals and other conditions.

Treatment of Nobel Learning and Merger Sub Capital Securities

In connection with the merger, Nobel Learning’s outstanding capital securities will be affected as follows:

•

Each share of Nobel Learning common stock outstanding immediately prior to the effective time of the merger will be canceled and shall cease to exist, and shall automatically be converted into the right to receive $11.75 in cash, without interest, upon surrender of the certificate representing such share of Nobel Learning common stock in the manner provided in the Merger Agreement;

•

Each share of Nobel Learning Series D convertible preferred stock outstanding immediately prior to the effective time of the merger will be canceled and shall cease to exist, and shall automatically be converted into the right to receive $1.88 in cash, without interest, upon surrender of the certificate representing such share of Nobel Learning Series D convertible preferred stock in the manner provided in the Merger Agreement;

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Each stock option that was issued under the terms of a stock plan of the Company other than the 2000 Stock Option Plan and the 2010 Stock Option Plan outstanding immediately prior to the completion of the merger will tendered for cancellation and each holder of Eligible Options will be entitled to receive, in consideration of the cancellation of all such Eligible Options held by such option holder, a cash payment per share equal to either (i) the excess, if any, of $11.75 over the per share exercise price of the applicable Eligible Option or (ii) $0.10 per Eligible Option for Eligible Options with an exercise price that is greater than $11.75.

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Except for a stock option granted to a particular member of management under the 2010 Stock Option Plan (which, under the terms of such employee’s stock option award agreement, will become exercisable with respect to one-third of the shares subject to such option upon the completion of the merger), each stock option issued under the 2000 Stock Option Plan or the 2010 Stock Option Plan and outstanding immediately prior to the completion of the merger will (i) automatically become fully vested and exercisable, (ii) cease to be outstanding and be automatically canceled and cease to exist and (iii) be automatically converted into the right to receive a cash payment per share equal to the excess, if any, of $11.75 over the per share exercise price of the applicable option.

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Each outstanding share of restricted stock held by Nobel employees and directors under any Company stock plan will vest in full immediately prior to the merger and be cancelled in exchange for the right to receive $11.75 in cash, without interest, less applicable withholding taxes, upon the consummation of the merger.

Each issued and outstanding share of common stock of Merger Sub will be converted into one fully paid and non-assessable share of Nobel Learning, the surviving corporation, after the merger.

Our executive management team and members of our board of directors have executed option cancellation agreements with us by which each of them have agreed to the cancellation of their options upon the completion of the merger in exchange for an amount equal to the excess, if any, of $11.75 over the per share exercise price of their options. In addition, they have waived any right to receive $0.10 for any Eligible Options held by them with an exercise price that is greater than $11.75.

The Option Amendment is anticipated to be accomplished through a tender offer by which the Company will purchase and cancel each Eligible Option in exchange for the applicable Eligible Option Consideration. The effectiveness of the tender offer will coincide with, and be conditioned upon, the completion of the merger. This proxy statement is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the tender offer is commenced, the Company will file a Tender Offer Statement on Schedule TO with the SEC. The Tender Offer Statement (including an Offer to Amend, a related Letter of Transmittal and other tender offer documents) will contain important information that should be read carefully before any decision is made with respect to the tender offer. These documents (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s website at www.sec.gov.

Exchange of Nobel Learning Stock Certificates for the Merger Consideration

General

Promptly following completion of the merger, the exchange agent for the merger will mail to each holder of Nobel Learning common stock or Series D preferred stock on the record date a letter of transmittal and instructions for surrendering the record holder’s stock certificates in exchange for the applicable merger consideration. Only those holders of Nobel Learning common stock or Series D preferred stock who properly surrender their Nobel Learning stock certificates in accordance with the exchange agent’s instructions will receive the applicable merger consideration. The surrendered certificates representing Nobel Learning common stock or Series D preferred stock will be cancelled. After the effective time of the merger, each certificate representing shares of Nobel Learning common stock or Series D preferred stock that has not been surrendered will represent only the right to receive the applicable merger consideration. Following the completion of the merger, Nobel Learning will not register any transfers of Nobel Learning common stock or Series D convertible preferred stock on its stock transfer books.

Holders of Nobel Learning capital stock should not send in their Nobel Learning stock certificates until they receive a letter of transmittal from the exchange agent for the merger, with instructions for the surrender of Nobel Learning stock certificates.

Transfers of Ownership and Lost Stock Certificates

Parent will only pay the applicable merger consideration to someone other than the name in which a surrendered Nobel Learning stock certificate is registered, if the person requesting such payment presents to the exchange agent all documents required to show and effect the unrecorded transfer of ownership and to show that such person paid any applicable stock transfer taxes. If a Nobel Learning stock certificate is lost, stolen or destroyed, the owner of the shares represented by such certificate may need to deliver an affidavit and/or bond prior to receiving the applicable merger consideration.

Representations and Warranties

Nobel Learning makes a number of customary representations and warranties in the Merger Agreement regarding aspects of its business, financial condition and structure, as well as other facts pertinent to the merger. These representations and warranties relate to the following subject matters:

•	Organization, Standing and Corporate Power;

•	Capital Structure;

•	Authority; Noncontravention;

•	Rights Agreement;

•	Governmental and Other Approvals;

•	Company SEC Documents;

•	Absence of Certain Changes;

•	Litigation;

•	Contracts;

•	Compliance with Laws;

•	Environmental Matters;

•	Absence of Changes in Labor Relations;

•	ERISA Compliance;

•	Taxes;

•	Title to Properties;

•	Intellectual Property;

•	Takeover Statutes;

•	Brokers and Other Advisors;

•	Opinion of Financial Advisor;

•	Insurance;

•	Vote Required; and

•	Interested Party Transactions.

The Merger Agreement contains limited customary representations and warranties made by Parent, including with respect to the availability of financing and the receipt of financing commitment letters from Leeds (equity) and certain lenders (debt) to finance under certain circumstances the merger consideration.

The representations and warranties of Parent and Nobel Learning contained in the Merger Agreement expire upon completion of the merger. The representations and warranties in the Merger Agreement are complicated, are not identical as between Nobel Learning and Parent and are not easily summarized. You are urged to carefully read Sections 3.01 and 3.02 of the Merger Agreement entitled “Representations and Warranties of the Company” and “Representations and Warranties of Parent and Merger Sub.”

Any reference to a “material adverse change” or “material adverse effect” on Nobel Learning means any condition, circumstance, change, event or occurrence, that, individually or in the aggregate, (i) has had or would reasonably be expected to have, a material adverse effect on the assets, business, results of operations or financial condition of the Company and its subsidiaries taken as a whole, or (ii) would reasonably be expected to prevent, materially delay or materially impair the Company’s ability to consummate the merger other than conditions, circumstances, changes, events, occurrences or effects:

•

generally affecting (I) the industry in which the Company and its subsidiaries operate, provided that such changes, events, occurrences or effects do not affect the Company and its subsidiaries, in a materially disproportionate manner as compared to other participants in such industry, to which we refer in this proxy statement as the Industry, or (II) the economy, credit or financial or capital markets, in the United States or elsewhere in the world, including changes in interest or exchange rates, provided that such changes, events, occurrences or effects do not affect the Company and its subsidiaries in a materially disproportionate manner as compared to other participants in the Industry; or

•	arising out of, resulting from or attributable to:

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changes in law or in generally accepted accounting principles or in accounting standards, or changes in general legal, regulatory or political conditions, provided that such changes, events, occurrences or effects do not affect the Company and its subsidiaries in a materially disproportionate manner as compared to other participants in the Industry;

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solely with respect to Section 6.02(c) of the Merger Agreement, the negotiation, execution, announcement or performance of the Merger Agreement or the consummation of the transactions contemplated in the Merger Agreement, including the impact thereof on relationships, contractual or otherwise, with vendors, students, parents or guardians of students, partners or employees, or any litigation arising from allegations of breach of fiduciary duty or violation of law relating to the Merger Agreement or the transactions contemplated in the Merger Agreement brought by a holder or holders of Nobel Learning common stock and/or Series D convertible preferred stock;

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acts of war, sabotage, hostilities or terrorism, or any escalation or worsening of any such acts of war, sabotage, hostilities or terrorism threatened or underway as of the date of the Merger Agreement that do not disproportionately affect the Company and its subsidiaries in a materially disproportionate manner as compared to other participants in the Industry;

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earthquakes, hurricanes, tornados or other natural disasters that do not disproportionately affect the Company and its subsidiaries in a materially disproportionate manner as compared to other participants in the Industry;

¡	any action taken, or omissions, by the Company or any of its subsidiaries that is specifically required by the Merger Agreement or with Parent’s written consent or at Parent’s written request;

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any decline in the market price, or change in trading volume, of the capital stock of the Company (it being understood that the facts or occurrences giving rise or contributing to such decline or change that are not otherwise excluded from the definition of a “material adverse effect” may be deemed to constitute, or be taken into account in determining whether there has been, is, or would be a material adverse effect on the Company); or

¡

any failure to meet any internal or public projections, forecasts or estimates of revenue or earnings in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of a “material adverse effect” may be deemed to constitute, or be taken into account in determining whether there has been, is, or would be a material adverse effect on the Company).

Efforts to Secure Financing

Parent has agreed to use its reasonable best efforts to secure the debt financing on substantially the same terms as are set forth in the Debt Commitment Letter (see “Proposal No. 1 – the Merger—Financing of the Merger” on page 51 of this proxy statement) and to satisfy the Financing Condition. In connection with Parent’s efforts to secure financing, we have agreed to provide, and use commercially reasonable efforts to cause our representatives (including legal and accounting representatives) to provide, in each case at Parent’s sole expense, all cooperation reasonably requested by Parent or Merger Sub that is necessary in connection with arranging and securing the debt financing. We have also agreed to provide Parent, for further delivery to the debt financing sources, certain information regarding the Company, our financial condition and our results during the period since the execution of the Merger Agreement through the consummation of the transactions contemplated by the Merger Agreement.

Conduct of Nobel Learning’s Business Before Completion of the Merger

Under the Merger Agreement, we have agreed on behalf of itself and its subsidiaries that, until the earlier of the completion of the merger or termination of the Merger Agreement, or unless Parent consents (which consent shall not be unreasonably withheld or delayed) in writing in advance, it will operate its business in the ordinary course, substantially in accordance with the manner previously conducted prior to entering into the Merger Agreement. In addition, Nobel Learning has agreed that, except as otherwise expressly provided in the Merger Agreement or as consented to by Parent (which consent shall not be unreasonably withheld or delayed) in advance, Nobel Learning will not, and will not cause any of its subsidiaries to, until the earlier of the completion of the merger or termination of the Merger Agreement:

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(A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination of the foregoing) in respect of, any of its capital stock, except that the Company’s subsidiaries may make distributions to the Company, (B) split, subdivide, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of its capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, except for (x) purchases, redemptions or other acquisitions of capital stock or other securities required under the terms of any plans, arrangements or contracts existing on the date of the Merger Agreement between the Company or any of its subsidiaries and any director, employee or former employee of the Company or any of its subsidiaries, (y) the acquisition or redemption of the rights attached to share of our common stock pursuant to the Rights Agreement, dated July 20, 2008, by and between the Company and Broadridge Corporate Issuer Solutions, Inc. (f/k/a/ StockTrans, Inc.), as amended, or (z) the cancellation (by tender offer or otherwise) of the Eligible Options, provided that the amount paid to the holders of such Eligible Options in the aggregate does not exceed $4,308,000;

•

issue, deliver, sell, grant, pledge or otherwise encumber or subject to any lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock based performance units, including pursuant to contracts as in effect on the date hereof (other than upon the exercise of stock options outstanding on the date of the Merger Agreement in accordance with their terms on the date of the Merger Agreement);

•	amend the certificate of incorporation or the bylaws of the Company or other comparable charter or organizational documents of the Company or any of its subsidiaries;

•

with certain exceptions, make any acquisition (including by merger, consolidation, stock acquisition or otherwise) of the capital stock or (except in the ordinary course of business or as otherwise permitted pursuant to the Merger Agreement) assets of any other Person for consideration in excess for all such transactions of $1,000,000 in the aggregate;

•	adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries;

•

except in the ordinary course of business or pursuant to credit facilities or other arrangements (including intercompany arrangements) in existence as of the date of the Merger Agreement, incur any amount of indebtedness for borrowed money, guarantee any Indebtedness of a third party, issue or sell debt securities, make any loans, advances or capital contributions, mortgage, pledge or otherwise encumber any material assets, or create or suffer any material lien thereupon;

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sell, lease, license, mortgage, sell and leaseback or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or other assets or any interests therein (including securitizations), except (A) for sales, licenses or dispositions of properties or other assets or interests therein in the ordinary course of business consistent with past practice, (B) liens securing existing indebtedness, (C) pursuant to contracts in force as of the date hereof, (D) dispositions of obsolete or worthless assets that are no longer useful in the conduct of the business of the Company, or (E) for transfers among the Company and its subsidiaries;

•

make or authorize capital expenditures except (A) as budgeted in the Company’s current or the fiscal year 2012 plan approved by the Company’s board of directors that was made available to Parent, (B) in the ordinary course of business consistent with past practice (which shall include any expenditures required by education and childcare authorities) or (C) otherwise in an amount not to exceed $500,000 in the aggregate;

•

pay, discharge, settle or satisfy any suit, action or claim, other than (A) settlements of certain current, pending or future suits, actions or claims that have been disclosed to Parent, (B) settlements of any suit, action or claim, or threatened suit, action or claim, that (1) require payments by the Company or any of its subsidiaries (net of insurance proceeds) in an amount not to exceed $25,000 individually or $100,000 in the aggregate and (2) do not require any other actions or impose any other material restrictions on the business or operations of the Company and of its subsidiaries, or (C) settlements of any workers’ compensation claims or employee claims filed with the Equal Employment Opportunity Commission, in each case, so long as such settlement is in the ordinary course of business consistent with past practice;

•	amend or modify in any material respect or terminate any material contract other than in the ordinary course of business;

•

except as previously disclosed to Parent or as required to ensure that any Company benefit plan is not then out of compliance with applicable law or to comply with any contract entered into prior to the date hereof (A) adopt, enter into, terminate or amend (1) any Company benefit plan or (2) any other agreement, plan or policy involving the Company or any of its subsidiaries and one or more of their respective current or former employees or members of the Company’s board of directors that is not terminable at will, (B) increase the compensation, bonus or fringe or other benefits offered by the Company or its subsidiaries other than increases in the ordinary course of business consistent with past practice, (C) grant any entitlement to severance or termination pay or termination benefits or increase in any manner the severance or termination pay or termination benefits of any current or former member of the company’s board of directors or employee of the Company or any of its subsidiaries, (D) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement, Company benefit plan, (E) except as otherwise contemplated by the Merger Agreement, amend or modify any stock option, (F) except as required by the Merger Agreement, take any action to accelerate the vesting or payment of any compensation or benefit under any Company benefit plan or (G) loan or advance any money or other property (other than reimbursement of reimbursable expenses or any advances of such expenses, whether directly, pursuant to Company credit cards or otherwise) to any current or former member of the Company’s board of directors or employee of the Company or any of its subsidiaries;

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except for agreements entered into or transactions occurring in the ordinary course of the Company’s business consistent with past practice, enter into any agreement or engage in any transaction with one or more of the Company’s directors, officers or stockholders, or with any corporation, partnership (general or limited), limited liability company, association or other organization of which one or more of the Company’s directors, officers or stockholders is (A) a director, officer, manager, managing partner, managing member (or the holder of any office with similar authority), (B) has a direct or indirect financial interest, or (C) directly or indirectly controls, is controlled by or is under common control with;

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except as may be required by generally accepted accounting principles or applicable accounting requirements and published rules and regulations of the SEC, make any change in financial or tax accounting methods, principles or practices;

•	enter into any collective bargaining agreement or other agreement with a labor union, works council or similar organization;

•	adopt or implement any stockholder rights plan or similar arrangement;

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file any amended tax return or any income tax return, enter into any closing agreement, settle any tax claim or assessment relating to the Company or any of its subsidiaries, surrender any right to claim a refund of taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment relating to the Company or any of its subsidiaries, or take any other similar action relating to the filing of any tax return or the payment of any tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the tax liability of the Company or any of its subsidiaries for any period, decreasing any tax refund of the Company or any of its subsidiaries for any period or decreasing any tax attribute (such as a net operating loss carryforward, capital loss carryforward, or tax credit carryforward) of the Company or any of its subsidiaries existing on the date of completion of the merger; provided, however, that the Company or its subsidiaries may, without the consent of Parent, file any return, enter into any closing agreement, settle any tax claim or assessment, surrender any right to claim a tax refund, consent to any extension or waiver of the limitation period, or take any such other similar action with respect to filing any tax return or payment of any tax, in any instance where the amount of the related tax, assessment, refund or decrease in tax attribute is $10,000 or less individually and $50,000 or less in the aggregate;

•	enter into any new line of business; or

•	authorize or agree or commit to take any of the foregoing actions.

Limitation on Nobel Learning’s Ability to Consider Other Acquisition Proposals

Under the terms of the Merger Agreement, Nobel Learning was required to immediately cease all discussions and negotiations with any persons that may have been ongoing with respect to a takeover proposal. Subject to certain exceptions described below, until Nobel Learning’s stockholders adopt the Merger Agreement or, if earlier, the termination of the Merger Agreement, Nobel Learning also agreed that it and its subsidiaries will not, nor will they authorize or permit any of their respective representatives to, directly or indirectly:

•	solicit, initiate, knowingly encourage or facilitate any inquiry, proposal or offer that constitutes, or may reasonably be expected to result in, any takeover proposal;

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enter into or maintain or continue discussions or negotiate with, or provide any non-public information regarding, or afford access to the properties, books, records, or personnel of, Nobel Learning or any of its subsidiaries, to any person that Nobel Learning has reason to believe is considering making, or has made, any takeover proposal;

•	approve, endorse, recommend, execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to a takeover proposal; or

•	grant any waiver, amendment or release under any standstill agreement, any confidentiality agreement with a party having stated an interest in making a takeover proposal, or any takeover statutes.

Notwithstanding the prohibitions described above, if, prior to the adoption of the Merger Agreement by Nobel Learning’s stockholders, Nobel Learning receives a bona fide unsolicited written takeover proposal, and (1) Nobel Learning’s board of directors determines in good faith (after consultation with its financial and legal advisors and after taking into consideration any revised offers or proposals submitted by Parent) that such takeover proposal is, or could reasonably be likely to lead to the delivery of, a “superior proposal” and (2) Nobel Learning’s board of directors determines in good faith (after consultation with its legal advisors) that failure to take any of the following actions would be inconsistent with the fiduciary duties of Nobel Learning’s board of directors, then Nobel Learning may:

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pursuant to an executed confidentiality agreement on terms no less favorable to Nobel Learning than the provisions of the confidentiality agreement between Parent and Nobel Learning, furnish non-public information regarding Nobel Learning and its subsidiaries to the third party making such takeover proposal and its representatives, provided that such information either has been provided to Parent or is promptly (and in any event within 24 hours of furnishing such information) provided to Parent; and

•

afford access to the properties, books, records, and personnel of Nobel Learning or any of its subsidiaries to, and enter into discussions or negotiations with, such third party and its representatives in connection with a takeover proposal.

Nobel Learning is required to notify Parent promptly (but in no event later than 48 hours) after receipt by Nobel Learning or any of its subsidiaries (or any of their respective representatives) of (i) any takeover proposal or (ii) any request (A) for non-public information relating to Nobel Learning or any of its subsidiaries or (B) for access to the properties, books, or records of Nobel Learning or any of its subsidiaries, by any person who Nobel Learning knows to be considering making, or has made, a takeover proposal. Any such notice must identify the material terms of any such takeover proposal or request. Nobel Learning agreed that it will not enter into any confidentiality agreement with any third party which prohibits Nobel Learning from providing such information to Parent. Nobel Learning must keep Parent reasonably informed, on a prompt basis, of the status of any such takeover proposal or request.

As defined in the Merger Agreement, a “takeover proposal” means any inquiry, proposal, offer or indication of interest from any person (other than Parent and its subsidiaries) or “group”, relating to, in a single transaction or series of related transactions, any (A) sale, lease, exchange, transfer, license (other than licenses in the ordinary course of business), acquisition or disposition of assets of Nobel Learning or its subsidiaries equal to 20% or more of Nobel Learning’s consolidated assets or to which 20% or more of Nobel Learning’s net revenues or net income on a consolidated basis are attributable, (B) acquisition of 20% or more (or, in the case of any person beneficially owning 20% or more of the outstanding shares of Common Stock as of the date of the Merger Agreement, any additional shares) of any class of outstanding voting or equity securities of Nobel Learning or any of its subsidiaries, (C) tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more (or, in the case of any person beneficially owning 20% or more of the outstanding shares of Nobel Learning’s common stock as of the date of the Merger Agreement, any additional shares) of any class of outstanding voting or equity securities of Nobel Learning or any of its subsidiaries, (D) liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of Nobel Learning or any of its subsidiaries, the business of which constitutes 20% or more of the net revenues, net income or assets of Nobel Learning and its subsidiaries, taken as a whole, or (E) any combination of the foregoing types of transactions if the sum of the percentage of consolidated assets, net revenues or net income and Nobel Learning’s common stock involved is 20% or more, in each case, other than the transaction contemplated by the Merger Agreement.

As defined in the Merger Agreement, a “superior proposal” means a written, bona fide proposal or offer, or series of related proposals or offers, made by any person or “group,” to consummate an acquisition transaction, which, in the good faith determination of Nobel Learning’s board of directors, taking into consideration the various legal, financial, and regulatory aspects of such acquisition transaction and the person or group making the proposal or proposals for such acquisition transaction (including any required financing, stockholder approval requirements of the person or group making the proposal, regulatory approvals, stockholder litigation, breakup fee and expense reimbursement provisions, expected timing and risk and likelihood of consummation, and, to the extent deemed appropriate by Nobel Learning’s board of directors, such other factors that may be considered in making such a determination under the DGCL) (A) if accepted, is reasonably likely to be consummated and (B) if consummated, would result in a transaction that is more favorable from a financial point of view to the stockholders of Nobel Learning than the transaction contemplated by the Merger Agreement.

As defined in the Merger Agreement, an “acquisition transaction” means a merger, consolidation, business combination, recapitalization, liquidation, dissolution, sale or disposition or similar transaction involving Nobel Learning or any of its subsidiaries pursuant to which a person (or its stockholders) would own, if consummated, all or substantially all of the outstanding capital stock of Nobel Learning (or of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or all or substantially all of the assets of Nobel Learning and its subsidiaries, taken as a whole.

Except as described below, Nobel Learning agreed that it will not (i) fail to recommend the merger to the Company’s stockholders, amend, change, qualify, withhold, withdraw or modify such recommendation, or fail to include such recommendation in the proxy statement, (ii) adopt, approve, endorse or recommend, or publicly propose to adopt, approve, endorse or recommend to the stockholders of Nobel Learning any takeover proposal, acquisition transaction or superior proposal, (iii) fail to recommend against acceptance of any tender or exchange offer for Nobel Learning’s common stock within ten (10) business days after commencement of such offer, (iii) make any public statement inconsistent with Nobel Learning’s recommendation of the merger to its stockholders (actions described in clauses (i)-(iii) being referred to as a “company adverse recommendation change”), (iv) authorize, cause or permit Nobel Learning or any of its subsidiaries or any of their respective representatives to enter into any acquisition agreement or (v) terminate the Merger Agreement concurrently with entering into a definitive agreement in respect of a superior proposal. Notwithstanding the foregoing, prior to the time Nobel Learning’s stockholders adopt the Merger Agreement, Nobel Learning’s board of directors may make a company adverse recommendation change in order to enter into a definitive agreement in respect of an acquisition transaction if Nobel Learning’s board of directors has determined in good faith, after consultation with its financial advisor and outside legal counsel, (x) that the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law and (y) that such acquisition transaction constitutes a superior proposal; provided, however, that prior to taking such action (1) Nobel Learning must give Parent at least four (4) calendar days’ prior written notice of its intention to take such action (together with copies of all documentation related to such superior proposal), (2) Nobel Learning must negotiate, and cause its representatives to negotiate, in good faith with Parent during such notice period, to the extent Parent wishes to negotiate, to enable Parent to propose revisions to the terms of the Merger Agreement and any other agreements relating to the transaction contemplated by the Merger Agreement such that it would cause such acquisition transaction to no longer constitute a superior proposal, (3) following the end of such notice period, Nobel Learning’s board of directors must consider in good faith any proposed revisions to the Merger Agreement and any other agreements relating to the transaction contemplated hereby proposed in writing by Parent in a manner that would form a binding contract if accepted by Nobel Learning, and must determine that the acquisition transaction would continue to constitute a superior proposal if such revisions were to be given effect and (4) in the event of any material change to the material terms of such acquisition transaction, Nobel Learning must, in each case, deliver to Parent an additional notice consistent with that described in clause (1) above and the notice period must recommence, except that the notice period shall be at least three (3) calendar days (rather than the four (4) calendar days contemplated by clause (1) above); and provided, further, that Nobel Learning has complied in all material respects with its obligations described above and with its obligation to pay the Termination Fee to Parent. See “The Merger Agreement—Termination Fee; Expenses” below.

Employee Benefits for Nobel Learning Employees

Following the completion of the merger and for a period of not less than six months, Parent agreed to provide Nobel Learning employees who become employees of the surviving corporation compensation and benefits that are, in the aggregate, substantially comparable to the compensation and benefits being provided to such employees immediately prior to the effective time of the merger. The surviving corporation shall (i) cause Nobel Learning employees to receive credit for purposes of eligibility to participate and vesting (but not for accrual purposes, except for vacation and severance, if applicable) under any benefit plan of the surviving corporation which such employee is eligible to participate in, (ii) use commercially reasonable efforts to cause Nobel Learning employees to be granted coverage for pre-existing health conditions and prior credit for service, to the same extent waived under a comparable benefit plan in which such employee participated immediately prior to the effective time of the merger and (iii) provide credit to such continuing employees for any co-payments, deductibles and out of pocket expenses paid during the relevant plan year.

Nobel Learning Directors’ and Officers’ Liability Insurance

Under the Merger Agreement, Nobel Learning will maintain for a period of six years an insurance policy covering persons who were directors or officers of Nobel Learning prior to the merger for the actions taken by such directors and officers in their capacities as directors and officers of Nobel Learning prior to the merger on terms with respect to coverage and amount no less favorable than those of such policy currently in effect, provided, however, that Nobel Learning will not be required to expend in excess of 200% of the current annual premium paid by Nobel Learning for such policies currently maintained by Nobel Learning. Alternatively, prior to effectiveness of the merger, the surviving corporation may obtain a six year prepaid “tail policy” on terms and conditions providing substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance currently maintained by Nobel Learning with respect to matters arising on or before the completion of the merger; provided that the cost of such tail policy shall not exceed 200% of the last annual premium paid by Nobel Learning prior to the date of the Merger Agreement in respect of the coverage required to be obtained.

Stockholders Meeting Relating to the Merger

Under the Merger Agreement, Nobel Learning will, as soon as practicable after this proxy statement has been cleared by the SEC and its staff for mailing to our stockholders, duly call, give notice of, convene and hold a meeting of our stockholders for the purpose of obtaining the affirmative vote of the holders of a majority of the issued and outstanding shares of our common stock entitled to vote thereon to adopt the Merger Agreement and approve the merger; provided, however, for the avoidance of doubt, we may postpone or adjourn the stockholders meeting only (i) with the consent of Parent or (ii) for the absence of a quorum.

Company Reasonable Best Efforts to Effectuate the Merger and the Transactions Contemplated by the Merger Agreement

Under the Merger Agreement, each of the Parent, Merger Sub and the Company has agreed to use its respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with each other in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the merger and the other transactions contemplated by the Merger Agreement, including using their respective reasonable best efforts to accomplish the following: (i) the taking of all acts necessary to cause the conditions to the merger to be satisfied as promptly as practicable (including all fillings to be made by the Company, Parent and/or Merger Sub, as applicable, with respect to obtaining the education and childcare approvals); (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from governmental entities and the making of all necessary registrations and filings (including filings with governmental entities) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entity; and (iii) the delivery of required notices to and the obtaining of all necessary consents, approvals or waivers from third parties under any material contract or Company lease or otherwise to the extent related to the merger; provided that none of the Company, Parent or Merger Sub shall be required to make any payment to any such third parties or concede anything of value to obtain such consents. The parties have agreed that obtaining the education and childcare approvals is the responsibility of the Company and is a condition precedent to Parent’s obligation to effect the merger. Parent has agreed to cooperate with all reasonable requests from the Company for information in connection with obtaining such education and childcare approvals and each of the Company, Parent and Merger Sub has agreed to use its reasonable best efforts to promptly obtain such approvals.

Conditions to Completion of the Merger

The respective obligations of Parent and Merger Sub, on the one hand, and Nobel Learning, on the other, to complete the merger and the other transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver of each of the following conditions:

•	the Merger Agreement shall have been adopted by the holders of a majority of the outstanding shares of common stock of Nobel Learning;

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all actions by or in respect of or filings with any antitrust laws (including the HSR Act) required to permit the consummation of the Merger shall have been obtained or made (including the expiration or termination of any applicable waiting period under the HSR Act); and

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no law, injunction, judgment, order, decree or ruling enacted, promulgated, issued, entered, amended or enforced by any governmental entity shall be in effect enjoining, restraining, preventing or prohibiting consummation of the merger or making consummation of the merger illegal.

Nobel Learning’s obligation to complete the merger is also subject to the satisfaction or waiver of each of the following conditions:

•

the representations and warranties of Parent and Merger Sub in the Merger Agreement are true and correct as of the date of the completion of the merger (without regard to the terms “material,” “materiality” or “material adverse effect”) such that, in the aggregate, the effect of any inaccuracies in such representations and warranties would not reasonably be expected to prevent or delay consummation of the merger (provided that those representations and warranties that address matters only as of a particular date shall be true and correct as of such date) and Nobel Learning has been provided with a certificate executed on behalf of Parent and Merger Sub by an officer of Parent and Merger Sub certifying to that effect; and

•

the obligations or covenants required to be performed by Parent and Merger Sub at or prior to the completion of the merger have been performed in all material respects, and Nobel Learning has been provided with a certificate executed on behalf of Parent and Merger Sub by an officer of Parent and Merger Sub certifying to that effect.

Parent’ and Merger Sub’s obligation to complete the merger is also subject to the satisfaction or waiver of each of the following conditions:

•

other than certain representations and warranties (including, without limitation, representations and warranties related to organization, capitalization, corporate authority of, and brokers used by, Nobel Learning) that must be true and correct in all material respects as of the date of the completion of the merger (without regard to the terms “material,” “materially” or “material adverse effect” and for the purpose of the representations and warranties related to capitalization and the use of brokers, an inaccuracy that requires Parent or Merger Sub to increase the aggregate amount to be paid by them to complete the merger by $200,000 or more, shall be material), the representations and warranties in the Merger Agreement made by Nobel Learning being true and correct (without regard to the terms “material,” “materially” or “material adverse effect”) as of the date of completion of the merger of the merger such that, in the aggregate, the effect of any inaccuracies in such representations and warranties would not have a material adverse effect on Nobel Learning (except that any representations or warranties expressly made as of a specific date, would be measured as of such date);

•

the obligations or covenants required to be performed by Nobel Learning at or prior to the completion of the merger shall have been performed in all material respects, and Parent has been provided with a certificate executed on behalf of Nobel Learning by an officer certifying to that effect;

•	there shall not have occurred any material adverse effect with respect to Nobel Learning since the date of the Merger Agreement;

•	the Company shall have delivered to Parent evidence that it has obtained all required education and childcare approvals;

•	the Company shall have delivered to Parent evidence that it has obtained all required third party consents;

•	a minimum of $67,500,000 of debt financing shall be available to Parent;

•	all holders of Eligible Options shall have consented to the Option Amendment; and

•

the Company shall have delivered to Parent a certificate in accordance with Treasury Regulations Section 1.1445-2(c)(3), in form and substance satisfactory to Parent, duly executed and acknowledged, certifying that the Company is not, and has not in the past five years been, a “United States real property holding corporation” (within the meaning of Section 897(c)(2) of the Code).

Termination of the Merger Agreement

The Merger Agreement may be terminated, and the merger abandoned, at any time prior to the consummation of the merger, whether before or after the adoption of the Merger Agreement by Nobel Learning’s stockholders:

•	by mutual written consent of Parent and Nobel Learning (in the case of Nobel Learning, following approval by its board of directors);

•	by either Parent or Nobel Learning if:

¡

the merger is not consummated on or before November 17, 2011, except that this termination right is not available to any party whose willful and material breach of a representation, warranty or covenant in the Merger Agreement has been a principal cause of or resulted in the failure of the merger to be consummated on or before November 17, 2011;

¡

there is any law or any order, injunction, judgment, decree or ruling enacted, promulgated, issued, entered, amended or enforced by any governmental authority in effect enjoining, restraining, preventing or prohibiting consummation of the merger or making the consummation of the merger illegal and the same has become final and nonappealable; or

¡

the proposal to adopt the Merger Agreement and approve the merger fails to receive the requisite affirmative vote by Nobel Learning’s stockholders at Nobel Learning’s special meeting of stockholders duly convened therefor;

•

by Parent upon a material breach of any representation or warranty or failure to perform any covenant or agreement in the Merger Agreement on the part of Nobel Learning, which breach or failure to perform would give rise to a condition precedent to the merger to not be met and such breach is incapable of being cured, or is not cured, by Nobel Learning within thirty (30) calendar days after receipt of written notice of such breach or failure to perform from Parent; provided, that Parent may not exercise this termination right if Parent or Merger Sub is then in breach of any representation, warranty, covenant or agreement hereunder that would result in a condition precedent to the merger to not be met;

•	by Parent if:

¡

the Company’s board of directors shall have failed to include a recommendation in favor of the merger to the stockholders of the Company in this proxy statement or shall have effected a company adverse recommendation change;

¡

the Company’s board of directors shall have failed to publicly reaffirm its recommendation in favor of the merger in the absence of a publicly announced takeover proposal within five (5) business days after Parent so requests in writing;

¡	the Company shall have entered into, or publicly announced its intention to enter into, an acquisition agreement in respect of a takeover proposal;

¡

the Company shall have breached in any material respect its obligations described under “The Merger Agreement—Limitation on Nobel Learning’s Ability to Consider Other Acquisition Proposals,” and such violation or breach results in the receipt by the Company of a takeover proposal; or

¡	the Company’s board of directors shall have resolved to do any of the foregoing;

•

by Nobel Learning upon a material breach of any representation or warranty or failure to perform any covenant or agreement in the Merger Agreement on the part of Parent or Merger Sub, which breach or failure to perform would give rise to a condition precedent to the merger to not be met and such breach is incapable of being cured, or is not cured, by Parent or Merger Sub within thirty (30) calendar days after receipt of written notice of such breach or failure to perform from Nobel Learning; provided, that

Nobel Learning may not exercise this termination right if it is then in breach of any representation, warranty, covenant or agreement hereunder that would result in a condition precedent to the merger to not be met;

•

by Nobel Learning, if it is not in breach of its obligations described under “The Merger Agreement—Limitation on Nobel Learning’s Ability to Consider Other Acquisition Proposals”, and Nobel Learning’s board of directors has authorized Nobel Learning to enter into a binding definitive agreement in respect of a superior proposal; provided that (i) Nobel Learning pays to Parent the termination fee described under “The Merger Agreement—Termination Fee; Expenses” and (ii) Nobel Learning concurrently with such termination enters into such binding definitive agreement; and

•

by Nobel Learning if (i) all conditions precedent to the merger have been satisfied and remain satisfied (other than the Financing Condition); (ii) the Company irrevocably confirms in writing to Parent that it stands, and will stand, ready, willing and able to consummate the merger; (iii) Parent and Merger Sub fail to consummate the merger within three (3) business days after delivery of such notice due to the failure of all, or any portion of, the debt financing to be funded for any reason and the Company stands ready, willing and able to consummate the transaction contemplated by the Merger Agreement through the end of such three (3) business day period; and (iv) the Company is not then in breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement that would result in the Financing Condition to not be satisfied.

Termination Fee; Expenses

The Company must pay a $5.0 million termination fee to Parent in the following circumstances:

•

if (i) prior to obtaining stockholder approval of the merger, a takeover proposal has been made to the Company or directly to the stockholders of the Company generally; (ii) thereafter (a) either the Company or Parent terminates the Merger Agreement in accordance with the terms thereof because (I) the merger has not been consummated on or before November 17, 2011 or (II) the Company’s stockholders have not adopted the Merger Agreement at a meeting duly convened therefor; or (b) Parent terminates the Merger Agreement because the Company materially breaches or fails to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, such breach causes a condition precedent to the merger to not be met and such breach is incapable of being cured, or is not cured, by the Company within 30 calendar days after receipt of written notice of such breach or failure to perform from Parent; and (iii) within 12 months after any such termination of the Merger Agreement, the Company consummates a transaction that constitutes a takeover proposal or enters into an acquisition agreement with respect to any takeover proposal;

•

if Parent terminates the Merger Agreement because (i) the Company’s board of directors fails to include its positive recommendation of the merger to the stockholders of the Company in the proxy statement or effects a company adverse recommendation change; (ii) the Company’s board of directors fails to publicly reaffirm its recommendation of the Merger Agreement in the absence of a publicly announced takeover proposal within five business days after Parent so requests in writing; (iii) the Company enters into, or publicly announces its intention to enter into, an acquisition agreement in respect of a takeover proposal; (iv) the Company breaches in any material respect its obligations described under “Limitation on the Company’s Ability to Consider Other Acquisition Proposals” and such violation or breach results in the receipt by the Company of a takeover proposal; or (v) the Company’s board of directors resolves to do any of the foregoing; and

•

prior to the receipt of the required stockholder approval, the Company terminates the Merger Agreement in compliance with the terms thereof (including, without limitation, the obligations of the Company described under “Limitation on the Company’s Ability to Consider Other Acquisition Proposals”) in order to concurrently enter into a binding definitive agreement in respect of a superior proposal.

Parent must pay a $5.0 million termination fee to the Company if the Company terminates the Merger Agreement in the following circumstances: (i) all conditions precedent to the merger have been satisfied and remain satisfied (other than the Financing Condition); (ii) the Company irrevocably confirms in writing to Parent that it stands, and will stand, ready, willing and able to consummate the merger; (iii) Parent and Merger Sub fail to consummate the merger within three (3) business days after delivery of such notice due to the failure of all, or any portion of, the debt financing to be funded for any reason and the Company stands ready, willing and able to consummate the transaction contemplated by the Merger Agreement through the end of such three (3) business day period; and (iv) the Company is not then in breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement that would result in the Financing Condition to not be satisfied.

All fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such fees or expenses, whether or not the merger is consummated; provided, however, Parent is responsible for paying (i) all of the filing fees and expenses for Parent’s pre-merger notification and report forms under the HSR Act; provided, further, that the Company is responsible for paying all of the fees and expenses for the Company’s pre-merger notification and report forms under the HSR Act and (ii) all of the expenses for preparing and distributing pre-merger notifications to the stockholders.

Remedies

Under the Merger Agreement, if Nobel Learning is entitled to terminate the Merger Agreement and receive the Parent termination fee of $5.0 million, the Parent termination fee will be Nobel Learning’s sole and exclusive remedy under the Merger Agreement and with respect to the transactions contemplated by the Merger Agreement for any loss it suffers, including as a result of any breach of any covenant in the Merger Agreement or the failure of the Merger to be consummated. Upon payment of such amount, none of Parent, Merger Sub or Leeds will have any further liability or obligation relating to the Merger Agreement or the transactions contemplated thereby, the Equity Commitment Letter, the Debt Commitment Letter or any other document or theory of law or equity.

If Nobel Learning is not entitled to terminate the Merger Agreement and receive the Parent termination fee but is entitled to terminate the Merger Agreement as a result of a material breach by Parent or Merger Sub of their representations, warranties or covenants contained in the Merger Agreement that remains uncured and that would give rise to the failure of the parties’ mutual conditions to closing or Nobel Learning’s conditions to closing, then, provided Nobel Learning is not then in breach of any of its representations, warranties or covenants that would result in any of the parties’ mutual conditions to closing or Parent’s and Merger Sub’s conditions to closing not being satisfied, Nobel Learning has the right to seek monetary damages for a willful and material breach by Parent or Merger Sub, provided that the maximum aggregate liability of Parent and Merger Sub for such damages or otherwise in connection with the Merger Agreement, the Equity Commitment Letter and the transactions contemplated thereby is limited to $78,539,304. In addition, Nobel Learning is not permitted to seek or permit to be sought on its behalf any damages or any other recovery, judgment or damages of any kind, including consequential, indirect, or punitive damages, from any officer, director, agent or employee of Parent or Merger Sub, any direct or indirect holder of any equity interests or securities of Parent or Merger Sub or any direct or indirect director, officer, employee, partner, affiliate, member, controlling person or representative of any of the foregoing, in connection with the Merger Agreement or the transactions contemplated thereby. Nobel Learning also agreed that it has no right of recovery against, and no personal liability will attach to, in each case with respect to damages, any person (other than Parent and Merger Sub to the extent provided in the Merger Agreement or Leeds to the extent provided in the Equity Commitment Letter), whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil, by or through a claim by or on its behalf against Parent or any affiliate thereof, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable law, or otherwise.

Prior to the valid termination of the Merger Agreement, Nobel Learning agreed with Parent and Merger Sub that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions thereof (other than Parent’s and/or Merger Sub’s obligations to effect the closing). Nobel Learning further agreed with Parent and Merger Sub that it will be entitled to seek an injunction, specific performance or other equitable remedy to specifically enforce Parent’s and Merger Sub’s obligations to effect the closing (as opposed to an injunction, specific performance or other equitable remedy to force Parent and Merger Sub to comply with their other obligations set forth in the Merger Agreement (other than Parent’s and/or Merger Sub’s obligations to effect the closing), which will be governed by the preceding sentence) only in the event that (A) all of the parties’ mutual conditions to closing and Parent’s and Merger Sub’s conditions to closing have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the closing, each of which is then capable of being satisfied at a closing on such date) at the time when the closing would have occurred but for the failure of the Parent to comply with its obligations to effect the closing pursuant to the terms of the Merger Agreement, (B) the debt financing (or, if applicable, any alternative debt financing) has been funded or will be funded at the closing if Parent complies with its obligations to effect the closing pursuant to the terms of the Merger Agreement, and (C) Nobel Learning has irrevocably confirmed that if specific performance is granted and the equity financing and debt financing (or, if applicable, any alternative debt financing) are funded, then the closing will occur.

Nobel Learning also agreed with Parent and Merger Sub that in no event will any party be entitled to receive both the equitable remedy of specific performance and a damages remedy (but that a party may seek each of such remedies until one of them is awarded).

Amendment and Waiver

Parent and Nobel Learning may amend the Merger Agreement before completion of the merger by mutual written consent, except that after Nobel Learning’s stockholders adopt the Merger Agreement, no further amendment may be made without Nobel Learning stockholder approval if such approval would be required by applicable law.

Either Parent or Nobel Learning may, to the extent legally allowed, extend the other’s time for the performance of any of the obligations or other acts under the Merger Agreement, waive any inaccuracies in the other’s representations and warranties contained in the Merger Agreement and, subject to the requirements of applicable law, waive compliance by the other with any of the agreements or conditions contained in the Merger Agreement.

THE VOTING AGREEMENTS

The following is a description of the material terms of the voting agreements. The voting agreements are attached as Annex D-1, D-2 and D-3 to this proxy statement and are incorporated into this proxy statement by reference. All Nobel Learning stockholders are urged to read the voting agreements carefully and in their entirety.

In order to induce Parent and Merger Sub to enter into the Merger Agreement, Blesbok, LLC, Camden Partners Strategic Fund II-A, L.P. and Camden Partners Strategic Fund II-B, L.P., each a holder of a significant amount of our common stock and referred to as Significant Stockholders throughout this proxy statement, as well as the members of our executive management team and board of directors (which collectively own approximately 55% of our common stock outstanding), have executed and delivered voting agreements with Parent pursuant to which, among other things, each Significant Stockholder and member of our executive management team and board of directors agreed to:

•	vote its, his or her shares in favor of the proposal to adopt the Merger Agreement;

•	grant Parent an irrevocable proxy in respect thereof; and

•	waive any appraisal rights in connection with the merger it, he or she may have with respect to their shares.

In addition, the voting agreement with Blesbok, LLC provides for Blesbok, LLC to waive any appraisal rights in connection with the merger it may have with respect to its shares of Series D convertible preferred stock and a provision by which Parent has agreed, subject to the completion of the merger, to reimburse Blesbok, LLC for up to $50,000 of its out-of-pocket expenses incurred in connection with the negotiation, execution and delivery of the voting agreement and its review and consideration of the Merger Agreement.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Voting Agreements attached as Annex D-1, D-2 and D-3.

On May 27, 2011, Parent received a letter from Wynnefield Capital, Inc. and its affiliates, which we may refer to in this proxy statement as the Wynnefield Group, pursuant to which the Wynnefield Group indicated its intent to vote all shares of our common stock beneficially owned by the Wynnefield Group as of the record date for the special meeting in favor of the proposal to adopt the Merger Agreement, provided that the merger is consummated on or before November 17, 2011, our board of directors has not made a company adverse recommendation change (as defined in the Merger Agreement) and the Merger Agreement has not otherwise been terminated. Based on a Schedule 13G/A filed with the SEC on January 25, 2011, the Wynnefield Group beneficially owned approximately 10.1% of the outstanding shares of our common stock.

MARKET PRICE OF COMPANY COMMON STOCK

Our common stock trades on The NASDAQ Global Market under the symbol NLCI.

The table below sets forth the quarterly high and low closing sales prices for our common stock as reported by NASDAQ for each quarter during the period from June 28, 2008 through the end of our third fiscal quarter ended April 2, 2011 and for the fourth fiscal quarter ending July 2, 2011 through June 15, 2011.

	Common Stock Price ($)
	High	Low
Fiscal 2009
First Quarter ended September 27, 2008	16.00	12.17
Second Quarter ended December 27, 2008	15.76	12.55
Third Quarter ended March 28, 2009	13.86	11.37
Fourth Quarter ended June 27, 2009	12.50	10.73

Fiscal 2010
First Quarter ended September 26, 2009	12.11	9.51
Second Quarter ended December 26, 2009	9.66	7.41
Third Quarter ended March 27, 2010	8.56	5.75
Fourth Quarter ended July 3, 2010	8.10	5.90

Fiscal 2011
First Quarter ended October 2, 2010	7.80	5.59
Second Quarter ended January 1, 2011	7.38	5.90
Third Quarter ended April 2, 2011	9.99	6.66
Fourth Quarter through June 15, 2011	11.56	8.64

The closing price of our common stock on The NASDAQ Global Market on May 17, 2011, the last trading day prior to our press release announcing the execution of the Merger Agreement, was $8.64 per share. On [            ], the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price our common stock on The NASDAQ Global Market was $[            ] per share. You are encouraged to obtain current market quotations for one common stock in connection with voting your shares of our common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables present information regarding the beneficial ownership of the shares of our common stock as of June 15, 2011 with respect to (i) each of our directors; (ii) our chief executive officer, chief financial officer and the four other most highly compensated executive officers for fiscal 2010, to whom we refer in this proxy statement as the “named executive officers”; (iii) all current directors and executive officers as a group; and (iv) persons beneficially owning more than 5% of our common stock. Except as otherwise indicated in the table, the address of each person listed in the table is c/o Nobel Learning Communities, Inc., 1615 West Chester Pike, Suite 200, West Chester, PA 19382.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and sole dispositive power over all shares of our common stock shown as beneficially owned by the stockholder. Shares of our common stock subject to options that are currently exercisable or will become exercisable within 60 days of June 15, 2011 and shares of restricted stock that are expected to rest within 60 days of June 15, 2011, are considered outstanding and beneficially owned by the person holding the options or restricted stock.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Common Stock Outstanding (1)
5% Stockholders
Blesbok LLC (3) 1250 Fourth Street, Suite 550 Santa Monica CA 90401	3,857,171	36.3%
Camden Partners Strategic II, LLC (4) 500 East Pratt Street, Suite 1200 Baltimore, MD 21202	1,768,213	16.7%
Wynnefield Partners Small Cap Value, L.P. (5) 450 Seventh Avenue, Suite 509 New York, NY 10123	1,075,659	10.1%
Ameriprise Financial, Inc. (6) 145 Ameriprise Financial Center Minneapolis, MN 55474	591,572	5.6%

Officers and Directors
David L. Warnock (7) 500 East Pratt Street, Suite 1200 Baltimore, MD 21202	1,805,264	17.0%
George H. Bernstein (8)	292,168	2.7%
David Beale (9)	29,051	*
Therese Kreig Crane (10)	45,051	*
Steven B. Fink (11)	58,305	*
Peter H. Havens (12)	58,753	*
Richard J. Pinola (13)	73,217	*
Michael J. Rosenthal (14)	36,217	*
Ralph Smith (15)	37,051	*
G. Lee Bohs (16)	103,700	*
Thomas Frank (17)	143,200	1.3%
Patricia Miller (18)	136,700	1.3%
Jeanne Marie Welsko (19)	66,900	*
Dr. Susan W. Race (20)	29,234	*
All executive officers and directors as a group (14 persons) (21)	2,916,811	25.3%

*	Ownership is less than 1%

(1)	The Company believes that each of the stockholders named in this table has sole voting and dispositive power with respect to the shares indicated as beneficially owned except as otherwise indicated in the footnotes to this table.
(2)	Applicable percentages are based on 10,614,585 shares outstanding on June 15, 2011, adjusted as required by rules promulgated by the SEC.
(3)	Based on Amendment No. 16 to Schedule 13D filed with the SEC on July 21, 2008 (as amended and supplemented), Michael R. Milken, Lowell J. Milken and ET Holdings, L.L.C. (“ET Holdings”) are the managers of Blesbok, LLC (“Blesbok”), and in such capacity may be deemed to have the power to direct the voting and disposition of, and to share beneficial ownership of, an aggregate of 3,857,171 shares of Common Stock directly held by Blesbok. Hampstead Associates, L.L.C. (“Hampstead”) is the sole manager and the sole member of ET Holdings, and in such capacities may be deemed to have the power to direct the voting and disposition of, and to share beneficial ownership of, any shares beneficially owned or deemed to be beneficially owned by ET Holdings. Knowledge Universe LLC (“Knowledge Universe”), formerly known as Ridgeview Associates, LLC, is the sole manager and the sole member of Hampstead, and in such capacities may be deemed to have the power to direct the voting and disposition of, and to share beneficial ownership of, any Shares beneficially owned or deemed to be beneficially owned by Hampstead. Michael R. Milken and Lowell J. Milken are the managers of Knowledge Universe, and in such capacities may be deemed to have the power to direct the voting and disposition of, and to share beneficial ownership of, any shares beneficially owned or deemed to be beneficially owned by Knowledge Universe. The address of the principal business office of Blesbok is 1250 Fourth Street, Suite 550, Santa Monica CA 90401.
(4)	Based on Schedule 13D filed with the SEC on October 1, 2008, Camden Partners Strategic II, LLC (“Camden Strategic”) may be deemed to be part of a group also comprised of Camden Partners Strategic Fund II-A, L.P. (“Camden II-A”), Camden Partners Strategic Fund II-B, L.P. (“Camden II-B”), David L. Warnock, Donald W. Hughes, Richard M. Berkeley, and Richard M. Johnston. Messrs. Warnock, Hughes, Johnston and Berkeley are the managing members of Camden Strategic. Camden II-A is the direct beneficial owner of an aggregate of 1,669,206 shares of Common Stock and Camden II-B is the direct beneficial owner of an aggregate of 99,007 shares of Common Stock. Camden Strategic, as the sole general partner of each of Camden II-A and Camden II-B and may be deemed to share voting and dispositive power over the Common Stock beneficially owned by Camden II-A and Camden II-B. In addition, each of Messrs. David L. Warnock, Donald W. Hughes, Richard M. Johnston and Richard M. Berkeley may be deemed to be a beneficial owner of these shares, by virtue of being a managing member of Camden Strategic. The address of the principal business office of Camden Strategic is 500 East Pratt Street, Suite 1200, Baltimore, MD 21202.
(5)	Based on Amendment No. 2 to Schedule 13G filed with the SEC on January 25, 2011, consists of an aggregate of 354,467 shares of Common Stock directly beneficially owned by Wynnefield Partners Small Cap Value, L.P. (“Wynnefield Partners”), an aggregate of 472,495 shares of Common Stock directly beneficially owned by Wynnefield Partners Small Cap Value L.P. I (“Wynnefield Partners I”), an aggregate of 231,797 shares of Common Stock directly beneficially owned by Wynnefield Small Cap Value Offshore Fund, Ltd. (“Wynnefield Offshore”), and an aggregate of 16,900 shares of Common Stock directly beneficially owned by Wynnefield Capital, Inc. Profit Sharing Plan, Inc. (“Wynnefield Plan”). Wynnefield Capital Management, LLC (“Wynnefield Capital Management”), as the sole general partner of Wynnefield Partners and Wynnefield Partners I, may be deemed to share voting and dispositive power over the Common Stock beneficially owned by Wynnefield Partners and Wynnefield Partners I. Nelson Obus and Joshua Landes each may be deemed to be a beneficial owner of these shares, by virtue of being a managing member of Wynnefield Capital Management. Wynnefield Capital Inc. (“Wynnefield Capital”), as the sole investment manager of Wynnefield Offshore, may be deemed to share voting and dispositive power over the Common Stock beneficially owned by Wynnefield Offshore. Messrs. Obus and Landes are the principal executive officers of Wynnefield Capital, and may be deemed to share voting and dispositive power over the Common Stock beneficially owned by Wynnefield Capital. Mr. Obus is the portfolio manager for the Wynnefield Plan and may be deemed to share voting and dispositive power over the Common Stock beneficially owned by the Wynnefield Plan. The address of the principal business office of Wynnefield Partners is 450 Seventh Avenue, Suite 509, New York, NY 10123.

(6)	Based on Schedule 13G filed with the SEC on December 31, 2010, Ameriprise Financial, Inc. is the parent holding company of Columbia Management Investment Advisers, LLC which is the direct beneficial owner of 591,572 shares of Common Stock for which 392,372 are voting shares. The address of the principal business office of Ameriprise Financial, LLC is 145 Ameriprise Financial Center, Minneapolis, MN 55474.
(7)	Consists of 7,678 outstanding shares and 25,000 shares that Mr. Warnock has the right to acquire beneficial ownership within 60 days of June 15, 2011 pursuant to outstanding stock options. Also includes shares owned by Camden Strategic (see footnote 4), of which Mr. Warnock is a managing member of the sole general partner. Mr. Warnock disclaims beneficial ownership of any shares held by Camden II-A or Camden II-B. Mr. Warnock’s address is 500 East Pratt Street, Suite 1200, Baltimore, MD 21202.
(8)	Consists of 31,000 outstanding shares, 3,500 shares of restricted stock and 257,668 shares as to which Mr. Bernstein has the right to acquire beneficial ownership within 60 days of June 15, 2011 pursuant to outstanding stock options.
(9)	Consists of 9,678 outstanding shares, 4,373 shares of restricted stock and 15,000 shares as to which Mr. Beale has the right to acquire beneficial ownership within 60 days of June 15, 2011 pursuant to outstanding stock options.
(10)	Consists of 15,678 outstanding shares, 4,373 shares of restricted stock and 25,000 shares as to which Ms. Kreig Crane has the right to acquire beneficial ownership within 60 days of June 15, 2011 pursuant to outstanding stock options.
(11)	Consists of 28,932 outstanding shares, 4,373 shares of restricted stock and 25,000 shares as to which Mr. Fink has the right to acquire beneficial ownership within 60 days of June 15, 2011 pursuant to outstanding stock options.
(12)	Consists of 19,609 outstanding shares, 4,373 shares of restricted stock and 25,000 shares as to which Mr. Havens has the right to acquire beneficial ownership within 60 days of June 15, 2011 pursuant to outstanding stock options. Also includes 1,551 outstanding shares held by Mary L. Smith Trust TFBO his son and 1,970 outstanding shares held by Mary L. Smith Trust TFBO his daughter over which Mr. Havens has sole voting and dispositive authority and as to which Mr. Havens disclaims beneficial ownership. Also includes 6,250 outstanding shares held by his wife over which Mr. Havens has sole voting and dispositive authority and as to which Mr. Havens disclaims beneficial ownership.
(13)	Consists of 44,678 outstanding shares, 4,373 shares of restricted stock and 24,166 shares as to which Mr. Pinola has the right to acquire beneficial ownership within 60 days of June 15, 2011 pursuant to outstanding stock options.
(14)	Consists of 7,678 outstanding shares, 4,373 shares of restricted stock and 24,166 shares as to which Mr. Rosenthal has the right to acquire beneficial ownership within 60 days of June 15, 2011 pursuant to outstanding stock options.
(15)	Consists of 7,678 outstanding shares, 4,373 shares of restricted stock and 25,000 shares as to which Mr. Smith has the right to acquire beneficial ownership within 60 days of June 15, 2011 pursuant to outstanding stock options.
(16)	Consists of 1,500 outstanding shares, 2,200 shares of restricted stock and 100,000 shares as to which Mr. Bohs has the right to acquire beneficial ownership within 60 days of June 15, 2011 pursuant to outstanding stock options.
(17)	Consists of 11,500 outstanding shares, 2,200 shares of restricted stock and 129,500 shares as to which Mr. Frank has the right to acquire beneficial ownership within 60 days of June 15, 2011 pursuant to outstanding stock options.
(18)	Consists of 2,200 shares of restricted stock and 134,500 shares as to which Ms. Miller has the right to acquire beneficial ownership within 60 days of June 15, 2011 pursuant to outstanding stock options.
(19)	Consists of 1,900 shares of restricted stock and 65,000 shares as to which Ms. Welsko has the right to acquire beneficial ownership within 60 days of June 15, 2011 pursuant to outstanding stock options.
(20)	Consists of 1,900 shares of restricted stock and 17,334 shares as to which Dr. Race has the right to acquire beneficial ownership within 60 days of June 15, 2011 pursuant to outstanding stock options.
(21)	Consists of 1,963,593 outstanding shares, 60,884 shares of restricted stock, and 892,334 shares as to which our directors and executive officers have the right to acquire beneficial ownership within 60 days of June 15, 2011.

PROPOSAL NO. 2—ADVISORY VOTE ON GOLDEN PARACHUTE COMPENSATION

Section 951 of the Dodd-Frank Act and Rule 14a-21(c) under the Exchange Act require that Nobel Learning seek a nonbinding advisory vote from its stockholders to approve certain “golden parachute” compensation that its “named executive officers” will receive in connection with the merger.

Nobel Learning is presenting this proposal, which gives Nobel Learning stockholders the opportunity to express their views on such “golden parachute” compensation by voting for or against the following resolution:

“RESOLVED, that the stockholders approve, on a nonbinding advisory basis, the agreements for and compensation to be paid to Nobel Learning’s named executive officers in connection with the merger, as disclosed in the section of the Proxy Statement for the merger captioned “Proposal No. 2 —Advisory Vote on Golden Parachute Compensation.”

The advisory vote on the compensation to be received by Nobel Learning named executive officers in connection with the merger will be approved if it receives the approval of a majority of the votes represented by the shares of common stock present and entitled to vote thereon.

The Nobel Learning board of directors unanimously recommends that stockholders approve the “golden parachute” compensation arrangements described in this proxy statement by voting FOR the above proposal.

Approval of this proposal is not a condition to completion of the merger, and the vote with respect to this proposal is advisory only and will not be binding on Nobel Learning. Therefore, regardless of whether stockholders vote to approve the “golden parachute” compensation, if the merger is approved by the Nobel Learning stockholders and completed, the “golden parachute” compensation will still be paid to the Nobel Learning named executive officers to the extent payable in accordance with the terms of such compensation.

Golden Parachute Compensation for Nobel Learning Named Executive Officers.

Information required by Item 402(t) of Regulation S-K regarding the compensation of our named executive officers that is based on or otherwise relates to the merger is included on page 57 of this proxy statement, under the heading “Proposal No. 1 - The Merger—Golden Parachute Compensation for Nobel Learning Named Executive Officers.”

PROPOSAL NO. 3—ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING

Nobel Learning is also submitting a proposal for consideration at the special meeting to authorize the named proxies to approve one or more adjournments of the special meeting if there are not sufficient votes to adopt the Merger Agreement at the time of the special meeting. Even though a quorum may be present at the special meeting, it is possible that Nobel Learning may not have received sufficient votes to adopt the Merger Agreement by the time of the special meeting. In that event, Nobel Learning would need to adjourn the special meeting in order to solicit additional proxies. The adjournment proposal relates only to an adjournment of the special meeting for purposes of soliciting additional proxies to obtain the requisite shareholder approval to adopt the Merger Agreement.

To allow the proxies that have been received by Nobel Learning at the time of the special meeting to be voted for an adjournment, if necessary, Nobel Learning is submitting a proposal to approve one or more adjournments, and only under those circumstances, to you for consideration. If the new date, time and place are announced at the special meeting before the adjournment, Nobel Learning is not required to give notice of the time and place of the adjourned meeting, unless the board of directors fixes a new record date for the special meeting.

The adjournment proposal relates only to an adjournment of the special meeting occurring for purposes of soliciting additional proxies for approval of the proposal to adopt the Merger Agreement in the event that there are insufficient votes to approve that proposal. The Nobel Learning board of directors retains full authority to the extent set forth in the Nobel Learning bylaws and Delaware law to adjourn the special meeting for any other purpose, or to postpone the special meeting before it is convened, without the consent of any Nobel Learning shareholders.

If approval of the adjournment proposal is submitted to the Nobel Learning stockholders, the approval requires the vote of a majority of the votes represented by the shares of the Company’s common stock present and entitled to vote thereon, whether or note a quorum is present.

The board of directors of Nobel Learning unanimously recommends that shareholders vote FOR the adjournment proposal.

DEADLINE FOR STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

If the merger has been completed, Nobel Learning does not expect to hold a 2011 annual meeting of stockholders because Nobel Learning will not be a public company at that time.

If the merger is not consummated and Nobel Learning holds its 2011 annual meeting of stockholders, then a Nobel Learning stockholder who wishes to submit a proposal at such meeting must provide that proposal to Nobel Learning on a timely basis and satisfy the other conditions set forth in applicable SEC rules and Nobel Learning’s bylaws. In order to be timely, notice of stockholder nominations or other business to be presented to be made at the annual stockholder meeting must be received by the corporate secretary of Nobel Learning not later than the last day of the fiscal year prior to the date of an annual meeting of stockholders at which such proposal is to be presented; provided, however, that if the date of the annual meeting is after September 30, 2011, such notice will not be required to be delivered more than 120 days in advance of such annual meeting.

The deadline for submitting a stockholder proposal to Nobel Learning for including in the Nobel Learning proxy statement and form of proxy pursuant to Rule 14a-8 under the Exchange Act for Nobel Learning’s 2011 annual meeting is July 1, 2011. However, if the date of Nobel Learning’s 2011 annual meeting is more than 30 days after November 10, 2011, the proposal must be received, to be included in the Nobel Learning proxy statement and form of proxy, a reasonable time before Nobel Learning begins to print and mail its proxy materials. Stockholders are also advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

All proposals and director nominations, including any accompanying supporting statement, should be address to Nobel Learning’s corporate secretary at 1615 West Chester Pike, Suite 200, West Chester, PA 19382.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of banks and brokers with account holders who are our stockholders may be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, or contact Nobel Learning by telephone at (484) 947-2000 or by written request to Nobel Learning’s corporate secretary at 1615 West Chester Pike, Suite 200, West Chester, PA 19382. We will deliver promptly upon request a separate copy of the proxy statement. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC public reference room at the following location: Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our company and our financial condition.

The following Nobel Learning filings with the SEC are incorporated by reference in this proxy statement:

•	Annual Report on Form 10-K for the fiscal year ended July 3, 2010 filed on September 16, 2010;

•	Definitive Proxy Statement for our annual meeting of stockholders held on November 10, 2010 filed on October 1, 2010;

•	Quarterly Report on Form 10-Q for the quarterly period ended October 2, 2010 filed on November 12, 2010;

•	Quarterly Report on Form 10-Q for the quarterly period ended January 1, 2011 filed on February 10, 2011;

•	Quarterly Report on Form 10-Q for the quarterly period ended April 2, 2011 filed on May 12, 2011; and

•	Current Reports on Form 8-K filed with the SEC on May 18, 2011 and May 24, 2011.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the earlier of the date of the special meeting or the termination of the Merger Agreement. These documents deemed incorporated by reference include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy and information statements. Provided, however, that nothing in this proxy statement shall be deemed to incorporate information furnished to, but not filed with, the SEC. You may obtain any of the documents we file with the SEC, without charge, from the SEC’s website at www.sec.gov, or by requesting them in writing or by telephone from us at the following:

Nobel Learning Communities, Inc.

1615 West Chester Pike, Suite 200

West Chester, PA 19382

Attention: Investors Relations

Telephone: (484) 947-2000

* * *

You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [            ], 2011. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. Neither the mailing of this proxy statement to stockholders nor the issuance of cash in the merger creates any implication to the contrary.

Annex A

EXECUTION VERSION

MERGER AGREEMENT

AGREEMENT AND PLAN OF MERGER

dated as of May 17, 2011,

among

ACADEMIC ACQUISITION CORP.,

ACADEMIC MERGER SUB, INC.

and

NOBEL LEARNING COMMUNITIES, INC.

-i-

-ii-

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of May 17, 2011, is among Academic Acquisition Corp., a Delaware corporation (“Parent”), Academic Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and Nobel Learning Communities, Inc., a Delaware corporation (the “Company”). Capitalized terms used in this Agreement are used as defined in Section 8.03.

RECITALS

WHEREAS, pursuant to this Agreement, and upon the terms and subject to the conditions set forth herein, Merger Sub will be merged with and into the Company with the Company as the Surviving Corporation (the “Merger,” and together with the other transactions contemplated by this Agreement, the “Transaction”), in accordance with the General Corporation Law of the State of Delaware (as amended, the “DGCL”), whereby (i) each issued and outstanding share of common stock, par value $0.001 per share, of the Company (the “Common Stock”), other than shares of Common Stock directly owned by Parent, Merger Sub or the Company (other than Dissenting Shares) will be converted into the right to receive the Common Merger Consideration, subject to any withholding of taxes required by applicable Law and (ii) each issued and outstanding share of Series D Preferred Stock, par value $0.001 per share, of the Company (the “Series D Preferred Stock”), other than shares of Series D Convertible Preferred Stock directly owned by Parent, Merger Sub or the Company, will be converted into the right to receive the Series D Merger Consideration, subject to any withholding of taxes required by applicable Law;

WHEREAS, the Board of Directors of the Company (the “Board”) formed a standing committee of the Board (the members of which are not affiliated with Parent or Merger Sub and are not members of the Company’s management) for the purpose of evaluating strategic opportunities and alternatives for the Company (the “Strategic Affairs Committee”);

WHEREAS, the Strategic Affairs Committee evaluated and made a recommendation to the full Board with respect to this Agreement and the Transaction;

WHEREAS, the Board, acting upon the unanimous recommendation of the Strategic Affairs Committee, and on the terms and subject to the conditions set forth herein, has unanimously (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance by the Company of this Agreement and the Transaction, including the Merger and (iii) resolved to recommend adoption of this Agreement by the stockholders of the Company;

WHEREAS, the Board of Directors of Parent and Merger Sub, on the terms and subject to the conditions set forth herein, have unanimously approved and declared advisable this Agreement and the Transaction, including the Merger; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

AGREEMENT

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the conditions set forth herein, the parties intending to be legally bound hereto agree as follows:

ARTICLE I

THE MERGER

Section 1.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, (a) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall cease and (b) the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”) and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the DGCL.

Section 1.02 Closing. The closing of the Merger (the “Closing”) will take place at 10:00 a.m., Philadelphia time, on a date to be specified by the Company and Parent, which shall be no later than the second business day after satisfaction or (to the extent permitted by applicable Law and this Agreement) waiver of the conditions set forth in ARTICLE VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by applicable Law and this Agreement) waiver of those conditions), at the offices of Pepper Hamilton LLP, 3000 Two Logan Square, Eighteenth and Arch Streets, Philadelphia, PA 19103-2799, unless another time, date or place is agreed to in writing by Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

Section 1.03 Effective Time. On the Closing Date, the parties hereto shall (a) file a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL, and (b) make all other filings or recordings required by the DGCL to effectuate the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with, and accepted by, the Secretary of State of the State of Delaware or at such subsequent date and time as the Company and Merger Sub shall agree and specify in the Certificate of Merger (the date and time that the Merger becomes effective is referred to as the “Effective Time”).

Section 1.04 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in Section 259 and any other applicable provisions of the DGCL and this Agreement. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses and authority of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Corporation.

Section 1.05 Certificate of Incorporation and Bylaws.

(a) At the Effective Time, the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law; provided, however, that Article I thereof shall read as follows: “The name of the Corporation is Nobel Learning Communities, Inc.”

(b) At the Effective Time, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

Section 1.06 Officers and Directors. As of the Effective Time, the Persons listed on Annex I hereto shall be the officers of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified in accordance with applicable Law, as the case may be. As of the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified in accordance with applicable Law, as the case may be.

ARTICLE II

EFFECT OF MERGER ON CAPITAL STOCK OF CONSTITUENT CORPORATIONS;

COMPANY STOCK OPTIONS; EXCHANGE OF CERTIFICATES

Section 2.01 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any shares of Common Stock, Series D Preferred Stock or any shares of common stock, par value $0.01 per share, of Merger Sub (the “Merger Sub Common Stock”):

(a) (i) each share of Common Stock or Series D Preferred Stock held by the Company as treasury stock or that is issued or outstanding and owned directly or indirectly by Parent or Merger Sub immediately prior to the Effective Time (the “Cancelled Shares”) shall be automatically cancelled and retired and shall cease to exist, and no cash, stock or other consideration shall be delivered or deliverable in exchange therefor;

(ii) any shares of Common Stock owned by any direct or indirect wholly-owned Subsidiary of the Company shall not represent the right to receive the Common Merger Consideration and shall, at the election of Parent, either (A) convert into shares of a class of stock of the Surviving Corporation designated by Parent in connection with the Merger or (B) be cancelled;

(b) each share of Merger Sub Common Stock that is issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation;

(c) each share of Common Stock (including each share of Restricted Stock) that is issued and outstanding immediately prior to the Effective Time, other than Cancelled Shares and Dissenting Shares, shall automatically be converted into the right to receive an amount in cash equal to $11.75, without interest and subject to any withholding of taxes required by applicable Law (the “Common Merger Consideration”) and all such shares of Common Stock shall cease to be outstanding and shall be automatically cancelled and retired and shall cease to exist, and each holder of a certificate (a “Common Stock Certificate”) or book-entry shares (“Book-Entry Shares”) that, immediately prior to the Effective Time, represented any shares of Common Stock shall thereafter cease to have any rights with respect to such shares of Common Stock, except, in all cases, the right to receive (other than with respect to the Cancelled Shares and the Dissenting Shares) the Common Merger Consideration, without interest, to be paid in consideration therefore upon surrender of such Certificate in accordance with Section 2.05; and

(d) each share of Series D Preferred Stock that is issued and outstanding immediately prior to the Effective Time, other than Cancelled Shares and Dissenting Shares, shall automatically be converted into the right to receive an amount in cash equal to $1.88, without interest and subject to any withholding of taxes required by applicable Law (the “Series D Merger Consideration”, and together with the Common Merger Consideration, the “Merger Consideration”) and all such shares of Series D Preferred Stock shall cease to be outstanding and shall be automatically cancelled and retired and shall cease to exist, and each holder of a certificate that, immediately prior to the Effective Time, represented any shares of Series D Preferred Stock (a “Preferred Stock Certificate” and together with a Common Stock Certificate, a “Certificate”) shall thereafter cease to have any rights with respect to such shares of Series D Preferred Stock, except, in all cases, the right to receive (other than with respect to the Cancelled Shares and the Dissenting Shares) the Series D Merger Consideration, without interest, to be paid in consideration therefore upon surrender of such Certificate in accordance with Section 2.05.

Section 2.02 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Common Stock and Series D Preferred Stock issued and outstanding immediately prior to the Effective Time that are held by any stockholder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL (“Section 262”) shall not be converted into the right to receive the Common Merger Consideration or the Series D Merger Consideration as provided in Section 2.01(c) or Section 2.01(d), as applicable, but instead shall entitle such stockholder to the right to receive such consideration as is determined to be due with respect to such Dissenting Shares (as defined in Section 8.03) in accordance with the provisions of Section 262. At the Effective Time, all Dissenting Shares shall no longer be outstanding, shall automatically be cancelled and shall cease to exist, and each holder of Dissenting Shares shall cease to have any rights with respect thereto, except the right to receive such consideration as is determined to be due with respect to such Dissenting Shares in accordance with the provisions of Section 262. Notwithstanding the foregoing, if any such stockholder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262, or a court of competent jurisdiction shall determine that such stockholder is not entitled to the relief provided by Section 262, then the right of such stockholder to receive such consideration as is determined to be due with respect to such Dissenting Shares under Section 262 shall cease and such Dissenting Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Common Merger Consideration or the Series D Merger Consideration, as applicable. The Company shall (a) serve prompt notice to Parent of any demands for appraisal of any shares of Common Stock or Series D Preferred Stock, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to stockholders’ rights of appraisal and (b) give Parent the opportunity to control all negotiations and proceedings with respect to such demands for appraisal. Without limiting the generality of the foregoing, prior to the Effective Time the Company shall not, except with the prior written consent of Parent, make any payment or agree to make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

Section 2.03 Restricted Stock; Company Stock Options.

(a) Restricted Stock. At or prior to the Effective Time, the Company shall take, and cause the Board or any committee administering the Stock Option Plans to adopt resolutions approving the taking of, all actions to provide that each share of Common Stock outstanding immediately prior to the Effective Time that is subject to vesting or other lapse restrictions pursuant to the Stock Option Plans or any applicable restricted stock award agreement (collectively, “Restricted Stock”) (i) shall automatically vest and become free of such restrictions immediately prior to the Effective Time, (ii) shall cease to be outstanding and shall be automatically cancelled and retired and shall cease to exist, and (iii) shall be automatically converted into the right to receive the Common Merger Consideration in accordance with Section 2.01(c).

(b) Stock Options.

(i) As soon as practicable after the date hereof, the Company shall offer to amend each option outstanding immediately prior to the Effective Time, whether or not then exercisable or vested, that represents the right to acquire shares of Common Stock and was issued under, or is otherwise subject to the terms of, a Company Stock Plan (other than the 2000 Stock Option Plan and the 2010 Stock Option Plan) (the “Eligible Options”), which amendment (the “Option Amendment”) will provide that each holder of such Eligible Options shall be entitled to receive, subject to and effective as of the Effective Time, the Option Cash Amount for all of such holder’s Eligible Options, whether or not then exercisable or vested, in consideration of the cancellation of all Eligible Options held by such holder (including any Eligible Options with exercise prices per share equal to or greater than the Common Merger Consideration), all subject to and effective as of the Effective Time. The Company shall use reasonable best efforts to cause each such holder of Eligible Options to consent to the Option Amendment. The Company shall provide Parent with copies of all documents in connection with the Option Amendment and allow Parent a reasonable opportunity to review and make reasonable changes to any documents which are proposed to be sent to the holders of Eligible Options. Additionally, at or prior to the Effective Time and except as set forth on Schedule 2.03(b)(i) of the Company Disclosure Schedule, with respect to each option outstanding immediately prior to the Effective Time, whether or not then exercisable or vested, that represents the right to acquire shares of Common Stock under the 2000 Stock Option Plan and/or 2010 Stock Option Plan (such options, the “Cash Out Options”), the

Company shall take, and cause the Board or any committee administering the 2000 Stock Option Plan and/or 2010 Stock Option Plan to adopt resolutions approving the taking of, all actions to provide that each such Cash Out Option shall as of the Effective Time (A) automatically become fully vested and exercisable, (B) cease to be outstanding and be automatically cancelled and cease to exist, and (C) be automatically converted into the right to receive the Option Cash Amount. For purposes of this Section 2.03(b), “Option Cash Amount” shall mean (1) as to those Eligible Options or Cash Out Options, as the case may be, with an exercise price that is equal to or less than the Common Merger Consideration, the product of (w) the excess, if any, of the Common Merger Consideration over the exercise price per share of the applicable Eligible Option or Cash Out Option, as the case may be, and (x) the number of shares subject to the applicable Eligible Option or Cash Out Option, as the case may be, and (2) as to those Eligible Options or Cash Out Options, as the case may be, with an exercise price that exceeds the Merger Consideration, the product of (y) $0.10 and (z) the number of shares subject to the applicable Eligible Option or Cash Out Option, as the case may be; provided, however, that the Option Cash Amount shall be paid net of any applicable tax withholdings as set forth below, which the Surviving Corporation or the Parent, as the case may be, shall promptly pay when due to the appropriate Government Entity for the account of each holder of the Eligible Option or Cash Out Option, as the case may be.

(ii) At the Effective Time, Parent shall pay the aggregate Option Cash Amount payable by the Surviving Corporation with respect to all Eligible Options that have been modified by an Option Amendment (the “Option Merger Consideration”), and with respect to all Cash Out Options, to the account or accounts designated by the Company by wire transfer of immediately available United States funds. Promptly after the Effective Time (but in no event later than the second business day thereafter), the Surviving Corporation shall pay the holders of Eligible Options that have entered into an Option Amendment, and Cash Out Options, as the case may be, the cash payments specified in this Section 2.03(b). No interest shall be paid or accrue on such cash payments. To the extent the Surviving Corporation or Parent is required to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Eligible Options or Cash Option Options, as the case may be, or participant in a Company Stock Plan with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any provision of any other tax Law, the amounts so withheld and paid over to the appropriate taxing authority by the Surviving Corporation or Parent shall be treated for all purposes of this Agreement as having been paid to the holder of Eligible Options or Cash Out Options, as the case may be, or participant in a Company Stock Plan in respect of which such deduction and withholding was made by the Surviving Corporation.

Section 2.04 Certain Adjustments. Notwithstanding any provision of this ARTICLE II to the contrary, if, between the date of this Agreement and the Effective Time, (a) the outstanding shares of Common Stock shall have been increased, decreased, changed into or exchanged for a different number of shares or different class, in each case, by reason of any reclassification, recapitalization, stock split (including reverse stock split), split-up, combination or exchange or readjustment of shares, (b) a stock dividend or dividend payable in any other securities of the Company shall be declared with a record date within such period, or (c) any similar event shall have occurred, then in each case the Common Merger Consideration, the Series D Merger Consideration and the Option Merger Consideration shall be appropriately adjusted to provide the holders of shares of Common Stock, Series D Preferred Stock, Eligible Options and Cash Out Options, respectively, the same economic effect as contemplated by this Agreement prior to such event.

Section 2.05 Exchange of Certificates and Book-Entry Shares; Paying Agent.

(a) Paying Agent. Prior to the Closing Date, Parent shall designate, and enter into an agreement with, a bank or trust company reasonably acceptable to the Company to act as paying agent for the Merger Consideration payable to holders of Common Stock and Series D Preferred Stock as a result of the Merger upon surrender of Certificates or Book-Entry Shares, as applicable (the “Paying Agent”). Immediately prior to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, Parent will deposit, or cause to be deposited, with the Paying Agent, for the benefit of the holders of shares of Common Stock and Series D Preferred Stock that have been converted into the right to receive Merger Consideration pursuant to Section 2.01(c) and Section 2.01(d), cash sufficient to effect the payment of the Merger Consideration to which such holders are entitled pursuant to Section 2.01(c) and Section 2.01(d) upon surrender of Certificates or Book-Entry Shares, as applicable. Such Merger Consideration, once deposited with the Paying Agent, shall, pending its disbursement to such holders, be held in trust for the benefit of such holders and shall not be used for any other purposes; provided, however, that Parent may direct the Paying Agent to invest such cash in (i) short-term direct obligations of the United States of America, (ii) short-term obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, or (iii) money market funds investing solely in a combination of the foregoing. Parent shall promptly replace any funds deposited with Paying Agent lost through any investment made pursuant to this Section 2.05(a).

(b) Payment Procedures. As soon as practicable after the Effective Time (but no later than the second business day thereafter), the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of Common Stock and Series D Preferred Stock as of immediately prior to the Effective Time (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates and Book-Entry Shares shall pass, only upon proper delivery of the Certificates or Book-Entry Shares, as applicable, held by a holder to the Paying Agent and shall be in such a form and have such other provisions as Parent and the Surviving Corporation may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates and Book-Entry Shares in exchange for payment of the applicable Merger Consideration to which the holder thereof is entitled. Upon surrender of a Certificate or Book-Entry Shares, as applicable, for cancellation to the Paying Agent, together with such letter of transmittal, duly completed and validly executed, and such other documents as the Paying Agent may reasonably require, the holder of such Certificate or Book-Entry Shares, as applicable, shall be entitled to receive the applicable Merger Consideration, without interest, in exchange for each share of Common Stock or Series D Preferred Stock formerly represented by such Certificate or Book-Entry Shares, as applicable, and the Certificate or Book-Entry Shares, as applicable, so surrendered shall forthwith be cancelled. If payment of any portion of the applicable Merger Consideration is to be made to a Person other than the Person in whose name the applicable surrendered Certificate or Book-Entry Shares, as applicable, is registered, then it shall be a condition to the payment of such Merger Consideration that (A) the Certificate or Book-Entry Shares, as applicable, so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer, and (B) the Person requesting such payment shall have (1) paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the Certificate or Book-Entry Shares, as applicable, surrendered, or (2) established to the satisfaction of the Paying Agent that any such taxes either have been paid or are not applicable. Until surrendered as contemplated by this Section 2.05(b), each Certificate or Book-Entry Shares, as applicable, (other than a Certificate or Book-Entry Shares, as applicable, representing shares of Common Stock cancelled in accordance with Section 2.01(a)) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without interest, into which the shares of Common Stock or Series D Preferred Stock theretofore represented by such Certificate or Book-Entry Shares, as applicable, shall have been converted pursuant to Section 2.01(c) or Section 2.01(d), as applicable.

(c) No Further Ownership Rights in Common Stock or Series D Preferred Stock; Transfer Books. All consideration paid upon the surrender of a Certificate or Book-Entry Shares, as applicable, in accordance with the terms of this ARTICLE II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Common Stock and Series D Preferred Stock theretofore represented by such Certificate or Book-Entry Shares, as applicable, and, at the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Common Stock and Series D Preferred Stock which were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Certificates or Book-Entry Shares, as applicable, that evidenced ownership of either shares of Common Stock or Series D Preferred Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Common Stock or Series D Preferred Stock, as applicable, except as otherwise provided for herein or by applicable Law. If, after the Effective Time, Certificates or Book-Entry Shares, as applicable, are presented to the Surviving Corporation, Parent or the Paying Agent for any reason, they shall be cancelled and exchanged as provided in this ARTICLE II, except as otherwise provided by applicable Law.

(d) Undistributed Merger Consideration. Any portion of the funds made available to the Paying Agent pursuant to Section 2.05(a) that remains undistributed to holders of Certificates or Book-Entry Shares, as applicable, on the date that is one (1) year after the Effective Time shall be delivered to the Surviving Corporation or its designee, and any holder of a Certificate or Book-Entry Shares, as applicable, who has not theretofore complied with this ARTICLE II shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) and only as a general creditor thereof with respect to the payment of any Merger Consideration to which such holder is entitled pursuant to this ARTICLE II upon surrender of a Certificate or Book-Entry Shares, as applicable. Any portion of the funds made available to the Paying Agent pursuant to Section 2.05(a) that remains unclaimed by holders of Certificates or Book-Entry Shares, as applicable, on the date that is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity shall, to the extent permitted by Law, become the property of the Surviving Corporation, free and clear of all claims or interests of any Person previously entitled thereto.

(e) No Liability. None of Parent, Merger Sub, the Company, the Surviving Corporation, the Paying Agent or their respective representatives shall be liable to any Person in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(f) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, then, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting of a bond in customary form in favor of the Surviving Corporation, in such reasonable amount as Surviving Corporation may direct, as an unsecured indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall deliver in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable pursuant to this Agreement in respect of the shares of Common Stock or Series D Preferred Stock formerly represented by such Certificate, as contemplated by this ARTICLE II.

(g) Withholding Rights. The Surviving Corporation and Parent shall be entitled, and shall be entitled to direct the Paying Agent, to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Person such amounts as Parent, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of any other state, local or foreign tax Law. To the extent that amounts are so deducted and withheld by the Surviving Corporation, Parent or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by the Surviving Corporation, Parent or the Paying Agent, and shall be paid, by the Surviving Corporation, Parent or Paying Agent, as applicable, to the appropriate Governmental Entity.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01 Representations and Warranties of the Company. Except as disclosed in the disclosure schedule delivered on the date hereof to Parent and Merger Sub which is attached to this Agreement (the “Company Disclosure Schedule”) or as set forth in publicly available Company SEC Documents filed with the SEC prior to the date of this Agreement (other than any disclosure in such Company SEC Documents (i) that is set forth under the captions “Risk Factors,” “Forward Looking Statements” or “Quantitative and Qualitative Disclosures about Market Risk”, (ii) that is otherwise predictive, cautionary or forward-looking in nature or (iii) any exhibits or other documents appended thereto) (the “Filed Company SEC Documents”) (it being understood that any matter disclosed in such Filed Company SEC Documents shall be deemed to be disclosed with respect to any section of this ARTICLE III to which the matter relates only if the nature and content of the applicable disclosure in such Filed Company SEC Documents is such that its relevance to a representation or warranty contained in this ARTICLE III is reasonably apparent on the face of such disclosure), the Company represents and warrants to Parent and Merger Sub as follows:

(a) Organization, Standing and Corporate Power.

(i) Each of the Company and each Company Subsidiary has been duly organized, and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, and has all requisite corporate or similar power and authority required to own, lease and operate its properties and to carry on its business as presently conducted. The Company and each Company Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed has not had and would not reasonably be expected to have a Material Adverse Effect.

(ii) Section 3.01(a) of the Company Disclosure Schedule sets forth (i) each state and territory of the United States and each foreign jurisdiction where the Company is qualified or licensed to do business, (ii) each state and territory of the United States and each foreign jurisdiction where each Subsidiary of the Company is qualified or licensed to do business and (iii) each “dba” or assumed name under which the Company or any of its Subsidiaries has conducted business since June 26, 2009 and the corresponding jurisdiction in which such name was used by the Company and/or any of its Subsidiaries.

(b) Capital Structure.

(i) The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.001 per share, of which 1,063,830 shares are designated as Series D Preferred Stock. As of the date hereof:

(A) 10,614,585 shares of Common Stock, including shares of Restricted Stock, are issued and outstanding;

(B) 1,063,830 shares of Series D Preferred Stock are issued and outstanding;

(C) zero shares of Common Stock are held by the Company in its treasury; and

(D) 1,501,582 shares of Common Stock were authorized and reserved for issuance upon exercise of outstanding options representing the right to acquire shares of Common Stock (the “Stock Options”) awarded pursuant to, or subject to the terms of, the 2010 Omnibus Incentive Equity Compensation Plan (the “2010 Stock Option Plan”), the 2004 Omnibus Incentive Equity Compensation Plan, the 2000 Stock Option Plan for Consultants (the “2000 Stock Option Plan”) and the 1995 Stock Incentive Plan (collectively, the “Stock Option Plans”), 1,089,611 of which are vested.

(ii) All issued and outstanding shares of capital stock of the Company are, and all shares issuable upon exercise of the Stock Options will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to and were not issued in violation of any preemptive right.

(iii) There are no bonds, debentures, notes or other indebtedness of the Company having, or providing the holders thereof, the right to vote (or which are convertible into, exchangeable for or exercisable for, shares of capital stock, equity or other securities having the right to vote) on any matters on which stockholders of the Company may vote. There are no agreements or understandings to which the Company or any Company Subsidiary is a party with respect to the issuance of or the voting interest in any shares of capital stock of the Company or which restrict the transfer of any such shares (other than agreements restricting the transfer of unvested shares of restricted Common Stock issued and outstanding under the Stock Option Plans), and, to the Company’s Knowledge there are no stockholder agreements, voting trust agreements, registration rights agreements or other similar third party agreements or understandings with respect to the disposition or voting of any such shares or which restrict the transfer of any such shares.

(iv) Other than pursuant to the Stock Option Plans and the Rights Agreement, and except for the Common Stock and the Series D Preferred Stock, there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities or equity interests of the Company, (B) any securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or equity interests of the Company or any of its Subsidiaries, or (C) any warrants, calls, options, subscriptions, convertible securities or other rights to acquire from the Company or any of its Subsidiaries, and no obligation, agreement or commitment of the Company or any of its Subsidiaries to issue, transfer or sell any shares of capital stock, voting securities, equity interests or securities convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company, and there are not any outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities, including any agreements granting or extending any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any securities of the Company or any of its Subsidiaries. There are no obligations by the Company or any Company Subsidiary to make any payments based on the price or value of any shares of Common Stock of the Company or dividends paid thereon or revenues, earnings or financial performance or any other attribute of the Company.

(v) Section 3.01(b)(v) of the Company Disclosure Schedule sets forth the name and jurisdiction of incorporation or organization of each Company Subsidiary. All issued and outstanding shares of capital stock or other equity or voting interests of each Company Subsidiary are owned directly or indirectly by the Company, free and clear of all pledges, liens, charges, claims, encumbrances or security interests of any kind or nature whatsoever (collectively, “Liens”), and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity interests. All the issued and outstanding shares of capital stock of, or other equity interests in, each direct or indirect Subsidiary of the Company have been duly authorized, validly issued and are fully paid and nonassessable and free of preemptive rights, and there are no subscriptions, options, warrants, rights, calls, contracts or other commitments, understandings, restrictions or arrangements relating to the issuance, acquisition, redemption, repurchase or sale of any shares of capital stock or other equity or voting interests of any such Subsidiary, including any right of conversion or exchange under any outstanding security, instrument or agreement, any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any securities of any such Subsidiary. No direct or indirect Subsidiary of the Company owns any Common Stock, Series D Preferred Stock or Stock Options. No direct or indirect Subsidiary of the Company has any outstanding equity compensation plans or policies relating to the capital stock of, or other equity or voting interests in, any such Subsidiary.

(vi) Section 3.01(b)(vi) of the Company Disclosure Schedule sets forth a true, complete and correct list of the Stock Options, including the names of the Person to whom such Stock Options have been granted, the number of shares subject to each Stock Option, the per share exercise price for each Stock Option and the portion of each Stock Option that is currently exercisable.

(vii) Section 3.01(b)(vii) of the Company Disclosure Schedule sets forth a true, complete and correct list of the unvested stock awards outstanding under the Stock Option Plans, including the name of the Persons to whom such restricted stock awards have been granted and the number of shares granted. Neither the Company nor any Company Subsidiary has issued any “phantom” stock or stock appreciation rights.

(viii) As of the date of this Agreement, there was no outstanding Indebtedness of the Company and its Subsidiaries other than Indebtedness reflected in the balance sheet (and notes thereto) of the Company and its Subsidiaries as of April 2, 2011 (the “Balance Sheet Date”) or incurred after the Balance Sheet Date in the ordinary course of business consistent with past practice. The amount of cash and cash equivalents of the Company and its Subsidiaries, on a consolidated basis, as of the date of this Agreement, is the same as the amount of cash and cash equivalents of the Company and its Subsidiaries, on a consolidated basis, that appeared on the Company’s unaudited consolidated balance sheet as of April 2, 2011 (which balance sheet was included with the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 12, 2011) adjusted for any fluctuations in cash since such date due to the operation of the business of the Company and its Subsidiaries in the ordinary course of business (which may include receipts or expenditures set forth in the annual budget approved by the Board and the payment of amounts which have been previously reserved or accrued for by the Company). “Indebtedness” means (A) any indebtedness for borrowed money (including the issuance of any debt security) to any Person, (B) any obligations evidenced by notes, bonds, debentures or similar Contracts (as defined below) to any Person, (C) any obligations for the deferred purchase price of property, goods or services to any Person, (D) any capital lease obligations properly categorized as such under GAAP to any Person, (E) any obligations in respect of letters of credit and bankers’ acceptances, or (F) any guaranty of any such obligations described in clauses (A) through (E) of any Person other than the Company or any of its Subsidiaries, in each case, together with all interest, fees and penalties relating to any of the foregoing. For the avoidance of doubt, the term “Indebtedness” shall not include accounts payable to trade creditors and accrued expenses, in each case arising in the ordinary course of business.

(c) Authority; Noncontravention.

(i) The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Stockholder Approval, to consummate the Merger and each of the other transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Merger and each of the other transactions contemplated by this Agreement have been duly and validly authorized and approved by the Board and, other than obtaining the Stockholder Approval, no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and each of the other transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (the “Bankruptcy and Equity Exceptions”). The Board, at a meeting duly called and held and acting upon the unanimous recommendation of the Strategic Affairs Committee, has (A) adopted resolutions unanimously approving and declaring advisable this Agreement, the Merger and the other transactions contemplated by this Agreement, (B) resolved, subject to Section 4.02(f), to unanimously recommend that the stockholders of the Company adopt this Agreement and approve the Merger, and (C) directed that this Agreement be submitted to the holders of Common Stock for their adoption (the “Company Recommendation”).

(ii) The execution, delivery and performance of this Agreement by the Company does not, and the consummation by the Company of the Transaction, including the Merger, and compliance by the Company with the provisions of this Agreement will not, conflict with, or result in any violation or breach by the Company of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or other assets of the Company or any Company Subsidiary under, (A) the certificate of incorporation or the bylaws of the Company or the comparable organizational documents of any Company Subsidiary,

(B) except as set forth on Section 3.01(c)(ii) of the Company Disclosure Schedule, any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit, franchise or license, whether oral or written (each, including all amendments thereto, a “Contract”) to which the Company or any Company Subsidiary is a party or any of their respective properties or other assets may be bound, or (C) subject to (1) obtaining the Stockholder Approval and (2) the governmental filings and the other matters referred to in Section 3.01(e) below, any (x) Law applicable to the Company or any Company Subsidiary or their respective properties or other assets or (y) order, writ, injunction, decree, statute, rule, regulation, judgment or stipulation, in each case applicable to the Company or any of its Subsidiaries or their respective properties or other assets, other than, in the case of clauses (B) and (C), any such conflicts, violations, breaches, defaults, rights, losses or Liens that would not reasonably be expected to have a Material Adverse Effect.

(iii) The Company has provided or made available to Parent true and complete copies of the certificate of incorporation and bylaws and the other charter documents, articles of incorporation, bylaws, organizational documents and partnership, limited liability company and joint venture agreements (and in each such case, all amendments thereto) of the Company and each Company Subsidiary as in effect on the date of this Agreement. The certificate of incorporation and bylaws and the other charter documents, articles of incorporation, bylaws, organizational documents and partnership, limited liability company and joint venture agreements (and in each such case, all amendments thereto) of the Company and each Company Subsidiary are in full force and effect.

(d) Rights Agreement. The Company has taken all actions necessary to ensure that (i) the Rights Agreement and the rights issued pursuant to the Rights Agreement (the “Rights”) will be inapplicable to this Agreement, the Merger, or the consummation of any of the transactions contemplated hereby and thereby, (ii) neither the Parent nor any of its Subsidiaries will be deemed an Acquiring Person (as defined in the Rights Agreement) as a result of entering into this Agreement or consummating the Merger or any of the transactions contemplated hereby and thereby and (iii) none of the Distribution Date, the Stock Acquisition Date, a Section 11(a)(ii) Event or a Section 13 Event (each as defined in the Rights Agreement) has occurred or will occur as a result of this Agreement, the Merger or the consummation of any of the transactions contemplated hereby and thereby.

(e) Governmental And Other Approvals. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, tribunal, commission, authority or accrediting body or any non-governmental self-regulatory agency, commission, authority or accrediting body (whether or not private or quasi-private) including any taxing authority (each, a “Governmental Entity”) is required by or with respect to the Company or any Company Subsidiary in connection with the execution, delivery and performance of this Agreement by the Company or the consummation of the Transaction, including the Merger, except for (i) the filing of a pre-merger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (including the rules and regulations promulgated thereunder, the “HSR Act”), and the receipt, termination or expiration, as applicable, of approvals or waiting periods required under the HSR Act or any other applicable competition, merger control, antitrust or similar law or regulation, (ii) the filing with the Securities and Exchange Commission (the “SEC”) of (A) a proxy statement relating to the adoption by the stockholders of the Company of this Agreement (as amended or supplemented from time to time, the “Proxy Statement”), and (B) such reports under the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder, the “Exchange Act”), the Securities Act (as defined below) and state securities or state “blue sky” laws as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the DGCL with respect to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any Company Subsidiary is qualified to do business, (iv) any filings required under the rules and regulations of the NASDAQ Global Market, (v) each of the approvals, authorizations, notices and findings of suitability, together with any filings in connection therewith, of any Governmental Entity with regulatory control or jurisdiction over pre-schools, primary, elementary and/or secondary schools, child care centers, camps and after school programs or other education activities and operations (the “Education and Childcare Authorities”) that are required or otherwise triggered by or in connection with, or as a result of, the Merger (the “Education and Childcare Approvals”), all of which are set forth on Section 3.01(e)(v) of the Company Disclosure Schedule and (vi) such other consents, approvals, orders, authorizations, actions, registrations, declarations and filings the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect.

(f) Company SEC Documents.

(i) The Company has filed with or furnished to the SEC, on a timely basis, all forms, reports, statements, certifications and other documents required to be filed by it with the SEC since June 26, 2009 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “Company SEC Documents”). As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder, the “Securities Act”)) and as of their respective SEC filing dates (in the case of all other Company SEC Documents), the Company SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as the case may be, and the rules and regulations of the SEC thereunder, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates (or, if amended prior to the date of this Agreement, the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, no Subsidiary of the Company is subject to the reporting requirements of Section 13(a) or 15(d) under the Exchange Act.

(ii) Each of the audited consolidated financial statements and unaudited consolidated financial statements of the Company included in the Company SEC Documents (including the related notes and schedules), as of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Documents), complied as to form in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), were prepared in accordance with generally accepted accounting principles in the United States consistently applied (“GAAP”) and applicable accounting requirements and published rules and regulations of the SEC consistently applied during the periods involved (except (A) with respect to financial statements included in Company SEC Documents filed as of the date of this Agreement, as may be indicated in the notes thereto, or (B) as permitted by the rules and regulations of the SEC, including Regulation S-X), and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated statements of operations, changes in stockholders’ equity and cash flows of such companies as of the dates and for the periods shown therein. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC or its staff.

(iii) Neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise and whether due or to become due) and there is no existing condition, situation or set of circumstances that would be required to be reflected or reserved against on a consolidated balance sheet of the Company prepared in accordance with GAAP or the notes thereto, except liabilities or obligations (A) reflected or reserved against on the consolidated balance sheet (the “Balance Sheet”) of the Company as of the Balance Sheet Date (including the notes thereto) included in the Company SEC Documents, (B) incurred after the Balance

Sheet Date in the ordinary course of business consistent with past practice, (C) as specifically contemplated by this Agreement or otherwise in connection with the transactions contemplated by this Agreement, or (D) as would not reasonably be expected to be material. There are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements of any type (including any off-balance sheet arrangement required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated under the Securities Act) that have not been so described in the Company SEC Documents nor any obligations to enter into any such arrangements.

(iv) Since June 26, 2009, subject to any applicable grace periods, the Company and each of its officers and directors have been and are in compliance in all material respects with (A) the applicable provisions of the Sarbanes-Oxley Act (as amended and including the rules and regulations promulgated thereunder), and (B) the applicable listing and corporate governance rules and regulations of the Nasdaq Global Market.

(v) The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) as required under Rule 13a-15 of the Exchange Act that are reasonably designed to ensure that material information relating to the Company, including the Company Subsidiaries, required to be included in reports filed under the Exchange Act is made known to the chief executive officer and chief financial officer of the Company by others within those entities.

(vi) The Company’s system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) is reasonably sufficient in all material respects to provide reasonable assurance (A) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (B) that receipts and expenditures are executed in accordance with the authorization of management, and (C) that any unauthorized use, acquisition or disposition of the Company’s assets that would materially affect the Company’s financial statements would be detected or prevented in a timely manner.

(vii) To the Company’s Knowledge, there is no fraud or allegation of fraud, whether or not material, that involves the Company’s management or other employees who have a significant role in the preparation of financial statements or the internal control over financial reporting utilized by the Company and the Company Subsidiaries.

(viii) Neither the Company nor, to the Company’s Knowledge, the Company’s independent registered public accounting firm, has identified or been made aware of “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls over financial reporting which could reasonably adversely affect the Company’s ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated. To the Company’s Knowledge, there are no facts or circumstances that would prevent the Company’s chief executive officer and chief financial officer from giving the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

(ix) The Company has adopted a code of ethics, as defined by Item 406(b) of Regulation S-K, for senior financial officers, applicable to its principal financial officer, comptroller or principal accounting officer, or persons performing similar functions. The Company has promptly disclosed any change in or waiver of the Company’s code of ethics with respect to any such persons, as required by Section 406(b) of the Sarbanes-Oxley Act. To the Company’s Knowledge, there have been no violations of provisions of the Company’s code of ethics by any such persons.

(g) Absence of Certain Changes. Since July 3, 2010, (i) except for this Agreement and the transactions contemplated by this Agreement, the Company and the Company Subsidiaries have conducted their respective businesses in the ordinary course of business consistent with past practice, and (ii) there has not been (A) any Material Adverse Change or any event, change or occurrence that would reasonably be expected to result in a Material Adverse Change, or (B) any material change in the Company’s accounting principles, practices or methods except insofar as may have been required by a change in GAAP, or (C) any action or event that, had such action or event occurred after the date of this Agreement and prior to the Effective Time, would be prohibited by Sections 4.01(a)(i), (ii), (iv), (v), (vii), (ix), (xiii), (xiv) and/or (xvii).

(h) Litigation. Except as set forth in Section 3.01(h) of the Company Disclosure Schedule, there is no suit, claim, action, legal or administrative proceeding pending or, to the Company’s Knowledge, threatened against or affecting the Company or any Company Subsidiary, including, without limitation, any such suit, claim, action, legal or administrative proceeding that challenges the validity or propriety, or seeks to prevent consummation, of the Merger or any other transaction contemplated by this Agreement. Neither the Company nor any Company Subsidiary is subject to any outstanding order, writ, judgment, decree, injunction, ruling, arbitration award or decree by or before any Governmental Entity or arbitrator outstanding against, or, to the Company’s Knowledge, investigation by any Governmental Entity involving, the Company or any of its Subsidiaries or any of their respective assets that would reasonably be expected to have a Material Adverse Effect. There is not currently any material internal investigation or inquiry being conducted by the Company, the Board (or any committee thereof) or, to the Company’s Knowledge, any third party or Governmental Entity at the request of any of the foregoing concerning any financial, accounting, conflict of interest, self dealing, fraudulent, or deceptive conduct or other misfeasance or malfeasance issues.

(i) Contracts. Except as set forth in Section 3.01(i) of the Company Disclosure Schedule, as of the date of this Agreement, neither the Company nor any Company Subsidiary is a party to or bound by, and none of their respective properties or other assets is subject to (whether written or oral):

(i) any Contract containing covenants limiting in any respect the freedom of the Company or any Company Subsidiary to compete in any line of business or with any other Person;

(ii) any joint venture, partnership, manufacturer, development or supply agreement or other Contract which involves a sharing of revenue, profits, losses, costs or liabilities by the Company or any Company Subsidiary with any other Person;

(iii) any royalty, dividend or similar arrangement to be paid, or received, by the Company that are based on the revenue or profits of the Company or any Company Subsidiary or any Contract or agreement involving fixed price or fixed volume arrangements;

(iv) any Contract (or series of related Contracts) for the purchase or sale of materials, supplies, goods, services, equipment or other assets providing for annual payments by the Company and its Subsidiaries or to the Company and its Subsidiaries, respectively, of $100,000 or more, other than those that can be terminated by the Company or any of its Subsidiaries on less than 90 days’ notice without payment by the Company or any Subsidiary of any material penalty;

(v) any Contract granting any other party “most favored nation” or similar status;

(vi) any loan or guaranty agreement, note, indenture or other instrument, Contract, or agreement under which the Company or any Company Subsidiary has incurred any Indebtedness, other than obligations for the deferred purchase price of property, goods or services not in excess of $5,000 individually or $25,000 in the aggregate;

(vii) any employment or severance agreement or arrangement (other than those that are terminable by the Company or any of its Subsidiaries without cost or penalty upon 30 or fewer days’ notice);

(viii) any Company Benefit Plan (as defined below), any of the benefits of which will be increased, or the vesting or payment of benefits of which will be accelerated, by the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

(ix) any Contract relating to any acquisition of securities or assets of another Person or another business by the Company or any Company Subsidiary pursuant to which the Company or any Company Subsidiary has continuing “earn-out” or other contingent payment or guarantee obligations in excess of $100,000;

(x) any Company Lease;

(xi) any Contract (other than pursuant to organizational and insurance-related documents) providing for indemnification by the Company of any officer, director or employee of the Company;

(xii) any Contract that prohibits the payment of dividends or distributions in respect of the capital stock of the Company or any of its Subsidiaries, prohibits the pledging of the capital stock of the Company or any of its Subsidiaries, or prohibits the issuance of guarantees by any of the Company’s Subsidiaries;

(xiii) any Contract that contains a put, call or similar right pursuant to which the Company or any of its Subsidiaries could be required to purchase or sell, as applicable, any equity interests of any Person or assets;

(xiv) any mortgage, security agreement, capital lease or other agreement that effectively creates a Lien on any material assets of the Company or any of its Subsidiaries;

(xv) any Contract with any Governmental Entity; provided, however, that Educational Permits shall not be “Contracts” for the purpose of this Section 3.01(i)(xiii); or

(xvi) any Contract that would prohibit or materially delay the consummation of the Merger or otherwise materially impair the ability of the Company to perform its obligations hereunder.

Each contract, agreement or arrangement (i) set forth, or which is required to be set forth, on Section 3.01(i) of the Company Disclosure Schedule or (ii) that is material within the meaning set forth in Item 601(b)(10) of Regulation S-K of Title 17, Part 229 of the Code of Federal Regulations shall be referred to herein as a “Material Contract”. Each Material Contract (other than any Company Lease) is valid and binding on the Company and any Company Subsidiary to the extent such Company Subsidiary is a party thereto, as applicable, and to the Company’s Knowledge, each other party thereto, and is in full force and effect and enforceable in accordance with its terms, except where the failure to be valid, binding, enforceable and in full force and effect would not reasonably be expected to have a Material Adverse Effect. Each Company Lease is valid and binding on the Company and any Company Subsidiary to the extent such Company Subsidiary is a party thereto, as applicable, and to the Company’s Knowledge, each other party thereto and is in full force and effect and enforceable in accordance with its terms. None of the Company, any Company Subsidiary or, to the Company’s Knowledge, any other party thereto is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any Material Contract (other than any Company Lease) to which it is a party or by which it or any of its properties or other assets is bound, except for violations or defaults that have not had and would not reasonably be expected to have a Material Adverse Effect. None of the Company, any Company Subsidiary or, to the Company’s Knowledge, any other party thereto, is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any Company Lease to which it is a party or by which it or any of its properties or other assets is bound. Neither the Company nor any Company Subsidiary has received any written notice to terminate, in whole or part, materially amend or not renew any executory obligation of a counterparty to a Material Contract that has not terminated or expired (in each case according to its terms) prior to the date of this Agreement (nor, to the Company’s Knowledge, does any such counterparty to a Material Contract (other than any Company Lease) intend to terminate, materially amend or not renew any Material Contract (other than any Company Lease)). Neither the Company nor any Company Subsidiary has received any written notice to terminate, in whole or part, amend or not renew any executory obligation of a counterparty to a Company Lease that has not terminated or expired (in each case according to its terms) prior to the date of this Agreement (nor, to the Company’s Knowledge, does any such counterparty to a Company Lease intend to terminate, amend or not renew any Material Contract). The consummation of the Merger will not result in any third party having any right to terminate, amend, accelerate, cancel or deprive the Company of any benefit under any Company Lease.

(j) Compliance with Laws.

(i) Except with respect to Environmental Laws, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and taxes, which are the subjects of Section 3.01(k), Section 3.01(m) and Section 3.01(n), respectively:

(A) the Company and each Company Subsidiary is, and since June 26, 2009 has been, in compliance with all Laws (other than Educational Laws) applicable to it, its properties or other assets or its business or operations, and neither the Company nor any Company Subsidiary has received any written notice alleging that the Company or any Company Subsidiary is in violation of any Law (other than Educational Laws) to which the Company or any Company Subsidiary or any of their respective properties or other assets or its business or operations, except for failures to be in compliance and written notices alleging any such violation that have not had and would not reasonably be expected to have a Material Adverse Effect; and

(B) the Company and each Company Subsidiary is, and since June 26, 2009 has been, in compliance in all material respects with all Educational Laws applicable to it, its properties or other assets, or its business or operations, or its employees and agents, and neither the Company nor any Company Subsidiary is in receipt of, or since June 26, 2009 has received, any notice alleging that the Company, any Company Subsidiary or any employee or agent is or was in violation in any material respect of any Educational Law applicable to it.

(ii) The Company and each Company Subsidiary has in effect, and is in compliance with, all Permits (other than Educational Permits) necessary for it to own, lease or operate its properties and other assets and to carry on its business and operations as presently conducted in all material respects. Neither the Company nor any of its Subsidiaries is in violation of any such Permit (other than, for the avoidance of doubt, any Educational Permit), or any statute, law, ordinance, rule, or regulations applicable to it or any of its properties or assets, except where the existence of any such violation would not reasonably be expected to have a Material Adverse Effect.

(iii) Except as set forth on Section 3.01(j)(iii) of the Company Disclosure Schedule:

(A) the Company and each Company Subsidiary has in full force and effect, and is currently in material compliance with, all Educational Permits and Individual Permits necessary or required for it to own, lease or operate its properties and other assets and to carry on its business and operations as presently conducted; and each such Educational Permit is listed in Section 3.01(j)(iii) of the Company Disclosure Schedule;

(B) neither the Company nor any of its Subsidiaries is in violation of any Educational Permit, or any statute, law, ordinance, rule, or regulations applicable to it or any of its properties or assets, nor has any received any notice that the Company or any Company Subsidiary is in violation of any of the terms and conditions of any Educational Permit or alleging the failure to hold or obtain any Educational Permit; and

(C) no proceeding for the suspension, limitation, revocation, termination or cancellation of any Educational Permit is pending or, to the Knowledge of the Company or any Company Subsidiary, threatened. Neither the Company nor any Company Subsidiary has received notice that any Educational Permit will not be renewed, and there is no basis for nonrenewal.

(iv) Except as set forth on Section 3.01(j)(iv) of the Company Disclosure Schedule, to the Knowledge of the Company, (A) no employee or agent of the Company or any Company Subsidiary is in violation of any Individual Permit, and (B) no proceeding for the suspension, limitation, revocation, termination or cancellation of any Individual Permit is pending or threatened. Neither the Company nor any Company Subsidiary has received notice that any Individual Permit will not be renewed and, to the Knowledge of the Company, there is no basis for nonrenewal.

(v) Except as set forth in Section 3.01(j)(v) of the Company Disclosure Schedule, the Company and each Company Subsidiary have, in all material respects, timely notified and obtained all required approvals from all applicable Education and Childcare Authorities for each substantive change (including changes to programs and locations or changes of ownership and/or control).

(k) Environmental Matters. The Company and each Company Subsidiary is, and since June 26, 2009 has been, in compliance in all material respects with all applicable Environmental Laws, and holds and is in compliance in all material respects with all Permits required under Environmental Laws in connection with the Company’s or such Company Subsidiary’s business. There is no environmental condition, claim, suit, action, investigation or other proceeding existing or pending, or, to the Knowledge of the Company, threatened, against or affecting the Company or any Company Subsidiary alleging noncompliance with Environmental Laws, in each case except those instances of noncompliance that would not reasonably be expected to result in a Material Adverse Effect.

Neither the Company nor any Company Subsidiary has received any written notice that it is or was in violation of, or has or had any liability, responsibility or obligation under, any Environmental Law. To the Company’s Knowledge, no Hazardous Material is present or has been released at, on, to, or under any real property leased or operated by the Company or any Company Subsidiary during the term of such lease or operation in an amount, manner or concentration that requires any reporting, notification, investigation, abatement, remediation, or other response action under Environmental Laws. For purposes of this Agreement, “Environmental Laws” means any foreign, federal, state or local Law (including common law) relating to human health and safety or the pollution, protection, or restoration of the Environment, including, without limitation, those relating to the use, handling, presence, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials. “Environment” means soil, sediment, land, surface or subsurface strata, surface water, ground water, ambient air (including indoor air) and any biota living in or on such media.

(l) Absence of Changes in Labor Relations.

(i) There are no collective bargaining or other labor union agreements to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound and there are no negotiations or discussions currently pending or occurring between the Company or any Company Subsidiary and any union or employee association regarding any collective bargaining agreement or any other work rules or polices. None of the employees of the Company or any Company Subsidiary is represented by any union with respect to his or her employment by the Company or such Company Subsidiary. To the Company’s Knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any of the Company Subsidiaries, and there are no lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees, and during the last three (3) years there has not been any such action.

(ii) The Company and the Company Subsidiaries are, and since June 26, 2009 have been, in compliance with all applicable Laws respecting employment, discrimination in employment, terms and conditions of employment, worker classification (including the proper classification of workers as independent contractors and consultants), wages, hours and occupational safety and health and employment practices, including the Immigration Reform and Control Act of 1986, and is not engaged in any unfair labor practice, except for failures to be in compliance that have not had and would not reasonably be expected to have a Material Adverse Effect.

(iii) There are no material proceedings pending or, to the Company’s Knowledge, threatened against the Company or any Company Subsidiary in any forum by or on behalf of any present or former employee of the Company or any Company Subsidiary, any applicant for employment or classes of the foregoing alleging breach of any express or implied employment contract, violation of any Law governing employment or the termination thereof, or any other discriminatory, wrongful or tortious conduct on the part of the Company of any Company Subsidiary in connection with the employment relationship.

(m) ERISA Compliance. Except as set forth in Section 3.01(m) of the Company Disclosure Schedule:

(i) Since the date of the most recent audited financial statements included in the Company SEC Documents, there has not been any adoption or material amendment by the Company or any of its Subsidiaries of any collective bargaining agreement or any employment, change in control, retention, bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock option, “phantom” stock, performance, retirement, thrift, savings, stock bonus, paid time off, perquisite, fringe benefit, vacation, severance, disability, death benefit, hospitalization, medical, welfare benefit or other plan, program, policy, arrangement, agreement or understanding (whether or not legally binding) maintained, contributed to or required to be maintained or contributed to by the Company or any of its Subsidiaries or any other Person that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, a “Commonly Controlled Entity”), in each case providing benefits to any current or former director, officer or employee of the Company or any of its Subsidiaries (collectively, the “Company Benefit Plans”), other than amendments or other changes as required to ensure that such Company Benefit Plan is not then out of compliance with applicable law, or reasonably determined by the Company to be necessary or appropriate to preserve the qualified status of a Company Pension Plan under Section 401(a) of the Code.

(ii) The Company has made available to Parent complete and accurate copies of (A) each Company Benefit Plan (or, in the case of any unwritten Company Benefit Plans, descriptions thereof), including each Company Benefit Plan that is an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) (sometimes referred to herein as a “Company Pension Plan”) and each Company Benefit Plan that is an “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), (B) the two most recent annual reports on Form 5500 required to be filed with the Employee Benefits Security Administration with respect to each Company Benefit Plan (if any such report was required), (C) the most recent summary plan description for each Company Benefit Plan for which such summary plan description is required, and (D) each trust agreement and insurance or group annuity contract relating to any Company Benefit Plan. Each Company Benefit Plan has been administered and operated in all material respects in accordance with its terms and the applicable provisions of ERISA, the Code and all other applicable laws.

(iii) Each Company Pension Plan intended to be tax-qualified within the meaning of Section 401(a) of the Code has received a favorable determination, or may rely on an opinion letter, from the Internal Revenue Service (the “IRS”) regarding its qualified status, and, to the Company’s Knowledge, no event or omission has occurred that could cause any Company Pension Plan to lose such qualification.

(iv) Neither the Company nor any Commonly Controlled Entity has (A) maintained, contributed to or been required to contribute to any Company Benefit Plan that is subject to Title IV of ERISA (including, any multiemployer plan (as that term is defined in Section 3(37) of ERISA), Section 412 of the Code or Section 302 of ERISA), or (B) has any unsatisfied liability under Title IV of ERISA.

(v) Neither the Company nor any of its Subsidiaries has received notice of, and to the Company’s Knowledge, there are no audits or investigations by any Governmental Entity with respect to, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Company Benefit Plans), suits or proceedings against or involving any Company Benefit Plan or asserting any rights or claims to benefits under any Company Benefit Plan, and, to the Company’s Knowledge, there are not any facts that could give rise to any such claims, suits or proceedings.

(vi) All contributions, premiums and benefit payments under or in connection with the Company Benefit Plans that are required to have been made as of the date hereof in accordance with the terms of the Company Benefit Plans have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference into the Company SEC Documents.

(vii) None of the Company Benefit Plans provides health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by Part 6 of Subtitle B of Title I of ERISA or similar state law) and the Company has never promised to provide such post-termination benefits.

(viii) Each Company Benefit Plan may be amended, terminated, or otherwise modified by the Company to the greatest extent permitted by applicable law, including the elimination of any and all future benefit accruals thereunder. Neither the Company nor any Company Subsidiary has announced its intention to modify or terminate any Company Benefit Plan or adopt any arrangement or program which, once established, would come within the definition of a Company Benefit Plan. Each asset held under each Company Benefit Plan may be liquidated or terminated without the imposition of any redemption fee, surrender charge or comparable liability.

(ix) The per share exercise price of each option to purchase shares of Common Stock is no less than the fair market value of a share of Common Stock on the date of grant of such option. Each Company Benefit Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder. No payment to be made under any Company Benefit Plan is, or to the Knowledge of the Company, will be, subject to the penalties of Section 409A(a)(1) of the Code.

(x) Neither the execution and delivery of this Agreement, the shareholder approval of this Agreement, nor the consummation of the transactions contemplated hereby could (either alone or in conjunction with any other event) (i) result in, or cause the accelerated vesting, payment, funding or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer, director or other service provider of the Company or any Company Subsidiary; (ii) limit the right of the Company or any Company Subsidiary to amend, merge, terminate or receive a reversion of assets from any Company Benefit Plan or related trust; (iii) result in any “parachute payment” as defined in Section 280G(b)(2) of the Code (whether or not such payment is considered to be reasonable compensation for services rendered); or (iv) result in a requirement to pay any tax “gross-up” or similar “make-whole” payments to any employee, director or consultant of the Company or any Company Subsidiary.

(xi) No Company Benefit Plan, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 162(m) of the Code or any other provision of the Code or any similar foreign law, as a result of the transactions contemplated by this Agreement alone or together with any other event.

(xii) Other than individual agreements with employees that are listed on Section 3.01(i)(vii) or (viii) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is obligated (irrespective of any conditions or lapse of time) pursuant to any agreement or Company Benefit Plan to make any severance payment to any officer, director, employee or consultant. There are no participants who are eligible to participate in or receive any benefits under the Company’s Senior Executive Severance Plan and/or the Company’s Executive Severance Plan.

(n) Taxes.

(i) Each of the Company and its Subsidiaries has filed in a timely manner (within any applicable extension period) all material tax returns (including Form 5472) required to be filed by it pursuant to applicable Law. All such tax returns are true, complete and accurate in all material respects. The Company and its Subsidiaries have timely paid all taxes due and owing, whether or not shown on any tax return, except for taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

(ii) Except as set forth in Section 3.01(n)(ii) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has received notice in writing of any proposed material deficiencies from any Governmental Entity, there is no material dispute or claim concerning any tax liability of the Company or any of its Subsidiaries that has been claimed or raised by any taxing authority in writing, and there is no currently effective agreement extending the period of assessment or collection of any taxes of the Company or any of its Subsidiaries nor has any request been made for any such extension.

(iii) Within the two-year period ending on the Closing Date, neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” as such terms are defined in Section 355 of the Code in a distribution of stock outside of the affiliated group of which the Company is the common parent qualifying or intended to qualify for tax-free treatment (in whole or in part) under Section 355(a) or 361 of the Code.

(iv) Neither the Company nor any of its Subsidiaries is a party to or bound by (A) any agreement the principal purpose of which is tax sharing or tax indemnity whether or not written, other than among the Company and its Subsidiaries, or (B) any advance pricing agreement, closing agreement or other agreement relating to taxes with any taxing authority).

(v) There are currently no material liens for taxes asserted with respect to any assets or properties of the Company or any of its Subsidiaries, except for statutory liens for taxes not yet due and payable.

(vi) Complete copies of all federal and state income tax returns, private letter rulings, closing agreements or other agreements relating to tax matters with a taxing authority for the Company and its Subsidiaries with respect to the taxable years commencing on or after January 1, 2006 have been delivered or made available to representatives of Parent.

(vii) The Company and each of its Subsidiaries has withheld and remitted to the appropriate Government Entity all material taxes required to be withheld and paid in connection with any amounts paid or owing to or collected from any employee, independent contractor, supplier, creditor, stockholder, partner, member or other third party, and all material Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

(viii) The unpaid taxes of the Company and its Subsidiaries (A) did not, as of the date of the filing of the most recent financial statements contained in the Company SEC Documents, exceed the reserve for tax liability (rather than any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of such financial statements (rather than in any notes thereto) and (B) will not exceed that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their tax returns. Since the date of the filing of the most recent financial statements contained in the Company SEC Documents, neither the Company nor any of its Subsidiaries has incurred any liability for taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business consistent with past custom and practice

(ix) Section 3.01(n)(ix) of the Company Disclosure Schedule lists all federal, state, local and foreign income tax returns filed with respect to the Company and its Subsidiaries for taxable periods ended on or after January 1, 2006, indicates those tax returns that have been audited, and indicates those tax returns that currently are the subject of audit.

(x) Neither the Company nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any material tax return or with respect to any material tax assessment or deficiency.

(xi) Neither the Company nor any of its Subsidiaries (A) is or has ever been a member of a group of corporations within the meaning of Section 1504(a) of the Code (other than a consolidated group of which the Company is the parent) that files or has filed or has been required to file consolidated, combined, or unitary tax returns or filed taxes on a combined, unitary or similar basis with any entity (other than the Company or its Subsidiaries) for foreign, state or local tax purposes or (B) has any material liability for the taxes of any person (other than Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, or by contract or otherwise.

(xii) The taxable year of the Company and its Subsidiaries for all income tax purposes is the 52/53 week year ending on the Saturday closest to June 30, and each of the Company and its Subsidiaries use the accrual method of accounting in keeping its books and in computing its taxable income.

(xiii) The Company and each of its Subsidiaries is and always has been (A) classified as a corporation, partnership or an entity disregarded as separate from its owner for federal income tax purpose and any applicable state, local and foreign tax purposes as set forth in Section 3.01(n)(xiv) of the Company Disclosure Schedule and (B) a U.S. person or non-U.S. person as defined in Section 7701(a)(30) and as set forth in Section 3.01(n)(xiv) of the Company Disclosure Schedule.

(xiv) Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(xv) The Company and each of its Subsidiaries has disclosed on its federal income tax return all positions taken therein that could give rise to a “substantial understatement of income tax” within the meaning of Section 6662 of the Code.

(xvi) Neither the Company nor any of its Subsidiaries has participated in a listed transaction within the meaning of Treasury Regulations Section 1.6011-4 (or any predecessor provision) and neither the Company nor any of its Subsidiaries has been notified of, or to the Company’s Knowledge has participated in, a transaction that is described as a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(1).

(xvii) Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:

(A) change in method of accounting for a taxable period ending on or prior to the Closing Date;

(B) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income tax Law) executed on or prior to the Closing Date;

(C) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income tax Law);

(D) installment sale or open transaction disposition made on or prior to the Closing Date;

(E) prepaid amount received on or prior to the Closing Date;

(F) election with respect to income from the discharge of indebtedness under Section 108(i) of the Code; or

(G) any similar election, action, or agreement that would have the effect of deferring any liability for taxes of the Company or its Subsidiaries from any period ending on or before the Closing Date to any period ending after such period.

(xviii) As used in this Agreement (A) “tax” or “taxes” means any Federal, state, local and foreign income, property, sales, use, excise, withholding, payroll, employment, social security, capital gain, alternative minimum, transfer and other taxes and similar governmental charges of any kind, including any interest, penalties and additions with respect thereto, whether or not disputed and including any obligations to indemnify or otherwise assume or succeed to the tax liability of any other Person;

(B) “taxing authority” means any Federal, state, local or foreign government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising tax regulatory authority; and (C) “tax return” or “tax returns” means all returns, declarations of estimated tax payments, reports, estimates, information returns and statements, including any related or supporting information with respect to any of foregoing, filed or to be filed with any taxing authority in connection with the determination, assessment, collection or administration of any taxes.

(o) Title to Properties.

(i) Section 3.01(o)(i) of the Company Disclosure Schedule contains a complete and correct list of (A) all real estate owned by the Company or any of its Subsidiaries (the “Owned Real Property”) and (B) all Leased Real Property, in each case, setting forth information sufficient to specifically identify such Owned Real Property or Leased Real Property. Each Company Lease grants the lessee thereunder the exclusive right to use and occupy the premises covered thereby. The Owned Real Property and the Leased Real Property and all tangible or intangible property owned or leased by the Company or any of its Subsidiaries constitute all of the assets (collectively, the “Assets”) used or occupied by the Company and its Subsidiaries in connection with the conduct of the Company’s business or reflected on the Company’s consolidated financial statements. The Assets constitute all of the assets and rights necessary for the Company and its Subsidiaries to operate their respective businesses in the ordinary course of business consistent with past practice as of the date hereof.

(ii) The Company or one of its Subsidiaries has good and valid title to the Owned Real Property and to all of the buildings, structures and other improvements thereon, free and clear of all Liens (other than Permitted Liens). None of the Company, any of its Subsidiaries or any Owned Real Property is in material default under any agreement evidencing any Lien or other agreement affecting the Owned Real Property. The Company or one of its Subsidiaries has a good and valid leasehold interest in each Company Lease, free and clear of all Liens (other than Permitted Liens). The Company or one of its Subsidiaries owns or leases all of the material personal property shown to be owned or leased by the Company or any of its Subsidiaries reflected in the latest audited financial statements included in the Company SEC Documents or acquired after the date thereof, free and clear of all Liens (other than Permitted Liens), except to the extent disposed of in the ordinary course of business since the date of the latest audited financial statements included in the Company SEC Documents.

(iii) Each Company Lease is valid, binding and in full force and effect, except as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Company Subsidiary has received any written notice of default with respect to any Company Lease or sublease to which it is a party.

(p) Intellectual Property. Section 3.01(p) of the Company Disclosure Schedule contains a complete and accurate list of all (i) patents and patent applications owned by the Company or any Company Subsidiary or used or held for use by the Company or any Company Subsidiary (“Company Patents”), registered and material unregistered trademarks and service marks owned by the Company or any Company Subsidiary or used or held for use by the Company or any Company Subsidiary (“Company Marks”) and registered copyrights and applications for copyright registration owned by the Company or any Company Subsidiary or used or held for use by the Company or any Company Subsidiary (“Company Copyrights”), (ii) licenses, sublicenses or other agreements under which the Company or any Company Subsidiary is granted rights by others in Company Intellectual Property (other than commercial off the shelf software) (“Licenses In”), and (iii) licenses, sublicenses or other agreements under which the Company or any Company Subsidiary has granted rights to others in Company Intellectual Property (“Licenses Out”). In the case of any licenses, sublicenses or other agreements disclosed pursuant to the foregoing clauses (ii) or (iii), Section 3.01(p) of the Company Disclosure Schedule also sets forth whether each such license, sublicense or other agreement is exclusive or non-exclusive. Except as set forth on Section 3.01(p) of the Company Disclosure Schedule:

(i) The Company and each of its Subsidiaries owns the Company Intellectual Property purported to be owned, or has the right to use pursuant to a valid and enforceable license all Intellectual Property

Rights that are material to the conduct of the business of the Company and its Subsidiaries as of the date hereof, taken as a whole, in the case of the foregoing clauses above, free and clear of all Liens.

(ii) All Company Patents, Company Marks and Company Copyrights that have been issued by, or registered or the subject of an application filed with, as applicable, the U.S. Patent and Trademark Office, the U.S. Copyright Office or any similar office or agency anywhere in the world, have been duly maintained (including the payment of maintenance fees) and are not expired, cancelled or abandoned and, to the Company’s Knowledge, are valid and enforceable.

(iii) None of the Company Intellectual Property owned by the Company that has been issued by, or registered or the subject of an application filed with, as applicable, the U.S. Patent and Trademark Office, the U.S. Copyright Office or in any similar office or agency anywhere in the world is subject to any maintenance fees or taxes or actions falling due within 90 days after the Closing Date

(iv) Neither the operation of the business of the Company or any Company Subsidiary, or any activity of the Company or any Company Subsidiary, nor the manufacture, use, importation, offer for sale and/or sale of any product or service infringes on or violates (or since June 26, 2009 has infringed on or violated) the right of others in or to any Intellectual Property Rights (“Third Party IP Rights”), other than the rights of any person or entity under any patent, or constitutes a misappropriation of (or in the past constituted a misappropriation of) any Third Party IP Rights or the subject matter of any Third Party IP Right, and to the Company’s Knowledge, neither the operation of the business of the Company or any Company Subsidiary, nor any activity of the Company or any Company Subsidiary, nor any manufacture, use, importation, offer for sale and/or sale of any product or service infringes on or violates (or in the past infringed on or violated) the rights of any person or entity under any patent.

(v) There are no pending or, to the Company’s Knowledge, threatened claims that the operation of the business of the Company or any Company Subsidiary or any activity by the Company or any Company Subsidiary is infringing, violating or misappropriating (or in the past infringed, violated or misappropriated) any Third Party IP Right or that any of the Company Intellectual Property is invalid or unenforceable.

(vi) To the Company’s Knowledge, no Person or Persons are infringing the rights of the Company or any Company Subsidiary with respect to any Company Intellectual Property. No claims are pending or, to the Company’s Knowledge, are threatened, against the Company or any Company Subsidiary with regard to the ownership by the Company or any Company Subsidiary of any of the Company Intellectual Property.

(vii) No current or former employee or consultant of the Company or any Company Subsidiary owns any rights in or to any of the Company Intellectual Property.

(viii) The Company and the Company Subsidiaries have required each Company employee and consultant and any other person with access to know-how, trade secrets, confidential or proprietary information, data, processes, models, strategies and techniques (“Trade Secrets”) owned by the Company or any Company Subsidiary or used or held for use by the Company or any Company Subsidiary in their respective businesses (the “Company Trade Secrets”) to execute a confidentiality agreement and, to the Company’s Knowledge, there has not been any breach by any party to such confidentiality agreements.

(ix) As used in this Agreement, “Intellectual Property Rights” shall mean all intellectual property rights arising from or in respect of the following, whether protected, created, or arising under the laws of the United States or any other jurisdiction: patents, copyrights, trademarks (registered or unregistered), trade names, domain names, service marks, brand names, trade dress, logos, slogans, and other indications of origin, together with the goodwill associated with the foregoing and registrations of, and applications to register, the foregoing, including any extension, modification or renewal of any such registration or application; computer programs, Trade Secrets and rights to limit the use or disclosure thereof by any person; registrations or applications for registration of copyrights, and any renewals or extensions thereof; any similar intellectual property or proprietary rights similar to any of the foregoing, including all rights in and privileges with respect to customer databases; and licenses and claims of infringement and misappropriation against third parties. “Company Intellectual Property” shall mean all Intellectual Property Rights owned by the Company or any Company Subsidiary or used or held for use by the Company or any Company Subsidiary in their respective businesses, including, without limitation, Company Patents, Company Marks, Company Copyrights (including, all curriculum created or used by the Company or any Company Subsidiary) and Company Trade Secrets.

(q) Takeover Statutes. The Board has taken such actions and votes as are necessary to render all applicable provisions of Section 203 of the DGCL, any “fair price,” “moratorium,” “control share acquisition” or any other similar takeover or anti-takeover statute or regulation enacted under U.S. state or federal Laws (each, a “Takeover Statute”) inapplicable to this Agreement, the Merger or the other transactions contemplated hereby. There are no “anti-takeover” provisions in any organizational documents of any of the Company’s subsidiaries. Except for the Rights Agreement, the Company does not have any shareholder rights plan, “poison pill” or similar plan or arrangement in effect.

(r) Brokers and Other Advisors. No broker, investment banker or financial advisor (other than J.P. Morgan Securities Inc. (“JPM”), which the Strategic Affairs Committee and the Board have retained as their financial advisors in connection with the Merger, the fees and expenses of which will be paid by the Company), is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the negotiations leading to this Agreement or consummation of the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. No legal, accounting or other professional advisor or consultant retained or engaged by the Company or that is otherwise providing services to the Company in connection with the transactions contemplated by this Agreement (other than JPM) is entitled to receive compensation or payments from the Company in connection with such retention, engagement or services other than pursuant to such professional advisor’s or consultant’s customary hourly rates and customary reimbursement of out-of-pocket expenses.

(s) Opinion of Financial Advisor. The Board has received an opinion of JPM, dated the date hereof, and subject to the various assumptions and qualifications set forth in such opinion, to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of shares of Common Stock.

(t) Insurance. Section 3.01(t) of the Company Disclosure Schedule contains a list of all insurance policies maintained by or on behalf of any of the Company and/or any Company Subsidiary, together with the coverage afforded thereby (the “Company Insurance Policies”). The Company Insurance Policies are, in all material respects, of the type and in amounts that are customary, adequate and suitable in relation to the business, assets and liabilities of the Company and its Subsidiaries. All Company Insurance Policies are in full force and effect, and all premiums with respect thereto covering all periods up to and including the date hereof have been paid, and no notice of cancellation or termination has been received by the Company with respect to any such Company Insurance Policy which has not been replaced on substantially similar terms prior to the date of such cancellation. Since June 26, 2009, neither the Company nor any Company Subsidiary has received any written notice or, to the Knowledge of the Company, any other notice regarding any refusal or denial of any material coverage, material reservation of rights or rejection of any material claims under any Company Insurance Policy.

(u) [Reserved].

(v) Vote Required. The Stockholder Approval is the only vote of the holders of any class or series of capital stock of the Company or any Company Subsidiary necessary under the Company’s certificate of incorporation, bylaws and applicable Law to adopt this Agreement.

(w) Interested Party Transactions. Section 3.01(w) of the Company Disclosure Schedule contains a complete and correct list of all (i) transactions between the Company or any of its Subsidiaries and any director, officer, employee or Affiliate of the Company or its Subsidiaries other than transactions between the Company and its wholly owned Subsidiaries and compensation paid to directors, officers or employees in the ordinary course of business consistent with past practices; and (ii) agreements, arrangements or understandings by the Company or any of its Subsidiaries, on the one hand, and any of their respective Affiliates (other than the Company or any of its Subsidiaries), on the other hand, that involve continuing liabilities or obligations of the Company or its Subsidiaries. No person covered by Item 404 of Regulation S-K has entered into any transactions with the Company or any of its Subsidiaries required to be disclosed by Item 404 of Regulation S-K. Except as set forth on Section 3.01(w) of the Company Disclosure Schedule, no officer or director or, to the Company’s Knowledge, stockholder or optionholder of the Company or its Subsidiaries (and no Affiliate, spouse or sibling of any of such persons) (each, a “Related Party”) holds, directly or indirectly, (x) any interest in any entity that purchases from or sells or furnishes to the Company or its Subsidiaries any goods or services; (y) a beneficial interest in any Material Contract (other than employment and compensation agreements entered into in the ordinary course of business and agreements with respect to Stock Options and Restricted Stock); or (z) any Intellectual Property Right used in the conduct of the business of the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to any contract with any Related Party (other than employment and compensation agreements entered into in the ordinary course of business and agreements with respect to Stock Options and Restricted Stock).

(x) Disclaimer of Other Representations and Warranties. The Company acknowledges and agrees that, except for the representations and warranties expressly set forth in this Agreement (i) neither Parent nor Merger Sub or their respective directors, officers or employees makes, or has made, any representations or warranties relating to itself or its business or otherwise in connection with the Merger and the Company is not relying on any representation or warranty except for those expressly set forth in this Agreement and (ii) no Person has been authorized by Parent or Merger Sub to make any representation or warranty relating to Parent or Merger Sub or their respective businesses or otherwise in connection with the Merger, and if made, such representation or warranty must not be relied upon by the Company as having been authorized by Parent or Merger Sub.

(y) No Other Representations or Warranties. Except for the representations and warranties made by the Company in this Section 3.01, neither the Company nor any other Person on behalf of Company, including any director, officer or employee of Company, makes any express or implied representation or warranty with respect to the Company or any of its Subsidiaries in connection with the transactions contemplated hereby. Neither the Company nor any other Person, including any director, officer or employee of the Company, will have or be subject to any liability or obligation to Parent, Merger Sub or any other Person resulting from the distribution to Parent or Merger Sub, or Parent’s or Merger Sub’s use of, any such information, including any information, documents, projections, forecasts of other material made available to Parent or Merger Sub in expectation of the transactions contemplated by this Agreement, unless any such information is expressly included in a representation or warranty contained in this Section 3.01 or in the Company Disclosure Schedule.

Section 3.02 Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

(a) Organization, Standing and Corporate Power. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and Merger Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except where the failure to be so qualified would not constitute a Parent Material Adverse Effect.

(b) Authority; Noncontravention.

(i) Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by the Board of Directors of each of Parent and Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby do not require approval of the holders of any shares of capital stock of Parent. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub, as applicable, enforceable against Parent and Merger Sub, as applicable, in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies.

(ii) The execution and delivery of this Agreement does not, and the consummation of the Merger and the other transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or other assets of Parent or Merger Sub under (A) the articles or certificate of incorporation or bylaws of Parent or Merger Sub, (B) any Contract to which Parent or Merger Sub is a party or any of their respective properties or other assets is subject, in any way that would prevent, materially impede or materially delay the consummation of the Merger (including the payments required to be made pursuant to ARTICLE II) or the other transactions contemplated hereby, or (C) subject to the governmental filings and other matters referred to in the following sentence, any (1) Law applicable to Parent or Merger Sub or their respective properties or other assets, or (2) order, writ, injunction, decree, judgment or stipulation, in each case applicable to Parent or Merger Sub or their respective properties or other assets, other than, in the case of clauses (B) and (C), any such conflicts, violations, breaches, defaults, rights, losses or Liens that would not reasonably be expected to have a Parent Material Adverse Effect.

(iii) No material consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the Merger or the other transactions contemplated by this Agreement, except for (A) the filing of a pre-merger notification and report form by Parent under the HSR Act and the receipt, termination or expiration, as applicable, of approvals or waiting periods required under the HSR Act or any other applicable competition, merger control, antitrust or similar law or regulation, and (B) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

(c) Ownership and Interim Operations of Merger Sub. Parent owns, beneficially and of record, all of the outstanding capital stock of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

(d) Financial Ability. Parent has delivered to the Company true, correct and complete copies, as of the date of this Agreement, of (i) an executed commitment letter (the “Equity Commitment Letter”) from Leeds Equity Partners V, L.P. (the “Equity Provider”) to invest, subject to the terms and conditions therein, cash in the aggregate amount set forth therein (being collectively referred to as the “Equity Financing”), and (ii) an executed commitment letter from the financial institutions identified therein (the “Debt Commitment Letter” and, together with the Equity Commitment Letter, the “Commitment Letters”) to provide, subject to the terms and conditions therein, financing in the amounts set forth therein and in any associated Fee Letter (the “Debt Financing” and, together with the Equity Financing, the “Financing”). Parent or Merger Sub has fully paid any and all commitment fees or other fees in connection with the Commitment Letters that are payable on or prior to the date hereof, and the Commitment Letters are in full force and effect and are the legal, valid, binding and enforceable obligations of Parent and Merger Sub, and, with respect to the Equity Commitment letter, the Equity Provider, subject to the Bankruptcy and Equity Exception. As of the date hereof, there are no conditions precedent or other contingencies related to the funding of the full amount of the Financing, other than as expressly set forth in the Commitment Letters. As of the date hereof, none of the Commitment Letters has been amended or modified, no such amendment or modification is contemplated (other than amendments or modifications that are permitted by Section 5.09), and the respective obligations and commitments contained in such letters or agreements, as applicable, have not been withdrawn or rescinded in any respect. Assuming (i) the Financing is funded in accordance with the Commitment Letters, (ii) the accuracy in all material respects of the representations and warranties set forth in Section 3.01 (iii) performance by the Company of its obligations under Section 4.01, and (iv) the satisfaction of the condition contained in Section 6.02(d) on the Closing Date, as of the date hereof, the net proceeds contemplated by the Commitment Letters will, together with Company cash, in the aggregate be sufficient for Merger Sub and the Surviving Corporation to pay the aggregate Merger Consideration (and any repayment or refinancing of debt contemplated by this Agreement or the Commitment Letters) and to pay all fees and expenses related thereto. The Commitment Letters are in full force and effect as of the date hereof. As of the date of this Agreement, to the Knowledge of the Parent, no event has occurred, which, with or without notice, lapse of time or both, would constitute a default or breach on the part of the Buyer under any term or condition of the Commitment Letters. As of the date of this Agreement, there are no side letters or other agreements, Contracts or arrangements to which Parent or any of its Affiliates is a party related to the funding or investing, as applicable, of the full amount of the Financing other than (i) as expressly set forth in the Financing Letters, (ii) any customary engagement letter(s) and non-disclosure agreements(s), (iii) any Fee Letter, and (iv) as do not impact the conditionality or aggregate amount of the Financing.

(e) Ownership. As of the date of this Agreement, none of Parent, Merger Sub or their respective Affiliates, directly or indirectly, beneficially own or control any shares of capital stock of the Company, and none of Parent, Merger Sub or their respective Affiliates have any rights to acquire any shares of capital stock other than pursuant to this Agreement.

(f) Legal Proceedings. There is no pending or, to the Knowledge of Parent, threatened, legal or administrative proceeding, claim, suit, investigation or action against Parent, Merger Sub or any of their respective Subsidiaries, nor is there any injunction, order, judgment, ruling or decree imposed upon Parent, Merger Sub or any of their respective Subsidiaries, in each case, by or before any Governmental Entity, which would, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect.

(g) Certain Arrangements. There are no Contracts between Parent or Merger Sub, on the one hand, and any member of the Company’s management or directors, on the other hand, as of the date hereof that relate in any way to the Company or the transactions contemplated by this Agreement. During the past three (3) years immediately preceding the date of this Agreement, neither Parent nor any of its Affiliates has beneficially owned (for purposes of Section 203 of the DGCL) more than 15% of the outstanding Common Stock

(h) Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger and the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or any of its Subsidiaries except for Persons whose fees and expenses will be paid by Parent.

(i) Disclaimer of Other Representations and Warranties. Parent and Merger Sub each acknowledges and agrees that, except for the representations and warranties expressly set forth in this Agreement (i) neither the Company nor any of its Subsidiaries or their respective directors, officers or employees makes, or has made, any representations or warranties relating to itself or its business or otherwise in connection with the Merger and Parent and Merger Sub are not relying on any representation or warranty except for those expressly set forth in this Agreement, (ii) no Person has been authorized by the Company to make any representation or warranty relating to itself or its Subsidiaries or its business or otherwise in connection with the Merger, and if made, such representation or warranty must not be relied upon by Parent or Merger Sub as having been authorized by the Company, and (iii) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to Parent, Merger Sub or any of their Agents are not and shall not be deemed to be or to include representations or warranties, including any representations or warranties relating to the reasonableness of the assumptions underlying such estimates, projections and related information, unless any such information is expressly included in a representation or warranty contained in Section 3.01 or in the Company Disclosure Schedule.

(j) No Other Representations or Warranties. Except for the representations and warranties made by the Parent and Merger Sub in this Section 3.02, neither Parent or Merger Sub nor any other Person on behalf of Parent or Merger Sub, including any director, officer or employee of Parent or Merger Sub, makes any express or implied representation or warranty with respect to Parent or Merger Sub or any of their respective Subsidiaries in connection with the transactions contemplated hereby. Neither Parent or Merger Sub nor any other Person, including any director, officer or employee of Parent or Merger Sub, will have or be subject to any liability or obligation to the Company or any other Person resulting from the distribution to the Company, or the Company’s use of, any such information, including any information, documents, projections, forecasts of other material made available to the Company in expectation of the transactions contemplated by this Agreement, unless any such information is expressly included in a representation or warranty contained in this Section 3.02.

ARTICLE IV

COVENANTS RELATING TO CONDUCT OF BUSINESS; NO SOLICITATION

Section 4.01 Conduct of Business.

(a) Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time (or such earlier date on which this Agreement may be terminated), except as required by applicable Law, consented to in writing in advance by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), or otherwise specifically contemplated or permitted by or required pursuant to this Agreement, the Company shall, and shall cause each of its Subsidiaries to, carry on its business in the ordinary course consistent with past practice and, to use its and their commercially reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and maintain operations at all of their respective school locations existing as of the date hereof. In addition to and without limiting the generality of the foregoing, during such period, except as required by applicable Law or as otherwise specifically contemplated or permitted by or required pursuant to this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, without Parent’s prior written consent (which such consent shall not be unreasonably withheld, delayed or conditioned):

(i) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination of the foregoing) in respect of, any of its capital stock, except that Subsidiaries may make distributions to the Company, (B) split, subdivide, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of its capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, except for (x) purchases, redemptions or other acquisitions of capital stock or other securities required under the terms of any plans, arrangements or Contracts existing on the date hereof between the Company or any of its Subsidiaries and any director, employee or former employee of the Company or any of its Subsidiaries, (y) the acquisition or redemption of the Rights or (z) the cancellation (by tender offer or otherwise) of the Eligible Options, provided that the amount paid to the holders of such Eligible Options in the aggregate does not exceed $4,308,000;

(ii) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock based performance units, including pursuant to Contracts as in effect on the date hereof (other than upon the exercise of Stock Options outstanding on the date hereof in accordance with their terms on the date hereof);

(iii) amend the certificate of incorporation or the bylaws of the Company or other comparable charter or organizational documents of the Company or any of its Subsidiaries;

(iv) except as set forth on Schedule 4.01(a)(iv) hereto, make any acquisition (including by merger, consolidation, stock acquisition or otherwise) of the capital stock or (except in the ordinary course of business or as otherwise permitted pursuant to this Agreement) assets of any other Person for consideration in excess for all such transactions of $1,000,000 in the aggregate;

(v) adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;

(vi) except in the ordinary course of business or pursuant to credit facilities or other arrangements (including intercompany arrangements) in existence as of the date hereof, incur any amount of Indebtedness for borrowed money, guarantee any Indebtedness of a third party, issue or sell debt securities, make any loans, advances or capital contributions, mortgage, pledge or otherwise encumber any material assets, or create or suffer any material lien thereupon;

(vii) sell, lease, license, mortgage, sell and leaseback or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or other assets or any interests therein (including securitizations), except (A) for sales, licenses or dispositions of properties or other assets or interests therein in the ordinary course of business consistent with past practice, (B) Liens securing existing Indebtedness, (C) pursuant to Contracts in force as of the date hereof, (D) dispositions of obsolete or worthless assets that are no longer useful in the conduct of the business of the Company, or (E) for transfers among the Company and its Subsidiaries;

(viii) make or authorize capital expenditures except (A) as budgeted in the Company’s current or the fiscal year 2012 plan approved by the Board that was made available to Parent, (B) in the ordinary course of business consistent with past practice (which shall include any expenditures required by Education and Childcare Authorities) or (C) otherwise in an amount not to exceed $500,000 in the aggregate;

(ix) pay, discharge, settle or satisfy any suit, action or claim, other than (A) settlements of current, pending or future suits, actions or claims that are set forth on Section 3.01(h) of the Company Disclosure Schedule subject to the limits and conditions set forth on Section 3.01(h) of the Company Disclosure Schedule, (B) settlements of any suit, action or claim, or threatened suit, action or claim, that (1) require payments by the Company or any Company Subsidiary (net of insurance proceeds) in an amount not to exceed $25,000 individually or $100,000 in the aggregate and (2) do not require any other actions or impose any other material restrictions on the business or operations of the Company and the Company Subsidiaries, or (C) settlements of any workers’ compensation claims or employee claims filed with the Equal Employment Opportunity Commission, in each case, so long as such settlement is in the ordinary course of business consistent with past practice;

(x) amend or modify in any material respect or terminate any Material Contract other than in the ordinary course of business;

(xi) except set forth on Schedule 4.01(a)(xi) of the Company Disclosure Schedule or as required to ensure that any Company Benefit Plan is not then out of compliance with applicable Law or to comply with any Contract entered into prior to the date hereof (A) adopt, enter into, terminate or amend (1) any Company Benefit Plan or (2) any other agreement, plan or policy involving the Company or any of its Subsidiaries and one or more of their respective current or former employees or members of the Board that is not terminable at will, (B) increase the compensation, bonus or fringe or other benefits offered by the Company or its Subsidiaries other than increases in the ordinary course of business consistent with past practice, (C) grant any entitlement to severance or termination pay or termination benefits or increase in any manner the severance or termination pay or termination benefits of any current or former member of the Board of the Company or employee of the Company or any Company Subsidiary, (D) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement, Company Benefit Plan (including the grant of Stock Options, “phantom” stock, stock appreciation rights, “phantom” stock rights, stock based or stock related awards, performance units or restricted stock or the removal of existing restrictions otherwise applicable to such awards), (E) except as otherwise contemplated by this Agreement, amend or modify any Stock Option, (F) except as required by Sections 2.03(a) and 2.03(b) of this Agreement, take any action to accelerate the vesting or payment of any compensation or benefit under any Company Benefit Plan or (G) loan or advance any money or other property (other than reimbursement of reimbursable expenses or any advances of such expenses, whether directly, pursuant to Company credit cards or otherwise) to any current or former member of the Board or employee of the Company or any Company Subsidiary;

(xii) except for agreements entered into or transactions occurring in the ordinary course of the Company’s business consistent with past practice, enter into any agreement or engage in any transaction with one or more of the Company’s directors, officers or stockholders, or with any corporation, partnership (general or limited), limited liability company, association or other organization of which one or more of the Company’s directors, officers or stockholders is (A) a director, officer, manager, managing partner, managing member (or the holder of any office with similar authority), (B) has a direct or indirect financial interest, or (C) directly or indirectly controls, is controlled by or is under common control with;

(xiii) except as may be required by GAAP or applicable accounting requirements and published rules and regulations of the SEC, make any change in financial or tax accounting methods, principles or practices;

(xiv) enter into any collective bargaining agreement or other agreement with a labor union, works council or similar organization;

(xv) adopt or implement any stockholder rights plan or similar arrangement;

(xvi) file any amended tax return or any income tax return, enter into any closing agreement, settle any tax claim or assessment relating to the Company or any of its Subsidiaries, surrender any right to claim a refund of taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment relating to the Company or any of its Subsidiaries, or take any other similar action relating to the filing of any tax return or the payment of any tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the tax liability of the Company or any of its Subsidiaries for any period, decreasing any tax refund of the Company or any of its Subsidiaries for any period or decreasing any tax attribute (such as a net operating loss carryforward, capital loss carryforward, or tax credit carryforward) of the Company or any of its Subsidiaries existing on the Closing Date; provided, however, that the Company or its Subsidiaries may, without the consent of Parent, file any return, enter into any closing agreement, settle any tax claim or assessment, surrender any right to claim a tax refund, consent to any extension or waiver of the limitation period, or take any such other similar action with respect to filing any tax return or payment of any tax, in any instance where the amount of the related tax, assessment, refund or decrease in tax attribute is $10,000 or less individually and $50,000 or less in the aggregate;

(xvii) enter into any new line of business; or

(xviii) authorize or agree or commit to take any of the foregoing actions.

Section 4.02 No Solicitation.

(a) On the date hereof the Company will instruct and cause the Company’s directors, officers, employees, investment bankers, financial advisors, attorneys, accountants and other representatives (collectively, “Agents”), its Subsidiaries and their respective Agents to immediately cease all discussions and negotiations with any Persons that may be ongoing with respect to a Takeover Proposal, and deliver a written notice to each such Person to the effect that the Company is ending all discussions and negotiations with such Person with respect to any Takeover Proposal and such notice shall also request such Person to promptly return or destroy all confidential information concerning the Company and its Subsidiaries.

(b) The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its or its Subsidiaries’ Agents to (i) solicit, initiate or knowingly encourage or facilitate any inquiries or the making of any proposal or offer that constitutes, or may reasonably be likely to lead to, any Takeover Proposal (which, for the purposes of this subclause and subclause (ii) shall not include providing information to a member of the Board in his capacity as a director), (ii) provide any non-public information, or afford access to the properties, books, records, or personnel of the Company or any of its Subsidiaries, to any Person that the Company has reason to believe is considering making, or has made, any Takeover Proposal, (iii) enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain a Takeover Proposal or otherwise in connection with any Takeover Proposal, (iv) approve, endorse, recommend, or execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to a Takeover Proposal (other than an Acceptable Confidentiality Agreement entered into pursuant to Section 4.02(c)) (an “Acquisition Agreement”) or any proposal or offer that could reasonably be expected to lead to a Takeover Proposal, or that contradicts this Agreement or requires the Company to abandon this Agreement, (v) grant any waiver, amendment or release under any standstill agreement, any confidentiality agreement with a party having stated an interest in making a Takeover Proposal, or any Takeover Statutes, or (vi) resolve or agree to do any of the foregoing or otherwise authorize or permit any of its Agents to take any such action.

(c) Notwithstanding anything to the contrary in Section 4.02(a), if, prior to obtaining the Stockholder Approval the Board receives a bona fide written Takeover Proposal from any Person, which Takeover Proposal did not result from any breach of this Section 4.02 by the Company or its Agents, then the Company may, pursuant to a confidentiality agreement with provisions relating to confidentiality that are no less favorable to the Company than the provisions of the Confidentiality Agreement (it being understood that such confidentiality agreement shall contain provisions that expressly permit the Company to comply with the terms of this Agreement, including Section 4.02 hereunder) (an “Acceptable Confidentiality Agreement”), furnish non-public information to the Person making such Takeover Proposal, provided that such information either has been provided to Parent or is promptly (and in any event within 24 hours of furnishing such information) provided to Parent, and, following the execution of such Acceptable Confidentiality Agreement, afford access to the properties, books, records, and personnel of the Company or any of its Subsidiaries to, and enter into discussions or negotiations with, such Person in connection with a Takeover Proposal, provided, however, that prior to taking any of the foregoing actions, (i) the Board has determined in good faith (after consultation with its financial and legal advisors and after taking into consideration any revised offers or proposals submitted by Parent) that such Takeover Proposal is, or could reasonably be likely to lead to the delivery of, a Superior Proposal, and (ii) the Board has determined in good faith (after consultation with its legal advisors) that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law.

(d) The Company will notify Parent promptly (but in no event later than 48 hours) after receipt by the Company or its Subsidiaries (or any of their respective Agents) of any Takeover Proposal or any request (other than in the ordinary course of business and not related to a Takeover Proposal) for non-public information relating to the Company or any of its Subsidiaries or for access to the properties, books, or records of the Company or any of its Subsidiaries by any Person who the Company knows to be considering making, or has made, a Takeover Proposal. In such notice, the Company shall identify the material terms of any such Takeover Proposal or request, including identifying the party making such Takeover Proposal and include copies of all relevant documents or communications provided to the Company by such party that relate to the terms of the Takeover Proposal or request. The Company will keep Parent reasonably informed, on a prompt basis, of the status of any such Takeover Proposal or request (including the material terms and conditions thereof and any modifications thereto). The Company shall provide Parent with at least 48 hours prior notice of any meeting of the Board at which the Board is reasonably expected to consider any Takeover Proposal.

(e) For purposes of this Agreement:

(i) “Takeover Proposal” means any inquiry, proposal, offer or indication of interest from any Person (other than Parent and its Subsidiaries) or “group”, within the meaning of Section 13(d) of the Exchange Act, relating to, in a single transaction or series of related transactions, any (A) sale, lease, exchange, transfer, license (other than licenses in the ordinary course of business), acquisition or disposition of assets of the Company or its Subsidiaries equal to 20% or more of the Company’s consolidated assets or to which 20% or more of the Company’s net revenues or net income on a consolidated basis are attributable, (B) acquisition of 20% or more (or, in the case of any person beneficially owning (for purposes of Section 13(d) of the Exchange Act) 20% or more of the outstanding shares of Common Stock as of the date of this Agreement, any additional shares of any class of outstanding voting or equity securities of the Company or any of its Subsidiaries, (C) tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more (or, in the case of any person beneficially owning (for purposes of Section 13(d) of the Exchange Act) 20% or more of the outstanding shares of Common Stock as of the date of this Agreement, any additional shares) of any class of outstanding voting or equity securities of the Company or any of its Subsidiaries, (D) liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of the Company or any of its Subsidiaries, the business of which constitutes 20% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, or (E) any combination of the foregoing types of transactions if the sum of the percentage of consolidated assets, net revenues or net income and Company Common Stock involved is 20% or more; in each case, other than the Transaction;

(ii) “Superior Proposal” means a written, bona fide proposal or offer, or series of related proposals or offers, made by any Person or “group” (as such term is defined in Section 13(d) of the Exchange Act) to consummate an Acquisition Transaction, which, in the good faith determination of the Board, taking into consideration the various legal, financial, and regulatory aspects of such Acquisition Transaction and the Person or group making the proposal or proposals for such Acquisition Transaction (including any required financing, stockholder approval requirements of the Person or group making the proposal, regulatory approvals, stockholder litigation, breakup fee and expense reimbursement provisions, expected timing and risk and likelihood of consummation, and, to the extent deemed appropriate by the Board, such other factors that may be considered in making such a determination under the DGCL) (A) if accepted, is reasonably likely to be consummated and (B) if consummated, would result in a transaction that is more favorable from a financial point of view to the stockholders of the Company than the Transaction; and

(iii) “Acquisition Transaction” shall mean a merger, consolidation, business combination, recapitalization, liquidation, dissolution, sale or disposition or similar transaction involving the Company or any of its Subsidiaries pursuant to which a Person (or its stockholders) would own, if consummated, all or substantially all of the outstanding capital stock of the Company (or of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or all or substantially all of the assets of the Company and its Subsidiaries taken as a whole.

(f) Except as permitted by this Section 4.02(f), neither the Board nor any committee thereof shall (i)(A) fail to make, amend, change, qualify, withhold, withdraw or modify, or publicly propose to amend, change, qualify, withhold, withdraw or modify, in a manner adverse to Parent or Merger Sub, the Company Recommendation, or (B) adopt, approve, endorse or recommend, or publicly propose to adopt, approve, endorse or recommend to the stockholders of the Company any Takeover Proposal, Acquisition Transaction or Superior Proposal, (ii) fail to recommend against acceptance of any tender or exchange offer for the Company Common Stock within ten (10) business days after commencement of such offer, (iii) make any public statement inconsistent with the Company Recommendation (actions described in clauses (i)-(iii) being referred to as a “Company Adverse Recommendation Change”), (iv) authorize, cause or permit the Company or any of its Subsidiaries or any of their respective Agents to enter into any Acquisition Agreement, (v) take any action pursuant to Section 7.01(d)(ii) or (vi) resolve to do any of the foregoing. Notwithstanding anything to the contrary set forth in this Agreement, prior to the time the Stockholder Approval is obtained, but not after, the Board may make a Company Adverse Recommendation Change in order to enter into an Acquisition Agreement with respect to an Acquisition Transaction in connection with the termination of this Agreement pursuant to Section 7.01(d)(ii) if the Board has determined in good faith, after consultation with its financial advisor and outside legal counsel, (x) that the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law and (y) that such Acquisition Transaction constitutes a Superior Proposal; provided, however, that prior to taking such action (1) the Company has given Parent at least four (4) calendar days’ prior written notice of its intention to take such action (which notice shall include a copy of the Superior Proposal, a copy of the relevant proposed transaction agreements and a copy of any financing commitments relating thereto), (2) the Company has negotiated, and has caused its Agents to negotiate, in good faith with Parent during such notice period, to the extent Parent wishes to negotiate, to enable Parent to propose revisions to the terms of this Agreement and any other agreements relating to the Transaction such that it would cause such Acquisition Transaction to no longer constitute a Superior Proposal, (3) following the end of such notice period, the Board shall have considered in good faith any proposed revisions to this Agreement and any other agreements relating to the transaction contemplated hereby proposed in writing by Parent in a manner that would form a binding contract if accepted by the Company, and shall have determined that the Acquisition Transaction would continue to constitute a Superior Proposal if such revisions were to be given effect and (4) in the event of any material change to the material terms of such Acquisition Transaction, the Company shall, in each case, have delivered to Parent an additional notice consistent with that described in clause (1) above and the notice period shall have recommenced, except that the notice period shall be at least three (3) calendar days (rather than the four (4) calendar days contemplated by clause (i) above); and provided, further, that the Company has complied in all material respects with its obligations under this Section 4.02. Notwithstanding anything to the contrary contained in this Agreement and for the avoidance of doubt, any purported termination of this Agreement pursuant to this Section 4.02(f) shall be void and of no force and effect, unless the Company termination is in accordance with Section 7.01(d)(ii) and the Company pays Parent the applicable Termination Fee in accordance with Section 7.02 prior to or concurrently with such termination.

(g) Nothing contained in this Section 4.02 shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act, provided that any disclosures permitted under this Section 4.02(g) that does not contain either an express rejection of any applicable Takeover Proposal or an express reaffirmation of the Company Recommendation shall be deemed a Company Adverse Recommendation Change, or (ii) making any “stop-look-and-listen” communication to the stockholders of the Company pursuant to Section 14d-9(f) promulgated under the Exchange Act (or any similar communications to the stockholders of the Company) in which the Company indicates that it has not changed the Company Recommendation.

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.01 Preparation of the Proxy Statement; Stockholders’ Meeting.

(a) As promptly as practicable following the date of this Agreement, but in no event later than thirty (30) calendar days after the date hereof, the Company and Parent shall prepare, and the Company shall file with the SEC, the Proxy Statement, and the Company shall use its commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC and its staff with respect thereto or the transactions contemplated by this Agreement (whether written or oral) and, to the extent permitted by applicable Law, to commence mailing of the Proxy Statement to the stockholders of the Company as promptly as practicable (but in no event prior to the clearance of the Proxy Statement by the SEC or later than five (5) Business Days following clearance of the Proxy Statement by the SEC) after responding to all such comments to the satisfaction of the SEC and its staff. The Company shall promptly notify Parent and its legal counsel upon the receipt of any such comments from the SEC or its staff (describing in reasonable detail any oral comments) or any request from the SEC or its staff for amendments or supplements to the Proxy Statement, and shall provide Parent and its legal counsel with copies of all correspondence between the Company and its Agents, on the one hand, and the SEC and its staff, on the other hand. Prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC or the staff of the SEC with respect thereto (whether written or oral), the Company (i) shall provide Parent and its legal counsel an opportunity to review and comment on such document or response, (ii) provide Parent and its counsel a reasonable opportunity to advise in connection with any discussions or meetings with the SEC, and (iii) shall include in such document or response all comments reasonably proposed by Parent that comply with applicable Law, including Rule 14a-9 promulgated under the Exchange Act; provided that Parent shall use commercially reasonable efforts to provide or cause to be provided its comments to the Company as promptly as reasonably practicable after such document or response is transmitted to Parent for its review.

(b) Parent and the Company shall each cooperate in the preparation of the Proxy Statement and any amendment or supplement thereto. Without limiting the generality of the foregoing, each of the Company, Parent and Merger Sub, as the case may be, shall promptly furnish to the other in writing the information relating to it required by the Exchange Act to be set forth in the Proxy Statement. The Company shall ensure that the Proxy Statement (i) will not on the date it is first mailed to stockholders of the Company and at the time of the Stockholders’ Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) will comply as to form in all material respects with the applicable requirements of the Exchange Act. Notwithstanding the foregoing, the Company assumes no responsibility with respect to information supplied in writing by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement. If, at any time prior to receipt of the Stockholder Approval, any event occurs with respect to the Company, any of its Subsidiaries, Parent or Merger Sub, or any change occurs with respect to other information to be included in the Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Proxy Statement, the Company or Parent, as the case may be, shall promptly notify the other party of such event and the Company shall promptly file, following compliance with Section 5.01(a), any necessary amendment or supplement to the Proxy Statement, and thereafter promptly prepare and disseminate amended or supplemented proxy materials (and, if required in connection therewith, re-solicit proxies).

(c) Unless this Agreement has been terminated pursuant to Section 7.01, the Company shall, as soon as practicable after the Proxy Statement has been cleared by the SEC and its staff for mailing to the stockholders of the Company, duly call, give notice of, convene and hold a meeting of the stockholders of the Company (including any adjournment or postponement thereof, the “Stockholders’ Meeting”) for the purpose of obtaining the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon at the Stockholders’ Meeting (the “Stockholder Approval”) to adopt this

Agreement and approve the Merger; provided, however, for the avoidance of doubt, the Company may postpone or adjourn the Stockholders’ Meeting only (i) with the consent of Parent or (ii) for the absence of a quorum.

(d) Unless the Board shall have effected a Company Adverse Recommendation Change in accordance with Section 4.02(f), the Board shall make the Company Recommendation, include such Company Recommendation in the Proxy Statement and use its reasonable best efforts to obtain the Stockholder Approval, and the Company shall otherwise comply with all Laws applicable to the Stockholders’ Meeting. Without limiting the generality of the foregoing, unless this Agreement is terminated in accordance with Section 7.01(d)(ii), the Company shall establish a record date for, call, give notice of, convene and hold the Stockholders’ Meeting and the matters constituting the Stockholder Approval shall be submitted to the holders of Common Stock at the Stockholders’ Meeting whether or not (A) a Company Adverse Recommendation Change shall have occurred or (B) any Takeover Proposal or Superior Proposal shall have been publicly proposed or announced or otherwise submitted to the Company or any of its Agents. Unless this Agreement is terminated in accordance with Section 7.01, the Company agrees that it shall not submit to the vote of the stockholders of the Company any Takeover Proposal (whether or not a Superior Proposal) prior to the vote of the holders of Common Stock with respect to the Merger at the Stockholders’ Meeting. The notice of such Stockholders’ Meeting shall state that a resolution to approve and adopt this Agreement and the Merger will be considered at the Stockholder Meeting, and no other matters shall be considered or voted upon at the Stockholder Meeting without Parent’s prior written consent.

Section 5.02 Access to Information; Confidentiality.

(a) Subject to restrictions under applicable Law, the Company shall afford to Parent, and to Parent’s officers, employees, accountants, counsel, financial advisors, Debt Financing Sources and their respective Agents, reasonable access, during normal business hours and upon reasonable prior notice to the Company during the period prior to the Effective Time or the termination of this Agreement, to all of its and its Subsidiaries’ properties, books, Contracts, personnel and records and, during such period, the Company shall furnish promptly to Parent (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws, (ii) a copy of each correspondence or written communication with any United States Federal or state governmental agency, and (iii) all other information concerning its and its Subsidiaries’ business, properties and personnel as Parent may reasonably request; provided, however, that that the Company may restrict the foregoing access to such information or personnel to the extent that such disclosure would based on the advice of legal counsel result in a waiver of attorney-client privilege, the work product doctrine or any other applicable privilege applicable to such information.

(b) Except for disclosures expressly permitted by the terms of the confidentiality agreement, dated December 6, 2008 as amended by the letter agreement dated July 7, 2010, between the Company and Parent’s Affiliate (as amended from time to time, the “Confidentiality Agreement”), Parent shall hold, and shall cause Merger Sub and its and Merger Sub’s respective officers, employees, accountants, counsel, financial advisors and other Agents to hold, all information received from the Company, directly or indirectly, in confidence in accordance with the Confidentiality Agreement.

(c) No investigation pursuant to this Section 5.02 or information provided or received by any party hereto pursuant to this Agreement will affect any of the representations or warranties of the parties hereto contained in this Agreement or the conditions hereunder to the obligations of the parties hereto.

Section 5.03 Reasonable Best Efforts.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using its respective reasonable best efforts to accomplish the following: (i) the taking of all acts necessary to cause the conditions to Closing to be satisfied as promptly as practicable (including all fillings to be made by the Company, Parent and/or Merger Sub, as applicable, with respect to obtaining the Education and Childcare Approvals); (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity; and (iii) the delivery of required notices to and the obtaining of all necessary consents, approvals or waivers from third parties under any Material Contract or Company Lease or otherwise to the extent related to the Merger; provided that none of the Company, Parent or Merger Sub shall be required to make any payment to any such third parties or concede anything of value to obtain such consents. The parties agree that obtaining the Education and Childcare Approvals shall be the responsibility of the Company and shall be a condition precedent to Parent’s obligation to effect the Closing. Parent shall cooperate with all reasonable requests from the Company for information in connection with obtaining such Education and Childcare Approvals and consistent with the general obligations in this Section 5.02, each of the Company, Parent and Merger Sub will use its reasonable best efforts to promptly obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, all obligations of the Company, Parent and Merger Sub to obtain the Financing or any other financing for the transactions contemplated hereby shall be governed exclusively by Section 5.09, and not this Section 5.03.

(b) In furtherance and not in limitation of the foregoing:

(i) Each of Parent and the Company shall (A) make or cause to be made all filings required of each of them or any of their respective Subsidiaries or Affiliates under the HSR Act or any other applicable Antitrust Laws with respect to the transactions contemplated hereby as promptly as practicable and, in any event, within ten (10) business days after the date of this Agreement in the case of all filings required under the HSR Act and within ten (10) business days in the case of all other filings required by other Antitrust Laws, (B) comply at the earliest practicable date with any request under the HSR Act or other Antitrust Laws for additional information, documents, or other materials received by each of them or any of their respective Subsidiaries from the Federal Trade Commission (“FTC”), the Antitrust Division of the Department of Justice (the “Antitrust Division”) or any other Governmental Entity in respect of such filings or such transactions, and (C) cooperate with each other in connection with any such filing (including, to the extent permitted by applicable Law, providing copies of all such documents to the non-filing parties prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith) and in connection with resolving any investigation or other inquiry of any of the FTC, the Antitrust Division or other Governmental Entity under any Antitrust Laws with respect to any such filing or any such transaction. Each such party shall furnish to each other all information required for any application or other filing to be made pursuant to any applicable Law in connection with the transactions contemplated by this Agreement. Each such party shall promptly inform the other parties hereto of any oral communication with, and provide copies of written communications with, any Governmental Entity regarding any such filings or any such transaction. No party hereto shall independently participate in any substantive meeting or discussion, either in person or by telephone, with a Governmental Entity in respect of any such filings, investigation, or other inquiry without giving the other parties hereto prior notice of the meeting and, to the extent permitted by such Governmental Entity, the opportunity to attend and/or participate. Subject to applicable Law, the parties hereto will consult and cooperate with one another in connection with any analysis, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto relating to proceedings under the HSR Act or other Antitrust Laws.

(ii) Each of Parent and the Company shall use its respective reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, the “Antitrust Laws”). Each of Parent and the Company shall use its respective reasonable best efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

(c) Notwithstanding anything to the contrary herein, in connection with the receipt of any necessary governmental approvals or clearances (including under any Antitrust Law), nothing in this Agreement shall require Parent or Merger Sub, nor shall the Company or any of its Subsidiaries without the prior written consent of Parent agree or proffer to, divest, hold separate, or enter into any license or similar agreement with respect to, or agree to restrict the ownership or operation of, or agree to conduct or operate in a specified manner, any portion of the business or assets of Parent, any Affiliate of Parent, the Company or any of their respective Subsidiaries. Notwithstanding anything to the contrary herein, in no event shall Parent or any of its Subsidiaries be obligated to litigate or participate in the litigation of any suit, claim, action, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Entity or any arbitrator or arbitration panel (a “Proceeding”), whether judicial or administrative, brought by any Governmental Entity or appeal any order issued, granted or entered by any Governmental Entity (i) challenging or seeking to make illegal, delay materially or otherwise directly or indirectly restrain or prohibit the consummation of the Merger or the other transactions contemplated by this Agreement or seeking to obtain from Parent or any of its Subsidiaries any damages in connection therewith, or (ii) seeking to prohibit or limit in any respect, or place any conditions on, the ownership or operation by the Company, Parent or any of their respective Affiliates of all or any portion of the business, assets or any product of the Company or any of its Subsidiaries or Parent or any of its Subsidiaries or Affiliates or to require any such Person to dispose of, license (whether pursuant to an exclusive or nonexclusive license) or enter into a consent decree or hold separate all or any portion of the business, assets or any product of the Company or any of its Subsidiaries or Parent or any of its Subsidiaries or Affiliates, in each case as a result of or in connection with the Merger or any of the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Company (i) shall give Parent the opportunity to participate in the defense of any Proceeding against the Company and/or its directors relating to the transactions contemplated by this Agreement, and (ii) will obtain the prior written consent of Parent prior to settling or satisfying any such Proceeding, unless the effects of any such settlement or satisfaction do not include any of the effects described in this Section 5.03(c).

Section 5.04 Indemnification; Advancement of Expenses; Exculpation and Insurance.

(a) From and after the Effective Time, Parent and the Surviving Corporation shall (i) indemnify and hold harmless each individual who at the Effective Time is, or at any time prior to the Effective Time was, a director or officer of the Company or any of its Subsidiaries (each, an “Indemnitee” and, collectively, the “Indemnitees”) with respect to all claims, liabilities, losses, damages, judgments, fines, penalties, costs (including amounts paid in settlement or compromise) and expenses (including fees and expenses of legal counsel) in connection with any claim, suit, action, proceeding or investigation (whether civil, criminal, administrative or investigative), whenever asserted, based on or arising out of, in whole or in part, (1) the fact that an Indemnitee was a director or officer of the Company or any of its Subsidiaries or (2) acts or omissions by an Indemnitee in the Indemnitee’s capacity as a director, officer or employee of the Company or any of its Subsidiaries or taken at the request of the Company or any of its Subsidiaries (including in connection with serving at the request of the Company or any of its Subsidiaries as a director, officer, employee, trustee or fiduciary of another Person (including any Company Benefit Plan), in each case under (1) or (2), at, or at any time prior to, the Effective Time (including any claim, suit, action, proceeding or investigation relating in whole or in part to the transactions contemplated by this Agreement), to the fullest extent permitted under applicable Law, and (ii) assume all obligations of the Company and its Subsidiaries to the Indemnitees in respect of indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time as provided in (1) the articles of incorporation and bylaws of the Company and the organizational documents of its Subsidiaries as in effect on the date of this Agreement, and (2) any indemnification agreement between any such Indemnitee and the Company or any of its Subsidiaries as currently in effect, to the extent such agreement is set forth in Section 5.04 of the Company Disclosure Schedule, which agreements shall survive the Merger and the other transactions contemplated by this Agreement and continue in full force and effect in accordance with its terms. In addition, from and after the Effective Time, the Surviving Corporation shall pay any expenses (including fees and expenses of legal counsel) of any Indemnitee under this Section 5.04 (including in connection with enforcing the indemnity and other obligations referred to in this Section 5.04) as incurred to the fullest extent permitted under applicable Law, provided that the person to whom expenses are advanced provides an undertaking to repay such advances to the extent required by applicable Law. Notwithstanding anything to the contrary herein, all rights to indemnification and advancement of expenses existing in favor of, and all limitations on the personal liability of, each Indemnified Party provided for in this Section 5.04 or in the respective certificates of incorporation or bylaws (or other applicable organizational documents) of the Company and its Subsidiaries or otherwise in effect as of the date hereof (including through any indemnification agreement) shall not be modified, and shall survive the Merger and continue in full force and effect for a period of six (6) years from the Effective Time; provided, however, that all rights to indemnification, advancement of expenses and limitations on personal liability in respect of any claim, suit, action, proceeding or investigation asserted or made within such period shall continue until the final disposition of such claim, suit, action, proceeding or investigation.

(b) The Parent or the Surviving Corporation shall have the right, but not the obligation, to assume and control the defense of any threatened or actual claim, suit, action, proceeding or investigation relating to any acts or omissions covered under this Section 5.04 (each, a “Claim”) unless there is a conflict of interest between Parent and the Surviving Corporation, on the one hand, and the Indemnitee, on the other; provided, however, that neither Parent nor the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any such Claim for which indemnification has been sought by an Indemnitee hereunder without the prior written consent of such Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement, compromise or consent includes an unconditional release of the Indemnitee from all liability arising out of such Claim; and provided further that the Company, the Surviving Corporation and Parent shall have no obligation hereunder to any Indemnitee when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification by such entities of such Indemnitee in the manner contemplated hereby is prohibited by applicable Law. Any Indemnitee wishing to claim indemnification under this Section 5.04, upon learning of any such threatened or actual Claim, shall promptly notify the Company and, after the Effective Time, the Surviving Corporation and Parent thereof; provided that the failure to so notify shall not affect the obligations of the Company, the Surviving Corporation and Parent except to the extent, if any, such failure to promptly notify materially prejudices such party. Each of Parent, the Surviving Corporation and the Indemnitee shall cooperate in the defense of any Claim and shall provide access to properties and individuals as reasonably requested and furnish or cause to be furnished records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.

(c) For the six (6) year period commencing immediately after the Effective Time, Parent shall maintain in effect the Company’s current directors’ and officers’ liability insurance covering acts or omissions occurring at or prior to the Effective Time with respect to those persons who are currently (and any additional persons who prior to the Effective Time become) covered by the Company’s directors’ and officers’ liability insurance policy on terms and scope with respect to such coverage, and in amount, not less favorable to such individuals than those of such policy in effect on the date hereof (or Parent may substitute therefor policies, issued by reputable insurers, of at least the same coverage required above with respect to matters occurring prior to the Effective Time); provided, however, that Parent shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 200% of the annual premium paid as of the date hereof by the Company for such insurance (such 200% amount, the “Base Premium”); and provided further that, if the aggregate annual premiums for such insurance shall exceed the Base Premium, then Parent shall provide or cause to be provided a policy for the applicable individuals with the best coverage as shall then be available at an annual premium equal to the Base Premium. Prior to the Effective Time Parent or the Company may purchase, for an aggregate amount that shall not exceed the Base Premium, a six-year prepaid “tail policy” on terms and conditions providing at least materially equivalent benefits as the current policies of directors’ and officers’ liability insurance maintained by the Company and its Subsidiaries with respect to matters existing or occurring prior to the Effective Time, covering without limitation the transactions contemplated hereby. If such prepaid “tail policy” has been obtained by Parent or the Company, it shall be deemed to satisfy all obligations of the Parent to obtain insurance pursuant to this Section 5.04. The Surviving Corporation shall not amend, modify, cancel or revoke such policy and each shall use its reasonable best efforts to cause such policy to be maintained in full force and effect, for its full term, and to honor all of its obligations thereunder.

(d) The provisions of this Section 5.04 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnitee, his or her heirs and his or her representatives, and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise. The obligations of Parent and the Surviving Corporation under this Section 5.04 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnitee to whom this Section 5.04 applies unless (A) such termination or modification is required by applicable Law, or (B) the affected Indemnitee shall have consented in writing to such termination or modification (it being expressly agreed that the Indemnitees to whom this Section 5.04 applies shall be third party beneficiaries of this Section 5.04).

(e) In the event that Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent and the Surviving Corporation shall assume all of the obligations thereof set forth in this Section 5.04.

Section 5.05 Fees and Expenses. All fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated; provided, however, Parent shall pay all of the filing fees and expenses for Parent’s pre-merger notification and report forms under the HSR Act; provided, further, that the Company shall pay all of the fees and expenses in connection with preparation of the Company’s pre-merger notification and report forms under the HSR Act, if any.

Section 5.06 Public Announcements. The Company and Parent shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that (a) a party may, without the prior written consent of the other party, issue such press release or make such public statement as may be required by Law or the applicable rules of any stock exchange or quotation system if the party issuing such press release or making such public statement has used its reasonable best efforts to consult with the other party and to obtain such party’s consent but has been unable to do so in a timely manner, and (b) the Company may, without the prior written consent of Parent, and in compliance with any applicable notification provisions in Section 4.02, issue such press release or make such public statement release or announcement with respect to a Company Adverse Recommendation Change effected in accordance with Section 4.02(f). The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

Section 5.07 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) any notice or other communication received by such party from any Governmental Entity in connection with this Agreement, the Merger and the other transactions contemplated hereby or from any Person alleging that the consent of such Person is or may be required in connection with this Agreement, the Merger and the other transactions contemplated hereby, (b) any actions, suits, claims, investigations or proceedings commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting such party or, in the case of the Company, a Company Subsidiary, and, in the case of Parent and Merger Sub, any of their respective Subsidiaries, which relate to this Agreement, the Merger and the other transactions contemplated hereby, and (c) any inaccuracy or breach of any representation or warranty or breach of covenant or agreement contained in this Agreement at any time during the term hereof that could reasonably be expected to cause the conditions set forth in Section 6.01 or Section 6.02 not to be satisfied.

Section 5.08 Employee Matters.

(a) For a period of not less than six (6) months following the Effective Time, the employees of the Company who remain in the employment of the Surviving Corporation and its Subsidiaries at the Effective Time (the “Continuing Employees”) shall receive employee benefits that are substantially comparable in the aggregate to the employee benefits provided to the employees of the Company immediately prior to the Effective Time (but excluding stock-based compensation and severance/retention-related compensation or benefits).

(b) Parent shall cause the Surviving Corporation to recognize the service of each Continuing Employee as if such service had been performed with Parent for purposes of vesting, eligibility and benefit accruals in any benefit plan, program or policy covering that Continuing Employee following the Effective Time, but not for the purposes of benefit accruals that would result in duplication of benefits.

(c) Nothing contained herein shall be construed as requiring Parent or the Surviving Corporation to continue any specific plans or to continue the employment of any specific person; provided, however, that Surviving Corporation will, and Parent shall cause Surviving Corporation to, comply with terms and conditions of all employment, severance and other compensatory agreements or arrangements with any directors or employees of the Company that are in effect as of the date hereof, all of which are listed in Section 5.08(c) of the Company Disclosure Schedule.

(d) With respect to any welfare plan maintained by Parent in which Continuing Employees are eligible to participate after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, use commercially reasonable efforts to (i) waive all limitations as to preexisting conditions and exclusions with respect to participation and coverage requirements applicable to such employees to the extent such conditions and exclusions were satisfied or did not apply to such employees under the welfare plans of the Company and its Subsidiaries prior to the Effective Time and (ii) provide each Continuing Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any analogous deductible or out-of-pocket requirements to the extent applicable under any such plan.

(e) Nothing in this Section 5.08 will create any third-party beneficiary right for the benefit of any Person other than the parties to this Agreement, or any right to employment or continued employment or to a particular term or condition of employment with Parent, the Surviving Corporation or any of their respective Subsidiaries or Affiliates. Nothing in this Section 5.08 or any other provision of this Agreement (i) will be construed to establish, amend, or modify any benefit or compensation plan, program, agreement or arrangement, or (ii) will limit the ability of Parent or any of its Affiliates (including, following the Closing, the Surviving Corporation or any of the Company Subsidiaries) to amend, modify or terminate any benefit or compensation plan, program, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them.

Section 5.09 Financing.

(a) Subject to the terms and conditions of this Agreement and the Company’s compliance with its obligations contained in this Agreement, Parent will use its reasonable best efforts to (i) maintain in effect the Commitment Letters and any Fee Letter and not to permit any amendment or modification to be made to, or any waiver of any material provisions under, the Commitment Letters or any Fee Letter, if such amendment, modification or waiver (A) reduces the aggregate amount of the Financing, (B) imposes additional conditions precedent to the initial availability of the Debt Financing or amends or modifies any of the existing conditions to the provision of the Debt Financing in a manner that would reasonably be expected to delay, prevent or render materially less likely to occur the Debt Financing, or any portion thereof, on the Closing Date, or (C) adversely impacts the ability of Parent, Merger Sub or the Company, as applicable, to enforce its rights against other parties to the Commitment Letters or the definitive agreements with respect thereto; (ii) negotiate definitive agreements with respect to the Debt Financing on the terms and conditions contemplated by the Debt Commitment Letter, or, to the extent the Debt Financing contemplated by the Debt Commitment Letter is not available to Parent, on other terms not materially less favorable, in the aggregate, to Parent; (iii) satisfy on a timely basis all conditions set forth in such Debt Commitment Letter applicable to Parent and Merger Sub that are within their control; (iv) subject to the satisfaction of the condition contained in Section 6.02(d) and subject to Section 5.09(e), fully enforce its rights under the Commitment Letters; and (v) comply in all material respects with its covenants and other obligations under the Commitment Letters.

(b) Subject to the terms and conditions of this Agreement and the Company’s compliance with its obligations contained in this Agreement and subject to the satisfaction of the condition contained in Section 6.02(d), if any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Commitment Letter, Parent will use its reasonable best efforts to arrange to obtain alternative debt financing from alternative sources (such sources, together with the lenders set forth in the Debt Commitment Letter, the “Debt Financing Sources”) in an amount, when taken together with the amount of the Financing that is then available, sufficient to consummate the Transaction on terms not materially less favorable, in the aggregate, to Parent as promptly as practicable following the occurrence of such event (such alternative debt financing, the “Alternative Debt Financing”). Parent will give the Company prompt notice of any material breach by any party to the Financing Letters, of which Parent becomes aware, or any termination of the Debt Commitment Letter.

(c) Prior to the Effective Time, the Company shall (and the Company shall cause each of its Subsidiaries to) provide, and shall use its commercially reasonable efforts to cause its Agents (and its Subsidiaries’ Agents), including legal and accounting Agents, to provide, in each case, at Parent’s sole expense, all cooperation reasonably requested by Parent or Merger Sub and that is necessary in connection with arranging and obtaining the Financing or any permitted replacement, amended, modified or Alternative Debt Financing (collectively with the Financing, the “Available Financing”), including without limitation (i) assisting Parent with the preparation of information memoranda and packages, lender presentations and similar documents and materials, in connection with the Available Financing, (ii) participating in a reasonable number of meetings, presentations and due diligence sessions (including bring down diligence sessions) in connection with the Available Financing, including direct contact between senior management and Agents of the Company and its Subsidiaries, Parent and the Debt Financing Sources in the Available Financing, (iii) (A) within twenty-five (25) days after the end of each fiscal month that ends after the date hereof, deliver to Parent consolidated unaudited monthly financial statements (balance sheet, income statement and statement of cash flows), and (B) as soon as reasonably practical after Parent’s request therefor but in no event later than thirty (30) days from the date of such request, (x) provide to Parent true and complete copies of consolidated financial statements of the Company and its Subsidiaries, as reasonably requested by Parent (collectively, the financial statements referred to in clause (A) and (B) above, the “Required Financial Information”), and (y) use commercially reasonable efforts to cause the Company’s independent auditors to provide consent to the use of any audited financial statements contained in the Required Financial Information in the offering documents (iv) assisting in the preparation of, and executing and delivering, definitive financing documents, including collateral documents, hedging agreements and other certificates and documents as may be requested by Parent or Merger Sub (including a certificate of the chief financial officer of the Company and its Subsidiaries with respect to solvency matters), (v) facilitating the pledging of collateral for the Available Financing, including taking commercially reasonable actions necessary to permit the Debt Financing Sources in the Available Financing to evaluate the Company’s and its Subsidiaries’ real property and current assets, cash management and accounting systems, policies and procedures for the purpose of establishing collateral arrangements and establishing, as of the Effective Time, bank and other accounts and blocked account agreements and lockbox arrangements in connection with the Available Financing, (vi) using commercially reasonable efforts to obtain such consents, waivers, estoppels, approvals, authorizations and instruments which may be reasonably requested by Parent or Merger Sub in connection with the Available Financing and collateral arrangements, including customary payoff letters, lien releases, instruments of termination or discharge, legal opinions, appraisals, engineering reports, surveys, title insurance, landlord consents, waivers and access agreements and (vii) facilitating the consummation of the Available Financing, including cooperating with Parent and Merger Sub to satisfy the conditions precedent to the Available Financing to the extent within the control of the Company and Company Subsidiaries, and taking all corporate actions, subject to the occurrence of the Effective Time, reasonably requested by Parent or Merger Sub to permit the consummation of the Available Financing and to permit the proceeds thereof to be made available to the Surviving Corporation immediately upon the Effective Time; provided, however, that notwithstanding the foregoing, no obligations of the Company, its Subsidiaries or their Agents under any such agreement, certificate, document or instrument shall be effective until the Effective Time; provided, further, that neither the Company nor any of its Subsidiaries shall be required to pay any commitment fee or other fee or payment to obtain consent or to incur any liability with respect to the Debt Financing prior to the Effective Time. Notwithstanding anything to the contrary in this Agreement, the Required Financial Information required to be delivered pursuant to this Section 5.09(c) shall be prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the absence of footnotes and normal, recurring year-end adjustments).

(d) Parent and Merger Sub will take (or cause to be taken) all actions, and do (or cause to be done) all things necessary or advisable to obtain the Equity Financing contemplated by the Equity Commitment Letter and to fully enforce the Equity Commitment Letter.

(e) Notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Section 5.09 shall require, and in no event shall the efforts of Parent or Merger Sub be deemed or construed to require, either Parent or Merger Sub to (i) bring any enforcement action against any source of the Financing to enforce its respective rights under the Financing Letters or any Fee Letter, except that Parent shall seek enforcement of the Equity Commitment Letter solely if the Company seeks and is granted a decree of specific performance to consummate the Merger after all conditions to the granting therefor set forth in Section 8.12 of this Agreement have been satisfied, including, without limitation, that the Debt Financing Sources have indicated in writing that they are prepared to fund the Debt Financing if and when the Equity Provider funds the Equity Financing, (ii) seek the Equity Financing from any source other than those counterparty to, or in any amount in excess of that contemplated by, the Equity Commitment Letter or (iii) pay any fees in excess of those contemplated by the Financing Letters (whether to secure waiver of any conditions contained therein or otherwise).

Section 5.10 State Takeover Laws. If any “control share acquisition,” “fair price,” “moratorium” or other anti-takeover applicable Law becomes or is deemed to be applicable to the Company, Parent, Merger Sub, the Merger, the Voting Agreements or any other transaction contemplated by this Agreement, then each of the Company, Parent, Merger Sub, and their respective Boards of Directors shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such anti-takeover applicable Law inapplicable to the foregoing.

Section 5.11 Director Resignations. Prior to the Closing, other than with respect to any directors identified by Parent in writing to the Company two (2) days prior to the Closing Date, the Company shall use its reasonable best efforts to deliver to Parent resignations executed by each director of the Company in office immediately prior to the Effective Time, which resignations shall be effective at the Effective Time.

Section 5.12 Section 16 Matters. Prior to the Effective Time, the Company may approve, in accordance with the procedures set forth in Rule 16b-3 promulgated under the Exchange Act and in accordance with the Interpretative Letter dated January 12, 1999 issued by the SEC relating to Rule 16b-3, any dispositions of equity securities of the Company (including derivative securities with respect to equity securities of the Company) resulting from the transactions contemplated by this Agreement by each officer or director of the Company who is subject to Section 16 of the Exchange Act with respect to equity securities of the Company.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.01 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or (to the extent permitted by law) waiver on or prior to the Closing Date of the following conditions:

(a) Stockholder Approval. The Stockholder Approval shall have been obtained.

(b) Antitrust. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act and any other applicable Antitrust Laws shall have been terminated or shall have expired, and any required approvals thereunder shall have been obtained.

(c) No Injunctions or Restraints. No Law, injunction, judgment, order, decree or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Entity (collectively, “Restraints”) shall be in effect enjoining, restraining, preventing or prohibiting consummation of the Merger or making the consummation of the Merger illegal.

Section 6.02 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction or (to the extent permitted by law) waiver by Parent on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. Each of the representations and warranties of the Company (i) set forth in Sections 3.01(a)(i), 3.01(b) (other than 3.01(b)(viii)), 3.01(c)(i), 3.01(r) and 3.01(s) shall be true and correct (determined without regard to any materiality or material adverse effect qualification contained in any representation or warranty) in all material respects at and as of the Closing Date (except to the extent any such representation or warranty is made as of a time other than the Closing Date, in which case such representation or warranty shall be true and correct at and as of such time), and (ii) set forth in this Agreement other than those Sections specifically identified in clause (i) of this Section 6.02(a) shall be true and correct (determined without regard to any materiality or material adverse effect qualification contained in any representation or warranty) at and as of the Closing Date (except to the extent any such representation or warranty is made as of a time other than the Closing Date, in which case such representation or warranty shall be true and correct at and as of such time), except, in the case of clause (ii) of this Section 6.02(a), for such inaccuracies as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect. Solely for the purposes of clause (i) above, if one or more inaccuracies in the representations and warranties set forth in Section 3.01(b) or Section 3.01(r) would cause the aggregate amount required to be paid by Parent or Merger Sub to effectuate the Merger, refinance the Company’s Indebtedness, indirectly acquire all of the outstanding equity interests in the Company Subsidiaries, consummate the transactions contemplated hereby (including without limitation the Merger) to be consummated on the Closing Date and pay all fees and expenses in connection therewith, whether pursuant to ARTICLE II or otherwise, to increase by $200,000 or more, such inaccuracy or inaccuracies will be considered material for purposes of clause (i) of this Section 6.02(a).

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

(c) No Material Adverse Effect. Since the date of this Agreement there shall not have been any effect, change, event or occurrence that has had or would reasonably be expected to have a Material Adverse Effect.

(d) Minimum Debt Financing. The minimum amount of Debt Financing available on the Closing Date shall be at least $67,500,000.

(e) Education and Childcare Approvals. The Company shall deliver to Parent on or prior to the Closing Date evidence of the Education and Childcare Approvals, all of which shall have been obtained.

(f) Consents. The Company shall obtain and deliver to Parent on or prior to the Closing Date copies of all consents and agreements listed on Section 6.02(f) of the Company Disclosure Schedule and no such consents shall have been withdrawn or suspended.

(g) Option Amendments. The Company shall obtain and deliver to Parent on or prior to the Closing Date, a copy of an Option Amendment with respect to each Eligible Option, in each case, executed by the Company and the holder of such Eligible Option.

(h) FIRPTA. The Company shall deliver to Parent on or prior to the Closing Date a certificate in accordance with Treasury Regulations Section 1.1445-2(c)(3), in form and substance satisfactory to Parent, duly executed and acknowledged, certifying that the Company is not, and has not in the past five years been, a “United States real property holding corporation” (within the meaning of Section 897(c)(2) of the Code).

Section 6.03 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction or (to the extent permitted by law) waiver by the Company on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct (determined without regard to any materiality or material adverse effect qualification contained in any representation or warranty) at and as of the Closing Date, as if made at and as of such time (except to the extent a representation or warranty is made as of a time other than the Closing Date, in which case such representation or warranty shall be true and correct at and as of such time), except for such inaccuracies as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. The Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

Section 6.04 Frustration of Closing Conditions. None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in Section 6.01, Section 6.02, or Section 6.03, as the case may be, to be satisfied if such failure was caused by such party’s failure to use the standard of efforts required from such party to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.03 and Section 5.09.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

Section 7.01 Termination. This Agreement may be terminated, and the Merger abandoned, at any time prior to the Effective Time, whether before or after receipt of the Stockholder Approval:

(a) by the mutual written consent of Parent and the Company following approval by the Board;

(b) by either Parent or the Company, if:

(i) the Merger shall not have been consummated on or before November 17, 2011 (the “End Date”); provided, however, that the right to terminate this Agreement under this Section 7.01(b)(i) shall not be available to any party whose willful and material breach of a representation, warranty or covenant in this Agreement has been a principal cause of or resulted in the failure of the Merger to be consummated on or before the End Date;

(ii) any Restraint having any of the effects set forth in Section 6.01(c) shall be in effect and shall have become final and nonappealable; or

(iii) the Stockholder Approval shall not have been obtained at the Stockholders’ Meeting duly convened therefor or at any permitted adjournment or postponement thereof.

(c) by Parent, if:

(i) the Company shall have materially breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.01 or Section 6.02 and (B) is incapable of being cured, or is not cured, by the Company within 30 calendar days following receipt of written notice of such breach or failure to perform from Parent; provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.01(c)(i) if Parent or Merger Sub is then in breach of any representation, warranty, covenant or agreement hereunder that would result in the closing conditions set forth in Section 6.01 or Section 6.03 not being satisfied; or

(ii) (A) the Board shall have failed to include the Company Recommendation in the Proxy Statement or shall have effected a Company Adverse Recommendation Change; (B) the Board shall have failed to publicly reaffirm its recommendation of this Agreement in the absence of a publicly announced Takeover Proposal within five (5) business days after Parent so requests in writing; (C) the Company shall have entered into, or publicly announced its intention to enter into, an Acquisition Agreement in respect of a Takeover Proposal; (D) the Company shall have breached in any material respect the provisions of Section 4.02, and such violation or breach has resulted in the receipt by the Company of a Takeover Proposal; or (E) the Board shall have resolved to do any of the foregoing.

(d) by the Company, if:

(i) Parent or Merger Sub shall have materially breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.01 or Section 6.03, and (B) is incapable of being cured, or is not cured, by Parent and Merger Sub within 30 calendar days following receipt of written notice of such breach or failure to perform from the Company; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.01(d)(i) if the Company is then in breach of any representation, warranty, covenant or agreement hereunder that would result in the closing conditions set forth in Section 6.01 or Section 6.02 not being satisfied; or

(ii) prior to receipt of the Stockholder Approval, the Board authorizes the Company, in compliance with the terms of this Agreement, including Section 4.02(f), to enter into a binding definitive agreement in respect of a Superior Proposal; provided, however, that the Company shall have paid any amounts due pursuant to Section 7.02(b) in accordance with the terms, and at the times, specified in Section 7.02; and provided further that in the event of such termination, the Company concurrently with such termination enters into such binding definitive agreement.

(iii) (A) the conditions set forth in Section 6.01 and Section 6.02 (other than (x) the condition set forth in Section 6.02(d) and (y) those conditions that by their nature are to be satisfied by actions taken at the Closing provided that each such condition described in this clause (y) is then capable of being satisfied at a Closing on such date) have been satisfied and remain satisfied, (B) all of the conditions set forth in Section 6.03 have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing, each of which is then capable of being satisfied at a Closing on such date, and other than by virtue of Parent and Merger Sub failing to effect the Closing) or the Company has confirmed by notice to Parent that it is willing to waive any unsatisfied conditions in Section 6.03 and that the Company stands, and will stand, ready, willing and able to consummate the Merger and has irrevocably confirmed the same in writing to Parent (C) Parent and Merger Sub fail to consummate the Merger within three (3) business days after the delivery of such notice due to the failure of all, or any portion of, the Debt Financing (or, if applicable, the Alternative Debt Financing) to be funded at Closing for any reason and the Company stood ready, willing and able to consummate the Transaction (including the Merger) through the end of such three (3) business day period; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.01(d)(iii) if the Company is then in breach of any representation, warranty, covenant or agreement hereunder that would result in the closing condition set forth in Section 6.02(d) not being satisfied. Notwithstanding anything herein to the contrary, any purported termination by the Company of this Agreement pursuant to Section 7.01(d)(i) shall be deemed to be a termination under Section 7.01(d)(iii) for all purposes under this Agreement (including, without limitation, for purposes of Sections 7.02 and 7.03 below) if the Company was entitled to terminate this Agreement under Section 7.01(d)(iii) at the time of such termination.

Section 7.02 Termination Fee.

(a) In the event that (i) after the date hereof and prior to the obtaining of the Stockholder Approval (or prior to the termination of this Agreement if there has been no Stockholders’ Meeting), a Takeover Proposal shall have been made to the Company or shall have been made directly to the stockholders of the Company generally, and (ii) thereafter this Agreement is terminated by Parent or the Company pursuant to Section 7.01(b)(i) or Section 7.01(b)(iii) or by Parent pursuant to Section 7.01(c)(i), and (iii) within twelve (12) months after such termination, the Company consummates a transaction that constitutes a Takeover Proposal or enters into an Acquisition Agreement with respect to any Takeover Proposal (provided that for such purposes references to “15%” in the definition of Takeover Proposal shall be deemed to be references to “50%”), then the Company shall pay Parent a fee equal to $5,000,000 (the “Termination Fee”) by wire transfer of same-day funds on the first business day following the consummation of such transaction.

(b) In the event that this Agreement is terminated by Parent pursuant to Section 7.01(c)(ii), then the Company shall pay Parent a fee equal to the Termination Fee by wire transfer of same-day funds on the first business day following such termination.

(c) In the event that this Agreement is terminated by the Company pursuant to Section 7.01(d)(ii), then the Company shall pay Parent the Termination Fee by wire transfer of same-day funds concurrently with and as a condition to effecting such termination.

(d) The parties acknowledge and agree that the provisions for payment of the Termination Fee are an integral part of the transactions contemplated by this Agreement and are included herein in order to induce Parent to enter into this Agreement and to reimburse Parent for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement. If the Company fails to pay the Termination Fee and Parent or Merger Sub commences a suit which results in a final, non-appealable judgment against the Company for the Termination Fee, or any portion thereof, then the Company shall pay Parent and Merger Sub their costs and expenses (including reasonable attorney’s fees and disbursements) in connection with such suit, together with interest on the Termination Fee at the prime rate of PNC Bank in effect on the date such payment was required to be made through the date of payment; provided that if the court in such suit determines in a final, non-appealable judgment that Parent or Merger Sub is not entitled to the Termination Fee, or any portion thereof, then Parent shall pay the Company its costs and expenses (including reasonable attorney’s fees and disbursements) in connection with such suit.

(e) The parties acknowledge that in no event shall the Company be required to pay the applicable Termination Fee on more than one (1) occasion.

(f) In the event that this Agreement is terminated pursuant to Section 7.01(d)(iii), then Parent shall pay the Company a fee equal to $5,000,000 (the “Parent Termination Fee”) by wire transfer of same-day funds on the first business day following such termination.

(g) The parties acknowledge and agree that the provisions for payment of the Parent Termination Fee are an integral part of the transactions contemplated by this Agreement and are included herein in order to induce the Company to enter into this Agreement and to reimburse the Company for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement. If Parent fails to pay the Parent Termination Fee and the Company commences a suit which results in a final, non-appealable judgment against Parent for the Parent Termination Fee or any portion thereof, then Parent shall pay the Company its costs and expenses (including reasonable attorney’s fees and disbursements) in connection with such suit, together with interest on the Parent Termination Fee at the prime rate of PNC Bank in effect on the date such payment was required to be made through the date of payment; provided that if the court in such suit determines in a final, non-appealable judgment that the Company is not entitled to the Parent Termination Fee or any portion thereof, then the Company shall pay the Parent and Merger Sub its costs and expenses (including reasonable attorney’s fees and disbursements) in connection with such suit.

(h) The parties acknowledge that in no event shall Parent be required to pay the applicable Parent Termination Fee on more than one (1) occasion.

Section 7.03 Effect of Termination.

(a) In the event of the termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company and their respective directors, officers, employees, partners, members or stockholders; provided, however, that (i) the agreements contained in Section 5.02(b), Section 5.05, Section 7.02, Section 7.03 and ARTICLE VIII shall survive the termination of this Agreement, and (ii) none of Parent, Merger Sub or the Company shall be relieved from liabilities or damages (which the parties acknowledge and agree shall not be limited to reimbursement of expenses or out-of-pocket costs, and that nothing in this Agreement shall prohibit either party from seeking to prove that such damages include the benefit of the bargain lost by such party or such party’s stockholders) arising out of the willful and material breach by such party of any of its representations, warranties, covenants or other agreements contained in this Agreement, subject to Sections 7.03(b) and 8.12(c); provided, further, that the failure of Parent and Merger Sub to consummate the Merger after all conditions in Section 6.01 and Section 6.02 have been satisfied or, to the extent permitted, waived (other than those conditions that by their terms are to be satisfied upon Closing), shall be deemed a willful and material breach by Parent and Merger Sub of this Agreement.

(b) The parties agree that (i) the payment of the Termination Fee shall be the sole and exclusive remedy available to Parent and Merger Sub with respect to this Agreement and the Transaction in the event any payment of the Termination Fee becomes due and payable under the terms of this Agreement, and, upon payment of the Termination Fee the Company shall have no further liability to Parent and Merger Sub hereunder, and (ii) the payment of the Parent Termination Fee shall be the sole and exclusive remedy available to the Company with respect to this Agreement and the Transaction in the event any payment of the Parent Termination Fee becomes due and payable under the terms of this Agreement, and, upon payment of the Parent Termination Fee, neither Parent nor Merger Sub shall have any further liability to the Company. The parties agree that the payment of the Termination Fee in the circumstances in which the Termination Fee becomes payable, constitutes liquidated damages and is not a penalty, but rather a reasonable amount that will compensate the Parent and Merger Sub for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby. The parties further agree that the payment of the Parent Termination Fee, in the circumstances in which the Parent Termination Fee becomes payable, constitutes liquidated damages and is not a penalty, but rather a reasonable amount that will compensate the Company for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby. The parties agree that for the purpose of this Agreement the Parent Termination fee shall not be due and payable under the terms of this Agreement until the Company terminates this Agreement pursuant to Section 7.01(b)(iii).

ARTICLE VIII

GENERAL PROVISIONS

Section 8.01 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

Section 8.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by facsimile (providing confirmation of transmission) or sent by prepaid overnight courier (providing proof of delivery) to the parties at the following addresses or facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice):

if to Parent or Merger Sub, to:

Academic Acquisition Corp.

c/o Leeds Equity Partners

350 Park Avenue, 23rd Floor

New York, NY 10022

Telecopy No.: (212) 835-2020

Attention: Mr. Carter Harned

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

Exchange Place

53 State Street

Boston, MA 02109

Telecopy No.: (617) 523-1231

Attention: James M. Curley, Esq.

         James A. Matarese, Esq.

if to the Company, to:

Nobel Learning Communities, Inc.

1615 West Chester Pike

Suite 200

West Chester, PA 19382

Telecopy No.: (484) 947-2005

Attention: Chief Executive Officer

with a copy (which shall not constitute notice) to:

Pepper Hamilton LLP

3000 Two Logan Square

Philadelphia, PA 19103

Telecopy No.: (215) 689-4803

Attention: Barry M. Abelson, Esq.

         Brian M. Katz, Esq.

Section 8.03 Definitions. For purposes of this Agreement:

(a) “Affiliate” means, as to any Person (i) any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise and (ii) with respect to any natural Person, any member of the immediate family of such natural Person;

(b) “Company Lease” shall mean any lease, sublease, sub-sublease, license and other agreement under which the Company or any of its Subsidiaries leases, subleases, licenses, uses or occupies (in each case whether as landlord, tenant, sublandlord, subtenant or by other occupancy arrangement), or has the right to use or occupy, now or in the future, any real property;

(c) “Company Subsidiary” means a Subsidiary of the Company, a list of which such Company Subsidiaries is set forth in Section 8.03(c) of the Company Disclosure Schedule;

(d) “Dissenting Shares” means shares of Common Stock or Series D Preferred Stock owned of record by any stockholder who has demanded appraisal of such Common Stock or Series D Preferred Stock shares in accordance with and as contemplated by Section 262 and, as of the Effective Time, has neither effectively waived, withdrawn or lost such right to appraisal nor failed to perfect such right to appraisal;

(e) “Educational Law” means any Law or accrediting body standards relating to the ownership, operation or other delivery of pre-school, primary, elementary and/or secondary school, child care center, camps and after school programs or other education activities and operations;

(f) “Educational Permit” means any Permit relating to the ownership, operation or other delivery of pre-school, primary, elementary and/or secondary school, child care center, camp and after school programs or other education activities and operations issued or required to be issued by any Education and Childcare Authority or other Governmental Entity, excluding permits, approvals, licenses, educational or training certificates, or background clearances required for individuals (“Individual Permits”);

(g) “Fee Letter” means any fee letter entered into by and among the Parent and/or Merger Sub with any of the financial institutions that are parties to the Debt Commitment Letter, in each case in connection with the Debt Commitment Letter;

(h) “Hazardous Materials” means any “hazardous waste” as defined in either the Resource Conservation and Recovery Act or regulations adopted pursuant to said act, any “hazardous substances” or “pollutant” or “contaminant” as defined in the Comprehensive Environmental Response, Compensation and Liability Act or regulations adopted pursuant to said act and, to the extent not included in the foregoing, any petroleum or fractions thereof, petroleum products, asbestos, asbestos-containing materials, polychlorinated biphenyls, or toxic mold, mildew or fungi;

(i) “Knowledge of the Company” or the “Company’s Knowledge” means, with respect to any matter in question, the actual knowledge of George Bernstein, Tom Frank, Patricia Miller, Susan Race, Lee Bohs or Margret Hagar;

(j) “Knowledge of the Parent” or the “Parent’s Knowledge” means, with respect to any matter in question, the actual knowledge of Carter Harned, Christopher Mairs or Scott VanHoy after due inquiry;

(k) “Laws” means all statutes, laws, ordinances, rules, regulations, judgments, orders and decrees of any Governmental Entity;

(l) “Leased Real Property” means all interests in real property pursuant to the Company Leases;

(m) “Material Adverse Change” or “Material Adverse Effect” means, any condition, circumstance, change, event or occurrence, that, individually or in the aggregate, (i) has had or would reasonably be expected to have, a material adverse effect on the assets, business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole, or (ii) would reasonably be expected to prevent, materially delay or materially impair the Company’s ability to consummate the Merger, other than conditions, circumstances, changes, events, occurrences or effects (A) generally affecting (I) the industry in which the Company and its Subsidiaries operate, provided that such changes, events, occurrences or effects do not affect the Company and its Subsidiaries, in a materially disproportionate manner as compared to other participants in such industry (the “Industry”), or (II) the economy, credit or financial or capital markets, in the United States or elsewhere in the world, including changes in interest or exchange rates, provided that such changes, events, occurrences or effects do not affect the Company and its Subsidiaries in a materially disproportionate manner as compared to other participants in the Industry, or (B) arising out of, resulting from or attributable to (I) changes in Law or in generally accepted accounting principles or in accounting standards, or changes in general legal, regulatory or political conditions, provided that such changes, events, occurrences or effects do not affect the Company and its Subsidiaries in a materially disproportionate manner as compared to other participants in the Industry, (II) solely with respect to Section 6.02(c), the negotiation, execution, announcement or performance of this Agreement or the consummation of the transactions contemplated herein, including the impact thereof on relationships, contractual or otherwise, with vendors, students, parents or guardians of students, partners or employees, or any litigation arising from allegations of breach of fiduciary duty or violation of Law relating to this Agreement or the transactions contemplated herein brought by a holder or holders of Common Stock and/or Series D Preferred Stock, (III) acts of war, sabotage, hostilities or terrorism, or any escalation or worsening of any such acts of war, sabotage, hostilities or terrorism threatened or underway as of the date of this Agreement that do not disproportionately affect the Company and its Subsidiaries in a materially disproportionate manner as compared to other participants in the Industry, (IV) earthquakes, hurricanes, tornados or other natural disasters that do not disproportionately affect the Company and its Subsidiaries in a materially disproportionate manner as compared to other participants in the Industry, (V) any action taken, or omissions, by the Company or any Company Subsidiary that is specifically required by this Agreement or with Parent’s written consent or at Parent’s written request, (VI) any decline in the market price, or change in trading volume, of the capital stock of the Company (it being understood that the facts or occurrences giving rise or contributing to such decline or change that are not otherwise excluded from the definition of a “Material Adverse Effect” may be deemed to constitute, or be taken into account in determining whether there has been, is, or would be a Material Adverse Effect on the Company) or (VII) any failure to meet any internal or public projections, forecasts or estimates of revenue or earnings in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of a “Material Adverse Effect” may be deemed to constitute, or be taken into account in determining whether there has been, is, or would be a Material Adverse Effect on the Company);

(n) “Parent Material Adverse Effect” means any condition, circumstance, change, event or occurrence that, individually or in the aggregate, would reasonably be expected to prevent, materially delay or materially impair the Parent’s or Merger Sub’s ability to consummate the Merger;

(o) “Permits” means all approvals, accreditations, authorizations, certificates, filings, franchises, licenses, notices and permits of or with all Governmental Entities;

(p) “Permitted Liens” means (i) Liens specifically identified on the Balance Sheet or in the notes thereto; (ii) Liens for taxes, assessments or other governmental charges and levies not yet due and payable or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are reflected on Balance Sheet in accordance with GAAP; (iii) immaterial Liens that, individually or in the aggregate with all other Permitted Liens, do not and will not materially interfere with the use or value of the properties or assets of the Company and its Subsidiaries taken as a whole as currently used; (iv) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, and other similar Liens imposed by applicable law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith; and (v) Liens relating to deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance, and other types of social security;

(q) “Person” means any natural person, individual, firm, corporation, company, partnership, limited liability company, joint venture, association, business trust, trust, unincorporated organization, Governmental Entity or other entity;

(r) “Rights Agreement” means that rights agreement, dated as of July 20, 2008, between the Company and its Rights Agent (as such term is defined in the Rights Agreement); and

(s) “Subsidiary” means, with respect to any Person, any other Person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

Section 8.04 Interpretation. When a reference is made in this Agreement to an Article, a Section or Exhibit, such reference shall be to an Article of, a Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any Contract or statute defined or referred to herein or in any Contract that is referred to herein means such Contract or statute as from time to time amended, modified or supplemented, including (in the case of Contracts) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. Each party and its counsel have reviewed the terms and provisions of this Agreement and have contributed to its drafting. The rules of construction providing that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement. The terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

Section 8.05 Amendments. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that after the approval of this Agreement by the stockholders of the Company, no amendment may be made which under applicable Law requires the approval of the stockholders of the Company without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

Section 8.06 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document, certificate or writing delivered pursuant hereto by the other parties, and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties granting the waiver or extension. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, may be construed as a waiver of any other breach or default, or as a waiver of any future breaches of, defaults under or rights to exercise such provisions, rights or privileges hereunder.

Section 8.07 Consents and Approvals. For any matter under this Agreement requiring the consent or approval of any party to be valid and binding on the parties hereto, such consent or approval must be in writing.

Section 8.08 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed and delivered (by facsimile or other electronic means) by the other party hereto.

Section 8.09 Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Company Disclosure Schedule and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties and their Affiliates with respect to the subject matter of this Agreement, the Company Disclosure Schedule and the Confidentiality Agreement and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and (b) except for the provisions of ARTICLE II and Section 5.04, are not intended to and do not confer upon any Person other than the parties hereto any legal or equitable rights or remedies hereunder.

Section 8.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

Section 8.11 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, and any assignment without such consent shall be null and void, except that Parent or Merger Sub, upon prior written notice to the Company, may assign, in its sole discretion, any or all its rights, interests and obligations under this Agreement to their Affiliates and/or may collaterally assign any or all of its rights hereunder to any of the Company’s financing sources for the purpose of securing such financing, but no such assignment shall relieve Parent or Merger Sub, as applicable, of any of its obligations hereunder. The Company acknowledges and agrees that as of or after the Effective Time, with no further notice or consent hereunder, each of Parent and Merger Sub may collaterally assign all of their rights, interests and obligations under this Agreement to the lenders providing the Debt Financing. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

Section 8.12 Specific Enforcement; Consent to Jurisdiction.

(a) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. It is accordingly agreed that prior to the valid termination of this Agreement in accordance with Section 7.01 (i) the parties shall be entitled to seek (in a court of competent jurisdiction as set forth in Section 8.12(d)) an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement (other than Parent’s and/or Merger Sub’s obligations to effect the Closing), without bond or other security being required, this being in addition to any remedy to which they are entitled pursuant to Section 7.02 and/or Section 7.03, but subject in all cases to Section 8.12(b), (c) and (d) below and (ii) the right of specific enforcement is an integral part of the Transactions and without that right, neither the Company nor Parent nor Merger Sub would have entered into this Agreement. It is explicitly further agreed that the Company shall be entitled to seek an injunction, specific performance or other equitable remedy to specifically enforce the Parent’s and Merger Sub’s obligations to effect the Closing on the terms and conditions set forth herein (as opposed to an injunction, specific performance or other equitable remedy to force Parent and Merger Sub to comply with their other obligations set forth herein (other than Parent’s and/or Merger Sub’s obligations to effect the Closing), which shall be governed by the preceding sentence) only in the event that (A) all conditions in Section 6.01 and Section 6.02 have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing, each of which is then capable of being satisfied at a Closing on such date) at the time when the Closing would have occurred but for the failure of the Parent to comply with its obligations to effect the Closing pursuant to the terms of this Agreement, (B) the Debt Financing (or, if applicable, the Alternative Debt Financing) has been funded or will be funded at the Closing if the Parent complies with its obligations to effect the Closing pursuant to the terms of this Agreement, and (C) the Company has irrevocably confirmed that if specific performance is granted and the Equity Financing and Debt Financing (or, if applicable, the Alternative Debt Financing) are funded, then the Closing will occur.

(b) Each of the Company, Parent and Merger Sub acknowledges and agrees that the payment of the Termination Fee or Parent Termination Fee, as provided in Sections 7.02 and 7.03(b), constitutes the sole and exclusive remedy under this Agreement and with respect to the transactions contemplated by this Agreement for the party to whom payment thereof has become due and payable. Each of the Company, Parent and Merger Sub acknowledges and agrees that in all other circumstances, the parties’ only remedies under this Agreement and with respect to the transactions contemplated by this Agreement shall be (i) prior to a valid termination of this Agreement in accordance with Section 7.01, the equitable remedies to the extent provided in Section 8.12(a), and (ii) following a valid termination of this Agreement in accordance with Section 7.01, the right to seek monetary damages for a willful and material breach of this Agreement to the extent provided in Section 7.03(a) and subject to the limitations provided in Section 8.12(c); provided, however, that in no event shall any party be entitled to receive both of the remedies set forth in the foregoing clauses (i) and (ii) (but such party may seek the remedies set forth in the foregoing clauses (i) and (ii) until one of them is awarded).

(c) Notwithstanding anything in this Agreement to the contrary, the maximum aggregate liability of Parent and Merger Sub for damages or otherwise in connection with this Agreement, the Equity Commitment Letter and the transactions contemplated hereby and thereby shall be limited to $78,539,304 (the “Parent Liability Cap”). In no event shall the Company seek or permit to be sought on behalf of the Company any damages or any other recovery, judgment or damages of any kind, including consequential, indirect, or punitive damages, from any officer, director, agent or employee of Parent or Merger Sub, any direct or indirect holder of any equity interests or securities of Parent or Merger Sub or any direct or indirect director, officer, employee, partner, Affiliate, member, controlling Person or representative of any of the foregoing, in connection with this Agreement or the transactions contemplated hereby. The Company acknowledges and agrees that its has no right of recovery against, and no personal liability shall attach to, in each case with respect to damages, any Person (other than Parent and Merger Sub to the extent provided in this Agreement or the Equity Provider to the extent provided in the Equity Commitment Letter), whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil, by or through a claim by or on behalf of the Company against Parent or any Affiliate thereof, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law, or otherwise. The Company acknowledges that both Parent and Merger Sub are newly-formed companies and do not have any material assets except in connection with this Agreement or as provided by the Equity Commitment Letter. The provisions of this Section 8.12 are intended to be for the benefit of, and shall be enforceable by, the Company, Parent, Merger Sub and the other parties expressly referred to above.

(d) Each of the parties hereto (a) consents to submit itself to the exclusive personal jurisdiction of the U.S. District Court for the District of Delaware or of any state court located in the State of Delaware situated in New Castle county, in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the U.S. District Court for the District of Delaware or a state court located in the State of Delaware situated in New Castle county.

Section 8.13 Waiver of Jury Trial. Each party hereto hereby unconditionally and irrevocably waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated hereby. Each party hereto certifies and acknowledges that (a) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver in the event of a legal action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 8.13.

Section 8.14 Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers hereunto duly authorized, all as of the date first written above.

ACADEMIC ACQUISITION CORP.

By:	/s/ Carter Harned
	Name:	Carter Harned
	Title:	EVP, Treasurer and Secretary

ACADEMIC MERGER SUB, INC.

By:	/s/ Carter Harned
	Name:	Carter Harned
	Title:	EVP, Treasurer and Secretary

NOBEL LEARNING COMMUNITIES, INC.

By:	/s/ George Bernstein
	Name:	George Bernstein
	Title:	President and CEO

[Signature Page to Merger Agreement]

ANNEX I

Officers of Surviving Corporation

President and Chief Executive Officer	Robert A. Bernstein
Executive Vice President	Carter W. Harned
Treasurer	Carter W. Harned
Secretary	Carter W. Harned

ANNEX II

Index of Defined Terms

Term	Section
2000 Stock Option Plan	Section 3.01(b)(i)(D)
2010 Stock Option Plan	Section 3.01(b)(i)(D)
Acceptable Confidentiality Agreement	Section 4.02(c)
Acquisition Agreement	Section 4.02(b)
Acquisition Transaction	Section 4.02(e)(iii)
Affiliate	Section 8.03(a)
Agents	Section 4.02(a)
Agreement	Preamble
Alternative Debt Financing	Section 5.09(a)
Antitrust Division	Section 5.03(b)(i)
Antitrust Laws	Section 5.03(b)(ii)
Assets	Section 3.01(o)(i)
Balance Sheet	Section 3.01(f)(iii)
Balance Sheet Date	Section 3.01(f)(iii)
Bankruptcy and Equity Exception	Section 3.01(c)(i)
Base Premium	Section 5.04(c)
Board	Preamble
Book-Entry Shares	Section 2.01(c)
Cancelled Share	Section 2.01(a)
Cash Out Options	Section 2.03(b)(i)
Certificate	Section 2.01(d)
Certificate of Merger	Section 1.03
Claim	Section 5.04(b)
Closing	Section 1.02
Closing Date	Section 1.02
Code	Section 2.03(b)(ii)
Commitment Letters	Section 3.02(d)
Common Merger Consideration	Section 2.01(c)
Common Stock	Preamble
Common Stock Certificate	Section 2.01(c)
Commonly Controlled Entity	Section 3.01(m)(i)
Company	Preamble
Company Adverse Recommendation Change	Section 4.02(f)
Company Benefit Plans	Section 3.01(m)(i)
Company Copyrights	Section 3.01(p)
Company Disclosure Schedule	Section 3.01
Company Intellectual Property	Section 3.01(p)(vii)
Company Lease	Section 8.03(b)
Company Marks	Section 3.01(p)
Company Patents	Section 3.01(p)
Company Pension Plan	Section 3.01(m)(ii)
Company Recommendation	Section 3.01(c)(i)
Company SEC Documents	Section 3.01(f)(i)
Company Subsidiary	Section 8.03(c)
Company Trade Secrets	Section 3.01(p)(vi)
Company’s Knowledge	Section 8.03(i)
Confidentiality Agreement	Section 5.02(b)
Continuing Employees	Section 5.08(a)
Contract	Section 3.01(c)(ii)

Term	Section
Debt Commitment Letter	Section 3.02(d)
Debt Financing	Section 3.02(d)
Debt Financing Sources	Section 5.09(a)
DGCL	Preamble
Dissenting Shares	Section 8.03(d)
Education and Childcare Approvals	Section 3.01(e)
Education and Childcare Authorities	Section 3.01(e)
Educational Law	Section 8.03(e)
Educational Permit	Section 8.03(f)
Effective Time	Section 1.03
Eligible Options	Section 2.03(b)(i)
End Date	Section 7.01(b)(i)
Environment	Section 3.01(k)
Environmental Laws	Section 3.01(k)
Equity Commitment Letter	Section 3.02(d)
Equity Financing	Section 3.02(d)
Equity Provider	Section 3.02(d)
ERISA	Section 3.01(j)(i)
Exchange Act	Section 3.01(e)
Fee Letter	Section 8.03(g)
Filed Company SEC Documents	Section 3.01
Financing	Section 3.02(d)
FTC	Section 5.03(b)(i)
GAAP	Section 3.01(f)(ii)
Governmental Entity	Section 3.01(e)
Hazardous Materials	Section 8.03(h)
HSR Act	Section 3.01(e)
Indebtedness	Section 3.01(b)(viii)
Indemnitee(s)	Section 5.04(a)
Individual Permits	Section 8.03(f)
Intellectual Property Rights	Section 3.01(p)(vii)
IRS	Section 3.01(m)(iii)
JPM	Section 3.01(r)
Knowledge of the Company	Section 8.03(i)
Knowledge of the Parent	Section 8.03(j)
Laws	Section 8.03(k)
Leased Real Property	Section 8.03(l)
Licenses In	Section 3.01(p)
Licenses Out	Section 3.01(p)
Liens	Section 3.01(b)(v)
Material Adverse Change	Section 8.03(m)
Material Adverse Effect	Section 8.03(m)
Material Contract	Section 3.01(i)
Material Supplier	Section 3.01(v)
Merger	Preamble
Merger Consideration	Section 2.01(d)
Merger Sub	Preamble
Merger Sub Common Stock	Section 2.01
Option Amendment	Section 2.03(b)(i)
Option Merger Consideration	Section 2.03(b)(ii)
Owned Real Property	Section 3.01(o)(i)
Parent	Preamble
Parent Liability Cap	Section 8.12(d)

Term	Section
Parent Material Adverse Effect	Section 8.03(n)
Parent’s Knowledge	Section 8.03(j)
Paying Agent	Section 2.05(a)
Permits	Section 8.03(o)
Permitted Liens	Section 8.03(p)
Person	Section 8.03(q)
Preferred Stock Certificate	Section 2.01(d)
Proceeding	Section 5.03(c)
Proxy Statement	Section 3.01(e)
Related Party	Section 3.01(x)
Restraints	Section 6.01(c)
Restricted Stock	Section 2.03(a)
Rights	Section 3.01(d)
Rights Agreement	Section 8.03(r)
Sarbanes-Oxley Act	Section 3.01(f)(i)
SEC	Section 3.01(e)
Section 262	Section 2.02
Securities Act	Section 3.01(f)(i)
Series D Merger Consideration	Section 2.01(d)
Series D Preferred Stock	Preamble
Stockholder Approval	Section 5.01(c)
Stockholders’ Meeting	Section 5.01(c)
Stock Option	Section 3.01(b)(i)(C)
Stock Option Plans	Section 3.01(b)(i)(C)
Strategic Affairs Committee	Preamble
Subordinated Debt Commitment Letter	Section 3.02(d)
Subordinated Debt Financing	Section 3.02(d)
Subsidiary	Section 8.03(s)
Superior Proposal	Section 4.02(e)(ii)
Surviving Corporation	Section 1.01
Takeover Proposal	Section 4.02(e)(i)
Takeover Statute	Section 3.01(q)
tax or taxes	Section 3.01(n)(xiv)
taxing authority	Section 3.01(n)(xiv)
tax returns	Section 3.01(n)(xiv)
Termination Fee	Section 7.02(a)
Third Party IP Rights	Section 3.01(p)(vi)
Transaction	Preamble

Annex B

OPINION OF J.P. MORGAN SECURITIES, LLC

May 17, 2011

The Board of Directors

Nobel Learning Communities, Inc.

1615 West Chester Pike, Suite 200

West Chester, Pennsylvania 19382

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.001 per share (the “Company Common Stock”), of Nobel Learning Communities, Inc. (the “Company”) of the consideration to be paid to such holders in the proposed merger (the “Transaction”) of the Company with a wholly-owned subsidiary of Academic Acquisition Corp. (the “Acquiror”). Pursuant to the Agreement and Plan of Merger, dated May 17, 2011 (the “Agreement”), among the Company, the Acquiror and a subsidiary of the Acquiror, the Company will become a wholly-owned subsidiary of the Acquiror, and each outstanding share of Company Common Stock, other than shares of Company Common Stock held in treasury or owned by the Acquiror and its affiliates and Dissenting Shares (as defined in the Agreement), will be converted into the right to receive $11.75 per share in cash (the “Consideration”).

In connection with preparing our opinion, we have (i) reviewed the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by or at the direction of the management of the Company and the Company’s Strategic Affairs Committee relating to its business; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us, and we have not independently verified (nor have we assumed responsibility or liability for independently verifying) any such information or its accuracy or completeness. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquirer under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will be consummated as described in the Agreement. We have also assumed that the representations and warranties made by the Company and the Acquiror in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction and we express no opinion as to the fairness of the Transaction to, or any consideration paid in connection therewith by, the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation.

We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, all of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. During the two years preceding the date of this letter, we and our affiliate have had commercial or investment banking relationships with the Company and with certain portfolio companies of Leeds Equity Partners, LLC, the private equity group that owns the Acquiror (“Leeds”), for which we and such affiliates have received customary compensation. Such services during such period have included acting as joint bookrunner of the initial public offering of common stock of Education Management Corporation (a portfolio company of Leeds, “Education Management”) in October 2009 and providing treasury and securities services to the Company and portfolio companies of Leeds, including Education Management. In addition, our commercial banking affiliate is a lender under outstanding credit facilities of the Company and Education Management, for which it receives customary compensation or other financial benefits. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company or Leeds and its portfolio companies for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be paid to the holders of the Company Common Stock in the proposed Transaction is fair, from a financial point of view, to such holders.

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES LLC

Annex C

DELAWARE GENERAL CORPORATION LAW SECTION 262

§ 262. Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

8 Del. C. 1953, § 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 24; 57 Del. Laws, c. 148, §§ 27-29; 59 Del. Laws, c. 106, § 12; 60 Del. Laws, c. 371, §§ 3-12; 63 Del. Laws, c. 25, § 14; 63 Del. Laws, c. 152, §§ 1, 2; 64 Del. Laws, c. 112, §§ 46-54; 66 Del. Laws, c. 136, §§ 30-32; 66 Del. Laws, c. 352, § 9; 67 Del. Laws, c. 376, §§ 19, 20; 68 Del. Laws, c. 337, §§ 3, 4; 69 Del. Laws, c. 61, § 10; 69 Del. Laws, c. 262, §§ 1-9; 70 Del. Laws, c. 79, § 16; 70 Del. Laws, c. 186, § 1; 70 Del. Laws, c. 299, §§ 2, 3; 70 Del. Laws, c. 349, § 22; 71 Del. Laws, c. 120, § 15; 71 Del. Laws, c. 339, §§ 49-52; 73 Del. Laws, c. 82, § 21; 76 Del. Laws, c. 145, §§ 11-16; 77 Del. Laws, c. 14, §§ 12, 13; 77 Del. Laws, c. 253, §§ 47-50; 77 Del. Laws, c. 290, §§ 16, 17.

Annex D-1

FORM OF VOTING AGREEMENT ENTERED INTO WITH CERTAIN MEMBERS OF MANAGEMENT AND THE BOARD OF DIRECTORS

Voting Agreements that are substantially identical to this form and each other have been entered into with the following members of the Company’s management and board of directors (dated as set forth below):

Stockholder	Agreement Dated
George H. Bernstein	May 17, 2011
Thomas Frank	May 17, 2011
Patricia Miller	May 17, 2011
Jeanne Marie Welsko	May 17, 2011
David Beale	May 17, 2011
Steven Fink	May 17, 2011
Peter Havens	May 17, 2011
Richard Pinola	May 17, 2011
Michael Rosenthal	May 17, 2011
Ralph Smith	May 17, 2011
Therese Kreig Crane	May 18, 2011

VOTING AGREEMENT

THIS VOTING AGREEMENT (“Agreement”), dated as of May 17, 2011, is made by and between Academic Acquisition Corp., a Delaware corporation (“Parent”), and the undersigned holder (the “Stockholder”) of shares of common stock, par value $0.001 per share (the Common Stock”), of Nobel Learning Communities, Inc., a Delaware corporation (the “Company”).

WHEREAS, Parent, Academic Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company have entered into an Agreement and Plan of Merger, dated as of even date herewith (as such agreement may be subsequently amended or modified (with the consent of the Stockholder, to the extent required by this Agreement), the “Merger Agreement”), providing for the merger of Merger Sub with and into the Company (the “Merger”);

WHEREAS, the Stockholder beneficially owns (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and has sole voting power with respect to the number of shares of Common Stock indicated opposite the Stockholder’s name on Schedule 1 attached hereto (together with any New Shares (defined in Section 3 below), the “Shares”);

WHEREAS, as an inducement and a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, and in consideration of the substantial expenses incurred and to be incurred by them in connection therewith, the Stockholder has agreed to enter into and perform this Agreement; and

WHEREAS, all capitalized terms used in this Agreement without definition herein shall have the meanings ascribed to them in the Merger Agreement.

NOW, THEREFORE, in consideration of, and as a condition to, Parent entering into the Merger Agreement and proceeding with the transactions contemplated thereby, and in consideration of the expenses incurred and to be incurred by Parent in connection therewith, the Stockholder and Parent agree as follows:

1. Agreement to Vote Shares. The Stockholder agrees that, prior to the Expiration Date (as defined in Section 2 below), at any meeting of the stockholders of the Company or any adjournment or postponement thereof with respect to the Merger, the Merger Agreement or any Takeover Proposal, the Stockholder shall:

(a) appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

(b) from and after the date hereof until the Expiration Date, vote (or cause to be voted) all of the Shares that such Stockholder shall be entitled to so vote: (i) in favor of adoption and approval of the Merger Agreement and all other matters contemplated by the Merger Agreement as to which stockholders of the Company are called upon to vote in favor of to the extent that any such matters are necessary for the consummation of the Merger and the other transactions contemplated by the Merger Agreement in accordance with its terms; and (ii) against any Takeover Proposal, or any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or materially and adversely affect the consummation of the Merger and all other material transactions contemplated by the Merger Agreement. The Stockholder shall not take or commit or agree to take any action inconsistent with the foregoing.

Except as set forth in this Section 1, the Stockholder shall not be restricted from voting in favor of, against or abstaining with respect to any matter presented to the stockholders of the Company. In addition, nothing in this Agreement shall give Parent, Merger Sub or any of its respective officers or designees the right to vote any Shares in connection with the election of directors.

2. Expiration Date; Termination. As used in this Agreement, the term “Expiration Date” shall mean the earliest to occur of (a) the Effective Time, (b) such date and time as the Merger Agreement shall be terminated pursuant to Article VII thereof, or (c) upon mutual written agreement of the parties to terminate this Agreement. The Stockholder shall also have the right to terminate this Agreement at any time by written notice to Parent if any of the terms of the Merger Agreement are amended, modified or waived without the written consent of Stockholder if such amendment, modification or waiver (A) creates any additional condition to the obligation of Parent and Merger Sub to consummate, or otherwise materially delays, the Merger, (B) changes the consideration payable with respect to the Shares pursuant to the Merger Agreement in a manner adverse to the Stockholder (for the avoidance of doubt, a decrease in the amount, or any material delay in the receipt, of such consideration or a change in form of such consideration to anything other than cash shall be considered adverse to the Stockholder), (C) extends the End Date under the Merger Agreement, or (D) otherwise adversely affects the Stockholder in its capacity as a stockholder of the Company. Upon termination or expiration of this Agreement for any reason (including upon the Expiration Date), no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liabilities or damages arising out of the willful and material breach by such party of any of its representations, warranties, covenants or other agreements contained in this Agreement.

3. Additional Purchases. The Stockholder agrees that any shares of capital stock of the Company that the Stockholder or its Subsidiaries or controlled or controlling Affiliates purchases or with respect to which the Stockholder or its Subsidiaries or controlled or controlling Affiliates otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) after the execution of this Agreement and prior to the Expiration Date (“New Shares”), shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares as of the date hereof and the representation and warranties in Section 5 below shall be true and correct as of the date that beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of such New Shares is acquired. The Stockholder agrees to promptly notify Parent in writing of the acquisition and number of any New Shares.

4. Agreement to Retain Shares. From and after the date hereof until the Expiration Date, except as expressly permitted by this Agreement, the Stockholder shall not, directly or indirectly: (a) sell, assign, transfer, tender, or otherwise dispose of (including, without limitation, by the creation of a Lien (as defined in Section 5(c) below)) any Shares, (b) deposit any Shares into a voting trust or enter into a voting agreement or similar arrangement with respect to such Shares or grant any proxy or power of attorney with respect thereto, (c) enter into any contract, option, commitment or other arrangement or understanding with respect to the direct or indirect sale, transfer, assignment or other disposition of (including, without limitation, by the creation of a Lien (as defined in Section 5(c) below)) any Shares, or (d) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder

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from performing the Stockholder’s obligations under this Agreement. Notwithstanding the foregoing, the Stockholder may make transfers (i) to its controlled or controlling Affiliates who agree in writing, prior to and as a condition to such transfer, to be bound by the terms and conditions of this Agreement to the same extent as if they were the “Stockholder” hereunder (including without limitation, by making all of the representations and warranties of the Stockholder hereunder as of the date of such transfer), and (ii) as Parent may otherwise agree in writing in its sole and absolute discretion.

5. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent as follows:

(a) the Stockholder has the full power and authority to execute and deliver this Agreement and to perform the Stockholder’s obligations hereunder;

(b) this Agreement (assuming this Agreement constitutes a valid and binding agreement of Parent) has been duly executed and delivered by or on behalf of the Stockholder and constitutes a valid and binding agreement with respect to the Stockholder, enforceable against the Stockholder in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally;

(c) the Stockholder beneficially owns the number of Shares indicated opposite such Stockholder’s name on Schedule 1, free and clear of any liens, claims, charges or other encumbrances or restrictions of any kind whatsoever (“Liens”), and has sole or otherwise unrestricted, voting power with respect to such Shares, and none of the Shares are subject to any voting trust or other agreement, arrangement, or restriction with respect to the voting of the Shares, except as contemplated by this Agreement;

(d) the execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its obligations hereunder and the compliance by the Stockholder with any provisions hereof will not, violate or conflict with, result in a material breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any Shares pursuant to, any agreement, instrument, note, bond, mortgage, contract, lease, license, permit or other obligation or any order, arbitration award, judgment or decree to which the Stockholder is a party or by which the Stockholder is bound, or any law, statute, rule or regulation to which the Stockholder is subject or, in the event that the Stockholder is a corporation, partnership, trust or other entity, any bylaw or other organizational document of the Stockholder; and

(e) the execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder does not and will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority by the Stockholder, except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by the Stockholder of his, her or its obligations under this Agreement in any material respect.

6. Irrevocable Proxy. Subject to the last sentence of this Section 6, by execution and delivery of this Agreement, the Stockholder does hereby appoint Parent, with full power of substitution and resubstitution, as the Stockholder’s true and lawful attorney and irrevocable proxy, to the fullest extent of the Stockholder’s rights with respect to the Shares, to vote each of the Shares solely with respect to the matters set forth in Section 1 hereof. The Stockholder intends this proxy to be irrevocable and coupled with an interest hereunder until the Expiration Date, at which time this irrevocable proxy shall automatically terminate. Notwithstanding anything to the contrary provided herein, this proxy shall be effective only if the Stockholder (A) fails to appear or otherwise fails to cause the Shares to be counted as present for purposes of calculating a quorum at a meeting of stockholders duly called for the purposes set forth in Section 1, or (B) fails to vote the Shares in accordance with

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Section 1, in each case at least forty-eight (48) hours prior to the date of the applicable stockholders’ meeting. The Stockholder hereby revokes any proxies previously granted by the Stockholder with respect to the Shares, and represents to Parent that none of such previously-granted proxies are irrevocable.

7. No Solicitation. From and after the date hereof until the Expiration Date, Stockholder shall not, nor shall it permit any of its Subsidiaries or controlled or controlling Affiliates to, nor shall it authorize any officer, director, member or representative of, Stockholder or any of its Subsidiaries or controlled or controlling Affiliates to, (a) solicit, initiate or knowingly encourage (including by way of furnishing non-public information or other assistance), or take other action to facilitate, any inquiries, or make any proposal that constitutes, or may reasonably be likely to lead to, any Takeover Proposal, (b) participate in any discussions or negotiations regarding, or that may reasonably be likely to lead to, any Takeover Proposal, (c) enter into any agreement with respect to a Takeover Proposal (other than the Merger Agreement), (d) solicit proxies, become a “participant” in a “solicitation” or take any action to facilitate a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) with respect to any Takeover Proposal (other than the Merger Agreement), (e) initiate a stockholders’ vote or action by consent of the Company’s stockholders with respect to any Takeover Proposal, or (f) become a member of a “group” (as such term is used in Rule 13d-5(b)(1) of the Exchange Act) with respect to any voting securities of the Company that takes any action in support of any Takeover Proposal.

8. Waiver of Appraisal Rights. The Stockholder hereby waives, and agrees not to exercise or assert, any appraisal rights under Section 262 of the DGCL in connection with the Merger.

9. No Limitation on Discretion as Fiduciary. Notwithstanding anything herein to the contrary, the covenants and agreements set forth herein shall not prevent the Stockholder, any of its Affiliates, or any of their respective officers, directors, employees or representatives, (a) if the Stockholder, any of its Affiliates or any of their respective officers, directors, employees or representatives is serving on the Board of Directors of the Company, from exercising his, her or its duties and obligations as a director of the Company or otherwise taking any action, subject to the applicable provisions of the Merger Agreement, while acting in such capacity as a director of the Company, or (b) if the Stockholder, any of its Affiliates, or any of their respective officers, directors, employees or representatives is serving as a trustee or fiduciary of any ERISA plan or trust, from exercising his, her or its duties and obligations as a trustee or fiduciary of such ERISA plan or trust.

10. Specific Enforcement. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damages. It is accordingly agreed that the parties shall be entitled to specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in any state or federal court in any competent jurisdiction, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived.

11. Further Assurances. The Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

12. Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to Parent in accordance with Section 8.02 of the Merger Agreement and to each Stockholder at its address set forth on Schedule 1 attached hereto (or at such other address for a party as shall be specified by like notice). The Stockholder shall be required to give Parent prompt (and in any event within forty-eight hours) written notice of any breaches of any representation, warranty, covenant or agreement of the Stockholder set forth in Sections 3, 4 or 5 of this Agreement.

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13. Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

14. Binding Effect and Assignment. All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their permitted successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be. This Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto; provided, however, that, notwithstanding the foregoing, Parent may assign its rights and obligations under this Agreement to any Subsidiary wholly owned by it.

15. No Waivers. No waivers of any breach of this Agreement extended by Parent to the Stockholder shall be construed as a waiver of any rights or remedies of Parent with respect to any other stockholder of the Company who has executed an agreement substantially in the form of this Agreement with respect to Shares held or subsequently held by such stockholder or with respect to any subsequent breach of the Stockholder or any other such stockholder of the Company. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

16. Governing Law; Jurisdiction and Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its rules of conflict of laws. The parties hereto hereby irrevocably and unconditionally consent to and submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in such state (the “Delaware Courts”) for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any litigation relating thereto except in such courts), waive any objection to the laying of venue of any such litigation in the Delaware Courts and agree not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum.

17. Waiver of Jury Trial. The parties hereto hereby waive any right to trial by jury with respect to any action or proceeding related to or arising out of this Agreement, any document executed in connection herewith and the matters contemplated hereby and thereby.

18. No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Board of Directors of the Company has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the Company’s certificate of incorporation and bylaws, and for purposes of its Rights Agreement, the transactions contemplated by the Merger Agreement and this Agreement, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

19. Entire Agreement; Amendment. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto.

20. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement.

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21. Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or other electronic transmission), each of which will be deemed an original but all of which together shall constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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EXECUTED as of the date first above written.

STOCKHOLDER:

Name:

ACADEMIC ACQUISITION CORP.

By:
Name:
Title:

[Signature Page to Voting Agreement]

SCHEDULE 1

Stockholder	Shares

____________________	____________________

The address for the Stockholder is:

Annex D-2

VOTING AGREEMENT ENTERED INTO BY AND BETWEEN ACADEMIC ACQUISITION CORP.

AND BLESBOK, LLC DATED MAY 17, 2011

VOTING AGREEMENT

THIS VOTING AGREEMENT (“Agreement”), dated as of May 17, 2011, is made by and between Academic Acquisition Corp., a Delaware corporation (“Parent”), and the undersigned holder (the “Stockholder”) of shares of common stock, par value $0.001 per share (the “Common Stock”), and Series D Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”), of Nobel Learning Communities, Inc., a Delaware corporation (the “Company”).

WHEREAS, Parent, Academic Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company have entered into an Agreement and Plan of Merger, dated as of even date herewith (as such agreement may be subsequently amended or modified (with the consent of the Stockholder, to the extent required by this Agreement), the “Merger Agreement”), providing for the merger of Merger Sub with and into the Company (the “Merger”);

WHEREAS, the Stockholder beneficially owns (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and has sole voting power with respect to the number of shares of Common Stock and Preferred Stock indicated opposite the Stockholder’s name on Schedule 1 attached hereto (together with any New Shares (defined in Section 3 below), the “Shares”);

WHEREAS, as an inducement and a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, and in consideration of the substantial expenses incurred and to be incurred by them in connection therewith, the Stockholder has agreed to enter into and perform this Agreement; and

WHEREAS, all capitalized terms used in this Agreement without definition herein shall have the meanings ascribed to them in the Merger Agreement.

NOW, THEREFORE, in consideration of, and as a condition to, Parent entering into the Merger Agreement and proceeding with the transactions contemplated thereby, and in consideration of the expenses incurred and to be incurred by Parent in connection therewith, the Stockholder and Parent agree as follows:

1. Agreement to Vote Shares. The Stockholder agrees that, prior to the Expiration Date (as defined in Section 2 below), at any meeting of the stockholders of the Company or any adjournment or postponement thereof with respect to the Merger, the Merger Agreement or any Takeover Proposal, the Stockholder shall:

(a) appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

(b) from and after the date hereof until the Expiration Date, vote (or cause to be voted) all of the Shares that such Stockholder shall be entitled to so vote: (i) in favor of adoption and approval of the Merger Agreement and all other matters contemplated by the Merger Agreement as to which stockholders of the Company are called upon to vote in favor of to the extent that any such matters are necessary for the consummation of the Merger and the other transactions contemplated by the Merger Agreement in accordance with its terms; and (ii) against any Takeover Proposal, or any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or materially and adversely affect the consummation of the Merger and all other material transactions contemplated by the Merger Agreement. The Stockholder shall not take or commit or agree to take any action inconsistent with the foregoing.

Except as set forth in this Section 1, the Stockholder shall not be restricted from voting in favor of, against or abstaining with respect to any matter presented to the stockholders of the Company. In addition, nothing in this Agreement shall give Parent, Merger Sub or any of its respective officers or designees the right to vote any Shares in connection with the election of directors.

2. Expiration Date; Termination. As used in this Agreement, the term “Expiration Date” shall mean the earliest to occur of (a) the Effective Time, (b) such date and time as the Merger Agreement shall be terminated pursuant to Article VII thereof, (c) upon mutual written agreement of the parties to terminate this Agreement or (d) at the election of the Stockholder, 120 days after the date hereof, unless, on such date, either (i) the Education and Childcare Approvals have not been obtained (other than due to the failure of Parent or Company to comply with their respective obligations under Section 5.03 of the Merger Agreement), or (ii) the Stockholders’ Meeting has not been held due to SEC review of the Proxy Statement and delays resulting therefrom (other than delays caused by the failure of the Company or Parent to comply with their respective obligations under Section 5.01(a) of the Merger Agreement), in either of which cases, the elective Expiration Date under this clause (d) shall be extended to 180 days after the date hereof. The Stockholder shall also have the right to terminate this Agreement at any time by written notice to Parent if any of the terms of the Merger Agreement are amended, modified or waived without the written consent of Stockholder if such amendment, modification or waiver (A) creates any additional condition to the obligation of Parent and Merger Sub to consummate, or otherwise materially delays, the Merger, (B) changes the consideration payable with respect to the Shares pursuant to the Merger Agreement in a manner adverse to the Stockholder (for the avoidance of doubt, a decrease in the amount, or any material delay in the receipt, of such consideration or a change in form of such consideration to anything other than cash shall be considered adverse to the Stockholder), (C) extends the End Date under the Merger Agreement, or (D) otherwise adversely affects the Stockholder in its capacity as a stockholder of the Company. Upon termination or expiration of this Agreement for any reason (including upon the Expiration Date), no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liabilities or damages arising out of the willful and material breach by such party of any of its representations, warranties, covenants or other agreements contained in this Agreement.

3. Additional Purchases. The Stockholder agrees that any shares of capital stock of the Company that the Stockholder or its Subsidiaries or controlled or controlling Affiliates (or any controlled Affiliate of any controlling Affiliate) purchases or with respect to which the Stockholder or its Subsidiaries or controlled or controlling Affiliates (or any controlled Affiliate of any controlling Affiliate) otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) after the execution of this Agreement and prior to the Expiration Date (“New Shares”), shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares as of the date hereof and the representation and warranties in Section 5 below shall be true and correct as of the date that beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of such New Shares is acquired. The Stockholder agrees to promptly notify Parent in writing of the acquisition and number of any New Shares. For the avoidance of doubt, for purposes of this Agreement, (i) the Company shall not be considered a controlled or controlling Affiliate of the Stockholder and (ii) those persons who are identified in the Stockholder’s Schedule 13D filed on July 18, 2008, as amended, as having, or who are identified as possibly being deemed to have, beneficial ownership of the Shares held by the Stockholder, or as being in common control with the Stockholder, shall be considered to be “controlling Affiliates” of the Stockholder.

4. Agreement to Retain Shares. From and after the date hereof until the Expiration Date, except as expressly permitted by this Agreement, the Stockholder shall not, directly or indirectly: (a) sell, assign, transfer, tender, or otherwise dispose of (including, without limitation, by the creation of a Lien (as defined in Section 5(c) below)) any Shares, (b) deposit any Shares into a voting trust or enter into a voting agreement or similar arrangement with respect to such Shares or grant any proxy or power of attorney with respect thereto, (c) enter into any contract, option, commitment or other arrangement or understanding with respect to the direct or indirect sale, transfer, assignment or other disposition of (including, without limitation, by the creation of a Lien (as defined in Section 5(c) below)) any Shares, or (d) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing the Stockholder’s obligations under this Agreement. Notwithstanding the foregoing, the Stockholder may make transfers (i) to its members or its controlled or controlling Affiliates or to controlled or controlling Affiliates of such members, in each case if but only if the transferee agrees in writing, prior to and as a condition to such transfer, (x) to be bound by the terms and conditions of this Agreement to the same extent as

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if it were the “Stockholder” hereunder (including without limitation, by making all of the representations and warranties of the Stockholder hereunder as of the date of such transfer), and (y) that Blesbok LLC shall serve as such transferee’s irrevocable representative, agent and attorney-in-fact for all purposes under the Agreement, with Blesbok LLC having the power and authority to take such actions on behalf of each such transferee as Blesbok LLC, in its sole judgment, may deem to be appropriate on all matters related to or arising from the Agreement (and (A) Blesbok LLC shall agree to serve in such capacity and (B) such power of attorney appointing Blesbok LLC as irrevocable attorney-in-fact shall be coupled with an interest and the death or incapacity of any transferee shall not terminate or diminish the authority and agency of Blesbok LLC in its capacity as such attorney-in-fact), (ii) to one or more charitable organizations qualifying under Section 501(c)(iii) of the Internal Revenue Code of 1986, as amended, free and clear of any obligations hereunder; provided, however, that the aggregate of all such transfers under this clause (ii) shall not exceed 150,000 Shares, and (iii) as Parent may otherwise agree in writing in its sole and absolute discretion. The Stockholder shall provide Parent with prompt written notice of any proposed transfer under this Section 4.

5. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent as follows:

(a) the Stockholder has the full power and authority to execute and deliver this Agreement and to perform the Stockholder’s obligations hereunder;

(b) this Agreement (assuming this Agreement constitutes a valid and binding agreement of Parent) has been duly executed and delivered by or on behalf of the Stockholder and constitutes a valid and binding agreement with respect to the Stockholder, enforceable against the Stockholder in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally;

(c) the Stockholder beneficially owns the number of Shares indicated opposite such Stockholder’s name on Schedule 1, free and clear of any liens, claims, charges or other encumbrances or restrictions of any kind whatsoever (“Liens”), and has sole or otherwise unrestricted, voting power with respect to such Shares, and none of the Shares are subject to any voting trust or other agreement, arrangement, or restriction with respect to the voting of the Shares, except as contemplated by this Agreement;

(d) the execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its obligations hereunder and the compliance by the Stockholder with any provisions hereof will not, violate or conflict with, result in a material breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any Shares pursuant to, any agreement, instrument, note, bond, mortgage, contract, lease, license, permit or other obligation or any order, arbitration award, judgment or decree to which the Stockholder is a party or by which the Stockholder is bound, or any law, statute, rule or regulation to which the Stockholder is subject or, in the event that the Stockholder is a corporation, partnership, trust or other entity, any bylaw or other organizational document of the Stockholder; and

(e) the execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder does not and will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority by the Stockholder, except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by the Stockholder of his, her or its obligations under this Agreement in any material respect.

6. Irrevocable Proxy. Subject to the last sentence of this Section 6, by execution and delivery of this Agreement, the Stockholder does hereby appoint Parent, with full power of substitution and resubstitution, as the

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Stockholder’s true and lawful attorney and irrevocable proxy, to the fullest extent of the Stockholder’s rights with respect to the Shares, to vote each of the Shares solely with respect to the matters set forth in Section 1 hereof. The Stockholder intends this proxy to be irrevocable and coupled with an interest hereunder until the Expiration Date, at which time this irrevocable proxy shall automatically terminate. Notwithstanding anything to the contrary provided herein, this proxy shall be effective only if the Stockholder (A) fails to appear or otherwise fails to cause the Shares to be counted as present for purposes of calculating a quorum at a meeting of stockholders duly called for the purposes set forth in Section 1, or (B) fails to vote the Shares in accordance with Section 1, in each case at least forty-eight (48) hours prior to the date of the applicable stockholders’ meeting. The Stockholder hereby revokes any proxies previously granted by the Stockholder with respect to the Shares, and represents to Parent that none of such previously-granted proxies are irrevocable.

7. No Solicitation. From and after the date hereof until the Expiration Date, Stockholder shall not, nor shall it permit any of its Subsidiaries or controlled or controlling Affiliates (or any controlled Affiliate of any controlling Affiliate) to, nor shall it authorize any officer, director, member or representative of, Stockholder or any of its Subsidiaries or controlled or controlling Affiliates (or any controlled Affiliate of any controlling Affiliate) to, (a) solicit, initiate or knowingly encourage (including by way of furnishing non-public information or other assistance), or take other action to facilitate, any inquiries, or make any proposal that constitutes, or may reasonably be likely to lead to, any Takeover Proposal (other than the Merger Agreement), (b) participate in any discussions or negotiations regarding, or that may reasonably be likely to lead to, any Takeover Proposal (other than the Merger Agreement), (c) enter into any agreement with respect to a Takeover Proposal (other than the Merger Agreement), (d) solicit proxies, become a “participant” in a “solicitation” or take any action to facilitate a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) with respect to any Takeover Proposal (other than the Merger Agreement), (e) initiate a stockholders’ vote or action by consent of the Company’s stockholders with respect to any Takeover Proposal (other than the Merger Agreement), or (f) become a member of a “group” (as such term is used in Rule 13d-5(b)(1) of the Exchange Act) with respect to any voting securities of the Company that takes any action in support of any Takeover Proposal (other than the Merger Agreement).

8. Waiver of Appraisal Rights. The Stockholder hereby waives, and agrees not to exercise or assert, any appraisal rights under Section 262 of the DGCL in connection with the Merger.

9. No Limitation on Discretion as Fiduciary. Notwithstanding anything herein to the contrary, the covenants and agreements set forth herein shall not prevent the Stockholder, any of its Affiliates, or any of their respective officers, directors, employees or representatives, (a) if the Stockholder, any of its Affiliates or any of their respective officers, directors, employees or representatives is serving on the Board of Directors of the Company, from exercising his, her or its duties and obligations as a director of the Company or otherwise taking any action, subject to the applicable provisions of the Merger Agreement, while acting in such capacity as a director of the Company, or (b) if the Stockholder, any of its Affiliates, or any of their respective officers, directors, employees or representatives is serving as a trustee or fiduciary of any ERISA plan or trust, from exercising his, her or its duties and obligations as a trustee or fiduciary of such ERISA plan or trust.

10. Specific Enforcement. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damages. It is accordingly agreed that the parties shall be entitled to specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in any state or federal court in any competent jurisdiction, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived.

11. Further Assurances. The Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may

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reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement. Parent represents and warrants to the Stockholder that the voting agreements between Parent and other stockholders of the Company entered into in connection with the Merger are not materially more favorable to such stockholders than the terms of this Agreement.

12. Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to Parent in accordance with Section 8.02 of the Merger Agreement and to each Stockholder at its address set forth on Schedule 1 attached hereto (or at such other address for a party as shall be specified by like notice). The Stockholder shall be required to give Parent prompt (and in any event within forty-eight hours) written notice of any breaches of any representation, warranty, covenant or agreement of the Stockholder set forth in Sections 3, 4 or 5 of this Agreement.

13. Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

14. Binding Effect and Assignment. All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their permitted successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be. This Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto; provided, however, that, notwithstanding the foregoing, Parent may assign its rights and obligations under this Agreement to any Subsidiary wholly owned by it.

15. No Waivers. No waivers of any breach of this Agreement extended by Parent to the Stockholder shall be construed as a waiver of any rights or remedies of Parent with respect to any other stockholder of the Company who has executed an agreement substantially in the form of this Agreement with respect to Shares held or subsequently held by such stockholder or with respect to any subsequent breach of the Stockholder or any other such stockholder of the Company. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

16. Governing Law; Jurisdiction and Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its rules of conflict of laws. The parties hereto hereby irrevocably and unconditionally consent to and submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in such state (the “Delaware Courts”) for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any litigation relating thereto except in such courts), waive any objection to the laying of venue of any such litigation in the Delaware Courts and agree not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum.

17. Waiver of Jury Trial. The parties hereto hereby waive any right to trial by jury with respect to any action or proceeding related to or arising out of this Agreement, any document executed in connection herewith and the matters contemplated hereby and thereby.

18. No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement,

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arrangement or understanding between the parties hereto unless and until (a) the Board of Directors of the Company has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the Company’s certificate of incorporation and bylaws, and for purposes of its Rights Agreement, the transactions contemplated by the Merger Agreement and this Agreement, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

19. Entire Agreement; Amendment. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto.

20. Expenses. On or promptly following the Closing Date, Parent shall reimburse the Stockholder for the out-of-pocket expenses incurred by Stockholder in connection with the negotiation, execution and delivery of this Agreement and review and consideration of the Merger Agreement by the Stockholder, including but not limited to attorneys’ fees and expenses relating to the foregoing (collectively, “Expenses”); provided, however, that Parent shall not be required to reimburse the Stockholder for Expenses exceeding an aggregate of $50,000. For the avoidance of doubt, Parent shall have no reimbursement obligation under this Section 20 unless and until the Closing shall have occurred.

21. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement.

22. Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or other electronic transmission), each of which will be deemed an original but all of which together shall constitute one and the same instrument.

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EXECUTED as of the date first above written.

BLESBOK LLC

By:	/s/ Stanley E. Maron
Name:	Stanley E. Maron
Title:	Secretary

ACADEMIC ACQUISITION CORP.

By:	/s/ Carter Harned
Name:	Carter Harned
Title:	EVP, Treasurer and Secretary

[Signature Page to Voting Agreement]

SCHEDULE 1

Stockholder Address	Shares
1250 Fourth Street, Suite 550 Suite 550	3,857,171 Common Stock
Santa Monica, CA 90401	1,063,830 Series D Preferred Stock

Annex D-3

VOTING AGREEMENT ENTERED INTO BY AND AMONG ACADEMIC ACQUISITION CORP., CAMDEN PARTNERS STRATEGIC FUND II-A, L.P. AND CAMDEN PARTNERS STRATEGIC FUND II-B, L.P. DATED MAY 17, 2011

VOTING AGREEMENT

THIS VOTING AGREEMENT (“Agreement”), dated as of May 17, 2011, is made by and between Academic Acquisition Corp., a Delaware corporation (“Parent”), and the undersigned holders (collectively, the “Stockholder”) of shares of common stock, par value $0.001 per share (the Common Stock”), of Nobel Learning Communities, Inc., a Delaware corporation (the “Company”).

WHEREAS, Parent, Academic Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company have entered into an Agreement and Plan of Merger, dated as of even date herewith (as such agreement may be subsequently amended or modified (with the consent of the Stockholder, to the extent required by this Agreement), the “Merger Agreement”), providing for the merger of Merger Sub with and into the Company (the “Merger”);

WHEREAS, the Stockholder beneficially owns (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and has sole voting power with respect to the number of shares of Common Stock indicated opposite the Stockholder’s name on Schedule 1 attached hereto (together with any New Shares (defined in Section 3 below), the “Shares”);

WHEREAS, as an inducement and a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, and in consideration of the substantial expenses incurred and to be incurred by them in connection therewith, the Stockholder has agreed to enter into and perform this Agreement; and

WHEREAS, all capitalized terms used in this Agreement without definition herein shall have the meanings ascribed to them in the Merger Agreement.

NOW, THEREFORE, in consideration of, and as a condition to, Parent entering into the Merger Agreement and proceeding with the transactions contemplated thereby, and in consideration of the expenses incurred and to be incurred by Parent in connection therewith, the Stockholder and Parent agree as follows:

1. Agreement to Vote Shares. The Stockholder agrees that, prior to the Expiration Date (as defined in Section 2 below), at any meeting of the stockholders of the Company or any adjournment or postponement thereof with respect to the Merger, the Merger Agreement or any Takeover Proposal, the Stockholder shall:

(a) appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

(b) from and after the date hereof until the Expiration Date, vote (or cause to be voted) all of the Shares that such Stockholder shall be entitled to so vote: (i) in favor of adoption and approval of the Merger Agreement and all other matters contemplated by the Merger Agreement as to which stockholders of the Company are called upon to vote in favor of to the extent that any such matters are necessary for the consummation of the Merger and the other transactions contemplated by the Merger Agreement in accordance with its terms; and (ii) against any Takeover Proposal, or any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or materially and adversely affect the consummation of the Merger and all other material transactions contemplated by the Merger Agreement. The Stockholder shall not take or commit or agree to take any action inconsistent with the foregoing.

Except as set forth in this Section 1, the Stockholder shall not be restricted from voting in favor of, against or abstaining with respect to any matter presented to the stockholders of the Company. In addition, nothing in this Agreement shall give Parent, Merger Sub or any of its respective officers or designees the right to vote any Shares in connection with the election of directors.

2. Expiration Date; Termination. As used in this Agreement, the term “Expiration Date” shall mean the earliest to occur of (a) the Effective Time, (b) such date and time as the Merger Agreement shall be terminated pursuant to Article VII thereof, (c) upon mutual written agreement of the parties to terminate this Agreement or (d) at the election of the Stockholder, 120 days after the date hereof, unless, on such date, either (i) the Education and Childcare Approvals have not been obtained (other than due to the failure of Parent or Company to comply with their respective obligations under Section 5.03 of the Merger Agreement), or (ii) the Stockholders’ Meeting has not been held due to SEC review of the Proxy Statement and delays resulting therefrom (other than delays caused by the failure of the Company or Parent to comply with their respective obligations under Section 5.01(a) of the Merger Agreement), in either of which cases, the elective Expiration Date under this clause (d) shall be extended to 180 days after the date hereof. The Stockholder shall also have the right to terminate this Agreement at any time by written notice to Parent if any of the terms of the Merger Agreement are amended, modified or waived without the written consent of Stockholder if such amendment, modification or waiver (A) creates any additional condition to the obligation of Parent and Merger Sub to consummate, or otherwise materially delays, the Merger, (B) changes the consideration payable with respect to the Shares pursuant to the Merger Agreement in a manner adverse to the Stockholder (for the avoidance of doubt, a decrease in the amount, or any material delay in the receipt, of such consideration or a change in form of such consideration to anything other than cash shall be considered adverse to the Stockholder), (C) extends the End Date under the Merger Agreement, or (D) otherwise adversely affects the Stockholder in its capacity as a stockholder of the Company. Upon termination or expiration of this Agreement for any reason (including upon the Expiration Date), no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liabilities or damages arising out of the willful and material breach by such party of any of its representations, warranties, covenants or other agreements contained in this Agreement.

3. Additional Purchases. The Stockholder agrees that any shares of capital stock of the Company that the Stockholder or its Subsidiaries or controlled or controlling Affiliates (or any controlled Affiliate of any Controlling Affiliate) purchases or with respect to which the Stockholder or its Subsidiaries or controlled or controlling Affiliates (or any controlled Affiliate of any Controlling Affiliate) otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) after the execution of this Agreement and prior to the Expiration Date (“New Shares”), shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares as of the date hereof and the representation and warranties in Section 5 below shall be true and correct as of the date that beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of such New Shares is acquired. The Stockholder agrees to promptly notify Parent in writing of the acquisition and number of any New Shares. For the avoidance of doubt, for purposes of this Agreement, the Company shall not be considered a controlled or controlling Affiliate of the Stockholder.

4. Agreement to Retain Shares. From and after the date hereof until the Expiration Date, except as expressly permitted by this Agreement, the Stockholder shall not, directly or indirectly: (a) sell, assign, transfer, tender, or otherwise dispose of (including, without limitation, by the creation of a Lien (as defined in Section 5(c) below)) any Shares, (b) deposit any Shares into a voting trust or enter into a voting agreement or similar arrangement with respect to such Shares or grant any proxy or power of attorney with respect thereto, (c) enter into any contract, option, commitment or other arrangement or understanding with respect to the direct or indirect sale, transfer, assignment or other disposition of (including, without limitation, by the creation of a Lien (as defined in Section 5(c) below)) any Shares, or (d) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing the Stockholder’s obligations under this Agreement. Notwithstanding the foregoing, the Stockholder may make transfers (i) to its controlled or controlling Affiliates who agree in writing, prior to and as a condition to such transfer, to be bound by the terms and conditions of this Agreement to the same extent as if they were the “Stockholder” hereunder (including without limitation, by making all of the representations and warranties of the Stockholder hereunder as of the date of such transfer), and (ii) as Parent may otherwise agree in writing in its sole and absolute discretion.

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5. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent as follows:

(a) the Stockholder has the full power and authority to execute and deliver this Agreement and to perform the Stockholder’s obligations hereunder;

(b) this Agreement (assuming this Agreement constitutes a valid and binding agreement of Parent) has been duly executed and delivered by or on behalf of the Stockholder and constitutes a valid and binding agreement with respect to the Stockholder, enforceable against the Stockholder in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally;

(c) the Stockholder beneficially owns the number of Shares indicated opposite such Stockholder’s name on Schedule 1, free and clear of any liens, claims, charges or other encumbrances or restrictions of any kind whatsoever (“Liens”), and has sole or otherwise unrestricted, voting power with respect to such Shares, and none of the Shares are subject to any voting trust or other agreement, arrangement, or restriction with respect to the voting of the Shares, except as contemplated by this Agreement;

(d) the execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its obligations hereunder and the compliance by the Stockholder with any provisions hereof will not, violate or conflict with, result in a material breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any Shares pursuant to, any agreement, instrument, note, bond, mortgage, contract, lease, license, permit or other obligation or any order, arbitration award, judgment or decree to which the Stockholder is a party or by which the Stockholder is bound, or any law, statute, rule or regulation to which the Stockholder is subject or, in the event that the Stockholder is a corporation, partnership, trust or other entity, any bylaw or other organizational document of the Stockholder; and

(e) the execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder does not and will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority by the Stockholder, except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by the Stockholder of his, her or its obligations under this Agreement in any material respect.

6. Irrevocable Proxy. Subject to the last sentence of this Section 6, by execution and delivery of this Agreement, the Stockholder does hereby appoint Parent, with full power of substitution and resubstitution, as the Stockholder’s true and lawful attorney and irrevocable proxy, to the fullest extent of the Stockholder’s rights with respect to the Shares, to vote each of the Shares solely with respect to the matters set forth in Section 1 hereof. The Stockholder intends this proxy to be irrevocable and coupled with an interest hereunder until the Expiration Date, at which time this irrevocable proxy shall automatically terminate. Notwithstanding anything to the contrary provided herein, this proxy shall be effective only if the Stockholder (A) fails to appear or otherwise fails to cause the Shares to be counted as present for purposes of calculating a quorum at a meeting of stockholders duly called for the purposes set forth in Section 1, or (B) fails to vote the Shares in accordance with Section 1, in each case at least forty-eight (48) hours prior to the date of the applicable stockholders’ meeting. The Stockholder hereby revokes any proxies previously granted by the Stockholder with respect to the Shares, and represents to Parent that none of such previously-granted proxies are irrevocable.

7. No Solicitation. From and after the date hereof until the Expiration Date, Stockholder shall not, nor shall it permit any of its Subsidiaries or controlled or controlling Affiliates (or any controlled Affiliate of any controlling Affiliate) to, nor shall it authorize any officer, director, member or representative of, Stockholder or

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any of its Subsidiaries or controlled or controlling Affiliates (or any controlled Affiliate of any controlling Affiliate) to, (a) solicit, initiate or knowingly encourage (including by way of furnishing non-public information or other assistance), or take other action to facilitate, any inquiries, or make any proposal that constitutes, or may reasonably be likely to lead to, any Takeover Proposal (other than the Merger Agreement), (b) participate in any discussions or negotiations regarding, or that may reasonably be likely to lead to, any Takeover Proposal (other than the Merger Agreement), (c) enter into any agreement with respect to a Takeover Proposal (other than the Merger Agreement), (d) solicit proxies, become a “participant” in a “solicitation” or take any action to facilitate a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) with respect to any Takeover Proposal (other than the Merger Agreement), (e) initiate a stockholders’ vote or action by consent of the Company’s stockholders with respect to any Takeover Proposal (other than the Merger Agreement), or (f) become a member of a “group” (as such term is used in Rule 13d-5(b)(1) of the Exchange Act) with respect to any voting securities of the Company that takes any action in support of any Takeover Proposal (other than the Merger Agreement).

8. Waiver of Appraisal Rights. The Stockholder hereby waives, and agrees not to exercise or assert, any appraisal rights under Section 262 of the DGCL in connection with the Merger.

9. No Limitation on Discretion as Fiduciary. Notwithstanding anything herein to the contrary, the covenants and agreements set forth herein shall not prevent the Stockholder, any of its Affiliates, or any of their respective officers, directors, employees or representatives, (a) if the Stockholder, any of its Affiliates or any of their respective officers, directors, employees or representatives is serving on the Board of Directors of the Company, from exercising his, her or its duties and obligations as a director of the Company or otherwise taking any action, subject to the applicable provisions of the Merger Agreement, while acting in such capacity as a director of the Company, or (b) if the Stockholder, any of its Affiliates, or any of their respective officers, directors, employees or representatives is serving as a trustee or fiduciary of any ERISA plan or trust, from exercising his, her or its duties and obligations as a trustee or fiduciary of such ERISA plan or trust.

10. Specific Enforcement. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damages. It is accordingly agreed that the parties shall be entitled to specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in any state or federal court in any competent jurisdiction, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived.

11. Further Assurances. The Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement. Parent represents and warrants to the Stockholder that the voting agreements between Parent and other stockholders of the Company entered into in connection with the Merger are not materially more favorable to such stockholders than the terms of this Agreement, other than with respect to the transfer restrictions set forth in Section 4 hereof and matters relating to reimbursement of Stockholder expenses.

12. Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to Parent in accordance with Section 8.02 of the Merger Agreement and to each Stockholder at its address set forth on Schedule 1 attached hereto (or at such other address for a party as shall be specified by like notice). The Stockholder shall be required to give Parent prompt (and in any event within forty-eight hours) written notice of any breaches of any representation, warranty, covenant or agreement of the Stockholder set forth in Sections 3, 4 or 5 of this Agreement.

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13. Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

14. Binding Effect and Assignment. All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their permitted successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be. This Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto; provided, however, that, notwithstanding the foregoing, Parent may assign its rights and obligations under this Agreement to any Subsidiary wholly owned by it.

15. No Waivers. No waivers of any breach of this Agreement extended by Parent to the Stockholder shall be construed as a waiver of any rights or remedies of Parent with respect to any other stockholder of the Company who has executed an agreement substantially in the form of this Agreement with respect to Shares held or subsequently held by such stockholder or with respect to any subsequent breach of the Stockholder or any other such stockholder of the Company. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

16. Governing Law; Jurisdiction and Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its rules of conflict of laws. The parties hereto hereby irrevocably and unconditionally consent to and submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in such state (the “Delaware Courts”) for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any litigation relating thereto except in such courts), waive any objection to the laying of venue of any such litigation in the Delaware Courts and agree not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum.

17. Waiver of Jury Trial. The parties hereto hereby waive any right to trial by jury with respect to any action or proceeding related to or arising out of this Agreement, any document executed in connection herewith and the matters contemplated hereby and thereby.

18. No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Board of Directors of the Company has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the Company’s certificate of incorporation and bylaws, and for purposes of its Rights Agreement, the transactions contemplated by the Merger Agreement and this Agreement, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

19. Entire Agreement; Amendment. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto.

20. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement.

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21. Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or other electronic transmission), each of which will be deemed an original but all of which together shall constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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EXECUTED as of the date first above written.

CAMDEN PARTNERS STRATEGIC FUND II-A, L.P.

By: Camden Partners Strategic II, LLC, its general partner

Name:	/s/ David F. Warnock
Title:	Managing Partner

CAMDEN PARTNERS STRATEGIC FUND II-B, L.P.

By: Camden Partners Strategic II, LLC, its general partner

Name:	/s/ David F. Warnock
Title:	Managing Partner

ACADEMIC ACQUISITION CORP.

By:	/s/ Carter Harned
Name:	Carter Harned
Title:	EVP, Treasurer and Secretary

[Signature Page to Voting Agreement]

SCHEDULE 1

Stockholder	Shares
CAMDEN PARTNERS STRATEGIC FUND II-A, L.P.	1,669,206
CAMDEN PARTNERS STRATEGIC FUND II-B, L.P.	99,007

The address for the Stockholder is:

500 East Pratt Street

12th Floor

Baltimore, MD 21202

Form of Proxy Card

PRELIMINARY COPY –

SUBJECT TO COMPLETION

PROXY

NOBEL LEARNING COMMUNITIES, INC.

1615 West Chester Pike

Suite 200

West Chester, PA 19382-6223

SPECIAL MEETING OF STOCKHOLDERS

[            ], 2011

THIS PROXY IS SOLICITED ON BEHALF OF NOBEL LEARNING COMMUNITIES, INC.’S BOARD

OF DIRECTORS

The undersigned hereby appoints [            ] and [            ] proxies for the undersigned, each with power to appoint his or her substitute, and authorizes each of them acting alone, or together if more than one is present, to represent and to vote, as specified below, all of the shares of the undersigned held of record by the undersigned on [            ], at the Special Meeting of Stockholders of the Company to be held on [            ], at [            ] local time at [            ], or at any adjournments or postponements thereof, with all the power the undersigned would possess if personally present at the Special Meeting of Stockholders, with respect to the matters set forth on the reverse side, as more fully described in the proxy statement received by the undersigned stockholder.

Your shares will be voted as directed on this proxy. If this card is signed and no direction is given for any item, it will be voted in favor of all items.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice of special meeting of stockholders and the Proxy Statement for the special meeting are available at [                                                                         ]

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE

ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE

INTERNET OR BY TELEPHONE.

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1. Call toll free [            ] on a Touch-Tone Phone. There is no charge to you for this call.

or

2. Via the Internet at [            ] and follow the instructions.

or

3. Mark, sign, and date your proxy card and return it promptly in the enclosed envelope.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note that telephone and Internet votes must be case prior to [            ], [Eastern Daylight Time], on [            ]. It is not necessary to return this proxy if you vote by telephone or internet.

Vote by Telephone	Vote by Internet

Call toll-free on a touch-tone phone anytime prior to [ ], [Eastern Daylight Time], on [ ]: [ ]	Anytime prior to [ ], [Eastern Daylight Time], on [ ], go to : [ ]

Please note that the last vote received in accordance with the instructions contained in this proxy card, whether by telephone, Internet or mail, will be the vote counted.

☑.	Please mark your votes as in this example.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted in favor of all proposals.

The Board of Directors recommends you vote FOR proposals 1, 2, and 3:

1.	Merger Proposal. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of May 17, 2011, by and among the Company, Academic Acquisition Corp, a Delaware corporation, and Academic Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Academic Acquisition Corp.

❑	FOR

❑	AGAINST

❑	ABSTAIN

                _______________________________________________

2.	Advisory Vote on Golden Parachute Compensation. To cast a nonbinding advisory vote to approve the “golden parachute” compensation that may be payable to the Nobel Learning named executive officers in connection with the merger.

❑	FOR

❑	AGAINST

❑	ABSTAIN

                ________________________________________________

3.	Adjournment Proposal. To consider and vote upon a proposal to approve one or more adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the Merger Agreement.

❑	FOR

❑	AGAINST

❑	ABSTAIN

Please date and sign your Proxy on the reverse side and return it promptly.

In their discretion, the persons you name as proxies are authorized to vote upon such other matters of which Nobel Learning Communities, Inc. does not have advance notice that may properly come before the special meeting and any and all postponements, recesses or adjournments thereof, and upon matters incidental to the conduct of the special meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED “FOR” THE ADOPTION OF THE MERGER AGREEMENT, “FOR” THE GOLDEN PARACHUTE COMPENSATION THAT MAY BE PAID IN CONNECTION WITH THE MERGER AND “FOR” THE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THIS PROXY MUST BE EXECUTED FOR YOUR VOTE TO BE COUNTED.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND PROXY STATEMENT AND HEREBY REVOKES ALL PRIOR PROXIES WITH RESPECT TO THE MATTERS SET FORTH HEREIN.

Signature of Stockholder

Signature of Stockholder

Date:

NOTE: PLEASE SIGN THIS PROXY EXACTLY AS NAME(S) APPEAR ON YOUR STOCK CERTIFICATE. WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE ADD YOUR TITLE AS SUCH, AND IF SIGNER IS A CORPORATION, PLEASE SIGN WITH FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER OR OFFICERS AND AFFIX THE CORPORATE SEAL. WHERE STOCK IS ISSUED IN THE NAME OF TWO (2) OR MORE PERSONS, ALL SUCH PERSONS SHOULD SIGN.